As filed with the Securities and Exchange Commission on November 5, 1996
                              Registration No. 333-
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                    Form S-1
             Registration Statement under the Securities Act of 1933
                      International Magnetic Imaging, Inc.
             (Exact name of registrant as specified in its charter)
       Delaware                             8099                65-0518181
(State or jurisdiction of       (Primary Standard Industrial  (IRS Employer
 incorporation or organization)  Classification Code Number) Identification No.)

    2424 N. Federal Highway; Suite 410, Boca Raton, FL 33431 (561) 362-0917 (Address, including zip code, and telephone number, including area code, of registrant's principal executive officer)

                             Asher S. Levitsky P.C.
                           Esanu Katsky Korins & Siger
                                605 Third Avenue
                            New York, New York 10158
                                 (212) 953-6000
                               Fax: (212) 953-6899
                          (Name, address and telephone
                          number of agent for service)
                                   Copies to:

Lewis S. Schiller, Chairman of the Board             Stuart Neuhauser, Esq.
International Magnetic Imaging, Inc.                 Bernstein & Wasserman, LLP
2424 N. Federal Highway; Suite 410                   950 Third Avenue
Boca Raton, FL 33431                                 New York, NY 10022
(561) 362-0917                                       (212) 826-0730
Fax: (561) 347-5352                                  Fax: (212) 371-4730

Approximate date of commencement of proposed sale to the public: As soon as practical on or after the effective date of this Registration Statement. If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]
                                               Calculation of Registration Fee

                                                                                                             Proposed
                                                                        Proposed            Maximum          Amount of
                                                     Amount to be       Maximum Offering    Aggregate        Registration
Title of each class of securities to be registered   Registered         Price Per Unit(1)   Offering Price   Fee
--------------------------------------------------   ------------       -----------------   --------------   --------
Common Stock, par value $.01 per share(2)            1,150,000 Shs.             $5.00       $ 5,750,000.00   $1,982.76
Series A Common Stock Purchase Warrants(2)           1,725,000 Wts.               .15           258,750.00       89.22
Common Stock, par value $.01 per share(3),(4)        1,725,000 Shs.              6.00        10,350,000.00    3,568.97
Underwriter's Options(5) to purchase Common Stock      100,000 Optns.             .0001              10.00         .01
Common Stock, par value $.01 per share(4),(6)          100,000 Shs.              6.00           600,000.00      206.90
Underwriter's Options(7) to purchase Warrants)         150,000 Optns.             .0001              15.00         .01
Series A Common Stock Purchase Warrants(4),(8)         150,000 Wts.               .18            27,000.00        9.31
Common Stock, par value $.01 per share(4),(9)          150,000 Shs.              6.00           900,000.00      310.35
Series B Common Stock Purchase Warrants(10)              1,000 Wts.              3.00         3,000,000.00    1,034.48
Common Stock, par value $.01 per share(4),(11)           1,000 Shs.              2.00         2,000,000.00      698.66
                                                                                                             ---------
                                                                                                             $7,900.67(l)

                                                                                                      (Footnotes on following page)

                                                 (Footnotes from preceding page)

(1) Estimated solely for purposes of computation of the registration fee pursuant to Rule 457.

(2) Includes 150,000 shares of Common Stock and 225,000 Series A Redeemable Common Stock Purchase Warrants ("Warrants") issuable upon exercise of the Underwriter's over-allotment option.

(3)    Represents shares of Common Stock issuable upon exercise of the Warrants.

(4) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the Warrants and the Underwriter's Options.

(5)    Represents Underwriter's Options to purchase 100,000 shares of Common
       Stock.

(6) Represents shares of Common Stock issuable upon exercise of the Underwriter's Options to purchase Common Stock.

(7)    Represents Underwriter's Options to purchase 150,000 Warrants.

(8) Represents Warrants issuable upon exercise of the Underwriter's Options to purchase Warrants.

(9) Represents shares of Common Stock issuable upon exercise of the Warrants issuable pursuant to the Underwriter's Options to purchase Warrants.

(10) Represents Series B Common Stock Purchase Warrants ("Series B Warrants") to be sold by the Selling Security Holder.
       See "Selling Security Holder."

(11) Represents shares of Common Stock issuable upon exercise of the Series B Warrants.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      International Magnetic Imaging, Inc.

                   Cross-Reference Sheet Pursuant to Rule 404


Item No.                                     Caption in Prospectus

1.  Forepart of the Registration Statement   Registration Statement Facing Page,
    and Outside Front Cover of Prospectus    Prospectus Cover Page
2.  Inside Front and Outside Back Cover      Inside Cover Page, Back Cover Page
    Pages of Prospectus
3.  Summary Information, Risk Factors and    Prospectus Summary, Risk Factors
    Ratio of Earnings to Fixed Charges
4.  Use of Proceeds                          Use of Proceeds
5.  Determination of Offering Price          Cover Page, Risk Factors,
                                             Underwriting
6.  Dilution                                 Dilution
7.  Selling Security Holders                 Cover Page, Inside Cover Page,
                                             Selling Security Holder
8.  Plan of Distribution                     Cover Page, Inside Cover Page,
                                             Selling Security Holder,
                                             Underwriting
9.  Description of Securities to be          Description of Securities
    Registered
10. Interest of Named Experts and Counsel    N.A.
11. Information with Respect to the          (a)-(c)  Prospectus Summary,
                                                       Business
    Registrant                               (d)      Cover Page
                                             (e)      Financial Statements
                                             (f)      Prospectus Summary,
                                                      International Magnetic
                                                      Imaging, Inc.
                                                      Selected Financial Data
                                             (g)      N.A.
                                             (h)      International Magnetic
                                                      Imaging, Inc. Management's
                                                      Discussion and Analysis of
                                                      Financial Condition and
                                                      Results of Operations
                                             (i)      N.A.
                                             (j)-(k)  Management
                                             (l)      Principal Stockholders
                                             (m)      Certain Transactions
12. Disclosure of Commission Position on     N.A.
    Indemnification for Securities Act
    Liabilities

PROSPECTUS             SUBJECT TO COMPLETION DATED NOVEMBER 5, 1996

                      International Magnetic Imaging, Inc.
           1,000,000 shares of Common Stock, par value $.01 per share
          1,500,000 Series A Redeemable Common Stock Purchase Warrants

         International Magnetic Imaging, Inc. (the "Company") is offering 1,000,000 shares of Common Stock ("Common Stock") and 1,500,000 Series A Redeemable Common Stock Purchase Warrants (the "Warrants"). The Common Stock and the Warrants (collectively, the "Securities") are being offered separately and not as units and are separately transferrable immediately on issuance. Each Warrant entitles the holder to purchase one share of Common Stock at $6.00 per share (subject to adjustment) during the two-year period commencing one year from the date of this Prospectus. The Warrants are redeemable by the Company commencing 18 months from the date of this Prospectus, or earlier with the consent of Monroe Parker Securities, Inc. (the "Underwriter"), for $.10 per Warrant, on not more than 60 nor less than 30 days' written notice if the average closing price per share of Common Stock is at least $15.00, subject to adjustment, for ten consecutive trading days ending not earlier than three days prior to the date the Warrants are called for redemption. See "Description of Securities."

         Prior to this Offering, there has been no public market for the Securities. The initial public offering prices of the Common Stock and Warrants and the exercise price and other terms of the Warrants have been determined through negotiations between the Company and the Underwriter, and are not related to the Company's assets, earnings, book value, financial condition or other recognized criteria of value. Although the Company has applied for the inclusion of the Common Stock and Warrants in The Nasdaq National Market under the symbols and , respectively, there can be no assurance that an active trading market in the Securities will develop or be sustained.


  AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK
     AND IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT.
           SEE "RISK FACTORS," WHICH BEGINS ON PAGE 7, AND "DILUTION."


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                                      Underwriting
                  Price to        Discounts and       Proceeds to
                   Public          Commissions(1)      Company(2)

Per Share......   $5.00              $.50                 $4.50

Per Warrant....   $ .15              $.015                $ .135

Total(3).......   $5,225,000         $522,500             $4,702,500
================================================================================
                                                           (footnotes on page 2)

         The Securities are being offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of the certificates representing the Common Stock and Warrants will be made against payment therefor at the offices of the Underwriter at 2500 Westchester Avenue, Purchase, New York 10577 on , 1996.

                         Monroe Parker Securities, Inc.

                  The date of this Prospectus is         , 1996

                                                     (footnotes from Cover Page)
(1) Excludes additional compensation to be received by the Underwriter in the form of (a) a non-accountable expense allowance of 3% of the gross proceeds of this Offering, for a total of $156,750 ($180,263 if the Underwriter's over- allotment option is exercised in full), (b) options (the "Underwriter's Options") to purchase 100,000 shares of Common Stock and 150,000 Warrants at exercise prices equal to 120% of the respective initial public offering prices, and (c) a two-year consulting agreement pursuant to which the Company will pay the Underwriter a fee of $100,000 at the closing of this Offering. In addition, the Company has agreed to indemnify the Underwriter against certain liabilities, including liability under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting estimated expenses of the Offering (including the Underwriter's non-accountable expense allowance and consulting fee) of approximately $785,000 which are payable by the Company and relate to the Offering by the Company and possible sale by a selling security holder.

(3) The Company has granted to the Underwriter an option exercisable within 45 days after the date of this Prospectus, to purchase up to an additional 150,000 shares of Common Stock and 225,000 Warrants on the same terms and conditions as the Securities offered hereby, solely to cover over-allotments. If the over-allotment option is exercised in full, the Total Price to Public, Total Underwriting Discounts and Commissions and Total Proceeds to Company will be $6,008,750, $600,875 and $5,407,875, respectively. See "Underwriting."

         This Prospectus, with a different Cover Page, relates to the resale by SIS Capital Corp. ("SISC") of 1,000,000 Series B Common Stock Purchase Warrants (the "Series B Warrants"). The Series B Warrants become exercisable on the date of this Prospectus, but SISC has agreed not to exercise the Series B Warrants or sell the Series B Warrants or the underlying shares of Common Stock during the two-year period commencing on the date of this Prospectus without the prior consent of the Underwriter. See "Selling Security Holder." The sale of such securities is not part of the underwritten public offering.

         The Company will be subject to certain informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company intends to furnish its stockholders with annual reports containing audited financial statements and with such other periodic reports as the Company may from time to time deem appropriate or as may be required by law. The Company uses the calendar year as its fiscal year.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND/OR WARRANTS AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         A SIGNIFICANT NUMBER OF SECURITIES MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITER. SUCH CUSTOMERS MAY SUBSEQUENTLY ENGAGE IN THE SALE OR PURCHASE OF THE SECURITIES THROUGH OR WITH THE UNDERWRITER. ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITER MAY BECOME A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE SECURITIES, AND, IF THE UNDERWRITER PARTICIPATES IN SUCH MARKET, IT MAY BE A DOMINATING INFLUENCE IN THE TRADING OF THE SECURITIES. THE PRICES AND THE LIQUIDITY OF THE SECURITIES MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE PARTICIPATION OF THE UNDERWRITER IN SUCH MARKET, SHOULD A MARKET DEVELOP.

PROSPECTUS           SUBJECT TO COMPLETION DATED NOVEMBER 5, 1996

                      International Magnetic Imaging, Inc.

                1,000,000 Series B Common Stock Purchase Warrants

         The 1,000,000 Series B Common Stock Purchase Warrants ("Series B Warrants") may be sold by SIS Capital Corp. (the "Selling Security Holder"). The Series B Warrants have an exercise price of $2.00 per share, expire three years from the date of this Prospectus and are not redeemable by the Company. The Selling Security Holder has agreed that, during the two years commencing on the date of this Prospectus, it will not exercise or sell the Series B Warrants or the underlying shares of Common Stock without the consent of Monroe Parker Securities, Inc., the underwriter of the Company's initial public offering (the "Underwriter"). There is not expected to be any public market for the Series B Warrants. The Series B Warrants provide that, in the event that they are sold or otherwise transferred pursuant to an effective registration statement, they expire 90 days from the date of sale or transfer. As a result, any purchaser of the Series B Warrants must, within a short period, either exercise the Series B Warrants or permit them to expire unexercised.

         The Company will not receive any proceeds from the sale by the Selling Security Holder of the Series B Warrants or underlying shares of Common Stock except to the extent that any Series B Warrants are exercised. The cost of the registration of the Series B Warrants and the underlying securities for the Selling Security Holder, estimated at approximately $5,000, is being borne by the Company.

         The Selling Security Holder has advised the Company that any transfer of the Series B Warrants will be either pursuant to a sale at negotiated prices or by gift, and, if the Series B Warrants are exercised, any sale of the underlying shares of Common Stock may be effected from time to time in transactions (which may include block transactions) by or for the account of the Selling Security Holder in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise, and such securities may be transferred by gift.

         The Selling Security Holder may effect such transactions by selling its securities directly to purchasers, through broker-dealers, including the Underwriter, acting as agents for the Selling Security Holder or to broker-dealers, including the Underwriter, who may purchase securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         The Company has informed the Selling Security Holder that the anti-manipulative rules under the Securities Exchange Act of 1934, Rules 10b-2, 10b-6 and 10b-7, may apply to its sales in the market and has furnished the Selling Security Holder with a copy of these rules. The Company has also informed the Selling Security Holder of the need for delivery of copies of this Prospectus.

         This Prospectus, with a different Cover Page, relates to the sale by the Company pursuant to an underwritten public offering of 1,000,000 shares of Common Stock and 1,500,000 Series A Redeemable Common Stock Purchase Warrants (the "Warrants"). See "Underwriting."


  AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK
     AND IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT.
                       SEE "RISK FACTORS" AND "DILUTION."


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is       , 1996

         The Company will be subject to certain informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company intends to furnish its stockholders with annual reports containing audited financial statements and with such other periodic reports as the Company may from time to time deem appropriate or as may be required by law. The Company uses the calendar year as its fiscal year.

IN CONNECTION WITH THE PUBLIC OFFERING BY THE COMPANY OF COMMON STOCK AND WARRANTS, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND/OR WARRANTS AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

         The following discussion summarizes certain information contained in this Prospectus. It does not purport to be complete and is qualified in its entirety by reference to more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. All share and per share information in this Prospectus has been restated to reflect the recapitalization effective November 1996 pursuant to which the 1,000 outstanding shares of Common Stock were converted into 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Redeemable Preferred Stock and 5,000 shares of Series B Convertible Redeemable Preferred Stock.

                                   THE COMPANY

         International Magnetic Imaging, Inc. ("IMI" or the "Company") owns and operates ten medical diagnostic imaging centers (the "Centers"), of which three are multi-modality Centers and seven are exclusively magnetic resonance imaging ("MRI") Centers. One of the MRI Centers is owned and operated by a joint venture in which the Company has a 50% interest. The Company also operates a referral network through which patients are referred to diagnostic imaging centers throughout the state of Florida, including the Company's Florida Centers.

         Medical diagnostic imaging procedures, such as MRI, are used to diagnose various diseases and physical injuries. The multi-modality Centers use various imaging procedures, which may include any one or more of MRI, computed axial tomography ("CT"), mammography, X-ray, fluoroscopy, ultrasound and other technologies, while the MRI centers only offer MRI.

         Since the commercial introduction of MRI in the early 1980's, the use of MRI has experienced rapid growth due to the technology's ability to provide anatomical images of high contrast and detail without the use of radiation or x-ray based technologies. MRI employs high-strength magnetic fields, high frequency radio waves and high-speed computers to process data. In addition, the development of pharmaceutical contrast agents, software advancements and new hardware peripherals continue to expand the clinical applications and throughput efficiency of MRI technology. The major components of an MRI system are (i) a large, cylindrical magnet, (ii) radio wave equipment, and (iii) a computer for data storage and image processing. During an MRI study, a patient lies on a table which is then placed into the magnet. Although patients have historically spent 30 to 45 minutes inside the magnet during which time images of multiple planes are acquired, the newest MRI machines allow patients to spend significantly less time inside the magnet. Additional time is required for computer processing of the images.

         The Company is a Delaware corporation, organized on March 8, 1994 to acquire ten Centers which were managed by International Magnetic Imaging, Inc., a Florida corporation ("IMI-Florida"). The Company was organized under the name IMI Acquisition Corp. and its name was changed to International Magnetic Imaging, Inc. in May 1995. The Company commenced operations on September 30, 1994 with the acquisition of nine of the Centers. The tenth Center was acquired in January 1995. The Company's executive offices are located at 2424 North Federal Highway, Suite 410, Boca Raton, Florida 33431, telephone (561) 362-0917. Each of the Centers was acquired by a separate subsidiary of the Company, except that each of the seven Centers in Florida, which are operated by limited partnerships, was acquired by two subsidiaries, one which acquired the general partnership interest and the other which acquired the limited partnership interest. References to the Company include the Company, its subsidiaries and IMI-Florida unless the context indicates otherwise.

         The purchase price of the ten Centers, together with certain related companies, including the stock of IMI-Florida and the assets of J. Sternberg and
S. Schulman M.D. Corp., a Florida corporation ("MD Corp."), which provided the services of radiologists to the Centers, was $30.6 million, of which $7.0 million was paid in cash, $20.7 million was paid by the issuance of subordinated notes (the "Subordinated Notes"), and $2.9 million was paid through the issuance of shares of common stock of Consolidated Technology Group Ltd. ("Consolidated"), the parent of the Company, exclusive of acquisition costs of $1.3 million. See "Certain Transactions -- Acquisition of the Centers."

         As of September 30, 1996, all of the Company's Common Stock was owned by SIS Capital Corp. ("SISC"), a wholly-owned subsidiary of Consolidated, a public company. At such date, SISC owned approximately 90.2% of the Common Stock and Class A Common Stock on a combined basis. The Class A Common Stock is non-voting stock. At September 30, 1996, the Company owed SISC approximately $1.6 million. See "Certain Transactions," "Principal Stockholders" and "Selling Security Holder." Mr. Lewis S. Schiller, chairman of the board and a director of the Company, is also chairman of the board, chief executive officer and a director of Consolidated and SISC.

         Mr. George W. Mahoney, chief financial officer of the Company, is also the chief financial officer of Consolidated.

         Mr. Norman J. Hoskin, a director of the Company, is also a director of Consolidated and of Trans Global Services, Inc. ("Trans Global"), a public company of which SISC is the principal stockholder. Mr. E. Gerald Kay, a director of the Company, is also a director of Trans Global and of Netsmart Technologies, Inc. ("Netsmart"), a public corporation of which SISC owns a majority of the Common Stock. See "Management -- Directors and Executive Officers."

         Stephen A. Schulman, M.D., president and chief executive officer of the Company, was president of IMI-Florida prior to the Company's acquisition of the Centers. At the time of the acquisition of nine of the Centers in September 1994, the Company entered into a five-year employment agreement with Dr. Schulman pursuant to which he receives annual compensation at the rate of $350,000 and an annual bonus of not less than $100,000 nor more than $700,000. See "Management -- Remuneration." In connection with the acquisition of the Centers, certain of the Company's subsidiaries issued to Dr. Schulman, his wife, the other two former stockholder-directors of IMI-Florida, to MD Corp. and to entities in which Dr. Schulman has an equity interest (collectively, the "Schulman Affiliated Entities") Subordinated Notes in the aggregate principal amount of $8.7 million, of which Subordinated Notes in the amount of $7.1 million were outstanding at September 30, 1996. The Company's subsidiaries have not made certain payments under certain of such Subordinated Notes, and the failure to make such payments gives the holders the right to declare a default. In addition, Dr. Schulman and the other two former stockholder-directors of IMI-Florida, have personally guaranteed certain obligations of certain of the partnerships which operate Centers. The total amount personally guaranteed was approximately $2.6 million at September 30, 1996. See "Certain Transactions."


                                  THE OFFERING

Securities Offered
 by the Company:             1,000,000 shares of Common Stock at $5.00 per share
                             and 1,500,000 Series A Redeemable Common Stock
                             Purchase Warrants (the "Warrants") at $.15 per
                             Warrant. The shares of Common Stock and Warrants will be sold separately and not as units and will be separately transferable immediately upon issuance.

Securities Offered by
 Selling Security Holder:    This Prospectus, with a different Cover Page,
                             relates to the resale by SISC, which, in its capacity as a selling security holder, is referred to as the "Selling Security Holder," of 1,000,000
                             Series B Warrants and the underlying shares of Common Stock. The Series B Warrants become exercisable on the date of this Prospectus;
                             however, the Selling Security Holder has agreed that, during the two years following the date of this Prospectus, the Series B Warrants may not be exercised and neither the Series B Warrants nor the underlying shares of Common Stock may be sold without the prior consent of the Underwriter. Any such sales by the Selling Security Holder are not a part of the underwritten public offering.

                             The Series B Warrants have an exercise price of $2.00 per share, expire three years from the date of this Prospectus and are not redeemable. There is not expected to be any public market for the Series B Warrants. The Series B Warrants provide that, in the event that they are sold or otherwise transferred pursuant to an effective registration statement, they expire 90 days from the date of transfer. As a result, any purchaser of Series B Warrants must, within a short period, either exercise the Series B Warrants or permit them to expire unexercised.

                             The Selling Security Holder has advised the Company that any sales of the Series B Warrants will be made pursuant to a negotiated sale or by gift and, if the Selling Security Holder exercises any Series B Warrants, any sale of the Common Stock issuable upon such exercise will be made on The Nasdaq National Market at prevailing prices or in transactions at negotiated prices or a combination and such Common Stock may be transferred by gift. Sales of the Series B Warrants or the underlying shares of Common Stock may be made to the Underwriter or other registered broker-dealers, acting as a principal, or through the Underwriter or other registered broker-dealers as a broker at any time after the over-allotment option has either been exercised or expired. See "Selling Security Holder."

Description of Warrants:     Exercise of Warrants The Warrants are exercisable
                             commencing one year from the date of this Prospectus. Subject to redemption by the Company, the Warrants may be exercised at any time during the two-year period commencing one year from the date of this Prospectus at an exercise price of $6.00 per share, subject to adjustment.

  Redemption of Warrants     The Warrants are redeemable by the Company
                             commencing 18 months from the date of this Prospectus, or earlier with the consent of the Underwriter, at $.10 per Warrant, on not more than 60 nor less than 30 days written notice, provided that the average closing bid price of the Common
                             Stock is at least $15.00 per share, subject to adjustment, for ten consecutive trading days ending not earlier than three days prior to the date the Warrants are called for redemption.

Use of Proceeds:             The net proceeds of this Offering will be used to
                             pay outstanding loans, to purchase equipment and expand certain MRI Centers into multi-modality
                             Centers and for working capital and other corporate purposes. See "Use of Proceeds."

Risk Factors:                Purchase of the Securities involves a high degree
                             of risk and substantial dilution, and should be considered only by investors who can afford to sustain a loss of their entire investment. See
                             "Risk Factors" and "Dilution."

Nasdaq Symbols:

 Common Stock
 Warrants

Common Stock and Common Stock Purchase Warrants Outstanding:

                             At the date of this Prospectus:

                             9,200,000 shares of Common Stock1
                             1,000,000 Series B Warrants2

                             As Adjusted(3):

                             10,200,000 shares of Common Stock1
                              1,500,000 Warrants
                              1,000,000 Series B Warrants

(1) Does not include 1,000,000 shares of Common Stock issuable pursuant to the Series B Warrants, 3,500,000 shares of Common Stock issuable upon the conversion of outstanding shares of Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock") or any shares of Common Stock issuable upon exercise of the Warrants, the Underwriters' over-allotment option or Underwriter's Options or the securities underlying the Underwriter's Options. In addition, 1,000,000 shares of Class A Common Stock, which is non-voting, are outstanding and an aggregate of 3,450,000 shares of Class A Common Stock are reserved for issuance upon exercise of warrants (2,250,000 shares) and options granted or available for grant pursuant to the Company's 1994 Long Term Incentive Plan (1,200,000 shares). In addition, warrants to purchase 25,000 shares of Class A Common Stock may be issued to Dr. Schulman in connection with a proposed exchange of his Subordinated Notes. The Class A Common Stock automatically converts into shares of Common Stock under certain conditions. See "Description of Securities -- Capital Stock."

(2) The Series B Warrants have an exercise price of $2.00 per share. See "Certain Transactions," "Selling Security Holder," and "Description of Securities -- Series B Common Stock Purchase Warrants."

(3) Reflects the issuance of the 1,000,000 shares of Common Stock and 1,500,000 Warrants offered hereby.

                             SUMMARY FINANCIAL DATA
                    (in thousands, except per share amounts)

Statement of Operations Data:

                                                                                          September 30, 1994
                                 Nine Months Ended September 30,        Year Ended        (Inception)(1) to
                                   1996                 1995         December 31, 1995    December 31, 1994
                                   ----                 ----         -----------------    -----------------
Revenue                          $23,776              $20,874             $28,044              $6,557
Net income                         2,613                1,865               2,682                 449
Net income per share of
Common Stock(2)
  Primary                            .17                  .12                 .19                 .03
  Fully diluted                      (3)                  (3)                 .18                 (3)
Weighted average number of
shares of Common Stock
outstanding(4)
  Primary                         14,010               13,977              14,030              13,939
  Fully diluted                     (3)                  (3)               15,706                (3)

Balance Sheet Data:

                                   September 30, 1996
                                As Adjusted(5)    Actual      December 31, 1995
                                --------------    ------      -----------------
Working capital (deficiency)       $ 6,242        $ 4,501         $( 8,857)
Total assets                        46,657         45,066           39,872
Total liabilities                   36,228         38,628           36,740
Accumulated earnings                 5,745          5,745            3,131
Stockholders' equity(2),(6)         10,429          6,438            3,132
Net tangible book value
(deficiency) per share
of Common Stock(2)                    (.95)         (1.44)           (1.65)

----------------
(1) Although the Company was organized in March 1994, it did not commence operations until September 30, 1994, when it acquired nine of the Centers.

(2) For purposes of net income per share of Common Stock, stockholders' equity and net tangible book value per share of Common Stock, the Common Stock and Class A Common Stock are treated as a single class, and the weighted average number of shares of Common Stock outstanding includes both the outstanding Common Stock and the Class A Common Stock.

(3) Fully diluted earnings per share is not included since the per share amounts are antidilutive.

(4) All shares of Common Stock and Class A Common Stock issued prior to the date of this Prospectus are treated as outstanding since inception.

(5) As adjusted to reflect the receipt by the Company of the net proceeds from the sale of the 1,000,000 shares of Common Stock and 1,500,000 Warrants offered hereby, and the use of a portion of the proceeds of this Offering to pay certain long term debt. See "Use of Proceeds" and "Capitalization."

(6) Stockholders' equity includes the partners' capital of the partnerships in which subsidiaries of the Company own the general and limited partnership interest. The liquidation preferences relating to the Series A Redeemable Preferred Stock ("Series A Preferred Stock") and the Series B Preferred Stock, are $5,150 and $100, respectively.

                                  RISK FACTORS

         The purchase of the Securities offered hereby involves a high degree of risk and should be considered only by investors who can afford to sustain the loss of their entire investment. In evaluating an investment in the Securities offered hereby, prospective investors should carefully consider, among other factors, the following risk factors.

         1. No assurance of continued growth. Although the Company's operations have shown increases in both revenue and net income for the nine months ended September 30, 1996 as compared with the nine months ended September 30, 1995 and for the year ended December 31, 1995 as compared with the prior year on a pro forma basis, there can be no assurance that the Company's growth will continue. In continuing with the development of its business, the Company will face increased pressures on its revenue both from competition and from third-party payors. Although the Company currently operates at a profit, three of its Centers operate at a loss. No assurance can be given that the factors that affected these Centers will not affect other Centers. Furthermore, the risk factors hereinafter described may affect the ability of the Company to operate profitably, and no assurance can be given that the Company can or will operate profitably in the future.

         Because the Company is a subsidiary of SISC, which is a wholly-owned subsidiary of Consolidated, it files its Federal income tax returns as part of a consolidated group with Consolidated. Consolidated has sustained significant losses through December 31, 1995, and, as a result of such losses, the Company's taxable income has been offset by Consolidated's losses as well as its tax loss carryforward. Although the use of Consolidated's tax loss and tax loss carry forward does not affect the results of the Company's operations, the amount of the tax savings increases stockholders' equity and cash flow, to the extent of Consolidated's forgiveness of the obligation created by the Company's use of the tax loss carryforward. Consolidated has agreed with respect to 1996, to forgive such obligation. Consolidated will determine on an annual basis the extent, if any, that it will forgive the Company's obligation arising from the use of such year's loss or loss carryforward. No assurance can be given that Consolidated will forgive any such obligations in the future. Furthermore, the Company's Board of Directors has the authority to cause the conversion of Class A Common Stock into Common Stock which would reduce Consolidated's percentage ownership of the Common Stock. The ability of the Company to use Consolidated's tax losses to offset taxable income is dependent upon Consolidated's continued ownership of at least 80% of both the voting stock and equity of the Company. Although Consolidated, through SISC, will own at least 80% of the voting stock and equity of the Company upon completion of this Offering, no assurance can be given that the Company will, in the future, be able to reduce its Federal income tax obligation as a result of Consolidated's tax loss or tax loss carryforward. The loss of the benefits of utilizing Consolidated's tax loss and tax loss carryforward could have an adverse effect upon the Company's cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         2. Capital requirements. At September 30, 1996, the Company had working capital of $4.5 million, as compared with a working capital deficiency of $8.9 million at December 31, 1995. The increase in working capital reflects the refinancing of short-term subordinated debt incurred in connection with the purchase of the Centers with long-term debt from DVI Financial Services, Inc., dba DVI Capital ("DVI"), the Company's principal lender. As of September 30, 1996, Stephen A. Schulman, M.D., president and chief executive officer of the Company, the other two former stockholder-directors of IMI-Florida and the Schulman Affiliated Entities held Subordinated Notes, which were issued in connection with the acquisition of the Centers, in the aggregate principal amount of $7.1 million, and which are due in various installments through 1999. Of this amount, $1.0 million is due to Dr. Schulman and his wife and $6.1 million is due to the Schulman Affiliated Entities. Certain subsidiaries that issued the Subordinated Notes have not made certain payments of principal or interest due on such notes in 1996, as result of which the holders have the right to declare a default. As of the date of this Prospectus, no default has been called, but no assurance can be given that some or all of the holders of such Subordinated Notes will not declare a default. Any payment by the Company on such Subordinated Notes may result in a default under certain of the Company's loan agreements with DVI. The Company has entered into a memorandum of understanding with Dr. Schulman pursuant to which, contemporaneously with the closing of this Offering, he will exchange certain of his Subordinated Notes for shares of a new series of preferred stock. See "Certain Transactions."

         The Company's business is highly leveraged. At September 30, 1996, the Company's debt and capital lease obligations were $32.2 million, of which $19.0 million was due to DVI. DVI has a security interest in substantially all of the Company's assets. A significant portion of the Company's cash flow from operations has been used to pay debt service, and the Company anticipates that a significant portion of cash flow from operations will continue to be used for such purposes. Any decline in revenue or operating income could have a material adverse effect upon the Company's ability to make the required payments to DVI, which could result in a default under some or all of the DVI loan agreements.

         The Company has recently expanded two of its MRI Centers to multi-modality Centers and intends to expand up to three additional MRI Centers following completion of this Offering. To date the Company has financed such expansion principally through equipment financing.

         The Company believes that the proceeds of this Offering will be adequate to meet its cash requirements for the twelve months following completion of this Offering, however, no assurance can be given that the Company will not require additional funds prior to twelve months from completion of this Offering, and no assurance can be given as to the availability or terms of any such financing.

         3. Dependence on third-party reimbursement. Almost all of the Company's revenue is derived from third-party payors. For the nine months ended September 30, 1996 and the year ended December 31, 1995, the Company derived approximately 87% and 91% of its revenue from non-government payors and approximately 13% and 9% from government sponsored healthcare programs, principally Medicare and Medicaid. The Company's revenue and profitability may be materially adversely affected by the current trend in the healthcare industry toward cost containment as government and private third-party payors seek to impose lower reimbursement and utilization rates and negotiate reduced payment schedules with service providers. Continuing budgetary constraints at both the Federal and state level and the rapidly escalating costs of healthcare and reimbursement programs have led, and may continue to lead, to significant reductions in government and other third-party reimbursements for certain medical charges and to the negotiation of reduced contract rates or capitate or other financial risk-shifting payment systems by third-party payors with service providers. Both the Federal government and various states are considering imposing limitations on the amount of funding available for various healthcare services. The Company cannot predict whether or when any such proposals will be adopted or, if adopted and implemented, what effect, if any, such proposals would have on the Company. Changes in the mix of the Company's patients among the non-government payors and government sponsored healthcare programs, and among different types of non-government payors and government sponsored healthcare programs, and among different types of non-government payor sources, could have a material adverse effect on the Company. Further reductions in payments to physicians or other changes in reimbursement for healthcare services could have a material adverse effect on the Company, unless the Company is otherwise able to offset such payment reductions through cost reductions, increased volume, introduction of new procedures or otherwise, as to which no assurance can be given. The Company is negotiating agreements with managed care organizations pursuant to which the Company will provide MRI and other services; however, such agreements typically reflect a reduced level of revenue per scan. Although the Company's average net collection from MRI procedures increased to $710 for the nine months ended September 30, 1996, the net collections per MRI procedure decreased in prior periods. The Company's average net collection per MRI procedure decreased from $763 in 1993, to $726 in 1994 and to $639 for 1995. The increase for the nine months ended September 30, 1996 reflected an increase in higher paying procedures as well as a reduction in lower-paying procedures, principally in the San Juan Center which was not operational during a portion of the period while the equipment was being upgraded as well as during the period when San Juan was recovering from the effects of Hurricane Hortense. No assurance can be given that the average net collections per MRI Procedure will not decrease in the future. The Company's net collection per multimodality procedure was $95 for 1993, 1994 and 1995 and $82 for the nine months ended September 30, 1996. In this Prospectus, the information for 1993 reflects the operations of IMI-Florida and for 1994 reflects the combined operations of IMI-Florida and the Company.

         4. Reliance and restrictions on patient referrals. The Company is highly dependent on referrals from physicians who have no contractual or economic obligation to refer patients to the Company's facilities. If a sufficiently large number of physicians at any time stop referring patients to the Centers, it would have a material adverse effect on the Company's business. Since the acquisition of the Centers, the percentage of revenue from the former partners or other equity owners of the Centers had decreased in terms of both total revenue and number of MRI scans. The percentage of revenue derived from referrals from such doctors was 38% for 1994 and 24% for 1995 and the nine months ended September 30, 1996. For the year ended December 31, 1994, 32% of the scans were performed for patients who were former partners or equity owners of the Centers. During the fourth quarter of 1994, after the acquisition of nine of the Centers, the percentage was 29%, which further declined to 24% in 1995 and the nine months ended September 30, 1996.

         Commencing in 1995, a portion of the Company's revenue was generated by physician referrals which were generated by brokers who negotiated a price with the Company for MRI scans. To the extent that a third party payor paid more than the Company charges, the broker may have received a portion of such excess. Effective October 1, 1996, this practice became illegal in Florida. Such scans accounted for 11% of the Company's revenue for the nine months ended September 30, 1996 and 9% for 1995. Although the Company intends to market its services directly to physicians and health maintenance organizations, there may be a decline in revenue from such referring physicians as a result of the change in such laws. In addition, it is not clear, because of the absence of judicial or regulatory guidance, that the operations of MRI Net are included within an exception to the 1996 anti-brokering law. Although the Company believes that the operations of MRI Net comply with such law, no assurance can be given such operations will not be held to be in violation of such law.

         Federal and state laws generally restrict physicians from referring their patients to entities, including diagnostic imaging facilities, in which the physicians have a financial interest. This restriction precludes physicians from referring Medicare patients to the Company if the physician has prohibited financial relationships with the Company. Violations of the law may result in denial of payments for the service, requirement to refund payment for the service, assessment of civil monetary penalties and exclusion of the physicians from the Medicare and Medicaid programs. Such self-referral prohibitions apply in certain states to additional third-party payors, including private insurance companies and workers' compensation programs. Further, the Federal anti-kickback statute prohibits persons or entities from offering or receiving remuneration for the referral of patients or the inducement of the purchase of a service covered by Medicare, Medicaid or other state healthcare programs, including payments for the referral of patients to centers.

         Federal and state self-referral and anti-kickback laws may also affect the Company's ability to structure future acquisitions of physician-owned businesses, or operate its existing business. In May 1996, the District Court of Appeal of Florida, Fourth District, held that an arrangement in which a company marketed the services of a durable medical equipment business to potential clients and received a percentage of the sales it generated was in violation of the Anti-kickback Statute. While the Company believes that the operations of MRI Net are different from those held to be in violation of the Anti-kickback Statute, a court could reach a contrary conclusion. Further, although these laws have created new business opportunities if physicians must divest their financial interests in imaging centers, these laws also may have an adverse impact on the Company's ability to acquire new imaging centers while maintaining the former physician-owners as part of the referral base. In the past, Congress has considered legislation that could expand the self-referral ban from Medicare and Medicaid to all payors. There can be no assurance that such legislation will not be adopted or if adopted will not have a material adverse effect on the Company.

         Violations of the anti-kickback and other statutes could result in significant civil or criminal penalties, which could have a material adverse effect on the Company. The Company is unaware of any current regulatory investigations against it and there are no regulatory or judicial proceedings pending against it or any of its facilities alleging violations of any such laws. Nevertheless, while the Company endeavors to comply with all laws, regulations and other legal requirements applicable to its operations, there is no assurance that applicable statutes and regulations might not be interpreted by a regulatory or judicial authority in a manner that would adversely affect the Company.

         In an effort to control costs, non-governmental healthcare payors have implemented cost containment programs which could limit the ability of physicians to refer patients to the Company's facilities. For example, persons enrolled in prepaid healthcare plans, such as health maintenance organizations ("HMOs"), often are not free to choose where to obtain imaging services. Rather, the health plan provides these services directly or contracts with providers at favorable rates and requires its enrolled members to obtain such services only from such providers. Some insurance companies and self-insured employers also limit such services to contracted providers. Such "closed" payment systems are now common as insurers seek to reduce the rising cost of healthcare. Although the Company actively seeks and has obtained managed care contracts to provide imaging services, there can be no assurance that the Company will be able to compete successfully with larger companies as well as with companies that offer a broader range of services in marketing to the managed care providers. The average net collection per procedure has declined for both MRI and multi-modality procedures.

         The Company continues to review all aspects of its operations and believes that it complies in all material respects with the applicable provisions of the Federal and state self-referral and anti-kickback statutes. However, because of the broad and sometimes vague nature of these laws and regulations, there can be no assurance that an enforcement action will not be brought against the Company or that the Company will not be found to be in violation of one or more of these laws or regulations. The Company intends to monitor developments under Federal and state fraud and abuse laws. As of the date of this Prospectus, the Company cannot anticipate what impact, if any, subsequent administrative or judicial interpretation of the these laws may have on the Company's business, financial condition, cash flow or results of operations. Further, the laws and regulations in this area are subject to material change. Consequently, there can be no assurance that the Company will be in a position to comply with future laws and regulations in this area. Moreover, the cost associated with compliance, including the cost of any additional personnel or contracting with other qualified organizations to provide certain services, may have a material adverse effect on the Company.

         5. Governmental regulation, quality assurance and licenses. There are numerous Federal and state laws that regulate medical diagnostic imaging centers and require certification by the Federal government and various state and local instrumentalities. The Company believes that it is in compliance with all relevant Federal and state laws, rules and regulations. The Company believes that in the near future, all outpatient medical diagnostic imaging centers will be required to be accredited, and the Company intends to seek such accreditation, although no assurance can be given that the Company will obtain any necessary accreditation. The Centers must meet Federal, and, in some jurisdictions, state standards for quality, as well as certification requirements, in order to receive reimbursement. Each of the Company's facilities has received Federal certification, as well as any required state certification.

         In some instances, the Company is also subject to licensing and/or regulation under Federal and/or state laws relating to the handling and disposal of medical specimens, infectious and hazardous waste and radioactive materials, as well as to the safety and health of employees. In addition, the Company is subject to state regulation, such as personnel licensing requirements, which may include qualifying examinations and continuing education requirements. The failure of the Company to remain in compliance with applicable laws and regulations could have a material adverse effect on its business and financial condition.

         6. Potential liability and insurance. The provision of medical services entails an inherent risk of professional malpractice and other similar claims. The Company believes that it does not engage in the practice of medicine; however, the Company or its subsidiaries are defendants in legal actions arising out of the performance of its imaging services. There can be no assurance that additional claims, suits or complaints relating to services delivered by the Company or by a radiologist or medical service provider will not be asserted against the Company. Damages assessed in connection with, and the cost of defending, such actions could be substantial. Radiology services are performed for the Company by independent contractors who are radiologists and other specialists and who are required, by their agreements with the Company, to maintain their own malpractice insurance. Although the Company maintains insurance for such purposes which it believes is adequate both as to risks and amounts, there can be no assurance that claims asserted against the Company for professional or other liability will be covered by, or will not exceed the coverage limits of, such insurance. In addition, the availability and cost of professional liability insurance has been affected by various factors, many of which are beyond the control of the Company. The Company currently maintains liability coverage and requires all of its affiliated physicians to maintain malpractice and other liability coverage. There can be no assurance that the Company will be able to maintain insurance in the future at a cost that is acceptable to the Company or at all. Any claim made against the Company not fully covered by insurance could have a material adverse effect on the Company.

         7. Substantial Competition. The market for imaging services in general and medical diagnostic imaging services in particular is highly fragmented. Such services are performed by both hospitals and outpatient diagnostic imaging centers, such as the Centers, which are not affiliated with any hospital. Competition varies by market and is generally higher in larger metropolitan areas where there are likely to be more facilities and more managed care organizations putting pricing pressure on the market. The Company competes with both hospitals and independent medical diagnostic imaging centers. Furthermore, to the extent that another center offers diagnostic imaging services in addition to MRI service, the Company may be in a competitive disadvantage in marketing to managed care organizations, physicians and patients. Competition often focuses on physician referrals at the local market level as well as participation in managed care organizations. Successful competition for referrals is a result of many factors, including participation in healthcare plans, quality and timeliness of test results, type and quality of equipment, the location of the center, convenience of scheduling and availability of patient appointment times. Many competitors are larger and are better known in the markets served by the Company than the Company. Furthermore, to the extent that the Company seeks to expand through the acquisition of other medical diagnostic imaging centers, the Company may compete with other, better capitalized companies seeking to make acquisitions. In addition, the establishment or transfer of ownership in some jurisdictions may be subject to certificate of need ("CON") laws. In some states, such laws may hinder the Company's ability to expand, while in others such laws may affect the ability of potential competitors to enter the market. Except for Puerto Rico, none of the states in which the Centers are located have CON laws which affect independent free-standing diagnostic imaging centers. Any change in CON laws which reduce the restrictions on potential competitors, such as hospitals, may have a materially adverse effect upon the Company's business and operations. See "Business -- Competition."

         8. Possible obsolescence of equipment. In offering its diagnostic imaging services to both medical care providers, such as managed care organizations and physicians, and patients, the Company must be able to offer procedures and equipment which permit accurate readings by the radiologist and comfort to the patient. In recent years, medical technology has made significant advancements and technological developments may render current MRI and other imaging equipment obsolete. Technological advances may be in the form of software upgrades to existing equipment as well as new equipment. Any such obsolescence may result in a reduced usage of the Company's equipment and may require the Company to make significant expenditures to offer the state-of-the-art equipment and consolidate its operations in fewer Centers. Furthermore, the Company has financed the purchase or lease of certain of its equipment, and the obligations to the lenders and lessors with respect to certain of its equipment will continue regardless of whether the Company is able to generate revenue from the equipment.

         As new equipment and diagnostic imaging technology is developed, the Company may purchase equipment or software before the equipment or software has become generally accepted in the industry. In such event there is no assurance that the equipment or software will perform in accordance with the specifications or that it will become generally accepted by the medical community. The Company is a plaintiff in an arbitration proceeding and in a lawsuit against two vendors of equipment which the Company claims does not perform as warranted. The Company has expended substantial money in connection with the purchase and attempt to use such equipment. Both vendors have denied the Company's allegation and have claimed that the Company is obligated to pay the balance of the purchase price. See "Business -- Legal Proceedings."

         9. Conflict of interest; offering to benefit affiliates. In connection with the acquisition of the ten Centers, SISC, the Company's principal stockholder, lent the Company approximately $1.3 million, which was used by the Company to pay expenses relating to the acquisition, and delivered shares of Consolidated's common stock, which were valued at $2.9 million. The amount of the loan and the value of the Consolidated common stock were treated as loans to the Company from SISC. As of September 30, 1996, the Company owed SISC approximately $1.6 million with respect to such indebtedness.

         Certain of the Company's employees, including George W. Mahoney, chief financial officer of both the Company and Consolidated, perform certain accounting and related services for SISC and Consolidated, and the portion of the compensation paid by the Company to such employees which is allocable to services performed for Consolidated is treated as a reduction of the Company's indebtedness to SISC. In addition, the Company pays the rent on Consolidated's Florida office, which is also applied as a reduction of such indebtedness. The aggregate monthly amount paid on account of such indebtedness is approximately $54,000. The Company has agreed not to use any of the proceeds of this Offering to pay any of such indebtedness to SISC; however, if the Underwriter's over-allotment option is exercised, up to $250,000 of the proceeds from the over-allotment option will be used to pay a portion of the Company's indebtedness to SISC.

         Dr. Schulman, president and chief executive officer of the Company, was the president and one of three stockholders of IMI-Florida prior to the Company's acquisition of the Centers. Dr. Schulman has an employment agreement with the Company dated October 1, 1994, pursuant to which the Company pays him a salary at the annual rate of $350,000 and an annual bonus of at least $100,000 for the five-year term of the agreement. Pursuant to an amendment to the agreement, the Company, in October 1995, made two loans to Dr. Schulman in the aggregate principal amount of $300,000. Such loans bear interest at 5 1/4% per annum and mature on December 31, 1998.

         In connection with the acquisition of the Centers, certain of the Company's subsidiaries issued to Dr. Schulman, his wife, the other two former stockholder-directors of IMI-Florida, and the Schulman Affiliated Entities, Subordinated Notes in the aggregate principal amount of $8.7 million, of which notes in the aggregate principal amount of $7.1 million were outstanding on September 30, 1996. Certain of the subsidiaries that issued these Subordinated Notes have not made certain payments due on the notes, as result of which the holders may have the right to declare a default. As of the date of this Prospectus, no default has been called, but no assurance can be given that some or all of the holders of such Subordinated Notes will not declare a default. A default on such Subordinated Notes could result in a default with respect to other indebtedness, including indebtedness due to DVI. See "Certain Transactions."

         In October 1996, the Company entered into a non-binding Memorandum of Understanding with Dr. Schulman (the "Schulman Memorandum") pursuant to which, subject to the execution of definitive agreements, Dr. Schulman agreed to reduce the outstanding principal amount of the Subordinated Notes payable to him and his wife, from an aggregate of $2.1 million as of September 30, 1996 to an aggregate of approximately $1.7 million and exchange such Subordinated Notes for shares of a newly created series of preferred stock having an annual non-cumulative dividend of $75,000 and a mandatory redemption price of approximately $1.7 million. A portion of the reduction in the Subordinated Notes payable to Dr. Schulman reflects the proposed application of the $300,000 loan from the Company to Dr. Schulman to reduce the Subordinated Notes payable to him. See "Certain Transactions -- Proposed Note Exchange with Dr. Schulman."

         Dr. Schulman and the two other former IMI-Florida stockholder-directors are also guarantors of certain promissory notes, capital equipment and real estate leases and other indebtedness which were owed by IMI-Florida or the entities operating the Centers prior to the Company's acquisition of the Centers. Certain of the Company's subsidiaries assumed such loans and obligations when they acquired the Centers, and the Company has continued to pay such loans and obligations. A subsidiary of the Company acquired a Center in Orlando, Florida which was controlled by the former stockholder-directors of IMI-Florida. In an effort to improve the results of the Center, the Company formed a joint venture with the owner-operator of another MRI center in Orlando, Florida in August 1995. The joint venture utilizes the facilities and diagnostic imaging equipment of the Company's joint venture partner, as a result of which the facilities and equipment owned by the Company's subsidiary are utilized only as a backup. Notwithstanding such arrangements, the Company has continued to pay the obligations to the equipment vendor, lender and landlord for the subsidiary's equipment and facilities, all of which are personally guaranteed by Dr. Schulman and the other two former stockholder-directors of IMI-Florida. The total amount paid through September 30, 1996 on such obligations was $1.1 million, and, if all payments are made on such obligations to the maturity thereof, the total payments by the Company on such obligation, including those paid through September 30, 1996, will be approximately $1.4 million. Payments of such amounts are currently made from distributions the Company receives each month from its joint venture interest as well as from other revenue of the Company. As a result, the subsidiary which operated the Orlando Center sustained a net loss of approximately $620,000 for the nine months ended September 30, 1996 and incurred negative cash flow from such Center of approximately $580,000 for such period. See "Certain Transactions."

         In connection with the acquisition of one of the Centers, the Company agreed to indemnify Dr. Schulman and the two other former stockholder-directors of IMI-Florida for any personal liability they may sustain under their guaranty of the lease obligation relating to such Center.

         10. Dependence on key personnel; employment agreements. The Company's success is dependent upon the continued services of its executive officers, particularly Dr. Stephen A. Schulman, the president and chief executive officer of the Company who is principally responsible for the Company's operations, including its marketing efforts. The Company has an employment agreement with Dr. Schulman pursuant to which he receives an annual salary of $350,000 plus an annual bonus equal to the amount by which the lesser of 10% of pre-tax cash flow or 10% of pre-tax net income exceeds a base amount; provided that the bonus shall not be less than $100,000 nor more than $700,000 annually. The base amount for computing Dr. Schulman's bonus was $337,500 for the contract year ended September 30, 1996 and $500,000 for the contract year ended September 30, 1997. In addition, Mr. George W. Mahoney, chief financial officer of the Company and Consolidated, has an employment agreement with Consolidated for a term commencing October 1, 1994 and ending December 31, 2002, pursuant to which he received an annual salary of $177,000 for the contract year ended September 30, 1996, which increases to $189,000 for the contract year ended September 30, 1997 and increases annually thereafter until the seventh year for which the base salary is $252,000. The agreement also provides for two bonuses to Mr. Mahoney. One bonus is equal to the greater of 1% of Consolidated's net pre-tax profits or 1% of Consolidated's net cash flow, and the other is equal to the greater of 1% of the Company's net pre-tax profits or 1% of the Company's net cash flow. Mr. Mahoney devotes approximately 75% of his time to the business of the Company. Although the agreement is between Mr. Mahoney and Consolidated, his compensation is paid by the Company and the Company allocates 25% of his compensation to Consolidated, which is applied to reduce the Company's indebtedness to SISC. Pursuant to certain of the Company's loan agreements with DVI, the failure of Mr. Mahoney to serve as the Company's chief financial officer could result in a default under such loan agreements and other loan agreements with a cross-default provision. The loss of services of, or a material reduction in the time devoted to the Company's business by, Dr. Schulman, Mr. Mahoney and certain other key employees could adversely affect the business of the Company. See "Management -- Remuneration."

         11. Pending and threatened litigation against the Company. In January 1996, Drs. Ashley Kaye and James Sternberg, two former stockholder-directors of IMI-Florida and Dr. Sternberg's wife, threatened to commence an action against two subsidiaries of the Company, Consolidated and Mr. Lewis S. Schiller, chairman of the board of Consolidated and the Company, for alleged violations of securities and common law in connection with an asset purchase agreement between MD Corp. and a subsidiary of the Company which was executed in conjunction with the acquisition of the Centers and non-payment of the related $3,375,000 Subordinated Notes of two subsidiaries of the Company payable to MD Corp. Although the Company reflects the principal and interest on such Subordinated Notes as liabilities on its consolidated balance sheet and no notice of default has been given, no assurance can be given that an adverse decision in any action based on such claims will not have a material adverse effect upon the Company.

         Vanguard Limited ("Vanguard"), on its own behalf or on behalf of other persons who may be affiliated with Vanguard, based on a purported agreement relating to the introduction of Consolidated and the Company to IMI-Florida and assistance in the negotiation of the acquisition of the Centers, has asserted a claim against the Company and/or SISC that it has the right, among other things, to a 10% interest in the Common Stock of the Company, on a fully-diluted basis, prior to this Offering and prior to the issuance of certain warrants to DVI, for no cash consideration. In addition, Vanguard has claimed that it is entitled to a $200,000 fee due at the time of the acquisition of the Centers, consulting fees of $240,000 per year for five years, reimbursement of nonaccountable expenses and a 5% interest in any future medical acquisition by the Company. No assurance can be given that any litigation which may ensue would not seek damages exceeding the claim described above and, if decided unfavorably to the Company, would not have a material adverse affect on the Company. If Vanguard commences an action against the Company and prevails, it would have a material adverse effect upon the Company, and, furthermore, if it prevails with respect to its claim for Common Stock, the issuance of such Common Stock could result in a non-cash charge to earnings for the value of such Common Stock, dilution to the stockholders, including the stockholders who purchased stock in this Offering, and a reduction in the net tangible book value per share. In addition, the Company may not be able to use Consolidated's net loss or tax loss carryforward to reduce its tax liability if a sufficient number of shares of Common Stock were issued to Vanguard.

         The Company has commenced an arbitration proceeding against a manufacturer and distributor of teleradiology equipment seeking rescission and damages arising from claims of fraud and breach of contract. The respondent has denied the claims and counterclaimed against the Company for the balance of the purchase price and damages for interference with business relationships. The amount claimed to be due by the Company is approximately $500,000 and the amount of the counterclaim is approximately $240,000.

         The Company has commenced an action against the manufacturer of certain MRI equipment, seeking a refund of the approximately $700,000 paid by the Company against the purchase price. Prior to the commencement of the action, the manufacturer rejected the Company's claim and demanded payment of the outstanding balance of the purchase price of $750,000. See "Business -- Legal Proceedings."

         12. Antitrust laws. Federal and state antitrust laws and regulations may effect the operation of MRI Net which is a referral network through which patients are referred to diagnostic imaging centers in Florida. See "Business -- MRI Net." Because the centers to which patients are referred are operated by independent entities, they may be deemed competitors and, therefore, subject to a range of Federal and state antitrust laws and regulations which prohibit anti-competitive conduct, including price fixing, division of the market and product tying. Violations of Federal and state antitrust laws can result in substantial penalties and restrictions on MRI Net's business activities. Although the Company believes that MRI Net's activities do not violate the Federal or state anti-trust laws, no assurance can be given that a court or regulatory agency will not make a contrary determination, which could have a material adverse effect upon the company.

         13. Broad discretion as to use of proceeds; potential change in use of proceeds. Approximately $1.5 million, or 38.7 % of the estimated net proceeds of this Offering are allocated to working capital and other corporate purposes including the upgrading of certain Centers. Accordingly, management will have broad discretion with respect to the expenditure of a substantial portion of the net proceeds of this Offering. Purchasers of the Securities offered hereby will be entrusting their funds to the Company's management, upon whose judgment the investors must depend, with only limited information concerning management's specific plans or intentions. The Company may use a portion of the proceeds of this Offering to enter into joint ventures, acquisitions or other arrangements which the Company believes would further the Company's growth and development and it may utilize a portion of the proceeds of this Offering for such purpose. No assurance can be given as that any such transactions will result in additional revenue or net income for the Company. See "Use of Proceeds" and "Business -- Potential Acquisitions."

         Notwithstanding its plan to develop its business as described in this Prospectus, future events, including the problems, expenses, difficulties, complications and delays frequently encountered by businesses, as well as changes in the economic climate, changes or anticipated changes in government regulations, new technologies, competition and reimbursement policies or acquisition or joint venture opportunities may make the reallocation of funds necessary or desirable. Any such reallocation will be at the discretion of the Board of Directors. Accordingly, in the event that the Company determines that it is unable to continue to operate profitably, the Company may engage in other, unrelated businesses and use a portion of the proceeds of the Offering for such purpose. However, the Company has no such intention at this time. No assurance can be given that any such businesses, if engaged in by the Company, can or will be profitably operated.

         14. No public market. Prior to this Offering, there has been no public trading market for the Securities. Although the Company has applied to have the Common Stock and Warrants included in The Nasdaq National Market, there can be no assurance that an active market in any of such securities will develop or, if such a market develops, that it will be sustained.

         15. Arbitrary offering price and terms; effect of separate offering of Common Stock and Warrants. The price of the Common Stock and Warrants and the terms of the Warrants offered hereby have been determined by negotiation between the Company and the Underwriter, and do not necessarily bear any relation to the results of the Company's operations or its financial condition or any other criteria of value. Furthermore, the shares of Common Stock and Warrants are being offered separately and not as units, and the Underwriter has no obligation to offer shares of Common Stock and Warrants to the same purchasers. If a market in the Common Stock and Warrants develops the market may place a different relative value on the shares of Common Stock and Warrants than the Underwriter and it is possible that even if the combined market price of one share Common Stock and one Warrant were to increase (as to which no assurance can be given), the market price of the Common Stock may decrease from the initial public offering price.

         16. Possible delisting from The Nasdaq Stock Market and market illiquidity. In order for the Common Stock and Warrants to be included in The Nasdaq National Market, the Company must have had income before income taxes of at least $750,000 and net income of at least $400,000 in the most recent fiscal year or in two of the three most recent fiscal years and have, after giving effect to the completion of this Offering, net tangible assets of at least $4 million. The Company expects that it will meet the listing requirements for The Nasdaq National Market upon completion of this Offering and that the Company's Common Stock and Warrants will be initially included in The Nasdaq National Market. If the Company is unable to satisfy Nasdaq's requirements for continued listing, the Common Stock and Warrants may be delisted from The Nasdaq National Market. In such event, it is not likely that the Company would meet the initial listing criteria for The Nasdaq SmallCap Market and trading, if any, in such securities would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the Nasdaq's "Electronic Bulletin Board." Consequently, the liquidity of the Securities could be impaired, not only in the number of Securities which could be bought and sold, but also through delays in the timing of transactions, reduction in potential security analysts' and news media's coverage of the Company, and lower prices for the Securities than might otherwise be attained.

         A significant number of the Securities may be sold to customers of the Underwriter. Such customers may subsequently engage in the sale or purchase of the Securities through or with the Underwriter. Although it has no obligation to do so, the Underwriter may become a market maker and otherwise effect transactions in the Securities of the Company, and, if it participates in such market, may be a dominating influence in the trading of the Securities. The prices and the liquidity of the Securities may be significantly affected by the degree, if any, of the participation of the Underwriter in such market, should a market develop.

         17. Risks of low-priced stocks; penny stock regulations. If the Securities were delisted from The Nasdaq National Market (See "Risk Factors --
16. Possible delisting of securities from The Nasdaq Stock Market and market illiquidity") they may become subject to Rule 15g-9 under the 1934 Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule, if applicable, may affect the ability of broker-dealers to sell the Company's Common Stock and Warrants and may affect the ability of purchasers in this Offering to sell any of the Common Stock or Warrants acquired pursuant to this Prospectus in the secondary market.

         The Commission's regulations define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock restrictions will not apply to the Company's Common Stock or Warrants if the Common Stock is listed on The Nasdaq Stock Market and has certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Securities will qualify for exemption from these restrictions. If the Common Stock or Warrants become subject to the rules on penny stocks, the market liquidity for the Common Stock or Warrants could be severely adversely affected.

         18. Potential adverse effect of redemption of Warrants. Commencing 18 months from the date of this Prospectus, or earlier with the consent of the Underwriter, the Warrants may be redeemed by the Company at a redemption price of $.10 per Warrant upon not more than 60 nor less than 30 days' notice if the average closing price of the Common Stock is at least $15.00 per share, subject to adjustment, during the ten consecutive trading days ending not earlier than three days prior to the date the Warrants are called for redemption. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holder to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. The Company will not call the Warrants for redemption except pursuant to a currently effective prospectus and registration statement. See "Description of Securities -- Series A Redeemable Common Stock Purchase Warrants."

         19. Current prospectus and state registration required to exercise Warrants. Holders of the Warrants will only be able to exercise the Warrants if
(a) a current prospectus under the Securities Act relating to the shares of Common Stock issuable upon exercise of the Warrants is then in effect and (b) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken to use its best efforts to maintain the effectiveness of a current prospectus covering the Common Stock underlying the Warrants, and may not call the Warrants for redemption unless there is a current and effective registration statement covering the issuance of the Common Stock upon exercise of the Warrants, there can be no assurance that the Company will be able to do so. Pursuant to Section 10(a)(3) of the Securities Act, this Prospectus, unless amended or supplemented in accordance with the rules and regulations of the Commission pursuant to the Securities Act, may not be used by the Company in connection with the exercise of any Warrants subsequent to nine months from the date of this Prospectus. Prior to the expiration of nine months from the date of this Prospectus, it may be necessary to amend or supplement this Prospectus under certain conditions, in which event the Warrants could not be exercised prior to the date of the amended Prospectus or supplement. Unless there is an effective and current registration statement covering the issuance of the Common Stock upon exercise of the Warrants, the Company will not accept payment for, or issue Common Stock with respect to, the exercise of any Warrants, and any payments made by a Warrant holder will be returned by the Company. The value of the Warrants may be greatly reduced if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of Warrants reside. See "Description of Securities -- Series A Redeemable Common Stock Purchase Warrants."

         20. No Common Stock dividends anticipated; restrictions on dividend payments. The Company presently intends to retain future earnings in order to provide funds for use in the operation and expansion of its business and, accordingly, does not anticipate paying cash dividends on its Common Stock in the foreseeable future. Furthermore, the Company's loan agreements with DVI prohibit the payment of dividends without DVI's consent. The Series B Preferred Stock does not require any dividend payments unless dividends are paid to the holders of the Common Stock. The holders of the Series A Preferred Stock are entitled to an annual non-cumulative dividend in the aggregate amount of $50,000 if declared by the Board of Directors. The Company has entered into the Schulman Memorandum pursuant to which Dr. Schulman will, subject to the consummation of the transactions contemplated thereby, exchange certain of his Subordinated Notes for shares of a newly created series of dividend paying Preferred Stock. See "Certain Transactions -- Proposed Note Exchange with Dr. Schulman."

         21. Dilution. Following completion of this Offering, the pro forma net tangible book value per share of Common Stock (treating the Common Stock and the Class A Common Stock as a single class) would be $(.95). A purchaser of Common Stock in this Offering will experience immediate dilution or $5.95, or 119% of the initial public offering price of the Common Stock issued pursuant to this Prospectus. See "Dilution."

         22. Shares eligible for future sale. All of the presently issued and outstanding shares of Common Stock and Preferred Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. If a public market develops for the Company's Common Stock, the Company is unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of the Common Stock. The 9,200,000 presently outstanding shares of Common Stock, all of which are owned by SISC, will become eligible for sale pursuant to Rule 144 commencing 90 days after the effective date of the registration statement of which this Prospectus forms a part. In addition, 3,500,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, at such time as such shares become convertible, and 1,000,000 shares of Common Stock issuable upon conversion of the Class A Common Stock, if and when such shares are convertible, will be deemed acquired at the time of the acquisition of the Series B Preferred Stock or Class A Common Stock, as the case may be. Substantially all of the Company's security holders have agreed that they will not sell any shares of Common Stock owned by them or issued upon conversion or exercise of other securities for three years from the date of this Prospectus without the prior approval of the Underwriter. See "Selling Security Holder" for information relating to the registration and sale by SISC of Series B Warrants to purchase 1,000,000 shares of Common Stock and/or the underlying shares of Common Stock.

         23. Shares of Common Stock issuable pursuant to warrants and Preferred Stock; registration rights. In addition to the 9,200,000 shares of Common Stock outstanding, there are outstanding (i) 1,000,000 shares of Class A Common Stock,
(ii) Series B Warrants to purchase 1,000,000 shares of Common Stock which are owned by the Selling Security Holder, and (iii) warrants to purchase 2,250,000 shares of Class A Common Stock. In addition, 3,500,000 shares of Common Stock are issuable upon conversion of the Series B Preferred Stock commencing three years from the date of this Prospectus or such earlier date as the Class A Common Stock is converted into Common Stock and 1,200,000 shares of Class A Common Stock are issuable upon the exercise of options or other stock rights granted pursuant to the Company's 1994 Long Term Incentive Plan, of which options to purchase 850,000 shares of Class A Common Stock are outstanding. Although there is no public market for the Class A Common Stock and a market in such shares may never develop, the Class A Common Stock is included with the Common Stock in determining earnings per share, and the issuance of such shares may have an effect upon the market price for the Common Stock. The holders of certain of the warrants have piggyback registration rights commencing two years from the date of this Prospectus or earlier with the consent of the Underwriter. The Company will bear the cost of preparing such registration statements but will not receive any proceeds from the sale of shares of Common Stock pursuant thereto other than payment of the exercise price with respect to any warrants that are exercised. The existence of these registration rights, as well as the sale of shares of Common Stock pursuant to registration statements which the Company may be required to prepare, may have a depressive effect on the price of the Common Stock in the open market. In addition, the existence of such warrants and options and the registration rights referred to above may adversely affect the terms on which the Company can obtain additional equity financing. The holders of warrants are likely to exercise them at a time when the Company would otherwise be able to obtain capital on terms more favorable than those provided by the warrants.

         24. Forward-looking statements. Prospective investors are cautioned that the statements in this Prospectus that are not descriptions of historical facts may be forward looking statements that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified under "Risk Factors" and elsewhere in this Prospectus or in documents incorporated by reference in this Prospectus.

                                    DILUTION

         The net tangible book value of the Company's Common Stock at September 30, 1996 was approximately $(1.44) per share. All share and per share information included in this Prospectus has been restated to reflect a recapitalization in November 1996 pursuant to which the 1,000 shares of Common Stock became and were converted into 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Preferred Stock and 5,000 shares of Series B Preferred Stock. Net tangible book value per share of Common Stock represents the amount of the Company's tangible assets reduced by the amount of its liabilities and the liquidation preference of the Series A Preferred Stock and the Series B Preferred Stock divided by the number of outstanding shares of Common Stock and Class A Common Stock. Without taking into account any change in the net tangible book value of the Company after September 30, 1996, other than as a result of the sale of the 1,000,000 shares of Common Stock, at an initial public offering price of $5.00 per share, and 1,500,000 Warrants offered pursuant to this Prospectus, at an initial public offering price of $.15 per Warrant, after deducting estimated fees and other estimated expenses of the Offering, the Company's net tangible book value as of September 30, 1996 would have been approximately $(.95) per share. This amount represents an immediate increase in net tangible book value per share of approximately $.49 to the present stockholders and an immediate dilution (the difference between the offering price of the shares and the net tangible book value per share after the Offering) per share of approximately $5.95 to the purchasers of the Common Stock.

         The following table illustrates the dilution of one share of Common Stock as of September 30, 1996:


Public offering price per share of Common Stock                         $5.00
Net tangible book value per share at September 30, 1996       $(1.44)
Increase per share attributable to sale of the Securities
offered hereby                                                   .49
                                                               -----
Pro forma net tangible book value per share after Offering               (.95)
                                                                        ------
Dilution to public investors                                            $(5.95)*
                                                                        =======
----------

* If the Underwriter exercises the over-allotment option in full, the pro forma net tangible book value would be $(.88) per share of Common Stock, resulting in an increase in the net tangible book value per share of $.56 and dilution to the public investors of $5.88 per share.

         The following table summarizes, as of October 31, 1996, the number of shares of Common Stock purchased from the Company, the total cash consideration and the average price per share paid to the Company for such Common Stock, and the number of shares and consideration to be paid by the public investors for the 1,000,000 shares of Common Stock offered by this Prospectus.

                                                                     Total          Percent
                                    Shares of          Percent        Cash          of Total      Average
                                    Common              of           Consid-        Consid-        Price
                                    Stock              Total         eration        eration         Per
                                    Purchased          Shares         Paid           Paid          Share
Existing Stockholders                 9,200,000          90.2%       $    1,000         0.0%       $.00002
                                                                                                   =======
Public Investors                      1,000,000           9.8         5,000,000       100.0         $5.00
                                    -----------         ------       ----------       -----         =====
Total                               10,200,000          100.0%       $5,001,000       100.0%
                                    ==========          ======       ==========       ======

         The following table summarizes, as of October 31, 1996, the number of shares of Common Stock and Class A Common Stock, treated as a single class, purchased from the Company, the total cash consideration and the average price per share paid to the Company for such Common Stock, and the number of shares and consideration to be paid by the public investors for the 1,000,000 shares of Common Stock offered by this Prospectus.

                                                                            Total               Percent
                                                       Percent              Cash                of Total      Average
                                                        of                  Consid-             Consid-        Price
                                    Shares             Total                eration             eration         Per
                                    Purchased          Shares                Paid                Paid          Share
Existing Stockholders               10,200,000           91.1%           $    1,000               0.0%        $.00002
                                                                                                              =======
Public Investors                     1,000,000            8.9             5,000,000             100.0         $5.00
                                    -----------         ------           ----------             ------        =====
Total                               11,200,000          100.0%           $5,001,000             100.0%
                                    ==========          ======           ==========             ======

                                 USE OF PROCEEDS

         The Company intends to utilize the net proceeds from the sale of the Securities offered hereby, estimated at approximately $3.9 million (assuming the Underwriter's over-allotment option is not exercised), substantially as follows:

         (a) Approximately $2.4 million (61.3 % of the net proceeds) to pay principal and accrued interest on a portion of the Company's indebtedness to DVI.(1)

         (b) Approximately $1.0 million (25.5%) to purchase equipment and convert up to three MRI Centers into multi-modality Centers.(2)
         (c) The balance of approximately $500,000 million (13.2 %) for working capital and other corporate purposes.(3)
----------

(1) In September 1996, the Company borrowed $4.0 million on a long-term basis from DVI. The proceeds of these loans were used to pay certain Subordinated Notes in the principal amount of $4.0 million, which were due to former limited partners of certain of the Centers acquired by the Company.

(2) The Company may expand up to three of its Centers from MRI Centers to multi-modality Centers at which one or more other imaging technologies, such as CT, X-ray, fluoroscopy, ultrasound and mammography, will be offered, as well as the possible upgrading of existing MRI equipment at one or more Centers. In expanding its Centers, the Company may either seek lease or other financing or use a portion of the proceeds of this Offering. The extent that the proceeds of this Offering are used for such purposes will be dependent upon the availability and terms of financing and the final cost associated with such upgrades which cannot be determined at this time. In the past, the Company has financed the purchase of substantially all of its diagnostic imaging equipment; however, no assurance can be given that such financing will be available. To the extent that funds allocated to expanding Centers are not used for such purpose, such proceeds will be allocated to working capital and other corporate purposes.

(3) Certain claims have been made against the Company. In the event that a final judgment is rendered against the Company with respect to any one or more of such claims, a portion of the proceeds allocable to working capital and other corporate purposes may be used for such purposes. See "Business -- Legal Proceedings."

         In addition to the proposed expansion of up to three MRI Centers, the Company may seek to acquire additional MRI or multi-modality imaging centers if such centers are available at prices and on terms determined by the Board of Directors to be reasonable. The Company does not currently have any agreement, and is not engaged in negotiations, with respect to any such acquisition. However, if the Company acquires any additional centers, to the extent that the purchase price is not financed, a portion of the proceeds of this Offering may be used for such purposes. See "Business -- Potential Acquisitions."

         The foregoing represents the Company's current best estimate of its proposed use of the estimated net proceeds of this Offering based upon the present state of its business, operations and plans, current business conditions and the Company's evaluation of the market for its services. Management will have broad discretion with respect to the expenditure of a substantial portion of the net proceeds of this Offering, and conditions may develop which could cause management to reallocate proceeds from the categories listed above, including changes in its marketing program and changes in government policy and insurance reimbursement practices, none of which can be predicted with any degree of certainty. Furthermore, future events, including unforseen problems, expenses, difficulties, complications and delays frequently encountered by businesses, as well as changes in the economic climate, changes or anticipated changes in government regulations, new technologies, competition, reimbursement policies or acquisition or joint venture opportunities, may make the reallocation of funds necessary or desirable. Any such reallocation will be at the discretion of the Board of Directors. Furthermore, in the event that the Company determines that it is unable to continue to operate profitably, the Company may use the proceeds from this Offering to engage in other related or unrelated businesses, although it has no such intention at this time. No assurance can be given that any such businesses, if engaged in by the Company, can or will be operated profitably.

         The Company believes that the net proceeds from this Offering will be sufficient to satisfy the Company's cash requirements for at least one year following the date of this Prospectus. However, it is possible that conditions may arise as a result of which the Company may require additional capital prior to one year from the date of this Prospectus, and no assurance can be given that the Company will be able to obtain any or adequate funds when required or that any funds available to it will be available on reasonable terms. The failure to obtain necessary funds could have a material adverse effect upon the Company.

         Pending the application of the funds as described above, said funds will be invested in short-term interest-bearing deposits and securities.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of September 30, 1996, and as adjusted to reflect the sale of the 1,000,000 shares of Common Stock and 1,500,000 Warrants offered hereby and the use of a portion of the net proceeds of this Offering to pay a portion of the Company's long-term debt.

                                                           September 30, 1996
                                                         Actual      As Adjusted
                                                         (Dollars in thousands)
Short-term debt:
   Current portion of long-term debt(1)                  $3,343        $ 3,343
   Current portion of subordinated debt(2)                  918            918
   Capital lease obligations -- current maturities(3)     1,210          1,210
   Covenant not to compete                                  267            267
                                                        -------        -------
                                                        $ 5,738        $ 5,738
                                                        =======        =======
Long-term debt:
   Notes payable(1)                                     $12,466       $ 10,366
   Revolving loan(1)                                      4,663          4,663
   Subordinated debt(2)                                   6,656          6,656
   Due to affiliate(4)                                    1,598          1,598
   Capital lease obligations -- long-term portion(3)      2,864          2,864
                                                        -------         ------
                                                         28,247         26,147
Stockholders' equity:
   Preferred Stock, par value $.01 per share,
    6,000,000 shares authorized, of which:
     5,000 shares are authorized, issued,
      outstanding and designated as Series
      A Redeemable Preferred Stock, with certain
      redemption rights(5)                                   --             --
     5,000 shares are authorized, issued,
      outstanding and designated as Series
      B Convertible Redeemable Preferred Stock,
      with certain redemption rights(6)                      --             --
   Common Stock, par value $.01 per share,
    50,000,000 shares authorized, 9,200,000
    shares issued and outstanding and 10,200,000
    shares outstanding as adjusted(7)                        92            102
   Class A Common Stock, par value $.01 per share,
    6,000,000 shares authorized, 1,000,000 shares
    issued and outstanding(8)                                10             10
   Additional paid-in capital                               591          4,572
   Accumulated earnings                                   5,745          5,745
                                                          -----          -----
Stockholders' equity                                      6,438         10,429
                                                        -------         ------
Total capitalization                                    $34,685        $36,576
                                                        =======        =======
---------

(1) See Note 7 of Notes to International Magnetic Imaging, Inc. Combined Financial Statements.

(2) These notes were incurred in connection with the acquisition of the Centers. See Notes 2 and 7 of Notes to International Magnetic Imaging, Inc. Combined Financial Statements.

(3) See Note 6 of Notes to International Magnetic Imaging, Inc. Combined Financial Statements.

(4) Represents indebtedness to SISC, principally the unpaid balance of funds loaned to the Company to pay expenses of the acquisition of the Centers and the value of Consolidated common stock issued in connection with the acquisition of the Centers. See "Certain Transactions" and
         Note 11 of Notes to International Magnetic Imaging, Inc. Combined Financial Statements.

(5) The Series A Preferred Stock has a liquidation preference of $100 in the aggregate and an aggregate redemption price of $100. The amount shown reflects the liquidation preference of the Series A Preferred Stock as of the date of this Prospectus. See "Description of Securities -- Series A Preferred Stock" for information concerning the rights, preferences and privileges of the holders of the Series A Preferred Stock.

(6) The Series B Preferred Stock has a liquidation preference of $5,150 in the aggregate and an aggregate redemption price of $100. The amount shown reflects the liquidation preference of the Series B Preferred Stock as of the date of this Prospectus. See "Description of Securities -- Series B Preferred Stock" for information concerning the rights, preferences and privileges of the holders of the Series B Preferred Stock.

(7) Does not include an aggregate of 4,500,000 shares of Common Stock reserved as follows: (a) 1,000,000 shares issuable upon exercise of the Series B Warrants and (b) 3,500,000 shares issuable upon conversion of the outstanding shares of Series B Preferred Stock. In addition, there are reserved (i) 1,500,000 shares issuable upon exercise of the Warrants offered by this Prospectus; (ii) 375,000 shares issuable upon exercise of the Underwriter's over-allotment option and upon exercise of Warrants issuable upon exercise of such over-allotment option, (iii) 250,000 shares issuable upon exercise of the Underwriter's Options and upon exercise of Warrants issuable upon exercise of the Underwriter's Options and (iv) 1,000,000 shares issuable upon exercise of a warrant to be issued to DVI under certain circumstances. See "Certain Transactions," "Description of Securities" and "Underwriting."

(8) Does not include an aggregate of 3,450,000 shares of Class A Common Stock reserved as follows: (a) 2,250,000 shares issuable upon exercise of the outstanding warrants and (b) 1,200,000 shares issuable upon the grant of options, rights or other equity-based incentives provided pursuant to the Company's 1994 Long-Term Incentive Plan. In addition, warrants to purchase 25,000 shares of Class A Common Stock may be issued to Dr. Schulman pursuant to the Schulman Memorandum. See "Certain Transactions."

(9) Certain of the Centers are operated by limited partnerships of which separate subsidiaries of the Company own the general and limited partnership interest. Accumulated earnings includes partners' capital, which consists of a general partners' capital deficit of $668 and a limited partners' capital of $1,177.

         See "Business -- Property" and Note 6 of Notes to International Magnetic Imaging, Inc. Combined Financial Statements for information concerning the Company's long-term lease obligations.

                      INTERNATIONAL MAGNETIC IMAGING, INC.
                             SELECTED FINANCIAL DATA
                    (in thousands, except per share amounts)

         Set forth below is selected financial data with respect to the Company for the nine months ended September 30, 1996 and 1995, the year ended December 31, 1995 and the period from inception (September 30, 1994) to December 31, 1994. The selected financial data has been derived from the financial statements which appear elsewhere in this Prospectus. The unaudited financial data for the interim periods reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the data for such periods. The results of operations for the interim periods are not necessarily indicative of operating results for the entire year. This data should be read in conjunction with the financial statements of the Company and the related notes which are included elsewhere in this Prospectus.

Statement of Operations Data:

                                                                 September 30,
                               Nine Months        Year Ended   1994 (Inception)
                            Ended September 30,    December    (1) to December
                               1996     1995       31, 1995       30, 1994
                            -------  -------       --------       --------
Revenue                     $23,776  $20,874        $28,044        $6,557
Net income                    2,613    1,865          2,682           449
Net income per share
of Common Stock(2)
  Primary                       .17      .12            .19           .03
  Fully diluted                 (3)      (3)            .18           (3)
Weighted average number
of shares outstanding(4)
  Primary                    14,010   13,977         14,030        13,939
  Fully diluted                 (3)      (3)         15,706           (3)
-----------

Balance Sheet Data:

                               September     December     December
                                30, 1996     31, 1995     31, 1994
                               ---------     --------     --------
Working capital (deficiency)   $  4,501      $(8,857)     $     60
Total assets                     45,066       39,872        40,911
Total liabilities                38,628       36,740        40,461
Accumulated earnings              5,745        3,131           449
Stockholders' equity(2),(5)       6,438        3,132           450
------------

(1) Although the Company was organized in March 1994, it did not commence operations until September 30, 1994, when it acquired nine Centers.

(2) For purposes of net income per share of Common Stock and stockholders' equity, the Common Stock and Class A Common Stock are treated as a single class, and the weighted average number of shares of Common Stock outstanding includes both the Common Stock and the Class A Common Stock.

(3) Fully diluted earnings per share is not included since the per share amounts are anti-dilutive.

(4) All shares of Common Stock and Class A Common Stock issued prior to the date of this Prospectus are treated as outstanding since inception.

(5) Stockholders' equity includes (a) the partners' capital of the partnerships in which subsidiaries of the Company own the general and limited partnership.

                      INTERNATIONAL MAGNETIC IMAGING, INC.
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS


Results of Operations

Nine Months Ended September 30, 1996 and 1995

         Revenue increased $2.9 million, or 13.9% from the nine months ended September 30, 1995 (the "September 1995 period") to the nine months ended September 30, 1996 (the "September 1996 period"). As noted in the table below, the mix of procedures by payor class remained relatively level. The increase in revenue reflects an increase in scan volume. There was no substantial change in the reimbursement rates from the September 1995 period to the September 1996 period. The percentage of procedure volume was as follows for the comparable periods:


                                                Percentage of Procedure Volume
                                                 September         September
Class of Payor                                  1996 Period       1995 Period
--------------                                  -----------       -----------
MRI procedures (representing 89% and 91%, respectively, of all revenues for the September 1996 and 1995 periods)

Managed care                                        37%               38%
Commercial                                          17%               17%
Medicare                                            12%                9%
Workers' compensation (other than pursuant
 to contracts with workers' compensation
 insurers)                                          11%               14%
Brokered scan services                              11%                9%
Contract workers' compensation                       5%                6%
Liability                                            5%                5%
Other                                                2%                2%

Multi-modality procedures, other than MRI(1)
 (representing 11% and 9%, respectively, of all revenues for the September 1996 and 1995 periods)

Managed care                                        84%               85%
Medicare                                             8%                6%
Commercial                                           5%                6%
Other                                                3%                3%
---------

(1) Includes CAT scans, nuclear medicine, mammography, fluoroscopy and X-rays.

         The Company's operating expenses for the September 1996 period increased by $2.2 million, or 12.9%, from $17.0 million for the September 1995 period to $19.2 million for the September 1996 period. The overall increase in expenses, which was less than the increase in revenue, reflected a number of factors discussed below.

         Radiology fees increased $195,000, or 8.8%, from the September 1995 period to the September 1996 period. Radiology fees are based on cash collections related to services performed. Cash collections for services were $20.8 million and $18.6 million, respectively, for the September 1996 and 1995 periods, representing an overall increase of approximately 11.8%. The rates paid vary from Center to Center and, for the September 1995 period, cash collections were greater for Centers that pay the radiologists a higher rate than for the September 1996 period.

         Equipment maintenance costs relate primarily to fixed contract payment schedules and generally do not fluctuate from period to period unless repairs and maintenance are required that are not covered by the equipment contracts or new equipment is placed into service or removed from service. During the comparable periods, the equipment maintenance remained relatively level, increasing only .5%, since substantially all maintenance costs were incurred pursuant to fixed maintenance contracts.

         Patient service costs and expenses consist primarily of film and contrast agents used in the MRI procedures and utility costs of running the MRI equipment. During the September 1995 and 1996 periods, such costs increased $228,000 or 15.5%. Approximately $98,000 of this increase related to an increase in medical supplies used by a multi-modality Center that performs CAT scans, nuclear medicine, mammography, fluoroscopy and X-rays, which had a significant increase in volume. Additionally, in the September 1996 period, one of the Company's MRI Centers started using upgraded equipment that required a grade of processing film that was more expensive than in the September 1995 period, accounting for an increase in costs of approximately $105,000. The remaining increase is due to the additional procedure volume which inherently requires more patient service costs which was partially offset by negotiated decreases in overall per unit film and contrast agent costs.

         Salaries and benefits increased $483,000, or 10.9%, from the September 1995 period to the September 1996 period. Of this increase, approximately $105,000 relates to a bonus paid to the Company's chief financial officer for services relating to the DVI loans incurred in 1996. Additionally, during the September 1996 period, the Centers increased their hours of operations in order to increase volume. These increased hours of operation required additional personnel in certain Centers and required some overtime in all Centers. The per employee base salary and benefit costs did not significantly increase.

         Professional services, consisting primarily of legal, accounting and consulting services, remained relatively level, increasing only $41,000, or 6.5%, in the September 1996 period from the September 1995 period. In the September 1996 period, legal fees decreased approximately $139,000 due to the fact that during the September 1995 period, the Company incurred additional post acquisition legal costs that were not incurred in the September 1996 period. Such decrease was offset by an increase in consulting fees of approximately $152,000 pursuant to marketing agreements that were entered into subsequent to September 30, 1995. Accounting and other professional fees increased only $28,000 in the aggregate.

         Other management, general and administrative expenses increased $655,000, or 22.3% for the comparable periods. During the September 1996 period, one of the Centers was in the process of relocating to a new facility and, in connection therewith, it rented, on a short-term basis, MRI equipment at a rental cost of approximately $441,000 and was paying rent at two locations on a temporary basis resulting in additional rental expenses of $27,000. Other significant increases include $71,000 for an administrative fee paid to DVI as a result of borrowings incurred subsequent to September 30, 1995 and $40,000 for compensation to temporary employees of MRI Net who replaced permanent employees whose compensation in the September 1995 period is included under salaries and benefits.

         Provision for bad debts increased $514,000, or 83.7%, from the September 1995 period to the September 1996 period. Substantially all of this increase reflects an evaluation of the collectibility of receivables from third-party liability payors which were generated prior to the September 30, 1994 acquisition of the Centers. Revenue from third-party liability payors represented only 5% of revenue for the September 1996 and September 1995 periods.

         Depreciation and amortization consists of the depreciation of purchased equipment, buildings, leasehold improvements and capital leases and the amortization of goodwill, customer lists, restrictive covenants and loan costs. Depreciation expenses decreased only $40,000, or 1.8%, from the September 1995 period to the September 1996 period, which reflects the addition of equipment in certain of the Centers, which was offset by a decrease in Centers where equipment is fully depreciated as of the September 1996 period. Amortization increased $69,000, or 4.5%, for the comparable period due to an increase in capitalized loan costs which were incurred at the beginning of 1996 for the refinancing of certain portions of subordinated debt.

         Interest and other income increased $378,000, or 374%, from the September 1995 period to the September 1996 period. During August 1995, the Company entered into a joint venture agreement with respect to an MRI Center in the Orlando, Florida area. Income from the joint venture during the September 1996 and 1995 periods were $225,000 and $42,000, respectively. The September 1996 period also includes a change in an estimate relating to prior period over-accruals of tangible personal property texts of approximately $140,000 for the Company's San Juan Center. Other components of interest and other income were not significant for either period.

         Interest expenses for the September 1996 period increased $154,000, or 7.9%. At the beginning of 1996, the Company refinanced certain Subordinated Notes, which were short-term notes on which the Company paid interest at 7%, with long-term debt with rates varying from 11% to 12%. The increase in interest expense from the higher rate was partially offset by reduced principal amount on which interest was paid.

         The Company's current provision for income taxes is comprised of state and Puerto Rico income taxes. State income taxes for the September 1996 and 1995 periods were $297,000 and $86,000, respectively. Puerto Rico income taxes were $0 and $61,000 for the September 1996 and 1995 periods, respectively. During the September 1996 period, the Company utilized $802,000 of a $2.6 million deferred tax asset to reduce current Federal income tax by $692,000, current state income tax by

$75,000 and current Puerto Rico income tax by $35,000. Of the $802,000 that was utilized, $114,000 relates to the September 1995 period and $57,000 relates to the three months ended December 31, 1994, representing changes in an estimate. The Company also has a state net operating loss carryforward at September 30, 1996 of $3.6 million to offset state income taxes of certain Centers in which losses have accumulated.

         During the September 1995 period, no Federal income taxes were incurred as a result of the use of the Company's available Federal income tax loss carryforwards, which were fully utilized during the year ended December 31, 1995. In the September 1996 period, the Company accrued Federal income taxes at the statutory rate for the period. The actual tax liability was offset in full by the use of Consolidated's tax loss and loss carryforward, since the Company files its Federal tax return as part of a consolidated tax return with Consolidated.

         Overall profitability increased $749,000, or 40.1%, for the September 1996 period from the September 1995 period, reflecting gains in net revenues in excess of increased overall costs, including the $171,000 change in estimated state and Puerto Rico income taxes relating to prior periods. During the September 1996 period, three of the Centers operated at an aggregate net loss of $1.5 million while the remaining Centers generated aggregate net income of $4.1 million. During the September 1995 period, five of the Centers operated at net losses of $1.4 million while the remaining Centers generated aggregate net income of $3.3 million. In 1996, the Company its greatest revenue in the first quarter with reduced revenue and gross margin in the second quarters, which is consistent with the past performance. Management anticipates that the operating results for the fourth quarter of 1996 will show a moderate increase from the third quarter.

Years Ended December 31, 1995 and 1994

         The results of the Company's operations for the year ended December 31, 1995 are not comparable with the results of operations for the year ended December 31, 1994 since the operating results for 1994 only include the period from the date of inception (September 30, 1994) to December 31, 1994. In the following discussion, 1995 refers to the year ended December 31, 1995, and 1994 refers to the period from inception (September 30, 1994) to December 31, 1994.

         Revenue for 1995 amounted to $28.0 million, of which $27.4 million resulted from performing MRI and other diagnostic modality procedures, $212,000 from management services and $450,000 from other service revenues. Revenues for 1994 amounted to $6.6 million, of which $6.5 million resulted from performing MRI and other diagnostic modality procedures, $23,000 from management services and $7,000 from other service revenues. The average revenue per MRI procedure remained relatively level for both 1995 and 1994 although the average net collections per procedure declined modestly. The percentage of procedure volume was as follows for 1995 and 1994:



                                           Percentage of Procedure Volume
                                        Year Ended       From Date of Inception
                                     December 31, 1995   (September 30, 1994) to
Payor Type                                                  December 31,1994
----------                           -----------------   ----------------------
MRI Procedures (representing 91% and
 92%, respectively, of revenues for
 1995 and 1994)

Managed Care                                38%                   41%
Commercial                                  17%                   18%
Workers' Compensation (other than
 pursuant to contracts with
workers' compensation insurers)             14%                   15%
Medicare                                     9%                   14%
Brokered Scan Services                       9%                   --
Contract Workers' compensation               6%                    5%
Liability                                    4%                    5%
Other                                        3%                    2%

Multi-modality procedures, other
 than MRI (representing 9% and 8%,
 respectively, of revenues for 1995
 and 1994):

Managed Care                                85%                   85%
Medicare                                     6%                    6%
Commercial                                   6%                    6%
Other                                        3%                    3%
---------

         Radiology fees amounted to $3.0 million and $527,000 for 1995 and 1994, respectively. Effective December 1994, radiology fees are incurred based on cash collections related to services performed. During 1995, cash collections for services were $25.4 million and the aggregate radiology rates were approximately 12% of such collections. During October and November 1994, the radiologists were employees of a subsidiary of the Company and, accordingly, compensation to radiologists of approximately $232,000 is included in salaries and benefits for such period. In December 1994, the radiologists were independent contractors pursuant to service agreements with the Centers, and radiology fees, which are based on a percentage of cash collections for services performed, amounted to $527,000.

         During 1995 and 1994, the equipment maintenance costs were $1.2 million and $360,000, respectively, and as a percent of revenues were 4% and 6%, respectively, which is consistent with current maintenance cost trends since significantly all maintenance costs were incurred pursuant to fixed maintenance contracts.

         Patient service costs and expenses during 1995 and 1994 were $1.9 million and $521,000, respectively. Generally, patient service costs will fluctuate based on fluctuations in scan procedure volumes.

         Salaries and benefits for 1995 and 1994 were $5.9 million and $1.7 million, respectively. During 1995, management implemented a cost reduction plan which included the reduction of overall salary and wage levels which accounted for the decrease in such costs as a percentage of revenues. The salaries and benefits for 1994 include $232,000 paid to radiologists based on fixed fee contracts and the 1995 amounts do not include any such amounts paid to radiologists as discussed above.

         Professional fees were $787,000 and $39,000 for 1995 and 1994, respectively. During 1995, the Company incurred legal and accounting fees of approximately $502,000 and $172,000, respectively. A significant portion of the legal fees related to additional post acquisition services that are not expected to be incurred in future periods. The accounting fees relate primarily to audit services performed for 1995. Additionally, during 1995, the Company entered into marketing agreements and in connection therewith, incurred approximately $113,000 in consulting costs. Professional fees during the three months ended December 31, 1994 were not significant.

         Other management, general and administrative expenses were $4.0 million and $947,000, respectively, for 1995 and 1994. During 1995, management implemented a cost reduction plan which included the centralization of billing and collections operations and renegotiations with significant vendors which, during 1995 allowed the Company to maintain other management, general and administrative expenses relatively level while scan procedure volumes increased.

         During 1995 and 1994, the provision for bad debts was $855,000 and $131,000, respectively, reflecting the difference in revenue for the periods.

         During 1995 and 1994, depreciation and amortization expense collectively were $5.0 million and $1.3 million, respectively, which on an annualized basis results in no significant fluctuation.

         Interest and other income for 1995 and 1994 was $193,000 and $140,000, respectively. In August 1995, the Company entered into a joint venture agreement with the owner of another MRI center in Orlando, Florida. The income from such Center is treated as other income, and, as a result, future periods will reflect an increase in other income. During 1995, income from the joint venture approximated $120,000.

         Interest expense was $2.6 million and $703,000, respectively, for 1995 and 1994. On an annualized basis, this represents a decrease of approximately 9% due to principal payments on certain debt.

         Loss on sale and disposal of assets for 1995 was $104,000, of which $79,000 related to the replacement of MRI equipment in one of the Centers and the remainder related to the write-off of obsolete equipment.

         Provision for state income taxes for 1995 and 1994 was $209,000 and $24,000, respectively, representing 7% and 5%, respectively, of income before taxes. As noted previously, during 1996, the Company recorded a change in estimate for state income taxes of $57,000 for each of 1994 and 1995. Based on this change in estimate, it is expected that the effective rate will increase for periods after 1995.

         Overall profitability for 1995 and 1994 was $2.7 million and $449,000, respectively. During 1995, five of the Centers operated at an aggregate net loss of $2.0 million while the remaining Centers generated aggregate net income of $4.6 million. During 1994, four of the Centers operated at an aggregate net loss of $388,000, while the remaining Centers generated aggregate net income of $837,000.

Liquidity and Capital Resources

         The Company's principal working capital consists of cash and cash equivalents. Cash and cash equivalents increased $335,000 from $1.4 million at December 31, 1995 to $1.7 million at September 30, 1996. During the nine months ended September 30, 1996, the Company's net cash provided by operations was $4.4 million. Sources of funds during the nine months ended September 30, 1996, other than from operations, includes $15.4 million from debt financings and $139,000 from refunds of deposits previously paid. Uses of cash, other than to fund operations, includes $14.1 million for repayment of debt, $3.5 million for fixed asset purchases, $1.0 million for payments on capital lease obligations, $560,000 for payment of loan costs, $380,000 for net advances to affiliates and $74,000 for offering costs.

         Working capital assets, other than cash, increased by $2.0 million. Receivables increased by $1.8 million due primarily to increased revenue, and prepaid expenses and other current assets increased by $241,000 due primarily to a $300,000 loan that was made to the president and chief executive officer of the Company.

         Working capital liabilities decreased by $11.0 million. Current portions of debt and capital lease obligations decreased by $11.3 million primarily as a result of the January and September 1996 refinancings of a significant portion of Subordinated Notes that were due in 1996. Such financing consisted of term loans of $6.0 million and an accounts receivable revolving loan of $6.0 million, of which $5.0 million was utilized by the Company. The Company used the proceeds of $11.0 million from these loans as follows:


Repayment of Subordinated Notes that were due in September 1996      $9,800,000
Working capital                                                         495,000
Loan costs                                                              300,000
Loan to Company's president and chief executive officer                 300,000
Bonus to Company's chief financial officer for loan negotiation         105,000


         As a result of the refinancings, approximately $12.4 million of debt that was currently due was replaced by long-term debt. As of September 30, 1996, Stephen A. Schulman, M.D., president and chief executive officer of the Company, the other two former stockholder-directors of IMI-Florida and the Schulman Affiliated Entities held Subordinated Notes, which were issued in connection with the acquisition of the Centers, in the aggregate principal amount of $7.1 million, and which are due in various installments through 1999. Certain subsidiaries that issued the Subordinated Notes have not made certain payments of principal or interest due on such notes in 1996, as result of which the holders may have the right to declare a default. Although no default has been called, no assurance can be given that some or all of the holders of such Subordinated Notes will not seek to declare a default. The Company and Dr. Schulman have entered into the Schulman Memorandum which contemplates the exchange of Subordinated Notes in the aggregate principal amount of approximately $2.1 million, which are owned by Dr. Schulman or in which he has an interest, for shares of a new series of Preferred Stock having a redemption price of approximately $1.7 million.

         Other significant changes in current liabilities were as follows:

         The nominal change in accounts payable and accrued expenses reflected
(1) a $358,000 paydown of trade accounts payable, (2) increased personal property, real property and intangible taxes of $70,000 related to the timing of such tax payments, (3) increased Health Care Cost Containment Board ("HCCCB") accruals of $91,000 due to increased net patient service revenue net of the related bad debt expense on which the HCCCB accrual is calculated, (4) $150,000 in increased legal expenses, and (5) $52,000 in increased radiology fees due to higher cash collections in the September 1996 period on which the fees are based.

         Current state income taxes payable increased by $377,000 due to a $171,000 adjustment for a change in accounting estimate relating to 1995 and 1994 and an increase due to increased pre-tax profits. For the year ending December 31, 1996, the Company will file a consolidated Federal income tax return with Consolidated. As a result, although the Company will accrue Federal income taxes on its Federal taxable income at the statutory rates for 1996, the Company will have no Federal income tax liability because Consolidated has agreed to forgive the amount due Consolidated in consideration for the use of the tax loss or loss carryforward in 1996. As a result, the Company's working capital and cash flow in 1996 will be increased by the amount of the net Federal income tax savings.

         Other current liabilities decreased $111,000 due to the payment of amounts due to Consolidated.

         Overall, the Company's working capital increased $13.4 million from a working capital deficit of $8.9 million at December 31, 1995 to positive working capital of $4.5 million at September 30, 1996.

Impact of Inflation

         The Company is subject to normal inflationary trends. Although the Company seeks to pass on such costs, its ability to do so is affected by applicable healthcare laws, rules and regulations as well as the payment policies of insurers and other third-party payors, and, in recent periods, the Company has seen a decrease in the average net collection per procedure for both MRI procedures and multi-modality procedures, although the Company has seen an increase in the average net collections from MRI procedures for the nine months ended September 30, 1996.


                                    BUSINESS

General

         The Company owns and operates ten medical diagnostic imaging Centers, of which three are multi-modality Centers and seven are exclusively MRI Centers. One of the MRI Centers is operated by a joint venture in which the Company has a 50% interest. The Company also owns MRI Net, Inc. ("MRI Net"), which operates a referral network through which patients are referred to diagnostic imaging centers throughout the state of Florida, including the Company's Florida Centers..

         Medical diagnostic imaging procedures, such as MRI, are used to diagnose various diseases and physical injuries. The multi-modality Centers use various imaging procedures, such as MRI, CT, mammography, X-ray, ultrasound, fluoroscopy and other technologies while the MRI Centers only offer MRI.

         MRI systems enhance the diagnosis of disease and medical disorders, frequently eliminating the need for exploratory surgery and often reducing the amount and cost of care required to evaluate and treat a patient. Since the introduction of MRI in the early 1980's, the use of MRI has experienced rapid growth due to the technology's ability to provide anatomical images of high contrast and detail. MRI, which does not utilize x-ray or other radiation based technologies, employs high-strength magnetic fields, high frequency radio waves and high-speed computers to process data. In addition, the development of pharmaceutical contrast agents, software advancements and new hardware peripherals continue to expand the clinical applications and throughput efficiency of MRI technology.

         MRI employs high-strength magnetic fields, high frequency radio waves and high-speed computers to obtain clear, multi-planar images of the body's internal tissues without exploratory surgery or biopsy. In addition, MRI is able to obtain multi-planar slices of the body. These images are then displayed on film or on the video screen of an MRI system's console in the form of a multi-planar image of the organ or tissue. This information can be stored on magnetic media for future access, or "printed" on film for interpretation by a physician and retention in the patient's files, enabling healthcare professionals to study the patient's internal conditions in detail. The superiority of MRI image quality compared to other imaging modalities generally makes possible a more accurate diagnosis and often reduces the amount and cost of care needed to evaluate and treat a patient.

         The major components of an MRI system are (i) a large, cylindrical magnet, (ii) radio wave equipment, and (iii) a computer for data storage and image processing. During an MRI study, a patient lies on a table which is then placed into the magnet. Although patients have historically spent 30 to 45 minutes inside the magnet during which time images of multiple planes are acquired, the newest MRI machines allow patients to spend significantly less time inside the magnet. Additional time is required for computer processing of the images.

         Developments in imaging technology are either hardware or software related. Most recent developments have been software upgrades which permit greater resolution and accuracy and greater efficiency of operations. However, there have been improvements in hardware. The Company seeks to offer the most current and accepted technologies, and, in this connection, it seeks to upgrade its equipment with selected software upgrades to the extent financially feasible. The Company also evaluates new hardware and if it determines that the purchase of the equipment will be advantageous to the Company and financing is available on acceptable terms, it may either purchase or lease new equipment. The decision to purchase new MRI equipment is based on the needs of the market and the advantages of such equipment over existing equipment.


Acquisition of the Centers

         On September 30, 1994, the Company, through wholly-owned subsidiaries, acquired eight MRI Centers, one multi-modality Center, IMI-Florida, which managed the operations of the Centers, the assets of MD Corp., which provided the services of radiologists to the Centers, and MRI Net, a corporation that operates a statewide network of MRI centers in Florida. In January 1995, the Company, through another wholly-owned subsidiary, acquired an additional MRI Center, which was affiliated with such Centers.

         The purchase price of the ten Centers, together with certain related companies, was $30.6 million, of which $7.0 million was paid in cash, $20.7 million was paid by the issuance of Subordinated Notes, and $2.9 million was paid through the issuance of shares of Consolidated's common stock, exclusive of acquisition costs of $1.3 million. As of September 30, 1996, outstanding Subordinated Notes in the principal amount of $7.1 million were payable to Dr. Schulman, his wife, the other two former stockholder-directors of IMI-Florida and the Schulman Affiliated Entities. See "Certain Transactions."

         In connection with the acquisition of the Centers, the Company borrowed an aggregate of approximately $7.1 million from DVI on a secured, term-loan basis payable over 60 months. Since the completion of the acquisition of the Centers, the Company's subsidiaries borrowed additional money from DVI to pay certain of the Subordinated Notes and to purchase equipment. See "Certain Transactions -- Agreements with DVI."

         In September 1994, contemporaneously with the purchase of nine of the Centers, the Company entered into a five-year employment agreement with Dr. Stephen A. Schulman, who was the president of IMI-Florida and became the president and chief executive officer of the Company. See "Management -- Remuneration."


Outpatient Services and Patient Base

         Each Center is a fixed-site, outpatient facility that is designed, equipped and staffed to provide physicians and healthcare providers with high quality MRI, and, with respect to the multi-modality Centers, other medical diagnostic imaging services that historically were available only at hospitals. The Company schedules patients, prepares all patient billing and is responsible for the collection of all charges. The Company is also responsible for related administrative and record-keeping functions. The Company typically staffs its Centers with technical and administrative support personnel who assist physicians in obtaining MRI and other diagnostic scans. The Centers are designed to offer a pleasant environment where patients are not subjected to the admission complexities and institutional atmosphere of most hospitals.

         Many physicians and other healthcare providers who have a need for MRI and other diagnostic imaging procedures do not have the financial ability or desire to own their own equipment. As a result, such providers use outpatient MRI and multi-modality facilities such as the Centers for the following reasons, among others: (i) ability to receive comprehensive MRI and other medical diagnostic imaging services, including qualified technicians, equipment maintenance, insurance and equipment upgrades; (ii) desire to obtain quick access to MRI and other medical diagnostic imaging services; (iii) lack of sufficient patient volume to justify the capital cost of purchasing an MRI or other medical diagnostic imaging equipment; (iv) desire to use MRI or other medical diagnostic imaging equipment to facilitate caring for their patients;
(v) lack of financial ability to purchase MRI or other medical diagnostic imaging equipment, and/or (vi) inability to obtain required regulatory approval to purchase or operate such equipment.

         In addition, many healthcare providers with sufficient patient utilization and resources to justify in-house MRI and other medical diagnostic imaging equipment ownership prefer to use independent facilities such as the Centers in order to: (i) obtain the use of such equipment without capital investment; (ii) eliminate the need to recruit, train and manage qualified technicians; (iii) retain the flexibility to take advantage of all technological developments; (iv) avoid future uncertainty as to reimbursement policies; (v) provide additional imaging services when patient demand exceeds in-house capacity, and/or (vi) obtain radiologic and other diagnostic and technical services.

         Set forth below is information relating to the Centers.

                                                                  Date Service
Center                      Location                              Commenced
------                      --------                              ----------
Pine Island                 Plantation, Florida                   December 1986
North Miami Beach           North Miami Beach, Florida            January 1988
Boca Raton(1)               Boca Raton, Florida                   November 1988
Physicians Outpatient
Diagnostic Center(2)        Ft. Lauderdale, Florida               November 1985
South Dade(3)               Miami, Florida                        December 1989
Oakland                     Oakland Park, Florida                 January 1990
San Juan(4)                 San Juan, Puerto Rico                 October 1990
Arlington                   Arlington, Virginia                   December 1990
Kansas City                 Overland Park, Kansas                 October 1991
Orlando(5)                  Orlando, Florida                      September 1992
----------

(1) The Company expanded the Boca Raton Center to a multi-modality Center in July 1996. The Center offers MRI and CT imaging services.

(2) Physicians Outpatient Diagnostic Center ("PODC") has been a multi-modality Center since prior to the Company's acquisition of the Center. It offers CT, mammography, X-ray, ultrasound and other modalities.

(3) The Company converted the South Dade Center to a multi-modality Center and upgraded its MRI equipment in October 1996 at a cost of approximately $2.5 million. As part of the conversion, the Center was moved to larger facilities, its MRI equipment was upgraded, and the Center now offers CT, fluoroscopy and ultrasound services in addition to MRI.

(4)      In September 1996, this Center upgraded its MRI equipment.

(5) The Orlando Center is operated as a joint venture with a non-affiliated party and is co-managed by the Company and its joint venture partner. The equipment used in this Center has been provided by the Company's joint venture partner, and the Company's equipment is used for backup.

         Currently, the Company intends to expand up to three other MRI Centers, including the North Miami Beach Center, following the completion of this Offering, although it has not made any commitments or plans with respect to such expansion. See "Use of Proceeds". The Company may expand other MRI equipment and/or convert other MRI Centers to multi-modality Centers if it determines there is a need to do so.

         Each Center generally has a full-time staff of eight to ten employees, typically consisting of technicians, file clerks, a marketing representative, a transcriptionist, one or more receptionists and a center administrator. The Centers are open at such hours as are appropriate for the local medical community. Most are open from 7:00 a.m. to 9:00 p.m. each weekday, and many of the Centers offer extended evening and weekend hours. Each Center is supervised by a center administrator. The Company is responsible for patient scheduling and billing the patient (or third party payor) directly. The Company has contracts with independent board-certified radiologists, some of which have sub-specialty training in orthopedic and neuroradiology, to interpret the Company's scans and provide the test results to the referring physician. The Company is not itself engaged in the practice of medicine.

         The Company markets its services through open houses, lectures, symposia, direct mail and direct physician marketing. Each Center uses one or more marketing representatives, the Center's administrator and certain radiologists who interpret the

Company's scans to market its services to the local medical community, while the Company's national accounts manager focuses on managed care providers and third party payors. The Company also utilizes the marketing expertise and abilities of Dr.
Schulman when required.

         Almost all of the Company's revenue is derived from third-party payors. For the nine months ended September 30, 1996 and the year ended December 31, 1995, the Company derived approximately 87% and 91% of its revenue from non-government payors and approximately 13% and 9% from government sponsored healthcare programs, principally Medicare and Medicaid. The Company's revenue and profitability may be materially adversely affected by the current trend in the healthcare industry toward cost containment as government and private third-party payors seek to impose lower reimbursement and utilization rates and negotiate reduced payment schedules with service providers. Continuing budgetary constraints at both the Federal and state level and the rapidly escalating costs of healthcare and reimbursement programs have led, and may continue to lead, to significant reductions in government and other third-party reimbursements for certain medical charges and to the negotiation of reduced contract rates or capitation or other financial risk-shifting payment systems by third-party payors with service providers. Both the Federal government and various states are considering imposing limitations on the amount of funding available for various healthcare services. The Company cannot predict whether or when any such proposals will be adopted or, if adopted and implemented, what effect, if any, such proposals would have on the Company. In addition, rates paid by private third-party payors, including those that provide Medicare supplemental insurance, are generally higher than Medicare payment rates. Changes in the mix of the Company's patients among the non-government payors and government sponsored healthcare programs, and among different types of non-government payors and government sponsored healthcare programs, and among different types of non-government payor sources, could have a material adverse effect on the Company. Further reductions in payments to physicians or other changes in reimbursement for healthcare services could have a material adverse effect on the Company, unless the Company is otherwise able to offset such payment reductions through cost reductions, increased volume, introduction of new procedures or otherwise, as to which no assurance can be given. The Company has consummated and is continuing to negotiate agreements with managed care organizations pursuant to which the Company provides and will provide MRI and other services; however, such agreements typically reflect a reduced level of revenue per scan. Although the Company's average net collection from MRI procedures increased to $710 for the nine months ended September 30, 1996, the net collections per MRI procedure decreased in prior periods. The Company's average net collection per MRI procedure decreased from $763 in 1993, to $726 in 1994 to $639 for 1995. The increase for the nine months ended September 30, 1996 reflected an increase in higher paying procedures as well as a reduction in lower-paying procedures, principally in the San Juan Center which was not operational during a portion of the period while the equipment was being upgraded as well as during the period when San Juan was recovering from the effects of Hurricane Hortense. No assurance can be given that the average net collections per MRI Procedure will not decrease in the future. The Company's net collection per multimodality procedure was $95 for 1993, 1994 and 1995 and $82 for the nine months ended September 30, 1996..

         The Company is highly dependent on referrals from physicians who have no contractual or economic obligation to refer patients to the Company's facilities. Since the acquisition of the Centers, the percentage of revenue from the former physician-partners and other physician-equity owners of the Centers has decreased in terms of both total revenue and number of MRI scans. The percentage of revenue derived from referrals from such physicians was 38% for 1994 and 24% for 1995 and the nine months ended September 30, 1996. In 1994, 1995 and the nine months ended September 30, 1996, the Company performed 13,000, 9,000 and 7,000 procedures, respectively, for patients referred by such physicians and 21,000, 26,000 and 22,000 from patients referred by other physicians.

         Commencing in 1995, a portion of the Company's revenue was obtained by physician referrals which were generated by brokers who negotiated a price with the Company for MRI and other scans. To the extent that a third party paid more than the Company charged for such scans, the broker received a portion of such excess. Effective October 1, 1996, this practice became illegal in Florida. Such scans accounted for 11% of the Company's revenue for the nine months ended September 30, 1996 and 9% for 1995. Although the Company intends to market its services directly to physicians and health maintenance organizations, there may be a decline in revenue from physicians whose scans were obtained through brokers as a result of the change in the laws.


Agreements with Radiologists

         The Company engages independent radiologists and other specialists to read and interpret the diagnostic imaging scans performed at the Centers. None of such radiologists or other specialists are employed by the Company.

         In December 1994, the Company entered into a five-year agreement (the "ERN Agreement") with Expert Radiology Network, P.A. ("ERN"), a Florida corporation owned by an independent radiologist, pursuant to which ERN has been engaged by the Company to provide, on an exclusive basis, all radiology services for five of the Company's Florida Centers through radiologists and other specialists employed by ERN. ERN has also entered into a similar exclusive radiology services agreement with the diagnostic imaging center located in Orlando, Florida in which the Company has a 50% joint venture interest. ERN also currently provides radiology services to another of the Company's Florida Centers on a non-exclusive basis pursuant to an oral engagement. ERN receives a fee for its radiology services in an amount equal to a percentage, ranging from 10% to 20%, of gross revenues received by the Centers, together with an annual consulting fee of $30,000 in the case of the ERN Agreement and $6,000 with respect to the Orlando joint venture center. ERN has the right to receive a warrant to purchase 100,000 shares of the Common Stock of Consolidated upon the consummation of this Offering. The Company has been informed that ERN currently employs five radiologists and other specialists, to perform such radiology services on behalf of ERN.

         In October 1990, the Company entered into a Facilities Use Agreement with an independent radiologist in Puerto Rico pursuant to which such radiologist performs all radiology services at the Center in Puerto Rico during the term of such agreement for which the radiologist receives an annual fee ranging from 10% to 15% of the gross revenues of the Center, subject to increase with respect to gross revenues of the Center in excess of $2,000,000. The agreement provides for the Company's subsidiary which owns the Center to pay the radiologist $500,000 as liquidated damages if it terminates the agreement without cause. In September 1994, in connection with the Company's acquisition of this Center, the agreement was amended and Consolidated issued 125,000 shares of its common stock to such radiologist.

         The Company has also entered into agreements with independent radiologists with respect to the Centers in Virginia and Kansas. The radiologist engaged by the Virginia Center receives an annual fee of $275,000 plus 15% of the Center's gross revenues in excess of $2.4 million. The radiologist engaged by the Kansas Center receives a fee for each study performed ranging from $75 to $150, depending on the number of studies read.

         Certain of the radiologists engaged by the Company, including Dr. Steinberg and other radiologists employed by ERN, have been granted options to purchase the Company's Class A Common Stock.


MRI Net

         The Company, through MRI-Net, a wholly-owned subsidiary of the Company, operates a referral network through which patients are referred to 85 diagnostic imaging centers throughout the state of Florida, including the Company's Florida Centers. The Company markets MRI Net to HMOs, indemnity plans, workers compensation insurers and other third-party payors by making available to them at contract rates a range of imaging services at centers located throughout the state. Pursuant to contracts with the third-party payors, the participating centers provide diagnostic imaging services to persons who are covered by the contracting third-party payors. The Florida Centers are part of such network. During the nine months ended September 30, 1996, the centers participating in the network, including the Florida Centers, serviced a total of approximately 600 patients per month. These patients were referred to the centers through MRI Net from approximately 40 different third-party payors. The Company receives a fee of at least $50 from the center performing the services for each patient which is referred to it by MRI-Net. Revenues from MRI-Net for the nine months ended September 30, 1996 and the year ended December 31, 1995 constituted less than 2% of the Company's total revenues for each of such periods.


Government Regulation - Reimbursement

         The healthcare industry is highly regulated and is undergoing significant change as third-party payors, such as Medicare, Medicaid, Blue Cross/Blue Shield plans and other insurers increase efforts to control the cost, utilization and delivery of healthcare services. Legislation has been proposed or enacted at both the Federal and state levels to regulate healthcare delivery in general and imaging services in particular. In addition, several states, including those in which the Company operates, have imposed limits on the reimbursement by Medicaid and Workers Compensation programs for imaging services. These and similar limits may reduce the income generated by the Company's operations.

         In general, Medicare reimburses radiology imaging services under a physician fee schedule which covers services provided not only in a physician's office, but also in freestanding imaging centers. The Company believes that reductions in reimbursement for Medicare services may be implemented from time to time, which may lead to reductions in reimbursement rates of other third-party payors. Congress and the Department of Health and Human Services ("HHS") have taken various actions over the years to reduce reimbursement rates for radiology services and proposals to reduce rates further are anticipated. The Company is unable to predict which, if any, proposals will be adopted. Any reductions in Medicare reimbursement for radiology services could have a material adverse effect on the Company. In addition, the Company cannot predict the effect healthcare reforms and efforts to control costs may have on its business, and there can be no assurance that such reforms or efforts will not have a material adverse effect on the Company's operations.

         With respect to diagnostic testing, the "purchased services" limitation prohibits physicians from billing Medicare, as part of a global bill, a marked-up amount for diagnostic testing services where the technical component of such services is purchased from outside vendors. In order to avoid this restriction, bill Medicare globally for such services and mark-up the technical component, the physician must own or lease the equipment and employ the technician. This payment limitation has resulted in fewer physicians' billing Medicare for radiology and other diagnostic services and a reduction in facility discounts to physicians.


Government Regulation - General

         The Company's business is subject to extensive Federal and state regulation. Such regulations cover, among other things, certain reporting requirements, limitations on ownership and other financial relationships between a provider and its referral sources, approval by the FDA of the safety and efficacy of pharmaceuticals and medical devices, the confidentiality of medical records, antitrust laws and environmental regulation regarding the use of various substances, including radioisotopes, and the disposal of medical waste. In addition, the requirements that the Company must satisfy to conduct its businesses vary from state to state and many of the state requirements overlap with the Federal requirements. The Company believes that its operations comply with applicable Federal and state regulations in all material respects. However, changes in the law or new interpretations of existing laws can have a material effect on permissible activities of the Company, the relative costs associated with doing business, and the amount of reimbursement for the Company's products and services paid by government and other third-party payors.

         The Company believes that in the near future, all outpatient medical diagnostic imaging centers will be required to be accredited by certain accreditation entities. In anticipation of these requirements, the Company is currently in the process of having all of the Centers accredited by an accreditation organization, the requirements of which the Company believes will satisfy any anticipated future requirements that may be imposed. There can be no assurance, however, that any such accreditation requirements will be imposed or, if imposed, what the scope of such requirements will be or whether the Company will obtain any necessary accreditation.

         Mammography

         Centers performing mammography services (including screening mammography) must meet Federal, and in some jurisdictions, state standards for quality as well as certification requirements. Under interim regulations issued by the Food and Drug Administration (the "FDA"), all mammography facilities are required to be accredited, to undergo an annual mammography facility physics survey, to be inspected annually and pay an annual inspection fee, to meet qualification standards for physicians, mammography technologists and medical physicists who interpret mammograms, to meet certification requirements for adequacy, training and experience of personnel, to meet quality standards for equipment and practices, and to meet various requirements governing record keeping of patient files. In addition, the FDA has proposed regulations governing standards for mammography X-ray equipment, medical physicists standards and minimum quality standards for mammography facilities including personnel standards and quality control. Sanctions for violating the Mammography Quality Standards Act of 1992 ("MQSA") are varied, ranging from civil monetary penalties, suspension or revocation of certificates and injunctive relief. Moreover, the MQSA requires conformity with these standards to obtain payment for Medicare services. Although the one Center that offers mammography is currently accredited by the Mammography Accreditation Program of the American College of Radiology, and the Company anticipates continuing to meet the requirements for accreditation for such Center as well as any Centers which offer mammography, the withdrawal or delay of such accreditation could result in the revocation of certification, if the FDA so determines.

         Permits and Licensure

         Certain of the Company's facilities require state licensure and are also subject to Federal and other state laws and regulations governing imaging facilities and the staff hired by the Company, such as technicians, to provide services. The Company believes that it is in compliance with applicable licensure requirements. The Company further believes that diagnostic testing will continue to be subject to intense regulation at the Federal and state levels and cannot predict the scope and effect thereof.

         Anti-kickback Laws

         The Company is also subject to Federal and state laws prohibiting direct or indirect payments for patient referrals and regulating reimbursement procedures and practices under Medicare, Medicaid and state programs as well as in relation to private payors.

         The Federal Medicare and Medicaid Anti-kickback Statute prohibits the offer, payment, solicitation or receipt of any remuneration in return for the referral or arranging for the referral of items or services paid for in whole or in part under the Medicare and Medicaid programs (the "Anti-kickback Statute"). To date, courts have interpreted the Anti-kickback Statute to apply to a broad range of financial relationships between providers and referral sources, such as physicians and other practitioners. Violations of the statute's provisions may result in civil and criminal penalties, including fines of up to $25,000 and exclusion from participation in Medicare and state health programs such as Medicaid and imprisonment for up to five years.

         Since July 1991, the U.S. Department of Health and Human Services has adopted regulations creating "safe harbors" from Federal criminal and civil penalties under the Anti-kickback Statute by exempting certain types of ownership interests and other financial arrangements that do not appear to pose a threat of Medicare and Medicaid program abuse. Although safe harbors have also been proposed, none of the Company's current activities fir within an applicable safe harbor that has either been enacted or proposed. Transactions covered by the Anti-kickback Statute that do not conform to an applicable safe harbor are not necessarily in violation of the Anti-kickback Statute, but the practice may be subject to increased regulatory scrutiny and possible prosecution. Several courts have rendered decisions interpreting the statute. In May 1996, the District Court of Appeal of Florida, Fourth District held that an arrangement in which a company marketed the services of a durable medical equipment business to potential clients and received a percentage of the sales it generated was in violation of the Anti-kickback Statute. While the Company believes that MRI Net's operations are different from those in such case, a court could reach a contrary conclusion. The restrictions of the Anti-kickback Statute may limit the ability of the Company to enter into joint venture or service agreements with physicians, may restrict its dealings with any physician from whom it has purchased an interest in a facility and could, if interpreted broadly, preclude MRI Net from being paid for its services. Although the Company believes that it is in compliance with the Anti-kickback Statute, there is no assurance that it will not be found to have engaged in prohibited activities.

         Significant prohibitions against physician referrals were enacted by Congress in the Omnibus Budget Reconciliation Act of 1993. These prohibitions, commonly known as "Stark II," amended the prior physician self-referral ban known as "Stark I," by dramatically enlarging the field of physician-owned or physician-interested entities to which the referral prohibitions apply. Since January 1, 1995, Stark II has prohibited, subject to certain exemptions, a physician or a member of his immediate family from referring Medicare patients to an entity providing "designated health services" (including, among other things, radiological imaging services, which are the services provided by the Company), in which the physician has an ownership or investment interest, or with which the physician has entered into a compensation arrangement. Certain exceptions are available under Stark II, including the referral of patients to providers owned by certain qualifying publicly-traded companies in which a referring physician owns an investment security. At this time, however, the ownership of investment securities (including common and preferred stock, bonds, debentures, notes and other debt instruments) in the Company does not qualify for the exemption as the Company does not have presently shareholder equity of at least $75 million. Other exceptions exist under the Stark II which may or may not be available to the Company for arrangements in which the Company may be involved. The Company has been advised by its healthcare counsel that there are no regulations, administrative pronouncements or judicial cases interpreting Stark II. While the Company believes that it is in compliance with the Stark legislation, the statute is broad and ambiguous, and interpretive regulations have not been issued. Future regulations could require the Company to modify the form of its relationships with physicians under the Stark II. Submission of a claim that a provider knows or should know is for services for which payment is prohibited under the Stark II could result in refunds of any amounts billed, civil money penalties of not more than $15,000 for each such service billed (and $100,000 for participation in a "circumvention scheme," and possible exclusion from the Medicare and Medicaid programs.

         There are also Federal (and state) civil and criminal statutes imposing substantial penalties, including civil fines and/or imprisonment, on health care providers that fraudulently or wrongfully bill governmental or third-party payors for health care services. The Federal law prohibiting false billings allows a private person to bring a civil action in the name of the U.S. government for violations of its provisions. The potential liability under the Federal False Claims Act can include treble damages plus a fine of $10,000 per claim. Courts are currently divided as to whether an Anti-kickback Statute violation may also be a predicate for false claims liability.

         On August 21, 1996, the Health Insurance Portability and Accountability Act of 1996 (the "1996 Health Act") was signed into law. Title II of the 1996 Health Act contains significant provisions relating to healthcare fraud and abuse. The 1996 Health Act codifies the long-standing implicit exception in anti-kickback liability for managed care discounts, if the provider, via the arrangement, is at "substantial financial risk." In addition, the criminal law was revised to create a new class of criminal healthcare offenses, standards for liability were clarified and new initiatives were launched to coordinate efforts at the Federal and state levels to control fraud and abuse. The 1996 Health Act also increased the penalties under the Federal False Claims Act and permits the government to reward sources who provide information that results in a recovery by the government.


Antitrust

         Federal and state antitrust laws and regulations may effect the operation of MRI Net, which is a referral network through which patients are referred to diagnostic imaging centers in Florida. See "Business -- MRI Net." Because the centers to which patients are referred are operated by independent entities, they may be deemed competitors and, therefore, subject to a range of Federal and state antitrust laws and regulations which prohibit anti-competitive conduct, including price fixing, division of the market and product tying. Violations of Federal and state antitrust laws can result in substantial penalties and restrictions on MRI Net's business activities. Although the Company believes that MRI Net's activities do not violate the Federal or state anti-trust laws, no assurance can be given that a court or regulatory agency will not make a contrary determination, which could have a material adverse effect upon the Company.

State Government Regulation

         Many states, including the states in which the Company operates, have adopted statutes and regulations prohibiting payments for patient referrals and other types of financial arrangements with healthcare providers, which, while similar in certain respects to the Federal legislation, vary from state to state. Sanctions for violation of these state restrictions may include loss of licensure and civil and criminal penalties. Certain states have also begun requiring healthcare practitioners to disclose to patients any financial relationship with a provider, including advising patients of the availability of alternative providers.

         In addition, the laws of many states prohibit business corporations such as the Company from practicing medicine, employing physicians to practice medicine, or sharing fees with physicians. The Company provides only non-medical services, and does not exercise control over the practice of medicine by physicians. However, these laws generally have been subjected to limited judicial and regulatory interpretation, and therefore, there is no assurance that upon review, some of the Company's activities would be found not to be in compliance. In addition many states limit the extent to which providers can engage in risk contracting. In some states, only certain entities, such as insurance companies, HMOs or IPAs are permitted to contract for the financial risk of patient care. In such states, risk contracting in certain cases has been deemed to be engaging in the business of insurance. The Company believes that it is not in violation of any restrictions on risk bearing or engaging in the business of insurance under applicable state laws.

         Florida

         In April 1992, the State of Florida adopted the Patient Self-Referral Act of 1992 which prohibits referrals for certain designated health services by a healthcare provider to a facility (including a diagnostic imaging center), in which such provider has an ownership interest. In addition, effective October 1, 1996, the State of Florida enacted legislation which prohibits patient brokering. The law makes it unlawful for any person, including any healthcare provider or healthcare facility (including a diagnostic imaging center) to: (a) offer or pay any commission, bonus, rebate, kickback or bribe, or engage in any split fee arrangement, in any form whatsoever, to induce the referral of patients or patronage from a healthcare provider or healthcare facility or (b) solicit or receive any commission, bonus, rebate, kickback or bribe, or engage in any split fee arrangement, in any form whatsoever, in return for referring patients or patronage to a healthcare provider or healthcare facility. Violations of the law may be punishable by fines and imprisonment. There is an exception in the 1996 anti-brokering statute related to payments to or by a health care network entity. However, there has been regulatory or judicial interpretation of the statute clearly applying the exception to network structures and activities like those of MRI Net, as a result of which it is not certain that this exception would apply to MRI Net's activities. If MRI Net's activities are found not to be in compliance with the statute, it would be subject to fines, imprisonment, and/or a need to restructure its business. The Company has in the past used the services of "patient brokers," but discontinued such practice when the anti-brokering statute became effective. The Company believes that its current procedures otherwise comply with Florida laws regarding referrals and patient brokering.

         Kansas

         The State of Kansas prohibits the practice of medicine by non-physicians and the rebate or division of fees between physicians and non-physicians. The Company believes that its operations comply with such laws. Currently, the employees of the Kansas Center provide only technical services relating to the MRI scans. Professional medical services, such as the reading of the MRI studies and related diagnosis, are separately provided by licensed physicians pursuant to bona fide independent contractor agreements. There can be no assurance, however, that state authorities will not determine that these relationships constitute the unauthorized practice of medicine by the Company. Such determinations could have a materially adverse effect upon the Company and would prohibit the Kansas Center from continuing its current procedures for conducting business. In addition, Kansas has recently adopted laws similar to the Federal "Anti-kickback" statutes, which prohibit the giving or receiving of renumerations in exchange for the referral of patients for services for which payment is made by Kansas Medicaid. However, no Medicaid referrals are accepted by the Kansas Center from persons who receive any remuneration of any kind from the Kansas Center, and thus the Company believes it is in compliance with such laws.

         Puerto Rico

         The Health Facilities Act of Puerto Rico and the Health Facilities Regulations promulgated thereunder set forth the provisions which regulate the establishment and operation of health facilities in the Commonwealth of Puerto Rico, including among others, diagnostic and treatment centers. No person may operate or maintain a Health Facility in Puerto Rico without a license granted pursuant to the provisions of the Health Facilities Act and the Health Facilities Regulations. A license granted under the Health Facilities Act and the Health Facilities Regulations is valid for two years unless otherwise revoked or suspended before said term.

         However, the Office of Regulation and Accreditation of the Health Department of Puerto Rico currently applies the provisions of the Health Facilities Act and the Health Facilities Regulations to MRI facilities which operate in conjunction with, or as part of hospitals. Independent MRI facilities, such as the one operated by the Company, are not presently regulated under the Health Facilities Act or Health Facilities Regulations.

         MRI facilities in Puerto Rico are subject to certificate of need and convenience ("CON") laws, which currently may serve to limit the competition for the Company because of the added time and expense of establishing and operating competing facilities. No major new health facilities can be constructed without obtaining a CON granted by the Secretary of Health.

         In addition, any professional clinical personnel providing services at the Company's MRI facility must satisfy local license requirements.

         The laws and regulations in this area may be subject to material change. Consequently, there can be no assurance that the Company will be in a position to comply with future laws and regulations. Moreover, the cost associated with compliance, including the cost of any additional personnel or contracting with other qualified organizations to provide certain services, may have a detrimental effect on the profitability of the Company's operations in Puerto Rico. Further, even if the Company currently possesses all the licenses and permits necessary to operate in Puerto Rico, there can be no assurance that the Company will be able to renew all such licenses and permits.

         As of the date of this Prospectus, the Commonwealth of Puerto Rico has not enacted any laws or regulations prohibiting physicians from referring patients to MRI facilities in which they have an ownership or financial interest.

         Virginia

         Under the Virginia Practitioner Self-Referral Act (the "Virginia Anti-Referral Law"), unless the practitioner directly provides health services within the entity and will be personally involved with the provision of care to the referred patient, a practitioner may not refer a patient for health services to any entity outside the practitioner's office or group practice if the practitioner or any of the practitioner's immediate family members is an investor in such entity. An "investor" is one directly or indirectly possessing a legal or beneficial ownership interest, including an investment interest, which is defined as the ownership or holding of an equity or debt security. Currently, no physician in a position to refer patients to the Virginia Center, nor any of their immediate family members, is an "investor", as defined in the Virginia Anti-Referral Law, in the Company or in the entity which owns the Virginia Center.

         A referring physician, or an immediate family member of a referring physician who purchases Common Stock or Warrants in this Offering or otherwise purchases such Securities in the public market, may be deemed an "investor" as defined in the Virginia Anti-Referral Law, in that he or she would have an indirect ownership interest in the entity which owns the Virginia Center, because such entity is a wholly-owned subsidiary of the Company. Three possible exceptions to the prohibition exist for such investors. The first exception permits a practitioner to refer to an entity which is publicly traded and which meets certain conditions. Even though the practitioner may be deemed an "investor" in the entity which owns the Virginia Center, it is unclear whether the exception applies, because the publicly traded entity is the Company, which is the parent of the owner of the Virginia Center, not the owner of the Virginia Center itself. Assuming that the exception could apply, the Company, in any event, would be unlikely to meet all of the conditions set forth in the exception; consequently, this exception would not be available.

         The second exception permits the Virginia Board of Health Professions (the "Board of Health Professions") to grant an exception if it finds that there is a demonstrated need in the community for the entity, and several other conditions are met. Once again, there is an issue of whether the exception applies because the entity in which the investment is made is the Company, not the owner of the Virginia Center. Assuming the exception could apply, it is possible for the Company to meet the conditions set forth in this exception. It is unclear, however, whether the Board of Health Professions would determine that there is a demonstrated need for the Virginia Center in the community. If such determination were made by the Board of Health Professions, assuming that the other conditions are met, this exception could be available to a physician who purchases, or whose immediate family member purchases, Common Stock or Warrants in this Offering or otherwise purchases such Securities in the public market. Under the regulations adopted pursuant to the Virginia Anti-Referral Law, any such exception granted by the Board of Health Professions would be valid only for five years, but would be renewable. The Company has not yet determined whether to seek qualification under the foregoing exception.

         A third, more limited, exception applies if the practitioner refers a patient who is a member of a health maintenance organization to an entity in which the practitioner is an investor, if the referral is made pursuant to a contract with the health maintenance organization.

         Although the practitioner, and not the entity to which the referral is made, is the focus of the Virginia Anti-Referral Law, the law also provides that once a determination of a violation has been made by the Board of Health Professions, any entity, other than the practitioner, that presents or causes to be presented a bill for services that the entity knows or has reason to know is prohibited shall be subject to a penalty of $20,000 per referral or bill.

         In addition to the anti-referral law described above, Virginia law contains a prohibition, similar to the Federal Anti-kickback Statute, that applies with respect to referrals of Medicaid patients.

         The Company continues to review all aspects of its operations and believes that it complies in all material respects with the applicable provisions of the Anti-kickback Statute, Stark II and applicable state laws, although because of the broad and sometimes vague nature of these laws and regulations, there can be no assurance that an enforcement action will not be brought against the Company or that the Company will not be found to be in violation of one or more of these laws or regulations. The Company intends to monitor developments under Federal and state fraud and abuse laws, including Stark II. At this time, the Company cannot anticipate what impact, if any, subsequent administrative or judicial interpretation of these laws may have on the Company's business, financial condition, cash flow or results of operations. Further, the laws and regulations in this area are subject to material change. Consequently, there can be no assurance that the Company will be in a position to comply with future laws and regulations in this area. Moreover, the cost associated with compliance, including the cost of any additional personnel or contracting with other qualified organizations to provide certain services, may have a material adverse effect on the Company.


Insurance

         The Company or its subsidiaries are defendants in legal actions arising out of the performance of its imaging services. Damages assessed in connection with, and the cost of defending, any such actions could be substantial. The Company has obtained and currently maintains liability insurance which it believes is adequate for its present operations. There can be no assurance that the Company will be able to continue or, if necessary, increase such coverage or to do so at an acceptable cost, or that the Company will have other resources sufficient to satisfy any liability or litigation expense that may result from any uninsured or underinsured claims. The Company also requires all of its radiologists to maintain malpractice and other liability coverage.


Potential Acquisitions

         The Company was organized to acquire and operate the Centers which, prior to the acquisition, had been managed by IMI-Florida. The Company may, in the future, seek to purchase additional medical diagnostic imaging centers, including MRI and multi-modality centers. However, the Company has no agreements or understandings and is not engaged in negotiations with respect to the acquisition of any such additional centers. No assurance can be given that it can or will be able to acquire any additional centers on reasonable terms or that any centers which it may acquire will operate profitably.

         Medical diagnostic imaging centers may be acquired from (i) radiologists who own and operate such centers (ii) physicians who may be required by law to divest themselves of such centers, and (iii) owners, including investment partnerships and limited liability companies formed to operate such centers, that are seeking to leave the imaging business. The Company may also enter into joint ventures with hospitals or other entities which desire access to medical diagnostic imaging technologies but lack the financial or management resources to establish a separate imaging center.

         In evaluating the desirability of acquiring any such centers, the Company will consider a number of factors, including the net income and cash flow of the center, third-party reimbursement patterns, the condition and age of the medical diagnostic imaging equipment, the relationships with managed care organizations and physicians and hospitals in the area, competition, the demography of the region, the reputation of the center, the nature of the revenue base and available financing. No assurance can be given as to the availability or terms of any financing, and, if sufficient financing for such purpose is not available, a portion of the net proceeds of this Offering may be used for such acquisitions. See "Use of Proceeds."


Legal Proceedings

         In May 1996, the Company commenced an arbitration proceeding before the American Arbitration Association in Los Angeles, California against Radman, Inc. ("Radman"), a manufacturer of teleradiology systems and equipment, entitled International Magnetic Imaging, Inc. v. Radman, Inc., alleging fraud and breach of contract and seeking rescission of a purchase agreement between the Company and Radman for a teleradiology system as well as an award of money damages in an amount not less than $485,000, together with interest, attorneys' fees and costs. Radman has asserted certain counterclaims against the Company in such proceeding seeking an award of money damages in the sum of at least $236,000, together with interest, 'exemplary and punitive damages, reasonable attorneys' fees and other costs of the action. This matter is presently pending. The Company believes that it has meritorious defenses to Radman's counterclaims.

         In December 1994, the Company placed a purchase order with Advanced NMR Systems, Inc. ("ANMR"), for Instascan MRI equipment upgrade systems for an aggregate of $1.5 million. Three of the systems have been installed at the Centers and the remaining two have not yet been installed at the Company's facilities. By letter dated February 25, 1996, the Company notified ANMR that it was terminating and rescinding the purchase agreements for such equipment as well as certain other related agreements between the parties and seeking the return of the approximate $723,000 previously paid to ANMR as well as money damages as a result of certain material deficiencies in such equipment. By letter dated March 22, 1996, ANMR's counsel denied such claimed deficiencies, disputed the Company's right to terminate such agreements and claimed that the Company is in breach thereof for, among other things, failing to pay the approximate $752,000 balance of the purchase price for such equipment. ANMR also threatened to commence an action against the Company to assert its rights under such agreements. In October 1996, the Company commenced a state court action against ANMR in Florida.

         In January 1996, Drs. Ashley Kaye and James Sternberg, two of the former stockholder-directors of IMI-Florida, and Dr. Sternberg's wife, threatened to commence an action against two subsidiaries of the Company, Consolidated and Mr. Lewis S. Schiller, chairman of the board of Consolidated and the Company, for alleged violations of securities and common law in connection with the execution in 1994 of an asset purchase agreement between MD Corp. and a subsidiary of the Company and non-payment of the $3,375,000 Subordinated Notes of two subsidiaries of the Company issued to MD Corp. in connection therewith. Although the Company reflects the principal and interest on such Subordinated Notes as liabilities on its consolidated balance sheet and no notice of default has been given, no assurance can be given that an adverse decision in any action based on such claims will not have a material adverse effect upon the Company.

         Vanguard, on its own behalf or on behalf of other persons who may be affiliated with Vanguard, based on a purported agreement relating to the introduction of Consolidated and the Company to IMI-Florida and assistance in the negotiation of the acquisition of the Centers, has asserted a claim against the Company and/or SISC that it has the right, among other things, to a 10% interest in the Common Stock of the Company, on a fully-diluted basis, prior to this Offering and prior to the issuance of certain warrants to DVI, for no cash consideration. In addition, Vanguard has claimed that it is entitled to a $200,000 fee due at the time of the acquisition of the Centers, consulting fees of $240,000 per year for five years, and reimbursement of nonaccountable expenses and a 5% interest in any future medical acquisition by the Company. No assurance can be given that any litigation which may ensue would not seek damages exceeding the claim described above and, if decided unfavorably to the Company, would not have a material adverse affect on the Company. If Vanguard commences an action against the Company and prevails, it would have a material adverse effect upon the Company, and, furthermore, if it prevails with respect to its claim for Common Stock, the issuance of such Common Stock could result in a non-cash charge to earnings for the value of such Common Stock, dilution to the stockholders, including the stockholders who purchased stock in this Offering, and a reduction in the net tangible book value per share. In addition, the Company may not be able to use Consolidated's net loss or tax loss carryforward to reduce its tax liability if a sufficient number of shares of Common Stock were issued to Vanguard.

         The Company or its subsidiaries are defendants in routine litigation arising from the operation of the Centers, which are covered by insurance. See "Business -- Insurance."


Competition

         The health care industry, including the market for medical diagnostic imaging services in general and MRI services in particular is highly fragmented. Such services are performed by both hospitals and imaging centers, such as the Centers, which are not affiliated with any hospital. Competition varies by market and is generally higher in larger metropolitan areas where there are likely to be more facilities and more managed care organizations putting pricing pressure on the market. The Company competes with both hospitals and independent medical diagnostic imaging centers. Furthermore, to the extent that another center offers imaging services in addition to MRI, the Company may be in a competitive disadvantage in marketing to managed care organizations, physicians and patients. To a lesser extent, the Company competes with mobile MRI service providers. Because of the cost of equipping and staffing an MRI or multi-modality center, MRI and other medical diagnostic imaging modalities are rarely offered by a sole practitioner or by a small group practice or by a large group practice that does not have a substantial demand for such services. Competition often focuses on physician referrals at the local market level as well as participation in managed care organizations. Successful competition for referrals is a result of many factors, including participation in health care plans, quality and timeliness of test results, type and quality of equipment, the location of the center, convenience of scheduling and availability of patient appointment times. Many competitors are larger and are better known than the Company in the market in which the Centers are located. The Company believes that hospitals are its most significant competitors and have certain competitive advantages, including their established community position, physician loyalty and convenience for physicians making rounds at the hospitals. The Company believes that its services are competitive with those offered by others in the areas serviced by its Centers. Furthermore, to the extent that the Company seeks to expand through the acquisition of other centers, the Company may compete with other, better capitalized companies seeking to make acquisitions. There can be no assurance that the Company will be able to compete effectively in the future.

         In addition, the establishment or transfer of ownership in some jurisdictions may be subject to CON laws. In some states, such laws may hinder the Company's ability to expand, while in others such laws may affect the ability of potential competitors to enter the market. Except for Puerto Rico, none of the states in which the Centers are located have CON laws which affect independent free-standing diagnostic imaging centers. Any change in CON laws which reduce the restrictions on potential competitors, such as hospitals, may have a materially adverse effect upon the Company's business and operations.

Employees

         As of September 30, 1996, the Company had 189 employees, 128 of whom were involved in Center operations, nine of whom were involved in sales and marketing, 22 of whom were executive and management employees and 30 of whom were involved in billing and other administrative activities. None of the Company's employees are represented by a labor organization, and the Company believes that its employee relations are good.


Property

         The Company's executive and administrative facilities are located in approximately 8,000 square feet of space at 2424 North Federal Highway, Boca Raton, Florida, which are leased from a nonaffiliated landlord for a term expiring in February 2000, at an annual rental of approximately $200,000. The Pine Island, Boca Raton, San Juan and Kansas City Centers are located in facilities owned by the Company. The remaining Centers occupy premises which are leased by the Company at an annual aggregate rental of approximately $750,000, inclusive of the rent for the Company's executive and administrative facilities. The leases provide for annual escalations and expire during the period from 1997 to 2000. The Company believes that its present facilities are adequate. To the extent that the Company moves its MRI or other imaging equipment, the Company may incur significant expenses in both moving the equipment and adapting the facility for MRI use.

                                   MANAGEMENT

Directors and Executive Officers

         The directors and executive officers of the Company are as follows:

Name                          Age     Position
----                          ---     --------
Lewis S. Schiller              66     Chairman of the Board, Principal Executive
                                      Officer and Director
Stephen A. Schulman, M.D.      60     President and Chief Executive Officer
George W. Mahoney              35     Chief Financial Officer
James H. Webb, Jr.             36     Chief Operating Officer
Norman J. Hoskin               61     Director
E. Gerald Kay                  57     Director

         Mr. Lewis S. Schiller has been chairman of the board, principal executive officer and a director of the Company since its organization in March 1994. Mr. Schiller is chairman of the board and chief executive officer of Consolidated and SISC and is chief executive officer and/or chairman of Consolidated's operating subsidiaries, whose operations include, in addition to the Company, contract engineering services, three dimensional imaging products, telecommunications and various manufacturing operations. SISC, a wholly-owned subsidiary of Consolidated, is the principal stockholder of the Company. Mr. Schiller has held such positions for more than the past five years. Mr. Schiller is also chairman of the board, chief executive officer and a director of Netsmart, a majority-owned publicly held subsidiary of SISC that markets health information systems and other network based software systems, and Trans Global, a publicly held contract engineering company, of which SISC holds a majority of the voting rights. Mr. Schiller devotes only a portion of his time to the business of the Company. Mr. Schiller is also a director of Fingermatrix, Inc., a public company which develops and markets fingerprint identification systems.

         Stephen A. Schulman, M.D., a board-certified radiologist, has been president and chief executive officer of the Company since October 1, 1994. For 19 years prior thereto, Dr. Schulman was director of radiology at Westside Regional Hospital in Fort Lauderdale, Florida. Prior to his employment with the Company, he was president and chief executive officer of MD Corp., IMI-Florida and its affiliates. From 1985 to 1992, with Drs. James Sternberg and Ashley Kay, Dr. Schulman established the Centers presently owned by the Company. Dr. Schulman is also president of American Diagnostic Imaging Services of River North Corp. and American Diagnostic Imaging Services of Arlington Heights Corp., two corporations that own and operate two MRI centers in Illinois. Both corporations are wholly-owned by Dr. Schulman's wife.

         Mr. George W. Mahoney has been chief financial officer of the Company since October 1, 1994. He has also been chief financial officer of Consolidated since October 1994. For more than three years prior thereto, Mr. Mahoney was chief financial officer of IMI-Florida and its affiliated entities.

         Mr. James H. Webb, Jr. has been chief operating officer of the Company since October 1, 1994. From July 1992 until September 1994, he was chief operating officer of IMI-Florida and its affiliated entities. From June 1990 until June 1992, he was regional director of Health Images, Inc., which owned and operated MRI centers.

         Mr. Norman J. Hoskin has been a director of the Company since October 1994. He is chairman of Atlantic Capital Group, a financial advisory services company, a position he has held for more than the past five years. He is also chairman of the board and a director of Tapistron International, Inc., a high tech manufacturer of carpeting, and is a director of Consolidated and Trans Global. Mr. Hoskin is also a director of Aqua Care Systems, Inc., a water media filtration and remediation company, and Spintek Gaming, Inc., a manufacturer of gaming equipment.

         Mr. E. Gerald Kay has been a director of the Company since August 1996. He has been chairman of the board and chief executive officer of Chem International, Inc., a pharmaceutical manufacturer, Manhattan Drug Co., Inc., a wholesaler of pharmaceutical products, The Vitamin Factory, Inc., a chain of retail vitamin stores, and Connaught Press, Inc., a publisher, for more than the past five years. From 1988 to 1990, he was also president and a director of The Rexall Group, Inc., a distributor of Rexall brand products. Mr. Kay is also a director of Netsmart and Trans Global.

         Mr. Schiller devotes a significant portion of his time to the business of Consolidated and its other subsidiaries. He anticipates that he will devote such amount of his time to the business of the Company as is necessary; however, Mr. Schiller does not expect to devote more than 10% of his time to the business of the Company. Mr. Mahoney devotes approximately 75% of his time to his services as chief financial officer of the Company and the balance to his duties as chief financial officer of Consolidated.

         The Company's Certificate of Incorporation includes certain provisions, permitted under Delaware law, which provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for certain conduct prohibited by law. The Company's Certificate of Incorporation also contains broad indemnification provisions. These provisions do not affect the liability of any director under Federal or applicable state securities' laws.

         The Board of Directors does not have any executive, nominating or audit committees.


Remuneration

         Set forth below is information concerning the Company's chief executive officer and the only other officers of the Company who received or accrued compensation in excess of $100,000 during the years ended December 31, 1995, 1994 and 1993. Information with respect to Stephen A. Schulman, M.D. and Mr. George W. Mahoney reflects, for 1994, the combined compensation received by them from the Company and IMI-Florida, and for 1993, the compensation received by them from IMI-Florida.

                                                        Annual Compensation                     Long-Term Compensation (Awards)
Name and Principal Position       Year        Salary         Bonus         Other Annual       Restricted Stock      Options, SARs
---------------------------       ----        --------       -----         Compensation       Awards (Dollars)         (Number)
                                                                           -------------      ----------------        -----------
Lewis S. Schiller, Chairman       1995            --(1)          --               --                   --                     --
of the Board (since September     1994            --(1)          --               --                   --                     --
30, 1994)

Stephen A. Schulman, M.D.         1995      $362,000       $100,000        $   43,917(2)               --                     --
President and Chief Executive     1994       126,500             --           289,466(2)               --                400,000(3)
Officer                           1993        48,000             --         1,032,692(2)               --                     --

George W. Mahoney,                1995      $132,011(4)    $ 19,236        $    4,323                  --                     --
Chief Financial Officer           1994       115,911         40,000                --                  --                250,000(3)
                                  1993        84,033          8,500                --                  --                     --

---------

(1) Mr. Schiller received no compensation from the Company. Effective December 31, 1994, Consolidated changed its fiscal year from the twelve months ended July 31 to the calendar year. During the year ended December 31, 1995, the period from August 1, 1994 to December 31, 1994, and for the fiscal years ended July 31, 1994 and 1993, the total compensation paid or accrued by Consolidated to Mr. Schiller was $250,000, $94,000, $181,451 and $175,000, respectively.

(2) Other compensation for Dr. Schulman reflects (a) certain insurance and other benefits, including a $12,000 auto allowance in 1995, (b) $63,000 and $84,000 from MD Corp. in each of 1994 and 1993, respectively, (c) Dr. Schulman's share of the corporate general partners' share of income from the partnerships which owned and operated the Centers prior to the Company's acquisition of the Centers, amounting to $18,000 and $24,000 in 1994 and 1993, respectively, and (d) dividends and distributions paid to Dr. Schulman from such partnerships of $208,466 and $924,692 in 1994 and 1993, respectively.

(3) In October 1994, the Company granted to Dr. Schulman and Mr. Mahoney seven-year incentive stock options pursuant to the Company's 1994 Long-Term Incentive Plan, to purchase 400,000 shares and 250,000 shares of Class A Common Stock, respectively, at an exercise price of $.50 per share, being the fair market value on the date of grant. Such options were immediately exercisable as to 200,000 shares and became exercisable as to the balance on January 1, 1995.

(4) Does not include, with respect to Mr. Mahoney, salary and bonus of $45,451 and $6,412 for services rendered by Mr. Mahoney to Consolidated in 1995 and 1994, respectively, which amounts were paid by the Company and applied to reduce the Company's indebtedness to SISC. Other annual compensation represents life insurance benefits.

         The annual salary payable by Consolidated to Mr. Schiller pursuant to his employment agreement with Consolidated was $250,000, subject to a cost of living increase, prior to September 1, 1996. Effective September 1, 1996, Mr. Schiller's annual salary from Consolidated was increased to $500,000. The Company has agreed to pay certain life insurance and other expenses payable to Mr. Schiller pursuant to his employment agreement with Consolidated. In addition, Mr. Schiller receives incentive compensation from Consolidated based on the results of Consolidated's operations and has a right to purchase 10% of Consolidated's or SISC's equity interest in each of their operating subsidiaries and investments for 110% of Consolidated's or SISC's cost. Mr. Schiller has exercised his right to purchase 10% of SISC's equity interest in the Company for nominal consideration; however, in exercising such right, Mr. Schiller agreed to accept shares of Class A Common Stock in order that SISC would retain sufficient ownership of the Company's voting stock following completion of this Offering. Mr. Schiller also exercised his right to purchase 500 shares of Series B Preferred Stock. See "Certain Transactions." Mr. Schiller has also exercised his right with respect to other securities owned by SISC, including securities of other subsidiaries of SISC.

         Stephen A. Schulman, M.D. has an employment agreement with the Company dated October 1, 1994, pursuant to which the Company pays him an annual salary of $350,000 for the term of the agreement which expires on September 30, 1999. The agreement also provides for payment to Dr. Schulman of an annual bonus of not less than $100,000 nor more than $700,000, equal to 10% of the amount by which the lesser of 10% of pre-tax cash flow or 10% of pre-tax net income exceeds a base amount. For the contract years beginning October 1, 1995, 1996, 1997 and 1998, such base amounts are $337,500, $500,000, $600,000 and $700,000, respectively. Dr. Schulman's employment agreement also provides Dr. Schulman with a $12,000 annual automobile allowance and provides him with certain life insurance and other benefits. Pursuant to an amendment to Dr. Schulman's employment agreement, the Company, in October 1995, made two loans to Dr. Schulman in the aggregate principal amount of $300,000. Such loans bear interest at 5 1/4% per annum and mature on December 31, 1998. Pursuant to a proposed second amendment to Dr. Schulman's employment agreement contemplated by the Schulman Memorandum, the term of the employment agreement will be extended for a period of three years, the $300,000 loan and all accrued interest on the loan will be applied to reduce the outstanding balance of the Subordinated Notes held by Dr. Schulman and his wife, and Dr. Schulman's base salary for each of the three years commencing October 1, 1996 will be increased by $45,000. The proposed amendment will also permit Dr. Schulman to terminate his agreement at any time for any reason on six months notice. See "Certain Transactions."

         Mr. George W. Mahoney, chief financial officer of the Company and Consolidated, has an employment agreement with Consolidated for a term commencing October 1, 1994 and ending December 31, 2002, pursuant to which he received an annual salary of $177,000 for the contract year ended September 30, 1996. Mr. Mahoney's annual salary increases to $189,000 for the current contract year, which ends on September 30, 1997 and increases annually thereafter until the seventh year for which his annual salary is $252,000. The agreement also provides for two bonuses to Mr. Mahoney. One bonus is equal to the greater of 1% of Consolidated's net pre-tax profits or 1% of Consolidated's net cash flow, and the other is equal to the greater of 1% of the Company's net pre-tax profits or 1% of the Company's net cash flow. In addition, the Company paid Mr. Mahoney bonuses of $100,000 and $40,000 in 1996 for services relating to certain of the Company's loans from DVI pursuant to amendments to his employment agreement. Mr. Mahoney also receives a $6,000 allowance for an automobile which may be used for personal as well as business purposes and life insurance of $1,000,000 on which he may designate the beneficiary. Mr. Mahoney devotes approximately 75% of his time to the business of the Company. Although Mr. Mahoney and Consolidated are the parties to his employment agreement, Mr. Mahoney's compensation is paid by the Company and the Company allocates 25% of his compensation (exclusive of the bonuses relating to the Company) to Consolidated, which is applied to reduce the Company's indebtedness to SISC.

         Pursuant to certain of the Company's loan agreements with DVI, the failure of Mr. Mahoney to serve as the Company's chief financial officer could result in a default under such loan agreements and other loan agreements with a cross-default provision between the Company and DVI or between Company and any other lenders. As of the date of this Prospectus the Company does not have any agreements with other lenders with such cross-default provisions.

Long-Term Incentive Plan

         In October 1994, the Company adopted, by action of the Board of Directors and stockholders, the 1994 Long-Term Incentive Plan (the "Plan"). The Plan does not have an expiration date. Set forth below is a summary of the Plan, which summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         The Plan is authorized to grant options or other equity-based incentives for 1,200,000 shares of the Class A Common Stock or, at such time as the Class A Common Stock is converted into Common Stock, shares of Common Stock. If shares subject to an option under the Plan cease to be subject to such option, or if shares awarded under the Plan are forfeited or otherwise terminated without a payment being made to the participant in the form of stock, such shares will again be available for future issuance under the Plan.

         Awards under the Plan may be made to key employees, including officers of and consultants to the Company, its subsidiaries and affiliates, but may not be granted to any director unless the director is also an employee of or consultant to the Company or any subsidiaries or affiliates. The Plan imposes no limit on the number of officers and other key employees to whom awards may be made.

         The Plan is to be administered by a committee of no less than three disinterested directors to be appointed by the board (the "Committee"). No member or alternate member of the Committee shall be eligible to receive options or stock under the Plan (except as to the automatic grant of options to directors) or under any plan of the Company or any of its affiliates. The Committee has broad discretion in determining the persons to whom stock options or other awards are to be granted, the terms and conditions of the award, including the type of award, the exercise price and term and the restrictions and forfeiture conditions. If no Committee is appointed, the functions of the committee shall be performed by the Board of Directors. At present no Committee has been appointed.

         The Committee will have the authority to grant the following types of awards under the Plan: incentive or non-qualified stock options; stock appreciation rights; restricted stock; deferred stock; stock purchase rights and/or other stock-based awards. The Plan is designed to provide the Committee with broad discretion to grant incentive stock-based rights. The Company granted seven-year incentive stock options to purchase an aggregate of 765,500 shares of Class A Common Stock at $.50 per share in October 1994, and incentive stock options to purchase 84,500 shares of Class A Common Stock at $1.00 per share in September 1995 (71,500 shares) and June 1996 (13,000 shares). The exercise prices of the options were the fair market value on the respective dates of grant. All of the options are presently fully exercisable and have a term of seven years from the date of grant. The options granted in October 1994 include options to purchase 400,000 shares, 250,000 shares and 33,000 shares of Class A Common Stock granted to Stephen A. Schulman, M.D., president and chief executive officer of the Company, Mr. George W. Mahoney, chief financial officer of the Company, and James H. Webb, Jr., chief operating officer of the Company, respectively.

         During the year ended December 31, 1995, no options were granted to any of the officers named in the compensation table under "Management -- Remuneration."

         The following table sets forth information concerning the exercise of options during the year ended December 31, 1995 and the year-end value of options held by the officers named in the compensation table under "Management -- Remuneration."

                       Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value


                                                                                     Number of
                                                                                     Securities             Value of
                                                                                     Underlying             Unexercised In-
                                                                                     Unexercised            the-Money
                                                                                     Options at Fiscal      Options at Fiscal
                                                                                     Year End               Year End(1)

                                         Shares Acquired          Value              Exercisable/           Exercisable/
         Name                            Upon Exercise           Realized            Unexercisable          Unexercisable
         ----                            -------------           ---------           -------------          -------------
Lewis S. Schiller                             --                    --                       --(1)                  --(1)
Stephen A. Schulman, M.D.                     --                    --                  400,000(2)/           $200,000(3)/
                                                                                             --                     --
George W. Mahoney                             --                    --                  250,000(2)/           $125,000(3)/
                                                                                             --                     --

---------

(1) Mr. Schiller held no options at December 31, 1995, although, at such date, he held warrants to purchase 100,000 shares of Class A Common Stock at $2.00 per share.

(2) Represents incentive options to purchase shares of Class A Common Stock of the Company.

(3) The value of the options at fiscal year end (December 31, 1995) is based on the fair market value per share of Class A Common Stock of $1.00 per share.

                               AGREEMENTS WITH DVI

         From the date of acquisition of the Centers to the date hereof, DVI has been the Company's principal lender, with the exception of certain equipment and real estate loans.

         On September 30, 1994, certain of the Company's subsidiaries which acquired the Centers entered into a series of loan and security agreements with DVI, pursuant to which DVI lent the subsidiaries an aggregate of approximately $7.1 million to enable the subsidiaries to acquire the Centers, IMI-Florida, MD Corp. and MRI Net. The term of each loan is 60 months, the interest rate is 10.5% per annum, and each loan is self-amortizing during the term. The loans are prepayable, in whole only and not in part, without premium or penalty, provided that the loans to all of the subsidiaries are similarly prepaid. As collateral security for such loans, DVI was granted a first lien and security interest in all of the then existing assets, tangible and intangible, of the borrowers and all future property of the borrowers with certain exceptions, as to which DVI obtained or will obtain a junior lien. All of the outstanding shares of capital stock of the borrowers have been pledged to DVI as additional collateral security for the loans. The loan agreements include cross-default and cross-collateralization provisions, with the effect that the default of one borrower will constitute a default by all borrowers, and the collateral of each borrower is effectively pledged as collateral security for the entire loan. The loan agreements include various covenants, including covenants which restrict the borrowers' ability to change their business, incur future indebtedness, encumber DVI's collateral, distribute money or property other than in the ordinary course of business, guarantee the obligations of others or enter into business combinations, recapitalize or issue securities, without the consent of DVI. The loan agreements relating to subsequent loans by DVI have similar covenants. In connection with these loans, Consolidated issued to DVI a five-year warrant to purchase 1,000,000 shares of Consolidated's common stock at $.75 per share. The Company, as parent corporation of the borrowers, guaranteed the payment of the indebtedness to DVI and the performance by the borrowers of all other obligations under the loan agreements.

         On several occasions since September 30, 1994, some or all of the Company's subsidiaries have obtained additional financing from DVI principally for the payment of Subordinated Debt, the purchase of equipment and the refinancing of short-term equipment debt. The aggregate outstanding principal amount of such loans was $19.0 million at September 30, 1996. The interest rates on these additional loans (other than the September 1996 loans described below) range between 10.5% and 11.875% per annum and these loans become due at various times during the period from September 30, 1999 to September 30, 2002. All of such additional loans are collateralized by a first lien and security interest in all present and future tangible and intangible assets of the borrowers, subject to certain exceptions similar to those noted above and contain cross default and cross collateralization provisions and negative covenants similar to those noted above. The Company is the guarantor of all of such loans.

         In September 1996, certain of the Company's subsidiaries borrowed an aggregate of $4.0 million from DVI. The loans, which mature in September 2001, are payable in monthly installments over the term of the loans. The Company pays interest currently at 11.5% per annum, additional interest of 10.5% per annum has been deferred and is payable on the maturity date of the loans, resulting in an effective annual interest rate of 22.0%. In connection with these loans, SISC sold to DVI, for $2,500, a warrant to purchase 250,000 shares of Class A Common Stock at $2.00 per share, and the Company issued to DVI a warrant to purchase 250,000 shares of Class A Common Stock at $5.00 per share. These warrants are exercisable for the three month period commencing on the earliest to occur of
(a) the prepayment in full of such loans, (b) an event of default under the loan and security agreements with respect to such loans, or (c) November 1, 2001. In addition, the Company agreed that in the event the principal of and interest on such loans has not been paid in full prior to the November 1, 2001 maturity date, the Company will issue to DVI a warrant to purchase 1,000,000 shares of the Common Stock at 80% of the market price per share of such Common Stock on the date of exercise, exercisable from November 1, 2001 until February 1, 2002.

         Pursuant to the Company's loan agreements with DVI, the failure of Mr. George W. Mahoney to serve as chief financial officer of the Company prior to the payment in full of the DVI loans constitutes an event of default or could result in an event of default thereunder.

         A portion of the net proceeds of this offering will be utilized to prepay $2.1 million of principal of the September 1996 loans, together with all accrued interest thereon to the date of prepayment. See "Use of Proceeds."


                              CERTAIN TRANSACTIONS

Issuance of Securities at Organization

         In connection with its organization in September 1994, the Company issued an aggregate of 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Preferred Stock, 5,000 shares of Series B Preferred Stock, Series B Warrants to purchase 1,000,000 shares of Common Stock at $2.00 per share and warrants to purchase 1,250,000 shares of Class A Common Stock at $2.00 per share.

         Pursuant to the employment agreement between Consolidated and Mr. Lewis
S. Schiller, chairman of the board of both the Company and Consolidated, Mr. Schiller has the right to purchase 10% of SISC's equity position in its subsidiaries, including the Company, for 110% of SISC's cost. Mr. Schiller has exercised his right and purchased from SISC an aggregate of 850,000 shares of Class A Common Stock, 500 shares of Series B Preferred Stock and warrants to purchase 150,000 shares of Class A Common Stock of the Company at an exercise price of $2.00 per share, which were issued to Mr. Schiller and his designees. His designees included DLB, Inc. ("DLB"), which received 250,000 shares and 50,000 warrants in payment of certain of Mr. Schiller's obligations to his wife, who is the sole stockholder of DLB, and his three adult children, each of whom received 50,000 shares. In exercising his right under his employment agreement, Mr. Schiller agreed to accept Class A Common Stock in lieu of Common Stock, and he did not exercise his right to purchase any shares of Series A Preferred Stock.

         SISC also transferred 50,000 shares of Class A Common Stock and warrants to purchase 100,000 shares of Class A Common Stock at an exercise price of $2.00 per share to one individual who is an officer and director of Consolidated, warrants to purchase an aggregate of 5,000 shares of Class A Common Stock to two key employees of Consolidated and an aggregate of 100,000 shares of Class A Common Stock and warrants to purchase an aggregate of 250,000 shares of Class A Common Stock to two non-affiliated persons. In connection with the September 1996 loans from DVI, SISC sold to DVI, for $2,500, a warrant to purchase 250,000 shares of Class A Common Stock at $2.00 per share. In September 1996, the Company also issued to SISC a warrant to purchase 250,000 shares of Class A Common Stock at $5.00 per share.

         In October 1994, the Company issued seven-year warrants to purchase an aggregate of 500,000 shares of Class A Common Stock at $2.00 per share SISC (55,000 shares) to 15 individuals (445,000 shares), including Mr. George W. Mahoney, chief financial officer of the Company, to whom it issued a warrant to purchase 100,000 shares, and Messrs. Norman J. Hoskin and E. Gerald Kay, directors of the Company, to each of whom the Company issued a warrant to purchase 50,000 shares.

Acquisition of the Centers

         On September 30, 1994, the Company, through wholly-owned subsidiaries, acquired eight MRI Centers and one multi-modality diagnostic imaging Center, IMI-Florida, which managed the operations of the Centers, the assets of MD Corp., which provided the services of radiologists to the Centers, and MRI Net. In January 1995, the Company acquired an additional MRI Center, which was affiliated with such Centers.

         The purchase price of the ten Centers, together with certain related companies, was $30.6 million, of which $7.0 million was paid in cash, $20.7 million was paid by the issuance of Subordinated Notes, $2.9 million was paid through the issuance of shares of Consolidated's common stock, exclusive of acquisition costs of $1.3 million. Stephen A. Schulman, M.D. was president, chief executive officer and a principal stockholder of IMI-Florida and MD Corp. In connection with such acquisition, Dr. Schulman, his wife, the other two former stockholder-directors of IMI-Florida, MD Corp. and the Schulman Affiliated Entities received $3.9 million in cash, $8.7 million principal amount of Subordinated Notes and 3,343,000 shares of Consolidated's common stock, of which approximately 1.0 million shares of issued to each of Dr. Schulman and the other two former stockholder-directors of IMI-Florida. The Schulman Affiliated Entities include the general partners of the seven partnerships which owned and operated certain of the Centers, the three corporations which owned and operated other Centers and MRI Net. Dr. Schulman owns a one-third interest in MD Corp. and the Schulman Affiliated Entities. In addition, he was a limited partner of certain of such partnerships. Pursuant to the acquisition agreements, additional shares of Consolidated common stock may be issuable to Dr. Schulman and the other two former stockholder-directors of IMI Florida.

         During 1995 and the first three quarters of 1996, the Company paid in full Subordinated Notes which it issued to certain partnerships in connection with the acquisition of the Centers. By virtue of his direct ownership of certain of the Subordinated Notes, his indirect ownership of certain of the Subordinated Notes issued to the Schulman Affiliated Entities and his ownership of limited partnership interests in certain of partnerships, Dr. Schulman received an aggregate of $588,000 from the proceeds of such Subordinated Note payments. Additionally, Dr. Schulman may receive additional payments in the future from the proceeds of any payments that may be made by the Company on other outstanding Subordinated Notes.

         At the closing of the acquisition of the Centers, Subordinated Notes in an aggregate principal amount of $750,000, which were payable to Dr. Schulman and the other two former stockholder-directors of IMI-Florida, were assigned by such persons to an institutional lender in payment of certain obligations to, and in consideration of the grant of releases and other concessions by, such lender to Dr. Schulman and such other former stockholder-directors. For the period October 1, 1994 through September 30, 1996, the Company paid principal and interest of approximately $312,000 to such lender pursuant to such Subordinated Notes. As of September 30, 1996, approximately $490,000 was due under such Subordinated Notes. The Company intends to continue to make the required payments of principal and interest on such notes through their respective maturity dates. These Subordinated Notes, which mature through September 30, 1999, represent a portion of the $20.7 million principal amount of Subordinated Notes issued in connection with the acquisition of the Centers.

         Upon the consummation of the acquisition of the first nine Centers in September 1994, Dr. Schulman entered into an employment agreement with the Company. The initial base salary under the agreement of $250,000, was subsequently increased to $350,000 with a minimum annual bonus of $100,000. See "Management -- Remuneration" for information relating to additional terms of Dr. Schulman's employment agreement and certain amendments thereto.

         Dr. Schulman and the other two former IMI-Florida stockholder-directors are guarantors of certain promissory notes, mortgages, capital and operating leases and other indebtedness which was owed by IMI-Florida or the entities operating the Centers prior to the Company's acquisition of the Centers. While the Company's subsidiaries which assumed such loans and obligations when they acquired the Centers have been paying such loans and obligations, Dr. Schulman and such individuals remain personally liable with respect to such loans and obligations and (other than with respect to the Center acquired by the Company in January 1995) have not been indemnified by the Company with respect thereto. One of the Centers acquired in 1994 by a subsidiary of the Company is a Center in Orlando, Florida, which was controlled by the stockholder-directors of IMI-Florida. In an effort to improve the results of the Center, the Company formed a joint venture with the owner-operator of another Center in Orlando, Florida in August 1995. The joint venture utilizes the facilities and diagnostic imaging equipment of the Company's joint venture partner, as a result of which the facilities and equipment owned by the Company's subsidiary is utilized only as a backup. Notwithstanding such arrangements, the Company has continued to pay obligations to the equipment vendor, lender and landlord for the subsidiary's equipment and facilities, all of which are personally guaranteed by Dr. Schulman and the two other former stockholder-directors of IMI-Florida. The total amount paid by the Company through September 30, 1996 on such obligations was $1.1 million, and, if all payments are made on such obligations, the total payments by the Company, including those paid through September 30, 1996, will be approximately $1.4 million. Payments of such amounts are made from distributions the Company receives each month from its joint venture interest as well as from other revenue of the Company. As a result, the subsidiary which operated the Orlando Center sustained a net loss of approximately $620,000 for the nine months ended September 30, 1996 and incurred negative cash flow from such Center of approximately $580 ,000 during such period.

         During 1995 and the first three quarters of 1996, the Company retired mortgages and other obligations for which Dr. Schulman was personally liable in the aggregate principal amount of approximately $1.4 million. The Company may, in the future, retire other indebtedness or obligations of which Dr. Schulman is a personal guarantor.


Proposed Note Exchange with Dr. Schulman

         In connection with the purchase of the Centers, certain subsidiaries of the Company issued Subordinated Notes in the aggregate principal amounts of $1.0 to each of Drs. Stephen A. Schulman, Ashley Kaye and James Sternberg, who are the three former stockholder-directors of IMI Florida, and their respective wives. In addition, the Company issued Subordinated Notes in the aggregate principal amount of $4.4 million to the Schulman Affiliated Entities.

         In October 1996, the Company and Dr. Schulman entered into the Schulman Memorandum, a non-binding memorandum of understanding pursuant to which, subject to the execution of definitive agreements, Dr. Schulman agreed to reduce the outstanding principal amount of the Subordinated Notes payable to him and his wife, including his interest in the Subordinated Notes issued to the Schulman Affiliated Entities, from an aggregate of $2.1 million as of September 30, 1996 to an aggregate of approximately $1.7 million (after giving effect to the proposed cancellation by the Company of Dr. Schulman's $300,000 note representing the principal amount of two loans made by the Company to Dr. Schulman in March 1996 pursuant to an amendment to his employment agreement) and exchange such Subordinated Notes for shares of a proposed new series of preferred stock having an annual non-cumulative dividend of $75,000, payable in quarterly installments of $18,750, commencing with the quarter ending March 31, 1997, a liquidation preference of $100 and a redemption price of approximately $1.7 million. The Company will be required to apply 15% of the net proceeds from any sale of equity securities by the Company (other than from this Offering), subsequent to 60 days after the closing of this Offering, to the redemption of such series of Preferred Stock. Dr. Schulman will also receive a five-year warrant to purchase 25,000 shares of the Class A Common Stock at $5.00 per share.

         Pursuant to the Schulman Memorandum, the Company and Dr. Schulman are to enter into a further amendment to his employment agreement providing for, among other things, (a) the extension of the term thereof for an additional three years expiring on September 30, 2002, (b) an increase of Dr. Schulman's annual salary by $45,000 for each year during such three year period, (c) the grant to Dr. Schulman of the right to terminate his employment agreement, without cause, upon six months' notice to the Company, (d) a non-competition covenant by Dr. Schulman, and (e) the grant to Dr. Schulman of the right to devote a portion of his time to the operations of two MRI centers located in Illinois which are owned by his wife and to perform consulting services for any third-party purchaser of such centers.

         The Schulman Memorandum also provides that (a) in the event that the Company enters into an agreement with either of Drs. Kaye or Stermberg pursuant to which they or either of them receives more favorable terms with respect to the Subordinated Notes held by them than are provided to Dr. Schulman, Dr. Schulman will receive such more favorable terms and (b) the Company will, subject to the consent of the Underwriter, use its best efforts to register under the Securities Act shares of Class A Common Stock prior to the expiration of two years plus 120 days from the date the Company receives the proceeds from this Offering, unless, prior to the expiration of such period, the Class A Common Stock shall have been converted into Common Stock. See "Description of Securities -- Capital Stock."

         All of the foregoing transactions are subject to and conditioned upon the execution and delivery of definitive agreements relating to such transactions and the consummation of this Offering. There can, however, be no assurance that the Company and Dr. Schulman will conclude any such agreements or that the final terms of such agreements will not be different from those disclosed in this Prospectus.

         The Schulman Memorandum does not affect the Subordinated Notes payable to Drs. Kaye and Sternberg or their interest in the Subordinated Notes payable with respect to the Schulman Affiliated Entities. See "Business -- Legal Proceedings" in connection with claims made by Drs. Kaye and Sternberg and Dr. Sternberg's wife against two subsidiaries of the Company, Consolidated and Mr. Lewis S. Schiller, chairman of the board of the Company and Consolidated.

Other Related Party Transactions

         In connection with the acquisition of the Centers, SISC, the principal stockholder of the Company, lent approximately $1.3 million to the Company, which was used to pay acquisition costs, and delivered to certain of the Schulman Affiliated Entities and the stockholders of IMI-Florida shares of Consolidated common stock, valued at $2.9 million, representing a portion of the purchase price of the Centers and IMI-Florida. Such loan and the value of such Consolidated common stock is treated as a non-interest bearing loan from the Company to SISC with no stated maturity date. The largest principal amounts outstanding during the nine months ended September 30, 1996, the year ended December 31, 1995 and the period from inception (September 30, 1994) to December 31, 1994 were $2.7 million, $3.2 million and $4.2 million, respectively. As of September 30, 1996, the Company owed SISC approximately $1.6 million.

         Certain of the Company's employees, including Mr. George W. Mahoney, chief financial officer of both the Company and Consolidated, perform certain accounting and related services for SISC and Consolidated, and the allocable portion of the compensation paid by the Company to such employees relating to their services for SISC and Consolidated is treated as a reduction of the Company's indebtedness to SISC. In addition, the Company pays the rent for Consolidated's Florida office, and such payment is also applied as a reduction of such indebtedness. The Company has agreed not to use any of the proceeds of this Offering to pay any of such indebtedness to SISC; however, if the over-allotment option is exercised, up to $250,000 of the proceeds from the over-allotment option will be used to pay a portion of the Company's indebtedness to SISC.

         In 1996, the Company paid to Mr. Mahoney bonuses of $140,000 in connection with services relating to the Company's financing with DVI. See "Management - Remuneration." Pursuant to certain of the loan agreements between the Company and DVI, the failure of Mr. Mahoney to serve as the chief financial officer of the company could result in a default under the DVI loan agreements.

         The Company files its Federal income tax returns as part of a consolidated group of corporations of which Consolidated is the common parent. As a result of the Company's inclusion in such consolidated group, the Company will not incur any Federal income tax liability for 1996. The total Federal income tax savings for the nine months ended September 30, 1996 was $692,000. Consolidated has canceled the Company's obligation to it arising from the use of Consolidated's Federal net operating loss for 1996, which resulted in an increase in additional paid-in capital. See Note 23 of Notes to International Magnetic Imaging, Inc. Combined Financial Statements.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of October 31, 1996 and as adjusted to give effect to the sale of the 1,000,000 shares of Common Stock and 1,500,000 Warrants offered by this Prospectus, based on information provided by the persons named below, the number and percentage of shares of outstanding Common Stock and Common Stock and Class A Common Stock rated as a single class, beneficially owned by each person known by the Company to own beneficially at least 5% of the Company's outstanding Common Stock and Common Stock and Class A Stock as a single class, each director and all directors and officers as a group:

                                                                                                      Percentage of Common
                                                                     Percentage of                   Stock and Class A Stock
                                                                     Common Stock                     as a single class(3)
                                Amount and Nature of
Name and Address(1)             Beneficial Ownership(2)       Outstanding       As Adjusted       Outstanding       As adjusted
-------------------             -----------------------       -----------       -----------       -----------       -----------
Lewis S. Schiller(4)            10,200,000 shares of             100.0%            91.1%              95.5%             88.2%
160 Broadway                    Common Stock and
New York, NY 10038              1,350,000 shares of Class
                                A Common Stock

SIS Capital Corp.(5)            10,200,000 shares of             100.0%            91.1%              91.7%             84.6%
160 Broadway                    Common Stock and
New York, NY 10038              800,000 shares of Class A
                                Common Stock

Norman J. Hoskin(6)             50,000 shares of Class A          --               --                  *                 *
                                Common Stock

E. Gerald Kay(7)                50,000 shares of Class A          --               --                  *                 *
                                Common Stock

All directors and officers      10,200,000 shares of             100.0%            91.1%              95.7%             88.9%
as a group (four individuals)   Common Stock and
(4), (6), (7), (8),             2,200,000 shares of Class
                                A Common Stock

----------
*        Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o International Magnetic Imaging, Inc., 2424 North Federal Highway, Boca Raton, FL 33431.

(2) Unless otherwise indicated, the Company believes that each person named in the table has the sole voting and sole investment power and has direct beneficial ownership of the shares. Since the Series B Preferred Stock is not convertible into Common Stock prior to three years from the date of this Prospectus unless the Class A Common Stock is converted into Common Stock, the shares of Common Stock issuable upon conversion of the Series B Preferred Stock are not included in computing the percentage ownership of any such person. The 5,000 shares of Series B Preferred Stock are owned by SISC (4,500 shares) and Mr. Lewis S. Schiller (500 shares).

(3) The Common Stock and Class A Common Stock are identical except that the shares of Class A Common Stock have no voting rights. The Class A Common Stock is automatically converted into Common Stock under certain conditions as described under "Description of Securities -- Capital Stock."

(4) Includes 9,200,000 shares of Common Stock owned by SISC, 1,000,000 shares of Common Stock issuable upon exercise of Series B Warrants owned by SISC, 450,000 shares of Class A Common Stock owned by Mr. Schiller, 100,000 shares of Class A Common Stock issuable upon exercise of warrants held by Mr. Schiller, and 800,000 shares of Class A Common Stock issuable upon exercise of warrants held by SISC. Does not include 3,500,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock owned by SISC (3,150,000 shares of Common Stock) and Mr.

         Schiller (350,000 shares of Common Stock) or 250,000 shares of Class A Common Stock owned by DLB or 50,000 shares of Class A Common Stock issuable upon exercise of warrants held by DLB. DLB is owned by Mr. Schiller's wife, and Mr. Schiller disclaims beneficial interest in DLB or in any securities owned by DLB..

(5) Includes 9,200,000 shares of Common Stock, 1,000,000 shares of Common Stock issuable upon exercise of Series B Warrants, and 800,000 shares of Class A Common Stock issuable upon exercise of warrants owned by SISC. Does not include 3,150,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock owned by SISC.

(6) Represents 50,000 shares of Class A Common Stock issuable upon exercise of warrants owned by Mr. Hoskin.

(7) Represents 50,000 shares of Class A Common Stock issuable upon exercise of warrants owned by Mr. Kay.

(8) Includes 400,000 shares of Class A Common Stock issuable upon exercise of options held by Stephen A. Schulman, M.D., president and chief executive officer of the Company, and 350,000 shares of Class A Common Stock issuable upon the exercise of warrants (100,000 shares) and options (250,000 shares) held by Mr. George W. Mahoney, chief financial officer of the Company.


                             SELLING SECURITY HOLDER

         The Selling Security Holder, SISC, may sell, from time to time, 1,000,000 Series B Warrants and the 1,000,000 shares of Common Stock issuable upon exercise of the Series B Warrants pursuant to this Prospectus. The Series B Warrants are exercisable on the date of this Prospectus. The Selling Security Holder has agreed that, during the two years following the date of this Prospectus, it will not exercise the Series B Warrants or sell the Series B Warrants or the underlying shares of Common Stock without the consent of the Underwriter, which may be granted at any time. In no event may the Series B Warrants or the underlying shares of Common Stock be sold prior to the exercise in full or the expiration of the Underwriter's over-allotment option. There is not expected to be any public market for the Series B Warrants. The Series B Warrants provide that, in the event that they are sold or otherwise transferred pursuant to an effective registration statement, they expire 90 days from the date of transfer. As a result, any purchaser of Series B Warrants must, within a short period, either exercise the Series B Warrants or permit them to expire unexercised. The Series B Warrants have an exercise price of $2.00 per share. The holders of the Series B Warrants have one demand registration right commencing one year after the date of this Prospectus. The Series B Warrants expire three years from the date of this Prospectus and may not be redeemed by the Company.

         In addition to the Series B Warrants to purchase 1,000,000 shares of Common Stock, SISC also owns warrants to purchase 250,000 shares of Class A Common Stock at $5.00 per share and 550,000 shares of Class A Common Stock at $2.00 per share. See "Certain Transactions."

         Set forth below is information as to the stock ownership of the Selling Security Holder as of October 15, 1996:

                      Amount and Nature   Shares
  Name and              of Beneficial     Being        Percent of  Ownership(1)
  Address                 Ownership       Offered      Outstanding  As Adjusted
  -------                 ---------       -------      -----------  -----------
SIS Capital Corp.        10,200,000(2)   1,000,000        91.1%        82.1%(3)
160 Broadway
New York, NY 10038

----------
(1) The percentages are based on the outstanding Common Stock at October 31, 1996 after giving effect to the sale of the 1,000,000 shares of Common Stock offered hereby. The percentage of ownership of the Common Stock and Class A Common Stock, treated as a single class, would be 84.6% outstanding and 76.9% as adjusted.

(2) Includes 1,000,000 shares of Common Stock issuable upon exercise of the Series B Warrants owned by SISC and does not include 3,150,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock owned by SISC. Mr. Lewis S. Schiller, chairman of the board of the Company is the chief executive officer of Consolidated, the parent of SISC, and has the right to vote and direct the disposition of the shares owned by SISC. See "Management" and "Certain Transactions."

(3) If the Underwriter's over-allotment option is exercised in full, SISC's percentage ownership, as adjusted for the sale of the Series B Warrants, of the Common Stock and of the Common Stock and the Class A Common Stock as a single class would be 81.1% and 74.9%, respectively.

         The Selling Security Holder has advised the Company that any transfer of the Series B Warrants will be either pursuant to a sale in transactions at negotiated prices or by gift and that, if SISC exercises Series B Warrants, the sale of the underlying shares of Common Stock may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Security Holder) on The Nasdaq National Market System or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise, and securities may be transferred by gift.

         The Selling Security Holder may effect such transactions by selling such securities directly to purchasers, through broker-dealers (including the Underwriter) acting as agents for the Selling Security Holder or to broker-dealers (including the Underwriter) who may purchase Series B Warrants or underlying shares of Common Stock as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers (including the Underwriter), if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Security Holder's securities may not simultaneously engage in market-making activities with respect to any securities of the Company during the applicable "cooling-off" period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter is engaged in a distribution of the Selling Security Holder's securities, it will not be able to make a market in the Securities during the applicable restrictive period. However, the Underwriter has not agreed, and is not obligated, to act as a broker-dealer in the sale of the Selling Security Holder's securities and the Selling Security Holder may be required, and in the event the Underwriter is a market-maker, will likely be required, to sell such securities through another broker-dealer. In addition, the Selling Security Holder will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by the Selling Security Holder.

         The Selling Security Holder and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discount and commissions under the Securities Act.


                            DESCRIPTION OF SECURITIES

Capital Stock

         The Company is authorized to issue 6,000,000 shares of Preferred Stock, par value $.01 per share, 50,000,000 shares of Common Stock, par value $.01 per share, and 6,000,000 shares of Class A Common Stock. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Class A Common Stock have no voting rights except as provided by law.

         Each share of Class A Common Stock will automatically become and be converted into one share of Common Stock upon the first to occur of (a) the date, as reasonably determined by the Board of Directors, that the Company ceases to be eligible under the Internal Revenue Code of 1986, as amended, to be a member of the consolidated group of corporations of which Consolidated is the common parent, or (b) the date as of which the Board of Directors effects such a conversion.

         The Common Stock and the Class A Common Stock are treated as a single class and have identical rights except that the holders of the Class A Common Stock have no voting rights except as required by law. Holders of Common Stock and Class A Common Stock are entitled to share in such dividends as the Board of Directors, in its discretion, may declare from funds legally available. In the event of liquidation, dissolution or winding up, each outstanding share of Common Stock and Class A Common Stock entitles its holder to participate ratably in the assets remaining after payment of liabilities. There are presently 9,200,000 shares of Common Stock outstanding, and upon completion of this Offering, assuming the Underwriters' over-allotment option is not exercised, there will be 10,200,000 shares of Common Stock outstanding. There are presently 1,000,000 shares of Class A Common Stock outstanding.

         Stockholders have no preemptive or other rights to subscribe for or purchase additional shares of any class of stock or of any other securities of the Company, and there are no conversion, redemption or sinking fund provisions with regard to the Common Stock or Class A Common Stock. All outstanding shares of Common Stock are, and those issuable pursuant to this Prospectus or upon exercise of the Warrants will be, when issued as provided in this Prospectus or as provided in the Warrant and the Warrant Agreement, validly issued, fully paid, and nonassessable. Stockholders do not have cumulative voting rights in the election of directors, with the result that the holders of more than 50% of the Common Stock voting in the election of directors may elect all of the directors.

         The Company's Board of Directors is authorized to issue, from time to time and without further stockholder action, up to 6,000,000 shares of preferred stock in one or more distinct series. The Board of Directors is authorized to fix the following rights and preferences, among others, for each series: (i) the rate of dividends and whether such dividends shall be cumulative; (ii) the price at and the terms and conditions on which shares may be redeemed; (iii) the amount payable upon shares in the event of a voluntary or involuntary liquidation or dissolution; (iv) whether or not a sinking fund shall be provided for the redemption or purchase of shares; (v) the terms and conditions on which shares may be converted; and (vi) whether, and in what proportion to any other series or class, a series shall have voting rights other than as required by law, and, if voting rights are granted, the number of voting rights per share. Except as set forth in this Prospectus, the Company has no plans, agreements or understandings with respect to the designation of any series or the issuance of any shares of Preferred Stock.

         There are presently two series of Preferred Stock that are authorized, the Series A Preferred Stock and the Series B Preferred Stock. The Board of Directors may create other series of Preferred Stock which are either junior or senior to or on a parity with the Series A Preferred Stock as to dividends and/or on any voluntary or mandatory liquidation or dissolution without the approval of the holders of such series of Preferred Stock. The Series A Preferred Stock and Series B Preferred Stock are on a parity with each other as to dividends or upon liquidation, dissolution or winding up

         See "Certain Transactions -- Proposed Note Exchange with Dr. Schulman" in connection with the proposed issuance of shares of a new series of Preferred Stock to be issued to Stephen A. Schulman, president and chief executive officer of the Company pursuant to the Schulman Memorandum.


Series A Preferred Stock

         The Series A Preferred Stock consists of 5,000 shares, all of which are issued and outstanding. Holders of shares of Series A Preferred Stock are entitled to non-cumulative dividends of $10 per share, or an aggregate of $50,000. The Company has no obligations to declare dividends for any year, but, in any year, no dividends may be declared with respect to the Common Stock and Class A Common Stock unless the dividends for such year for the Series A Preferred Stock have been declared and paid or provided for. Dividends, if declared, are payable on February 1st of each year to holders of record on the previous January 15th.

         The holders of the Series A Preferred Stock have no voting rights except as required by law. The Series A Preferred Stock is not convertible into Common Stock or any other class or series of capital stock. The Series A Preferred Stock may be redeemed for $20 per share, on not less than ten more than 60 days' notice at any time after the Class A Common Stock is converted into Common Stock. At such time as the Series A Preferred Stock may be redeemed, the Company may redeem the Series A Preferred Stock in whole at any time or in part from time to time.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment has been made on any security of the Company, if any, which ranks senior to the Series A Preferred Stock, holders of shares of Series A Preferred Stock will be entitled to receive from the assets of the Company an aggregate amount equal to 80% of the company's stockholders' equity as of the last day of the calendar quarter prior to the date as of which the determination is being made, provided, that from and after the date of this Prospectus, the aggregate amount shall be 80% of the Company's stockholder's equity as of the last day of the quarter immediately preceding the date of this Prospectus, on a per share basis plus accrued and unpaid dividends to the payment date, before any payment or distribution is made to holders of shares of Common Stock, Class A Common Stock or any other series or class of stock hereafter issued which ranks junior as to liquidation rights to the Series B Preferred Stock.

Series B Preferred Stock

         The Series B Preferred Stock consists of 5,000 shares, all of which are issued and outstanding. Holders of shares of Series B Preferred Stock have no preferential dividend rights. If dividends are declared with respect to the Common Stock, the holders of the Series B Preferred Stock shall be entitled to dividends on an as-converted basis, such dividends to be determined as if the shares of Series B Preferred Stock and shares of Common Stock (including Class A Common Stock) were a single class. Based on a conversion rate of 700 shares of Common Stock for each share of Series B Preferred Stock, each share of Series B Preferred Stock would receive a dividend equal to 700 times the dividend payable to the holders of the Common Stock.

         Each share of Series B Preferred Stock, unless previously redeemed, is convertible, commencing three years from the date of this Prospectus or on such earlier date, if any, as the Class A Common Stock is converted into Common Stock, into 700 shares of Common Stock, or an aggregate of 3,500,000 shares of Common Stock; provided, however, that if, after completion of this Offering and prior to the date on which the Series B Preferred Stock would otherwise become convertible, the Company issues any shares of Common Stock or Class A Common Stock, including the issuance of any shares of Common Stock upon exercise of the Warrants or the Underwriter's Option, the Series B Preferred Stock shall become immediately convertible to the extent that the number of shares of Common Stock issuable upon such conversion shall be equal to four times the number of shares of Common Stock and Class A Common Stock so issued; provided, that if such conversion would result in the conversion of a fractional share of Series B Preferred Stock, the number of shares of Series B Preferred Stock which may be immediately converted shall be rounded up to the next higher integral number of shares. In addition, if the Series B Preferred Stock is called for redemption, the conversion rights will expire at the close of business on the business day prior to the redemption date. The conversion rate is subject to adjustment upon the occurrence of certain events.

         The Company has the right to redeem the shares of Series B Preferred Stock at a redemption price of $20 per share, or an aggregate of $100,000, at any time after the expiration of three years from the date of this Prospectus or earlier if the Class A Common Stock is converted into Common Stock. At such time as the Series B Preferred Stock may be redeemed, it may be redeemed in whole at any time in part from time to time. Once the Series B Preferred Stock becomes redeemable, the Company may redeem the Series B Preferred Stock upon at least 30, but not more than 60 days' prior written notice to the registered holders.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment has been made on any security of the Company, if any, which ranks senior to the Series B Preferred Stock, holders of shares of Series B Preferred Stock will be entitled to receive from the assets of the Company $20 per share before payment is made to any class or series of capital stock which ranks junior to the Series B Preferred Stock on liquidation, dissolution or winding up. After payment of such preference, no further payment shall be due to the holders of the Series B Preferred Stock.


Series A Redeemable Common Stock Purchase Warrants

         The holder of each Warrant is entitled, upon payment of the exercise price of $6.00 per share, to purchase one share of Common Stock. Unless previously redeemed, the Warrants are exercisable during the two-year period commencing one year from the date of this Prospectus. A holder of the Warrants (an "Exercising Holder") will only be able to exercise the Warrants if (a) a current prospectus under the Securities Act relating to the shares of Common Stock issuable upon exercise of the Warrants is then in effect, and (b) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the state in which the Exercising Holder resides.

         Commencing 18 months from the date of this Prospectus, or earlier with the consent of the Underwriter, the Warrants are subject to redemption by the Company, on not more than 60 nor less than 30 days' written notice, at a price of $.10 per Warrant, if the closing price per share of the Common Stock is at least $15, subject to adjustment, for at least ten consecutive trading days ending not earlier than three days prior to the date on which the Warrants are called for redemption. Holders of Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Warrants unless the Warrants are exercised before the close of business on the business day immediately prior to the date set for redemption. All of the outstanding Warrants must be redeemed if any are redeemed. A notice of redemption shall be mailed to each of the registered holders of the Warrants by first class mail, postage prepaid, within five business days (or such longer period to which the Underwriter may consent) after the Warrants are called for redemption, but no earlier than the sixtieth nor later than the thirtieth day before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Warrant certificates shall be delivered and the redemption price paid, and that the right to exercise the Warrants shall terminate at 5:00 p.m., New York City time, on the business day immediately preceding the date fixed for redemption. The Warrants can only be redeemed if, on the date the Warrants are called for redemption, there is a current and effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants.

         The Warrants may be exercised upon surrender of the certificate(s) therefor on or prior to 5:00 p.m., New York City time, on the expiration date of the Warrants or, if the Warrants are called for redemption, the day prior to the redemption date (as explained above) at the offices of the Company's warrant agent (the "Warrant Agent") with the form of "Election to Purchase" on the reverse side of the certificate(s) filled out and executed as indicated, accompanied by payment of the full exercise price for the number of Warrants being exercised.

         The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price, and the number of shares in certain specified events, such as stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other similar events.

         The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. A holder of Warrants will not possess any rights as a stockholder of the Company unless and until the holder exercises the Warrants.

         Although the Warrants have a fixed exercise price and a formula for adjustments in certain events and have a fixed expiration date, it is possible that in the future the Company may wish to reduce the exercise price or extend the exercise period of the Warrants. The Company has no plans to reduce such price or extend the exercise period of the Warrants. Any such change would be effected pursuant to a post-effective amendment to the registration statement of which this Prospectus is a part or a new registration statement, and no Warrants with amended terms may be exercised unless and until such post-effective amendment or new registration statement has been declared effective by the Commission.

         The Warrants are issued pursuant to a Warrant Agreement among the Company, the Underwriter and American Stock Transfer & Trust Company, as warrant agent.


Series B Common Stock Purchase Warrants

         As of the date of this Prospectus, there were Series B Warrants to purchase 1,000,000 shares of Common Stock at $2.00 per share outstanding. See "Certain Transactions" and "Selling Security Holder" for information with respect to the issuance and possible sale of such Series B Warrants.

         The Series B Warrants are exercisable during the three-year period commencing on the date of this Prospectus. The holders of the Series B Warrants have demand and piggy-back registration rights with respect to the Series B Warrants and the shares of Common Stock issuable upon exercise of the Series B Warrants. The demand registration rights may not be exercised prior to one year from the date of this Prospectus. Pursuant to the piggyback registration rights, the Series B Warrants and underlying shares of Common Stock are included in the registration statement of which this Prospectus is a part. The Company has no right to redeem the Series B Warrants. In the event that the Series B Warrants are transferred pursuant to an effective registration statement, the Series B Warrants automatically terminate 90 days after the date of transfer, provided that the registration statement remains current and effective during such period. In such event, the transferee must either exercise the Series B Warrants or permit them to expire unexercised.

         The Series B Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events.

         The holders of the Series B Warrants have been given the opportunity to profit from a rise in the market for the shares of the Company's Common Stock at a nominal cost per share, with a resulting dilution in the interests of stockholders. The holders of the Series B Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital, if then needed, by a new equity offering on terms more favorable than those provided by the Series B Warrants. Such facts may adversely affect the terms on which the Company could obtain additional financing.


Other Warrants

         Warrants to Purchase Class A Common Stock. As of the date of this Prospectus, there are outstanding warrants to purchase an aggregate of 2,250,000 shares of Class A Common Stock, of which warrants to 500,000 shares have an exercise price of $5.00 per share and may be exercised until September 2001, and warrants to purchase 1,750,000 shares have an exercise price of $2.00 per share and may be exercised until October 2001. The Company has granted piggyback registration rights with respect to certain of these warrants. In addition, pursuant to the Schulman Memorandum, the Company is to issue to Stephen A. Schulman, M.D. a five-year warrant to purchase 25,000 shares of Class A Common Stock at $5.00 per share.

         Warrants to Purchase Common Stock. Pursuant to the Company's agreement with DVI, in the event that the Company does not prepay its September 1996 term loans to DVI prior to the September 2001 maturity date, the Company has agreed to issue to DVI a warrant to purchase 1,000,000 shares of Common Stock at an exercise price equal to 80% of the market price of the Common Stock on the date of exercise. The Company has granted DVI certain piggyback registration rights with respect to the shares of Common Stock issuable upon exercise of these warrants. The warrant, if issued, will be exercisable from November 1, 2001 until February 1, 2002. See "Agreements with DVI."


Dividend Policy

         Except for the obligation of the Company to pay dividends with respect to the series of Preferred Stock to be issued to Dr. Schulman as contemplated by the Schulman Memorandum, the Company presently intends to retain future earnings, if any, in order to provide funds for use in the operation and expansion of its business and accordingly does not anticipate paying cash dividends on its Common Stock in the foreseeable future. Pursuant to the Company's loan agreements with DVI, the Company may not pay dividends without the approval of DVI. See "Description of Securities -- Series B Preferred Stock" for information concerning dividends payable with respect to the Series B Preferred Stock and "Certain Transactions -- Proposed Note Exchange with Dr. Schulman" in connection with dividends payable with respect to a new series of preferred stock to be issued to Dr.
Schulman as contemplated by the Schulman Memorandum.


Shares Eligible for Future Sale

         All of the presently issued and outstanding shares of Common Stock, Class A Common Stock and Preferred Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. If a public market develops for the Company's Common Stock, the Company is unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of the Common Stock. The 9,200,000 presently outstanding shares of Common Stock, all of which are owned by SISC, will become eligible for sale pursuant to Rule 144 commencing 90 days after the effective date of the registration statement of which this Prospectus forms a part. SISC has agreed that it will not sell its shares of Common Stock for three years from the date of this Prospectus without the prior approval of the Underwriter, except that the restriction is two years with respect to the Series B Warrants and the underlying shares of Common Stock. See "Selling Security Holder" in connection with the possible sale of Series B Warrants to purchase 1,000,000 shares of Common Stock and/or the 1,000,000 shares of Common Stock issuable upon exercise of such warrants.

         Commencing on the date the shares may be sold pursuant to Rule 144, in any three month period, a holder may sell up to the greater of 1% of the outstanding Common Stock, which is 102,000 shares based on 10,200,000 shares of Common Stock outstanding upon completion of the sale of the 1,000,000 shares of Common Stock offered hereby or the average weekly trading volume.

         It is not anticipated that there will be a public market for the Class A Common Stock. However, in the event that the Class A Common Stock is converted into Common Stock, the holding period with respect to the shares of Common Stock issued upon such conversion will include the holding period for the Class A Common Stock. Similarly, the shares of Common Stock issued upon conversion of the Series B Preferred Stock will be deemed to have been acquired at the time the shares of Series B Preferred Stock were acquired by the holder thereof.


Section 203 of the Delaware General Corporation Law

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or
(ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

         These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Company's stockholders, by adopting an amendment to the certificate of incorporation or by-laws of the Company, may elect not to be governed by Section 203, effective twelve months after adoption. Neither the certificate of incorporation nor the by-laws of the Company currently excludes the Company from the restrictions imposed by Section 203.


Transfer Agent and Warrant Agent

         The transfer agent for the Common Stock and Warrant Agent for the Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.


                                  UNDERWRITING

         Monroe Parker Securities, Inc. (the "Underwriter") has agreed, on the terms and subject to the conditions of the Underwriting Agreement, to purchase from the Company, and the Company has agreed to sell to the Underwriter, 1,000,000 shares of Common Stock and 1,500,000 Warrants. The Underwriter is committed to purchase and pay for all of the Securities offered hereby on a "firm commitment" basis if any are purchased.

         The Underwriter has advised the Company that it proposes to offer the Securities to the public at the respective public offering prices set forth on the cover page of this Prospectus. The Underwriter may allow to certain dealers, who are members of the National Association of Securities Dealers, Inc. ("NASD"), concessions not exceeding $. per share of Common Stock and $ per Warrant, of which not more than $. per share of Common Stock and $ per Warrant, may be reallowed to other dealers who are members of the NASD. After the initial public offering, the offering price, the concession and the reallowance may be changed.

         The Company has granted an option to the Underwriter, exercisable during the 45 day period from the date of this Prospectus, to purchase up to a maximum of 150,000 additional shares of Common Stock and 225,000 additional Warrants at the public offering price set forth on the Cover Page of this Prospectus, less the underwriting discounts, for the sole purpose of covering over-allotments of the Securities.

         The Company has agreed to pay to the Underwriter a non-accountable expense allowance of 3% of the aggregate public offering price of all Securities sold (including any Securities sold pursuant to the Underwriter's over-allotment option).

         The Company has also agreed to enter into a two-year consulting agreement pursuant to which the Company will pay the Underwriter a fee of $100,000 which is to be paid in full at the closing of this Offering. During the term of the consulting agreement, the Underwriter will be reimbursed for its Company-approved out of pocket expenses. The Underwriting Agreement also provides that the Company will pay the Underwriter a fee in the event the Company consummates an acquisition, merger or similar transaction with a party introduced to it by the Underwriter. As of the date of this Prospectus, the Underwriter has not introduced the Company to any such party.

         The holders of substantially all of the outstanding Common Stock and Class A Common Stock have agreed not to sell publicly any of their securities without the written consent of the Underwriter for a period of three years from the date of this Prospectus. See "Selling Security Holder" for information relating to the restrictions on sales by the Selling Security Holder. The Company has agreed that, during the two years following the date of this Prospectus, it will not, without the consent of the Underwriter, issue shares of Common Stock (other than upon exercise or conversion of outstanding securities, the Warrants, the Underwriter's Options or pursuant to the Plan).

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act.

         In connection with this Offering, the Company has agreed to sell to the Underwriters, for a purchase price of $25, Underwriter's Options to purchase from the Company up to 100,000 shares of Common Stock at an exercise price of $6.00 per share and up to 150,000 Warrants at an exercise price of $.18 per Warrant. The Warrants issuable upon exercise of the Underwriter's Options are identical to the Warrants offered hereby. The Underwriter's Options are exercisable for a four-year period commencing one year from the date this Prospectus, except that Underwriter's Option to purchase Warrants terminate upon the expiration or earlier redemption of the Warrants. During the one-year period commencing on the date of this Prospectus, the Underwriter's Options may not be sold, transferred, assigned or hypothecated, except to the officers of the Underwriter or to selling group members or officers or partners or members thereof, all of which shall be bound by such restrictions. The Underwriter's Options will contain anti-dilution provisions providing for adjustment under certain circumstances similar to those applicable to the Warrants. The holders of the Underwriter's Options have no voting, dividend or other rights as stockholders of the Company with respect to securities underlying the Underwriter's Options. The holders of the Underwriter's Options have been given the opportunity to profit from a rise in the market for the Company's Securities at a nominal cost, with a resulting dilution in the interests of stockholders. The holders of the Underwriter's Options can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital, if then needed, by a new equity offering on terms more favorable than those provided by the Underwriter's Options. Such facts may adversely affect the terms on which the Company could obtain additional financing. Any profit received by the Underwriter on the sale of the Underwriter's Options or the securities issuable upon exercise of the Underwriter's Options may be deemed additional underwriting compensation.

         The Company has agreed during the term of the Underwriter's Options and for two years thereafter to give advance notice to the holders of the Underwriter's Options or underlying securities of its intention to file a registration statement, and, in such case, the holders of the Underwriter's Options and underlying securities shall have the right to require the Company to include the underlying securities in such registration statement at the Company's expense. At the demand of the holders of a majority of the Underwriter's Options and underlying Common Stock, including Common Stock issued or issuable upon exercise of the Warrants issuable upon exercise of the Underwriter's Options, during the term of the Underwriter's Options, the Company will also be required to file one such registration statement at the Company's expense. In addition, the Company has agreed to cooperate with the holders of the Underwriter's Options in filing a second registration at the expense of the holders of the Underwriter's Options or underlying securities.

         The Company has also agreed to pay the Underwriter a Warrant solicitation fee equal to 5% of the exercise price of the Warrants, a portion of which may be reallowed to a member of the NASD who solicited or assisted in the solicitation of the exercise of the Warrants. The Warrant exercise fee shall not be payable with respect to any Warrant exercised prior to the first anniversary of the date of this Prospectus and may be paid only if (i) the market price of the Common Stock on the date the Warrant is exercised is greater than the exercise price of the Warrant, (ii) the exercise of the Warrant was solicited by a member of the NASD and such solicitation was acknowledged by the holder, (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangements are made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of Warrants at the time of exercise, and (v) the solicitation of the Warrant was not made in violation of Rule 10b-6 of the Commission under the Securities Exchange Act of 1934.

         Rule 10b-6 of the Commission pursuant to the Exchange Act may prohibit the Underwriter from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

         Prior to this Offering, there has been no public market for the Securities of the Company. The public offering price of the Common Stock and Warrants and the exercise price and other terms of the Warrants have been arbitrarily determined by negotiation between the Company and the Underwriter and are not related to the Company's assets, book value, financial condition or any other recognized criteria of value. In determining such price and terms, the Company and the Underwriter considered a number of factors, including estimates of the Company's business potential, the amount of dilution to public investors, the Company's prospects, and the general condition of the securities markets.

         The Underwriter has informed the Company that sales to any account over which the Underwriter exercises discretionary authority will not exceed 1% of this Offering.

                                  LEGAL MATTERS

         Esanu Katsky Korins & Siger, 605 Third Avenue, New York, New York 10158, special counsel for the Company, have given their opinion as to the authorization and valid issuance of the shares of Common Stock and Warrants offered by this Prospectus. Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022, is acting as counsel for the Underwriter in connection with this Offering.

         The following firms have acted only as special healthcare counsel to the Company in connection with this Prospectus, and the information relating to government regulations contained under the caption "Business -- Government Regulation and Reimbursement" and "Risk Factors" has been included in reliance upon their advice: Proskauer Rose Goetz & Mendelsohn LLP, as to Federal and Florida law, Piper & Marbury L.L.P., as to Virginia law, Niewald Waldeck & Brown, as to Kansas law, and Nevares, Sanchez-Alvarez & Gonzalez-Nieto, as to Puerto Rico law.


                                     EXPERTS

         The financial statements of the Company included in this Prospectus have been audited by Moore Stephens, P.C. independent certified public accountants, as stated in their report appearing herein are included herein in reliance on their report given on the authority of that firm as experts in accounting and auditing. The financial statements of IMI-Florida for September 30, 1994 and for the nine months then ended and for December 31, 1993 and for the year then ended included in this Prospectus have been audited by Moore Stephens, P.C., independent certified public accountants, as stated in their report appearing herein and are included in reliance on their report given on the authority of that firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         A Registration Statement on Form S-1 relating to the securities offered hereby has been filed by the Company with the Securities and Exchange Commission. This Prospectus does not contain all of the information set forth in such Registration Statement. For further information with respect to the Company and to the Securities offered hereby, reference is made to such Registration Statement, including the exhibits thereto. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                      [This page intentionally left blank]

                     INDEX TO COMBINED FINANCIAL STATEMENTS


                                                                          Page
International Magnetic Imaging, Inc. And Subsidiaries                     -----
 and Related Partnerships:

     Report of Independent Auditors                                        F-3

     Combined Balance Sheets                                               F-4

     Combined Statements of Operations                                     F-6

     Combined Statements of Equity                                         F-7

     Combined Statements of Cash Flows                                     F-8

     Notes to Combined Financial Statements                                F-10

International Magnetic Imaging, Inc. [Predecessor]

     Report of Independent Auditors                                        F-31

     Combined Statements of Operations                                     F-32

     Combined Statements of Changes in Equity                              F-33

     Combined Statements of Cash Flows                                     F-34

     Notes to Combined Statements of Operations,
      Changes in Equity and Cash Flows                                     F-35

                      [This page intentionally left blank]

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors of
   International Magnetic Imaging, Inc.


                  We have audited the accompanying combined balance sheets of International Magnetic Imaging, Inc. and its subsidiaries and related partnerships as of December 31, 1995 and 1994, and the related combined statements of operations, equity, and cash flows for the year ended December 31, 1995 and from date of inception [September 30, 1994] to December 31, 1994. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of International Magnetic Imaging, Inc. and its subsidiaries and related partnerships as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the year ended December 31, 1995 and for the period from September 30, 1994 to December 31, 1994, in conformity with generally accepted accounting principles.


                                                MORTENSON AND ASSOCIATES, P. C.
                                                Certified Public Accountants.

Cranford, New Jersey
February 16, 1996

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                       September 30,              December 31,
                                                                       -------------              ------------
                                                                          1 9 9 6           1 9 9 5          1 9 9 4
                                                                          -------           -------          -------
                                                                        [Unaudited]
Assets:
Current Assets:
   Cash                                                              $     1,746,251  $     1,411,490     $     1,471,050
   Accounts Receivable - Net                                              12,284,485       10,506,041           7,928,854
   Prepaid Expenses and Other                                                479,025          237,944             235,072
                                                                     ---------------  ---------------     ---------------
   Total Current Assets                                                   14,509,761       12,155,475           9,634,976
                                                                     ---------------  ---------------     ---------------
Property and Equipment:
   Property and Equipment - Net                                            9,381,395        7,249,676           9,060,302
   Equipment Under Capitalized Leases - Net                                3,266,820        2,252,329           2,581,618
                                                                     ---------------  ---------------     ---------------
   Property and Equipment - Net                                           12,648,215        9,502,005          11,641,920
                                                                     ---------------  ---------------     ---------------
Other Assets:
   Goodwill - Net                                                          9,865,974       10,277,160          10,928,755
   Restrictive Covenants - Net                                             1,100,861        1,926,512           3,027,380
   Customer Lists - Net                                                    4,901,539        5,184,319           5,561,917
   Loan Origination Costs - Net                                              575,114           98,992              46,875
   Deposits and Other                                                        588,973          727,946              69,663
   Deferred Offering Costs                                                    73,543               --                  --
   Deferred Tax Asset                                                        801,595               --                  --
                                                                     ---------------  ---------------     ---------------
   Total Other Assets                                                     17,907,599       18,214,929          19,634,590
                                                                     ---------------  ---------------     ---------------
   Total Assets                                                      $    45,065,575  $    39,872,409     $    40,911,486
                                                                     ===============  ===============     ===============

                  See Notes to Combined Financial Statements.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                       September 30,              December 31,
                                                                       -------------              ------------
                                                                          1 9 9 6           1 9 9 5          1 9 9 4
                                                                          -------           -------          -------
                                                                        [Unaudited]
Liabilities and Equity:
Current Liabilities:
   Accounts Payable and Other Liabilities                            $     2,314,668  $     2,673,087     $     1,912,137
   Accrued Expenses                                                        1,106,878          814,156             800,158
   Accrued Radiology Fees                                                    238,788          187,134              52,508
   Current Income Taxes Payable                                              609,985          232,298              23,643
   Current Portion of Notes Payable                                        3,343,329        2,933,082           2,593,069
   Current Portion of Obligations Under Capitalized Leases                 1,210,401        1,140,095             995,174
   Current Portion of Covenants Not-to-Compete                               266,667          266,667             266,667
   Current Portion of Subordinated Debt                                      918,152       12,653,825           2,637,048
   Due to Affiliate                                                               --          111,514             294,641
                                                                     ---------------  ---------------     ---------------
   Total Current Liabilities                                              10,008,868       21,011,858           9,575,045
                                                                     ---------------  ---------------     ---------------
Noncurrent Liabilities:
   Long-Term Debt:
     Notes Payable                                                        12,465,913        5,909,814           7,756,517
     Revolver Loan                                                         4,663,351               --                  --
     Obligations Under Capitalized Leases                                  2,864,279        2,057,580           2,518,170
     Covenants Not-to-Compete                                                     --          200,000             466,667
     Subordinated Debt                                                     6,656,298        5,002,873          17,225,870
     Due to Affiliate                                                      1,597,914        2,557,796           2,919,000
     Deferred Interest                                                       371,260               --                  --
                                                                     ---------------  ---------------     ---------------
   Total Noncurrent Liabilities                                           28,619,015       15,728,063          30,886,224
                                                                     ---------------  ---------------     ---------------
   Total Liabilities                                                      38,627,883       36,739,921          40,461,269
                                                                     ---------------  ---------------     ---------------
Commitments and Contingencies                                                     --               --                  --
                                                                     ---------------  ---------------     ---------------
Equity:
   General Partners' [Deficiency]                                           (668,486)        (324,840)            (69,580)
   Limited Partners' Equity [Deficiency]                                   1,177,647          (58,202)            (80,089)
   Stockholders' Equity                                                    5,928,531        3,515,530             599,886
                                                                     ---------------  ---------------     ---------------
   Total Equity                                                            6,437,692        3,132,488             450,217
                                                                     ---------------  ---------------     ---------------
   Total Liabilities and Equity                                      $    45,065,575  $    39,872,409     $    40,911,486
                                                                     ===============  ===============     ===============

                  See Notes to Combined Financial Statements.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                                            From date of
                                                                                                              Inception
                                                                                                           [September  30,
                                                           Nine months ended             Year ended           1994] to
                                                             September 30,              December 31,        December 31,
                                                             -------------              ------------        ------------
                                                        1 9 9 6          1 9 9 5           1 9 9 5             1 9 9 4
                                                        -------          -------           -------             -------
                                                      [Unaudited]      [Unaudited]
Revenue:
   Net Patient Service Revenue                     $    22,968,825   $    20,415,610  $    27,381,738     $     6,526,644
   Management Fee Income                                   388,869           141,168          212,211              22,901
   Radiology Fee Income                                         --                --               --               7,791
   Other Service Revenue                                   418,205           317,048          449,773                  --
                                                   ---------------   ---------------  ---------------     ---------------
   Total Revenue                                        23,775,899        20,873,826       28,043,722           6,557,336
                                                   ---------------   ---------------  ---------------     ---------------
Costs and Expenses:
   Radiology Fees                                        2,403,047         2,207,809        2,981,862             526,576
   Equipment Maintenance                                   939,956           935,302        1,223,154             359,842
   Patient Service Costs and Expenses                    1,697,431         1,469,248        1,934,866             520,839
   Salaries and Benefits                                 4,928,935         4,445,722        5,941,350           1,713,229
   Professional Services                                   664,296           623,493          786,608              39,190
   Other Management, General and
     Administrative                                      3,590,885         2,935,520        3,966,117             946,822
   Provision for Bad Debts                               1,127,500           613,866          855,053             130,637
   Depreciation                                          2,279,496         2,239,840        2,939,841             775,244
   Amortization                                          1,604,198         1,534,946        2,047,681             509,016
                                                   ---------------   ---------------  ---------------     ---------------
   Total Costs and Expenses                             19,235,744        17,005,746       22,676,532           5,521,395
                                                   ---------------   ---------------  ---------------     ---------------
Operating Income Before Other
   Income and Taxes                                      4,540,155         3,868,080        5,367,190           1,035,941
                                                   ---------------   ---------------  ---------------     ---------------
Other Income [Expense]:
   Interest Income and Other                               479,011           101,044          192,562             139,727
   Interest Expense                                     (2,107,693)       (1,953,710)      (2,565,215)           (702,808)
   Loss on Disposal of Assets                                 (953)           (3,229)         (24,893)                 --
   Loss on Sale of Assets                                       --                --          (78,718)                 --
                                                   ---------------   ---------------  ---------------     ---------------
   Total Other [Expense] - Net                          (1,629,635)       (1,855,895)      (2,476,264)           (563,081)
                                                   ---------------   ---------------  ---------------     ---------------
   Income Before Income Taxes                            2,910,520         2,012,185        2,890,926             472,860

Income Tax Expense                                         297,219           147,408          208,655              23,643
                                                   ---------------   ---------------  ---------------     ---------------
   Net Income                                      $     2,613,301   $     1,864,777  $     2,682,271     $       449,217
                                                   ===============   ===============  ===============     ===============
Earnings Per Share:
   Primary                                         $           .17   $           .12  $           .19     $           .03
                                                   ===============   ===============  ===============     ===============
   Fully Diluted                                   $             *   $             *  $           .18     $             *
                                                   ===============   ===============  ===============     ===============

Weighted Average Number of Shares:
   Primary                                              14,010,000        13,976,550       14,030,175          13,938,500
                                                   ===============   ===============  ===============     ===============
   Fully Diluted                                                 *                 *       15,706,375                   *
                                                   ===============   ===============  ===============     ===============

*Fully diluted information is not presented since the effect is anti-dilutive.

                  See Notes to Combined Financial Statements.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED STATEMENTS OF EQUITY
--------------------------------------------------------------------------------

                                            Preferred Stock                     Common             Class A Common
                              6,000,000 Shares Authorized Par Value $.01   Stock 50,000,000        Stock 6,000,000
                                                   Series B Convertible    Shares Authorized       Shares Authorized
                              Series A Redeemable       Redeemable      9,200,000 Shares Issued  1,000,000 Shares Issued
                              5,000 Shares Issued    5,000 Shares Issued     and Outstanding        and Outstanding
                                 and Outstanding       and Outstanding        Par Value $.01        Par Value $.01
                                 ---------------       ---------------        --------------        -----------------
                              # of Shares Amount   # of Shares  Amount   # of Shares   Amount   # of Shares    Amount
                              ----------- ------   -----------  ------   -----------   ------   -----------    --------
Issuance of Common Stock         5,000  $      50      5,000  $       50   9,200,000  $   92,000  1,000,000  $   10,000

Net Income for the period
  ended December 31, 1994           --         --         --          --          --          --         --          --
                              --------  ---------  ---------  ----------  ----------  ----------  ---------  ----------
  Balance as of
    December 31, 1994            5,000         50      5,000          50   9,200,000      92,000  1,000,000      10,000

Net Income for the year ended
  December 31, 1995                 --         --         --          --          --          --         --          --
                              --------  ---------  ---------  ----------  ----------  ----------  ---------  ----------
  Balance as of
    December 31, 1995            5,000         50      5,000          50   9,200,000      92,000  1,000,000      10,000

Additional Capital
  Contribution                      --         --         --          --          --          --         --          --

Net Income for the nine months
  ended September 30, 1996
  [Unaudited]                       --         --         --          --          --          --         --          --
                              --------  ---------  ---------  ----------  ----------  ----------  ---------  ----------
  Balance as of
    September 30, 1996
    [Unaudited]                  5,000  $      50      5,000  $       50   9,200,000  $   92,000  1,000,000  $   10,000
                              ========  =========  =========  ==========  ==========  ==========  =========  ==========
                                                                                                             (continued)

                  See Notes to Combined Financial Statements.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED STATEMENTS OF EQUITY
--------------------------------------------------------------------------------

                              Additional
                                Paid-in    Retained      Partners' Capital          Total
                                -------    --------      -----------------          -----
                                Capital    Earnings     General       Limited      Equity
                                -------    --------     -------       -------      ------
Issuance of Common Stock     $(101,100)    $     --     $    --       $    --   $   1,000

Net Income for the period
  ended December 31, 1994           --      598,886     (69,580)      (80,089)     449,217
                             ---------     --------     -------       -------   ----------
  Balance as of
    December 31, 1994         (101,100)     598,886     (69,580)      (80,089)     450,217

Net Income for the year
 ended December 31, 1995            --    2,915,644    (255,260)       21,887    2,682,271
                             ---------    ---------    --------       -------   ----------
  Balance as of
    December 31, 1995         (101,100)   3,514,530    (324,840)      (58,202)   3,132,488

Additional Capital
  Contribution                 691,903           --          --            --      691,903

Net Income for the nine
 months ended September
 30, 1996 [Unaudited]               --    1,721,098    (343,646)    1,235,849    2,613,301
                             ---------    ---------    --------     ---------   ----------
  Balance as of
    September 30, 1996
    [Unaudited]            $   590,803  $ 5,235,628   $(668,486)  $ 1,177,647  $ 6,437,692
                           ===========  ===========   =========   ===========  ===========
                                                                                (concluded)

                  See Notes to Combined Financial Statements.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                            From date of
                                                                                                              Inception
                                                                                                           [September  30,
                                                           Nine months ended             Year ended           1994] to
                                                             September 30,              December 31,        December 31,
                                                             -------------              ------------        ------------
                                                        1 9 9 6          1 9 9 5           1 9 9 5             1 9 9 4
                                                        -------          -------           -------             -------
                                                      [Unaudited]      [Unaudited]
Operating Activities:
   Net Income                                      $     2,613,301   $     1,864,777  $     2,682,271     $       449,217
                                                   ---------------   ---------------  ---------------     ---------------
   Adjustments to Reconcile Net Income to
     Net Cash Provided by Operating Activities:
     Provision for Bad Debts                             1,127,500           613,866          855,053             130,637
     Depreciation                                        2,279,496         2,239,840        2,939,841             775,244
     Amortization of Intangible Assets and
       Loan Costs                                        1,604,198         1,534,946        2,047,681             509,016
     Loss on Disposal of Equipment                             953             3,229           24,893                  --
     Loss of Sale of Equipment                                  --                --           78,718                  --
     Deferred Tax Benefit [Provision]                     (801,595)               --               --                  --
     Deferred Interest                                     371,260                --               --                  --

   Changes in Operating Assets and Liabilities:
     Accounts Receivable - Net                          (2,905,944)       (2,946,794)      (3,432,240)           (680,478)
     Prepaid Expenses and Other                           (241,082)          125,683           (2,870)            114,355
     Accounts Payable and Other Liabilities                          311,990          603,292             983,603          1,229,744
     Accrued Radiology Fees                                 51,654           169,319          134,626              52,508
                                                   ---------------   ---------------  ---------------     ---------------
     Total Adjustments                                   1,798,430         2,343,381        3,629,305           2,131,026
                                                   ---------------   ---------------  ---------------     ---------------
   Net Cash - Operating Activities -
     Forward                                             4,411,731         4,208,158        6,311,576           2,580,243
                                                   ---------------   ---------------  ---------------     ---------------

Investing Activities:
   Property and Equipment Additions                     (3,525,281)         (173,862)        (226,076)         (1,514,620)
   Proceeds from Sale of Property and
     Equipment                                                  --                --           85,000                  --
   Cash Received from Companies Acquired                        --                --               --           2,349,538
   Cash Paid to Companies Acquired                              --                --               --          (7,100,000)
   Net Payments to Affiliate                              (379,493)         (266,843)        (440,347)         (1,034,144)
   Payments for Deposits                                        --          (205,158)        (658,283)                 --
   Deposit Refunded                                        138,972                --               --                  --
                                                   ---------------   ---------------  ---------------     ---------------
   Net Cash - Investing Activities -
     Forward                                       $    (3,765,802)  $      (645,863) $    (1,239,706)    $    (7,299,226)

                  See Notes to Combined Financial Statements.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                            From date of
                                                                                                              Inception
                                                                                                           [September  30,
                                                           Nine months ended             Year ended           1994] to
                                                             September 30,              December 31,        December 31,
                                                             -------------              ------------        ------------
                                                        1 9 9 6          1 9 9 5           1 9 9 5             1 9 9 4
                                                        -------          -------           -------             -------
                                                      [Unaudited]      [Unaudited]
   Net Cash - Operating Activities -
     Forwarded                                     $     4,411,731   $     4,208,158  $     6,311,576     $     2,580,243
                                                   ---------------   ---------------  ---------------     ---------------
   Net Cash - Investing Activities -
     Forwarded                                          (3,765,802)         (645,863)      (1,239,706)         (7,299,226)
                                                   ---------------   ---------------  ---------------     ---------------
Financing Activities:
   Proceeds from Acquisition Debt                               --                --               --           7,100,000
   Proceeds from Lending Institutions                   15,398,005           974,500        1,210,755              82,376
   Payments on Notes Payable and
     Long-Term Debt                                    (14,050,556)       (3,886,984)      (5,190,329)           (765,468)
   Payments on Capital Lease Obligations                (1,024,371)         (797,743)      (1,078,134)           (226,875)
   Payments of Loan Costs                                 (560,703)          (62,550)         (73,722)                 --
   Payments of Offering Costs                              (73,543)               --               --                  --
                                                   ---------------   ---------------  ---------------     ---------------
   Net Cash - Financing Activities                        (311,168)       (3,772,777)      (5,131,430)          6,190,033
                                                   ---------------   ---------------  ---------------     ---------------
   Net Increase [Decrease] in Cash                         334,761          (210,482)         (59,560)          1,471,050
Cash - Beginning of Periods                              1,411,490         1,471,050        1,471,050                  --
                                                   ---------------   ---------------  ---------------     ---------------
   Cash - End of Periods                           $     1,746,251   $     1,260,568  $     1,411,490     $     1,471,050
                                                   ===============   ===============  ===============     ===============

                  See Notes to Combined Financial Statements.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[1] Nature of Operations

International Magnetic Imaging, Inc., a Delaware corporation formerly known as IMI Acquisition Corporation [the "Company"], commenced operations in September 1994 to engage in the acquisition, ownership and operation of outpatient medical diagnostic centers providing magnetic resonance imaging ["MRI"] services and other diagnostic modalities. Operations of the centers are conducted through seven partnerships and five corporations and are located in various states and the Commonwealth of Puerto Rico.

The Company was organized as a wholly-owned subsidiary of SIS Capital Corp. ["SISC"], which is a wholly-owned subsidiary of Consolidated Technology Group Ltd., ["Consolidated"], a public Company.

The principal users of the Company's centers are practicing physicians located in general proximity to the various centers. Each of the centers is managed by International Magnetic Imaging, Inc., a Florida Corporation ["IMI - Florida"].

Basis of Presentation - The combined financial statements include the accounts of the Company and its wholly-owned subsidiaries and related partnerships. Intercompany balances have been eliminated in combination.

Operating Centers:

   Pine Island Magnetic Resonance Imaging Center, Ltd.
   Magnetic Resonance Institute of North Miami Beach, Ltd.
   Magnetic Resonance Institute of Boca Raton, Ltd.
   Magnetic Resonance Institute of South Dade, Ltd.
   Oakland Magnetic Resonance Institute, Ltd.
   Physician's Outpatient Diagnostic Center, Ltd.
   IMI Acquisition of Puerto Rico Corporation
   IMI Acquisition of Arlington Corp.
   IMI Acquisition of Kansas Corp.
   Magnetic Resonance Institute of Orlando, Ltd.

Management Company:

   IMI - Florida

Radiology Company:

   MD Acquisition Corp.

[2] Summary of Significant Accounting Policies

The accounting and reporting policies of International Magnetic Imaging, Inc. and Subsidiaries and Related Partnerships [hereinafter collectively referred to as "IMI" or the "Company"] conform to generally accepted accounting principles. The following summarizes the more significant of these policies.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #2
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[2] Summary of Significant Accounting Policies [Continued]

Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. At December 31, 1995 and 1994, the Company had no cash equivalents.

Joint Venture - On August 7, 1995, the Company entered into a joint venture agreement with Kaley Imaging, Inc. ["Kaley"]. The Company and Kaley have determined that they will mutually benefit from a consolidation of their respective operations. The Company owns 50% of the joint venture and accounts for its investment on the equity method. At December 31, 1995, the Company has recognized $120,450 of income from this arrangement.

Allowance for Doubtful Accounts - Patient accounts are reserved for when, in management's opinion, the collectibility of a portion of, or the entire outstanding balance, is doubtful.

Property and Equipment and Depreciation - Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are stated at cost less accumulated amortization. Such improvements are amortized over the shorter of the term of the lease or the useful life of the improvement. Medical equipment financed under capital leases is recorded in property and equipment at the lower of the present value of the minimum lease payments or the fair value of the assets at the inception of the lease. Amortization of assets held under capital leases is included in depreciation expense and is computed using the straight-line method.

Property and equipment are depreciated over the following estimated useful lives:

                                                                        Years
                                                                        -----
Buildings and Improvements                                                25
Leasehold Improvements                                                 10 - 25
Medical Equipment                                                         6
Furniture and Equipment                                                 5 - 7

Expenditures for maintenance, repairs, and replacement of minor items are charged to earnings as incurred. Major additions and improvements which extend the useful life or improve the operating performance of the related asset are capitalized. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations for the period. Depreciation expense for the periods December 31, 1995 and 1994 is $2,939,841 and $775,244, respectively. The equipment used by the Company is technologically sophisticated and subject to accelerated obsolescence in the event of significant technological change.

Intangible Assets - Intangible assets consist of goodwill, customer lists, and covenants not-to-compete arising from business acquisitions. Goodwill, which represents the excess of the purchase price over the estimated fair value of the net assets acquired via the business acquisitions, is being amortized over the period of expected benefit of 20 years. Customer lists are amortized over the period of expected benefit, which is 15 years. The covenants not-to-compete are being amortized over their contractual lives, which is 3 years. Intangible assets are being amortized on a straight-line basis.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #3
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[2] Summary of Significant Accounting Policies [Continued]

Intangible Assets [Continued] - Accumulated amortization of intangible assets resulting from business acquisitions was $2,535,092 and $509,016 at December 31, 1995 and 1994, respectively. Amortization expense relating to business acquisitions for the year ended December 31, 1995 and three months ended December 31, 1994 was $2,026,076 and $509,016, respectively.

Management of the Company has developed a policy to evaluate the period of goodwill amortization to determine whether later events and circumstances warrant revised estimates of useful lives. Management on a quarterly basis evaluates the carrying value of goodwill by comparing the carrying value to the value of projected discounted net cash flows from related operations. Impairment will be recognized if the carrying value of goodwill is greater than the projected discounted net cash flows from related operations. Management has determined that projected discounted net cash flows exceed the carrying value of goodwill at December 31, 1995. It is at least reasonably possible that management's estimate of projected discounted net cash flows will change in the near term.

Loan Origination Costs - Loan origination costs of $46,875 and $73,722 were incurred in connection with financing relating to the business acquisitions and capital expenditures for the years ended December 31, 1995 and 1994, respectively. The costs will be amortized over the terms of the related financing agreements, using the straight-line method which approximates the interest method. Amortization expense of loan origination costs relating to business acquisitions and capital expenditures at December 31, 1995 and 1994 was $21,605 and $-0-, respectively. Amortization of such costs began in January of 1995.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Net Patient Service Revenue - Net patient service revenue is reported at the estimated net realizable amounts from patients and third-party payors for services rendered, including provisions for estimated contractual adjustments under reimbursement agreements with third-party payors. The Company has historically not provided any significant amount of charity care. For the periods ended December 31, 1995 and 1994, contractual adjustments amounted to approximately $22,000,000 and $4,000,000, respectively.

Income Taxes - The Company prepares its combined financial statements on the accrual basis of accounting. Provision has been made for federal income taxes for the center operating in the Commonwealth of Puerto Rico and state income taxes for the corporate general and limited partners of the partnership entities. Although federal income tax returns for the management company, radiology company, the corporate general and limited partners of the partnership entities, and the three operating MRI centers organized for tax purposes as "C" corporations are filed on a consolidated basis with those of the parent company, Consolidated, the combined subsidiaries of Consolidated have calculated their tax provision on the "separate return basis." Any tax benefit received by the utilization of Consolidated's federal tax net operating losses has been properly recorded as a liability to Consolidated and then subsequently forgiven, resulting in an addition to paid-in capital in accordance with Accounting Principles Bulletin No. 26.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #4
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[2] Summary of Significant Accounting Policies [Continued]

Acquisitions - On September 30, 1994, the Company acquired IMI - Florida and its affiliated entities in a business combination accounted for as a purchase. The principal operations of IMI - Florida are in the establishment and operation of outpatient diagnostic centers providing MRI services and other diagnostic modalities. The results of operations of the acquired entities are included in the accompanying combined financial statements since the date of acquisition. The total cost of the acquisition was $31,871,702, which exceeded the fair value of net assets of the acquired entities by $11,068,852. The excess purchase price, or goodwill, is being amortized by the straight-line method over 20 years.

The other intangibles, specifically restrictive covenants and customer lists, are being amortized by the straight-line method over 3 years and 15 years, respectively.

The following summarizes the purchase price allocated to acquired assets at fair value.

Cash                                                           $     6,960,000
Subordinated Debt                                                   19,862,915
Stock                                                                2,920,000
Notes [Covenants]                                                      800,000
Acquisition Costs                                                    1,328,787
                                                               ---------------
   Purchase Cost                                               $    31,871,702
   -------------                                               ===============

Allocated to:

Cash                                                           $     2,349,548
Other Assets                                                           421,281
Covenants-Not-to-Compete                                             3,302,597
Property, Plant and Equipment                                       10,902,543
Accounts Receivable                                                  7,379,015
Managed Care Contracts - Customer Lists                              5,655,619
Liabilities Assumed                                                 (9,207,753)
Goodwill                                                            11,068,852
                                                               ---------------
   Total                                                       $    31,871,702
   -----                                                       ===============

The cash portion of the purchase price was simultaneously financed through a major asset-based lender.

Earnings Per Share - Earnings per share is computed based on the weighted average number of shares outstanding for each period presented using the modified treasury stock method. Common stock equivalents are included in the calculation when they are dilutive. Certain options and warrants, issued at or below the Initial Public Offering price within one year of the filing of the Registration Statement, are included in the computation of earnings per share for all periods presented. In November 1996, the Company effected a recapitalization pursuant to which 1,000 shares of Common Stock outstanding on such date became and were converted into 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Redeemable Preferred Stock and 5,000 shares of Series B Convertible Redeemable Preferred Stock. In computing earnings per share, shares of Common Stock and Class A Common Stock are treated as a single class. All share and per share information in these financial statements gives effect, retroactively, to such transactions. Dividends on preferred stock, if and when declared, are included in the calculation of earnings per share.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #5
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[3] Accounts Receivable

Accounts receivable, net of contractual allowances, are summarized as follows:

                                                           December 31,
                                                      1995             1994

Personal Injury Litigation                   $      5,423,870  $     4,794,648
Managed Care                                        2,031,822        1,552,414
Commercial Insurance                                1,812,313        1,574,168
Workers' Compensation                                 958,427        1,079,673
Medicare/Medicaid                                     559,026          568,624
Private Pay                                           784,121          700,191
Other                                               1,426,843           10,162
                                             ----------------  ---------------
Totals                                             12,996,422       10,279,880
Less:  Allowance for Doubtful Accounts             (2,490,381)      (2,351,026)
                                             ----------------  ---------------
   Accounts Receivable - Net                 $     10,506,041  $     7,928,854
   -------------------------                 ================  ===============

Accounts receivable pledged as collateral for borrowings at December 31, 1995 and 1994 was $9,969,500 and $6,821,971, respectively. On a combined basis the Company does not have a significant concentration of receivables from any one non-governmental managed care provider. The Company does not require collateral from its customers.

Contractual allowances amounted to approximately $2,000,000 and $1,000,000 for the years ended December 31, 1995 and 1994, respectively.

The changes in the allowance for doubtful accounts are summarized as follows:

                                                           December 31,
                                                      1995             1994

Beginning Balance                            $      2,351,026  $     2,394,794
Provision for Doubtful Accounts                       855,053          130,637
Recoveries                                            255,862           94,848
Charge-offs                                          (971,560)        (269,253)
                                             ----------------  ---------------
   Ending Balance                            $      2,490,381  $     2,351,026
   --------------                            ================  ===============

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #6
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[4] Other Receivable

In connection with the acquisition of one of the Florida centers, certain liabilities that existed at the closing date [September 30, 1994] were paid by Physician's Outpatient Diagnostic Center, Ltd. In accordance with the purchase agreement, Physician's Outpatient Diagnostic Center, Ltd. is entitled to reimbursement for the payment of these liabilities, which amount to $146,462 as of December 31, 1994. Cash collections on accounts receivable that existed prior to the closing date are being used to reduce this receivable. As of December 31, 1995, this receivable has been collected.

[5] Property and Equipment

Property and equipment as of December 31 are summarized as follows:

                                                           December 31,
     Property Class                                   1995             1994
     --------------                                 -------          -------

Land                                       $        663,830  $       663,830
Buildings and Improvements                        3,242,346        3,233,627
Leasehold Improvements                            1,170,377        1,151,516
Medical Equipment                                14,590,268       15,918,545
Furniture and Equipment                           2,071,906        2,118,092
                                           ----------------  ---------------
Subtotal                                         21,738,727       23,085,610
Less:  Accumulated Depreciation                 (14,489,051)     (14,025,308)
                                           ----------------  ---------------
   Property and Equipment - Net            $      7,249,676  $     9,060,302
   ----------------------------            ================  ===============

Property and equipment pledged as collateral for borrowings had a net book value of $7,249,676 and $8,759,812 as of December 31, 1995 and 1994, respectively.

[6] Leases

The Company leases real estate for certain of its MRI centers and its administrative offices under noncancellable operating leases expiring during the next fifteen years. The real estate leases contain clauses which permit adjustments of lease payments based upon changes in the "Consumer Price Index," options to renew the leases for periods up to an additional fifteen years and additional payments for a proportionate share of real estate taxes and common area operating expenses.

Several of the MRI centers lease the magnetic resonance imaging equipment under noncancellable capital leases, the last of which expires in 2000.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #7
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[6] Leases [Continued]

For certain of those leases, a balloon payment representing the buy-out of the leased equipment is due at the end of the lease term. A summary of leased property under capitalized leases is as follows:

                                                           December 31,
     Property Class                                   1995             1994
     --------------                                 -------          -------

Medical Equipment:
   San Juan                                $      1,508,390  $     1,508,390
   Greater Kansas City                            2,556,284        2,010,384
   Orlando                                        1,625,664        1,625,664
   IMI                                              350,151          222,860
   P.O.D.C.                                         333,143          243,869
                                           ----------------  ---------------
Subtotal                                          6,373,632        5,611,167
Less:  Accumulated Amortization                  (4,121,303)      (3,029,549)
                                           ----------------  ---------------
 Equipment Under Capitalized Leases - Net  $      2,252,329  $     2,581,618
 ----------------------------------------  ================  ===============

Amortization expense of equipment under capitalized leases is included in depreciation expense.

As of December 31, 1995, the future minimum lease payments under capitalized leases and noncancellable operating leases are:

                                                Capital            Operating
   Fiscal Years                                  Leases              Leases

     1996                                  $     1,384,644  $        593,146
     1997                                        1,015,244           598,593
     1998                                          876,359           602,082
     1999                                          330,542           598,690
     2000                                           70,418           241,578
     Thereafter                                         --            69,992
                                           ---------------  ----------------
     Total Minimum Lease Payments          $     3,677,207  $      2,704,081
                                           ===============
     Less Amount Representing Interest                              (479,532)
                                                             ---------------

     Present Value of Net Minimum Capitalized Lease Payments       3,197,675

   Less: Current Portion of Obligations Under Capital Leases      (1,140,095)
                                                             ----------------

 Non-Current Portion of Obligations Under Capitalized Leases $     2,057,580
 ----------------------------------------------------------- ===============

Total rental expense for the years ended December 31, 1995 and 1994 was $628,366 and $129,690, respectively.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #8
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[7] Long-Term Debt

The Company maintains term loans and other notes payable which are secured by accounts receivable and property and equipment. Loan agreements contain various covenants, including restrictions on any mergers, consolidations, sales of assets or issuances of stock, as well as restrictions on payments to the parent Company or any subsidiary or affiliate and to the payment of dividends, unless authorized by the lender. Subordinated notes payable issued in connection with the acquisitions are unsecured. Long-term debt at December 31, 1995 and 1994 consists of the following:

Long-term debt consists of the following:
                                                             December 31,
                                                          1995          1994
Operating Term Loan:

Note payable in monthly installments of $20,000,
 plus interest at 1.5% above the prime rate; final
 payment due November 1995.                    $            --    $   220,000

Equipment and Leasehold Improvement Debt:

Note payable in monthly installments of $26,416,
 plus interest at 1% above the prime rate; final
 payment due December 1995.                                 --        317,000

Note payable in monthly installments of $13,666,
 which includes interest at 7.75%; final payment
 due July 1996.                                         93,478         243,471

Note payable in monthly installments of $16,241;
 which includes interest at a rate of 9.5%; final
 payment due September 1996.                           147,008         318,958

Note payable in monthly installments of $12,830,
 which includes interest at a rate of 9.5%; final
 payment due September 1998.                           371,338         484,150

Note payable in monthly installments of $6,488,
 which includes interest at 11.5% final payment
 due May 2000                                          260,763              --

Note payable in monthly installments of $6,488,
 which includes interest at 11.5%, final payment
 due May 2000                                          260,763              --

Note payable in monthly installments of $7,962,
 which includes interest at 11.5%, final payment
 due May 2000.                                         319,989              --
                                                    ----------     -----------
   Total Equipment and Leasehold Improvement
     Debt - Forward                                  1,453,339       1,583,579
                                                    ----------     -----------

Building Debt:

Mortgage note payable in monthly installments
 of $9,256, plus interest at 1% above the prime
 rate; balloon payment due September 1996.             971,834       1,082,900

Mortgage note payable in monthly installments
 of $8,333, plus interest at 1% above the prime
 rate; balloon payment due February 1999.              516,667         616,667
                                                --------------  --------------
   Totals - Forward                             $    1,488,501  $    1,699,567

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #9
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[7] Long-Term Debt [Continued]
                                                           December 31,
                                                      1995             1994

   Total Equipment and Leasehold Improvement
    Debt - Forwarded                            $    1,453,339  $    1,583,579
                                                --------------  --------------

Building Debt [Continued]:
   Totals - Forwarded                                1,488,501       1,699,567

Mortgage note payable in monthly installments
 of $2,942, which includes interest at 9.75%,
 balloon payment due November 2000                     222,701              --

Mortgage note payable in monthly installments
 of $1,184, plus interest at 1.25% above the
 prime rate; balloon payment due November 1995.             --         240,266
                                                --------------  --------------

   Total Building Debt - Forward                     1,711,202       1,939,833
                                                --------------  --------------

Subordinated Debt:

Note payable in quarterly installments of
 $110,401, plus interest at 7%; balloon
 payment due September 1996.                         3,238,396       3,680,000

Note payable in quarterly installments of
 $78,537, plus interest at 7%; balloon
 payment due September 1996.                         2,303,765       2,617,915

Note payable in quarterly installments of
 $92,400, plus interest at 7%; balloon
 payment due September 1996.                         2,710,403       3,080,003

Note payable in quarterly installments of
 $28,800, plus interest at 7%; balloon
 payment due September 1996.                           844,800         960,000

Note payable in quarterly installments of
 $20,700, plus interest at 7%; balloon
 payment due September 1996.                           607,200         690,000

Note payable in quarterly installments of
 $17,100, plus interest at 7%; balloon
 payment due September 1996.                           501,600         570,000

Note payable in quarterly installments of
 $29,400, plus interest at 7%; balloon
 payment due September 1996.                           862,400         980,000

Note payable in quarterly installments of
 $11,400, plus interest at 7%; balloon
 payment due September 1997.                           334,400         380,000
                                                --------------  --------------
   Totals - Forward                             $   11,402,964  $   12,957,918

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #10
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[7] Long-Term Debt [Continued]

                                                           December 31,
                                                      1995             1994

   Total Equipment and Leasehold Improvement
     Debt - Forwarded                         $     1,453,339  $     1,583,579
                                              ---------------  ---------------

   Total Building Debt - Forwarded                  1,711,202        1,939,833
                                              ---------------  ---------------

Subordinated Debt [Continued]:
   Totals - Forwarded                             11,402,964       12,957,918

Note payable in quarterly installments of
 $14,400, plus interest at 7%; balloon
 payment due September 1997.                         422,400          480,000

Note payable in quarterly installments of
 $91,500, plus interest at 7%; balloon
 payment due September 1997.                       2,860,976        3,050,000

Note payable in quarterly installments of
 $195,925, which includes interest at 4%;
 balloon payment due September 1999.               2,970,358        3,375,000
                                             ---------------  ---------------
   Total Subordinated Debt - Forward              17,656,698       19,862,918
                                             ---------------  ---------------

Other Debt:

Note payable in monthly installments of
 $29,124, which includes interest at
 10.5%; final payment due September 1999.          1,079,498        1,302,742

Note payable in monthly installments of
 $25,922, which includes interest at 10.5%;
 final payment due September 1999.                   960,793        1,159,488

Note payable in monthly installments of
 $8,684, which includes interest at 10.5%;
 final payment due September 1999.                   321,858          388,419

Note payable in monthly installments of
 $10,768, which includes interest at 10.5%;
 final payment due September 1999.                   399,135          481,677

Note payable in monthly installments of
 $21,129, which includes interest at 10.5%;
 final payment due September 1999.                   783,134          945,089

Note payable in monthly installments of
 $18,807, which includes interest at 10.5%;
 final payment due September 1999.                   697,093          841,254
                                             ---------------  ---------------
   Totals - Forward                          $     4,241,511  $     5,118,669

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #11
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[7] Long-Term Debt [Continued]

                                                           December 31,
                                                      1995             1994

   Total Equipment and Leasehold Improvement
     Debt - Forwarded                         $     1,453,339  $     1,583,579
                                              ---------------  ---------------
   Total Building Debt - Forwarded                  1,711,202        1,939,833
                                              ---------------  ---------------
   Total Subordinated Debt - Forwarded             17,656,698       19,862,918
                                              ---------------  ---------------
Other Debt [Continued]:
   Totals - Forwarded                               4,241,511        5,118,669

Note payable in monthly installments of
 $10,854, which includes interest at 10.5%;
 final payment due September 1999.                    402,322          485,524

Note payable in monthly installments of
 $27,319, which includes interest at 10.5%;
 final payment due September 1999.                  1,012,574        1,221,981

Note payable in monthly installments of
 $1,000, which includes interest at 12%;
 final payment due December 1996                       10,368               --

Note payable in monthly installments of
 $2,000, which includes interest at 12%;
 final payment due August 1996                         11,580               --
                                              ---------------  ---------------
   Total Other Debt                                 5,678,355        6,826,174
                                              ---------------  ---------------
   Total Debt                                      26,499,594       30,212,504
   Less Current Portion                           (15,586,907)      (5,230,117)
                                              ---------------  ---------------
   Totals                                     $    10,912,687  $    24,982,387
   ------                                     ===============  ===============

The prime rate at December 31, 1995
 and 1994 was 8.5%.

Maturities of long-term debt are as follows:

Years ending
December 31,

   1996                                                       $    15,586,907
   1997                                                             5,559,357
   1998                                                             2,773,824
   1999                                                             2,354,547
   2000                                                               224,959
   Thereafter                                                              --
                                                              ---------------

     Total                                                    $    26,499,594
     -----                                                    ===============

Cash paid for interest for the periods ended December 31, 1995 and 1994 amounted to $2,175,631 and $709,140, respectively.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #12
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[8] Covenants Not-to-Compete

In connection with the acquisition of the imaging centers, the Company entered into two three-year non-competition agreements with two of the previous owners of the acquired entities. Pursuant to such agreements, the Company is contractually obligated to pay such individuals an aggregate of $800,000. The monthly payments under these agreements are $22,222 with the final payment due in September 1997. The balance due pursuant to such agreements as of December 31, 1995 and 1994 is $466,667 and $733,334, respectively. Annual maturities of these obligations are as follows:

Years ending
December 31,                                                        Amount

   1996                                                         $      266,667
   1997                                                                200,000
                                                                --------------
     Total                                                      $      466,667
     -----                                                      ==============

[9] Capital Stock

The Company is authorized to issue 6,000,000 shares of Preferred Stock, par value $.01 per share, 50,000,000 shares of Common Stock, par value $.01 per share, and 6,000,000 shares of Class A Common Stock, par value $.01 per share. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Class A Common Stock have no voting rights except as provided by law.

Common Stock - There are 9,200,000 shares of Common Stock and 1,000,000 shares of Class A Common Stock outstanding.

Each share of Class A Common Stock will automatically become and be converted into one share of Common Stock upon the first to occur of (a) the date, as reasonably determined by the Board of Directors, that the Company ceases to be eligible under the Internal Revenue Code of 1986, as amended, to be a member of the consolidated group of corporations of which Consolidated is the common parent, or (b) the date as of which the Board of Directors effects such a conversion.

The Common Stock and the Class A Common Stock are treated as a single class and have identical rights except that the holders of the Class A Common Stock have no voting rights except as required by law. Holders of Common Stock and Class A Common Stock are entitled to share in such dividends as the Board of Directors, in its discretion, may declare from funds legally available. In the event of liquidation, dissolution or winding up, each outstanding share of Common Stock and Class A Common Stock entitles its holders to participate ratably in the assets remaining after payment of liabilities.

Series A Preferred Stock - The Series A Preferred Stock consists of 5,000 shares, all of which are issued and outstanding. Holders of shares of Series A Preferred Stock are entitled to non-cumulative dividends of $10 per share, or an aggregate of $50,000. The Company has no obligation to declare dividends for any year, but, in any year, no dividends may be declared with respect to the Common Stock and Class A Common Stock unless the dividends for such year for the Series A Preferred Stock have been declared and paid or provided for. Dividends, if declared, are payable on February 1st of each year to holders of record on the previous January 15th.

The holders of the Series A Preferred Stock have no voting rights except as required by law. The Series A Preferred Stock is not convertible into Common Stock or any other class or series of capital stock. The Series A Preferred Stock may be redeemed for $20 per share, on not less than ten or more than 60 days' notice at any time after the Class A Common Stock is converted into Common Stock. At such time as the Series A Preferred Stock may be redeemed, the Company may redeem the Series A Preferred Stock in whole at any time or in part from time to time.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #13
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[9] Capital Stock

Series A Preferred Stock [Continued] - In the event of any voluntary liquidation, dissolution or winding up of the Company, after payment has been made on any security of the Company, if any, which ranks senior to the Series A Preferred Stock, holders of shares of Series A Preferred Stock will be entitled to receive from the assets of the Company an aggregate amount equal to 80% of the Company's stockholders' equity, including partners' capital, as of the last day of the calendar quarter prior to the date as of which the determination is being made, provided, that from and after the effective date of the Registration Statement relating to the Company's Initial Public Offering, the aggregate amount shall be 80% of the Company's stockholder's equity, including partners' capital, as of the last day of the quarter immediately preceding such effective date, on a per share basis plus accrued and unpaid dividends to the payment date, before any payment or distribution is made to holders of shares of Common Stock, Class A Common Stock or any other series or class of stock hereafter issued which ranks junior as to liquidation rights to the Series A Preferred Stock.

Series B Preferred Stock - The Series B Preferred Stock consists of 5,000 shares, all of which are issued and outstanding. Holders of shares of Series B Preferred Stock have no preferential dividend rights. If dividends are declared with respect to the Common Stock, the holders of the Series B Preferred Stock shall be entitled to dividends on an as-converted basis, such dividends to be determined as if the shares of Series B Preferred Stock and shares of Common Stock [including Class A Common Stock] were a single class. Based on a conversion rate of 700 shares of Common Stock for each share of Series B Preferred Stock, each share of Series B Preferred Stock would receive a dividend equal to 700 times the dividend payable to the holders of the Common Stock.

Each share of Series B Preferred Stock, unless previously redeemed, is convertible, commencing three years from the effective date of the Registration Statement relating to the Company's Initial Public Offering or on such earlier date, if any, as the Class A Common Stock is converted into Common Stock, into 700 shares of Common Stock, or an aggregate of 3,500,000 shares of Common Stock; provided, however, that if, after completion of the Company's Initial Public Offering and prior to the date on which the Series B Preferred Stock would otherwise become convertible, the Company issues any shares of Common Stock or Class A Common Stock, including the issuance of any shares of Common Stock upon exercise of warrants or options, the Series B Preferred Stock shall be convertible to the extent that the number of shares of Common Stock issuable upon such conversion shall be equal to four times the number of shares of Common Stock and Class A Common Stock so issued; provided, that if such conversion would result in the conversion of a fractional share of Series B Preferred Stock, the Series B Preferred Stock may be converted as to the next higher integral number of shares. In addition, if the Series B Preferred Stock is called for redemption, the conversion rights will expire at the close of business on the business day prior to the redemption date. The conversion rate is subject to adjustment upon the occurrence of certain events.

The Company has the right to redeem the shares of Series B Preferred Stock at a redemption price of $20 per share, or an aggregate of $100,000, at any time after the expiration of three years from the effective date of the Registration Statement relating to the Company's initial public offering, or earlier if the Class A Common Stock is converted into Common Stock. The Series B Preferred Stock may be redeemed in whole or in part. Once the Series B Preferred Stock becomes redeemable, the Company may redeem the Series B Preferred Stock upon at least 30, but not more than 60 days' prior written notice to the registered holders.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #14
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[10] Stockholders' Equity - General Partners

The general and limited partner corporate entities included in the combined financial statements at December 31, 1995, totaling $509,161 in net equity, are as follows:

IMI Acquisition of Pine Island Corporation
IMI Acquisition of North Miami Beach Corporation
IMI Acquisition of Boca Raton Corporation
IMI Acquisition of South Dade Corporation
IMI Acquisition of Oakland Park Corporation
IMI Acquisition of Orlando Corporation
P.O.D.C. Acquisition Corporation

Limited Partners:

IMI Ltd. Partner Acquisition of Pine Island, Inc.
IMI Ltd. Partner Acquisition of North Miami Beach, Inc.
IMI Ltd. Partner Acquisition of Boca Raton, Inc.
IMI Ltd. Partner Acquisition of  South Dade, Inc.
IMI Ltd. Partner Acquisition of Oakland Park, Inc.
IMI Ltd. Partner Acquisition of Orlando, Inc.
P.O.D.C. Ltd. Partner Acquisition Corporation

[11] Related Party Transactions

Issuance of Securities at Organization - In connection with its organization in September and October 1994, the Company issued an aggregate of 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Preferred Stock, 5,000 shares of Series B Preferred Stock, Series B Warrants to purchase 1,000,000 shares of Common Stock at $2.00 per share and warrants to purchase 1,250,000 shares of Class A Common Stock at $2.00 per share [See Note 23].

In October 1994, the Company issued seven-year warrants to purchase an aggregate of 500,000 shares of Class A Common Stock at $2.00 per share to SISC and 15 individuals, including the chief financial officer of the Company, to whom it issued a warrant to purchase 100,000 shares, and two directors of the Company, to each of whom the Company issued a warrant to purchase 50,000 shares.

Due to Affiliate - In connection with the acquisitions of the centers, SISC lent approximately $1.3 million to the Company, which was used to pay acquisition costs, and delivered shares of Consolidated common stock, valued at $2.9 million, representing a portion of the purchase price. Such loan and the value of such Consolidated common stock is treated as a non-interest bearing loan from the Company to SISC with no stated maturity date. The balance as of December 31, 1995 and 1994 amounted to $2,669,310 and $3,213,641, respectively.

Notes Payable to Officer - Approximately $969,000 and $1,067,000 at December 31, 1995 and 1994, respectively, of the subordinated notes payable issued in connection with the acquisitions is payable to an officer of the Company. The officer was a stockholder in the predecessor entities.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #15
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[12] Income Taxes

Under SFAS No. 109, "Accounting for Income Taxes," deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss carryforwards. The tax effects of significant items composing the Company's net deferred tax liability as of December 31, 1995 and December 31, 1994 are as follows:

                                                                                            December 31,
                                                                                      1 9 9 5            1 9 9 4
Deferred Tax Liabilities:
   Book Basis of Assets in Excess of Tax Basis                                     $    4,420,514    $     5,105,947
                                                                                   --------------    ---------------

Deferred Tax Assets:
   Allowance for Doubtful Accounts not Currently Deductible                               937,130            884,691
   Difference Between Book and Tax Depreciation                                         4,526,214          4,705,811
   Difference Between Book and Tax Amortization                                           256,791             48,380
                                                                                   --------------    ---------------
   Totals                                                                               5,720,135          5,638,882
                                                                                   --------------    ---------------
Valuation Allowance                                                                     1,299,621            532,935
                                                                                   --------------    ---------------
   Net Deferred Tax Liability                                                      $           --    $            --
   --------------------------                                                      ==============    ===============

The Company's deferred tax asset valuation allowance was $1,299,621 and $532,935 as of December 31, 1995 and 1994, respectively. The increase in the valuation allowance of $766,686 for the year ended December 31, 1995 is comprised of the following:

Difference Between Book and Tax Depreciation                $       (179,597)
Difference Between Book and Tax Amortization                         208,411
Book Basis of Assets in Excess of Tax Basis of Assets                685,433
Allowance for Doubtful Accounts not Currently Deductible              52,439
                                                            ----------------
   Total                                                    $        766,686
   -----                                                    ================

The current and deferred income tax components of the provision [benefit] for income taxes consist of the following:
                                           Years ended      Three months ended
                                           December 31,         December 31,
                                             1 9 9 5              1 9 9 4
                                             -------              -------
Current:
   Puerto Rico                     $          82,964       $         4,968
   State                                     125,691                18,675
                                   -----------------       ---------------
   Totals                                    208,655                23,643

Deferred                                          --                    --
                                   -----------------       ---------------
   Totals                          $         208,655       $        23,643
   ------                          =================       ===============

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #16
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[12] Income Taxes [Continued]

The provision for income taxes varies from the amount computed by applying the statutory rate for the reasons below:
                                                                        Three
                                              Years ended        months ended
                                              December 31,        December 31,
                                                1 9 9 5             1 9 9 4

Provision Based on Statutory Rates                35.0%                35.0%
Benefit of Graduated Rates                        (1.0)                (1.0)
Puerto Rico Taxes [Net of Federal Benefit]         2.9                  1.1
States Taxes [Net of Federal Benefit]              4.3                  4.1
Valuation Allowance                              (34.0)               (34.0)
                                              ---------            ---------
   Totals                                          7.2%                 5.2%
   ------                                     =========            =========

The Company's provision for income taxes is comprised of state and Puerto Rico income taxes for the 12 months ended December 31, 1995 and the three months ended December 31, 1994, respectively. The Company has a valuation allowance as a result of filing a consolidated federal income tax return and the taxable income is offset by losses generated by the parent corporation and other subsidiaries included in the consolidated group.

[13] Commitments

Professional Liability Insurance - Each of the operating entities carries professional malpractice and general liability insurance. The independent radiology entities that provide the radiology services are covered by their own medical malpractice insurance. The Company has procedures in place to monitor coverage and incidents of significance.

Employment Agreements - In October 1994, the Company entered into a five-year employment agreement with the President/Chief Executive Officer which runs through September 1999. The agreement provides for an annual base salary of $350,000 and a bonus, not less than $100,000 and not greater than $700,000, calculated on a percentage of the lesser of pre-tax cash flow or pre-tax net income.

The Chief Financial Officer ["CFO"] of the Company, who is also the CFO of Consolidated, has an employment agreement with Consolidated for a term commencing October 1, 1994 and ending December 31, 2002, pursuant to which he received an annual salary of $177,000 for the contract year ended September 30, 1996 with increases annually thereafter until the seventh year for which his annual salary is $252,000. The agreement provides for two bonuses, one of which is equal to the greater of 1% of Consolidated's net pre-tax profits or 1% of Consolidated's net cash flow, and the other of which is equal to the greater of 1% of the Company's net pre-tax profits or 1% of the Company's net cash flow. Although the CFO and Consolidated are the parties to his employment agreement, the CFO's compensation is paid by the Company and the Company allocates 25% of his compensation [exclusive of the bonuses relating to the Company] to Consolidated, which is applied to reduce the Company's indebtedness to SISC.

Radiologist Agreements - The Company engages radiologists and other specialists to read and interpret the diagnostic imaging scans performed at the centers. The Company has entered into agreements at several of its centers for these services. Terms and fees vary on a contract by contract basis. Fees are generally based on a percentage of collected gross revenues. One contract has annual fees of $275,000 plus a percentage of the center's annual gross revenues in excess of $2.4 million through March 2000 and another includes an annual consulting fee of $30,000 through December 1999.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #17
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[14] Employee Benefit Plans

On July 1, 1995, the Company adopted a Qualified Retirement Plan under the Internal Revenue Code. The Plan requires employees to complete one year of service and attain the age of 21. Employer contributions are discretionary and determined on an annual basis. Employer contributions to the plan totaled $41,120 for the year ended December 31, 1995.

The Plan will match employee contributions dollar for dollar with maximum limitations as follows:

1995                                        $            500
1996                                                     750
1997                                                   1,000
1998                                                   1,250
1999                                                   1,500
2000                                                   1,750
2001                                                   2,000

[15] Long-Term Incentive Plan

In October 1994, the Company adopted, by action of the Board of Directors and stockholders, the 1994 Long-Term Incentive Plan [the "Plan"]. The Plan does not have an expiration date.

The Plan is authorized to grant options or other equity-based incentives for 1,200,000 shares of the Class A Common Stock or, at such time as the Class A Common Stock is converted into Common Stock, shares of Common Stock. If shares subject to an option under the Plan cease to be subject to such option, or if shares awarded under the Plan are forfeited or otherwise terminated without a payment being made to the participant in the form of stock, such shares will again be available for future issuance under the Plan.

Awards under the Plan may be made to key employees, including officers of and consultants to the Company, its subsidiaries and affiliates, but may not be granted to any director unless the director is also an employee of or consultant to the Company or any subsidiaries or affiliates. The Plan imposes no limit on the number of officers and other key employees to whom awards may be made.

The following types of awards can be granted under the Plan: incentive or non-qualified stock options; stock appreciation rights; restricted stock; deferred stock, stock purchase rights and/or other stock-based awards. The Company granted seven-year incentive stock options to purchase an aggregate of 765,500 shares of Class A Common Stock at $.50 per share in October 1994, and incentive stock options to purchase 84,500 shares of Class A Common Stock at $1.00 per share in September 1995 [71,500 shares] and June 1996 [13,000 shares]. The exercise price of the options were the fair market value on the respective dates of grant. All of the options are presently fully exercisable and have a term of seven years from the date of grant.

[16] Litigation

The Company is subject to lawsuits arising in the course of ordinary business. Management after review and consultation with counsel, believes it has meritorious defenses and considers that any potential outcome from these matters would not materially affect the financial position and statement of operations of the Company. Nevertheless, due to uncertainties in the legal process, it is at least reasonably possible that management's view of the outcome will change in the near term.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #18
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[17] Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk are cash and cash equivalents and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of it customers and based upon factors surrounding the credit risk of its customers establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited [See Note 3]. The Company places its cash and cash equivalents with high quality financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. The Company had cash balances in excess of federally insured limits of approximately $602,000 and $747,000 as of December 31, 1995 and 1994, respectively.

The Company derives over approximately 71% of its net patient service revenues from operations in the State of Florida.

The Company's operating facilities grant credit without collateral to its patients, most of whom are residents of the operating facilities respective area and are insured under third-party payor agreements. The mix of accounts receivable net of contractual allowances from third-party payors and patients are as follows:

                                                        December 31,
                                                   1 9 9 5         1 9 9 4

Personal Injury Litigation                              42%            47%
Managed Care                                            16%            15%
Commercial Insurance                                    14%            15%
Workers' Compensation                                    7%            10%
Medicare/Medicaid                                        4%             6%
Private Pay                                              6%             7%
Other                                                   11%            --%
                                                 ---------      ---------

                                                       100%           100%
                                                 =========      =========


[18] Fair Value of Financial Instruments

Effective December 31, 1995, the Company adopted Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments", which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

                                             Carrying Amount       Fair Value

Notes Payable - Long-Term                   $    5,909,814      $    5,726,391
Subordinated Debt - Long-Term                    5,002,873           4,311,924
                                            --------------      --------------
   Totals                                   $   10,912,687      $   10,038,315
   ------                                   ==============      ==============

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #19
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[18] Fair Value of Financial Instruments [Continued]

In assessing the fair value of these financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash, accounts receivables, accounts payables and short-term debt, it was assumed that the carrying amount approximated fair value for the majority of these instruments because of their short maturities. The fair value of long-term debt is estimated based on discounting expected future cash flows at the rates currently offered to the Company for debt of the same or similar remaining maturities. Due to the non-interest bearing nature and unspecified payment terms, it was not practicable to estimate the fair value of the debt due to affiliate and covenants not-to-compete, however, the use of discounted cash flow techniques to estimate fair value could result in an estimated fair value substantially lower than the carrying amount.

[19] Supplemental Disclosures of Cash Flow Information

Cash paid for interest and taxes amounted to $2,175,631 and $53,764 in 1995 and $709,140 and $-0- in 1994.

During 1995, the Company entered in various capital lease agreements for equipment at a cost of $762,465.

During December 1994, the Company entered into an agreement to purchase five system upgrades for existing MRI centers. The cost of these totaled $1,475,000.

Cash paid for interest and taxes amounted to $2,394,747 and $48,029 for the nine months ended September 30, 1996 and $2,148,042 and $-0- for the nine months ended September 30, 1995.

During the nine months ended September 30, 1996 and 1995, the Company acquired equipment under capitalized leases in the amounts of $3,970,727 and $785,124.

[20] Reclassification -Certain items have been reclassified to conform with the current year's presentation.

[21] Subsequent Events

On February 7, 1996, the Company loaned $300,000 to an officer of the Company. The loan is due to the Company in 1998. Interest only is payable annually from inception at a rate of 5-1/2%.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #20
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[21] Subsequent Events [Continued]

In January 1996, the Company obtained financing from DVI Financial Services, Inc. and an affiliate thereof ["DVI"] consisting of a term loan of $2,000,000 and a revolving loan of $6,000,000. The majority of the proceeds were used to pay current subordinated debt. In addition, other current subordinated debt was reclassified to long-term per the loan agreements. The pro forma effect of this financing on the December 31, 1995 balance sheet is as follows:

Assets:
   Current Assets                                  $    12,713,421
   Property and Equipment - Net                          9,502,005
   Other Assets                                         18,759,496
                                                   ---------------

   Total Assets                                    $    40,974,922
   ------------                                    ===============

Liabilities:
   Current Liabilities                                  12,649,113
   Non-Current Liabilities                              25,311,634

   Total Liabilities                                    37,960,747

Equity                                                   3,014,175

   Total Liabilities and Equity                    $    40,974,922
   ----------------------------                    ===============

[22] Unaudited Interim Statements

The financial statements for the nine months ended September 30, 1996 and 1995 are unaudited, however, in the opinion of management all adjustments [consisting of normal recurring adjustments] necessary to a fair presentation of the financial statements for these interim periods have been made. The results for interim periods are not necessary indicative of the results to be obtained for a full fiscal year.

[23] Subsequent Events [Unaudited]

In September 1996, certain of the Company's subsidiaries borrowed an aggregate of $4.0 million from DVI. The loans, which mature in September 2001, are payable in monthly installments over the term of the loans. The Company pays interest currently at 11.5% per annum, additional interest of 10.5% per annum has been deferred and is payable on the maturity date of the loans, resulting in an effective annual interest rate of 22.0%. In connection with these loans, SISC sold to DVI, for $2,500, a warrant to purchase 250,000 shares of Class A Common Stock at $2.00 per share, and the Company issued to DVI a warrant to purchase 250,000 shares of Class A Common Stock at $5.00 per share. These warrants are exercisable for the three month period commencing on the earliest to occur of
(a) the prepayment in full of such loans, (b) an event of default under the loan and security agreements with respect to such loans, or (c) November 1, 2001. In addition, the Company agreed that in the event the principal of and interest on such loans has not been paid in full prior to the November 1, 2001 maturity date, the Company will issue to DVI a warrant to purchase 1,000,000 shares of the Common Stock at 80% of the market price per share of such Common Stock on the date of exercise, exercisable from November 1, 2001 until February 1, 2002.

In September 1996, the Company issued warrants to purchase 250,000 shares of Class A Common Stock at $5.00 per share to SISC.

In September 1996, the Company signed a letter of intent for an Initial Public Offering of the sale of its common stock.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #21
[Information as of and for the nine months ended
 September 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------
[23] Subsequent Events [Unaudited] [Continued]

In October 1996, the Company entered into a non-binding Memorandum of Understanding with its President/Chief Executive Officer ["CEO"] pursuant to which, subject to the execution of definitive agreements and the completion of an Initial Public Offering of the Company's common stock, the CEO agreed to reduce the outstanding principal amount of the Subordinated Notes payable to him and his wife, from an aggregate of $2.1 million as of September 30, 1996 to an aggregate of approximately $1.7 million and exchange such Subordinated Notes for shares of a newly created series of preferred stock having an annual non-cumulative dividend of $75,000 and a mandatory redemption price of approximately $1.7 million. A portion of the reduction in the Subordinated Notes payable to the CEO reflects the proposed application of the $300,000 loan from the Company to him to reduce the Subordinated Notes payable to him.

Although the Company files its federal income tax returns as part of a consolidated group of corporations of which Consolidated is the common parent, it has calculated its tax provision on the "separate return basis." The current tax benefit of $692,000 received by the utilization of the Parent Company's tax net operating losses for the nine months ended September 30, 1996 has been properly recorded as a liability to the Parent and then subsequently forgiven, resulting in an increase to additional paid-in capital in accordance with Accounting Principles Bulletin No. 26.

The actual tax provision of $297,219 for the nine months ended September 30, 1996 represents state income taxes and Commonwealth of Puerto Rico income taxes only. The provision for federal income taxes was completely eliminated by the applicable deferred tax asset arising from the temporary differences caused by the depreciation, amortization and bad debt expense recorded for book purposes versus tax purposes. Such expense pertaining to goodwill, customer lists [managed care contracts] and covenants-not-to-compete amortization and bad debt reserve which was recorded for financial reporting purposes exceeded the expense recorded for tax purposes by approximately $3,356,000 thereby creating the deferred tax asset.


                                . . . . . . . . .

                         REPORT OF INDEPENDENT AUDITORS


The Partners
   International Magnetic Imaging, Inc. [Predecessor]


                  We have audited the accompanying combined statement of operations, changes in equity, and cash flows of International Magnetic Imaging, Inc. [Predecessor] and its affiliates for the year ended December 31, 1993, and the nine months ended September 30, 1994. These combined statement of operations, changes in equity, and cash flows are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined statement of operations, changes in equity, and cash flows based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements of operations, changes in equity, and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statements of operations, changes in equity, and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of combined statements of operations, changes in equity, and cash flows. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the combined statements of operations, changes in equity, and cash flows referred to above present fairly, in all material respects, combined results of operations and cash flows of International Magnetic Imaging, Inc. [Predecessor] and its affiliates for the year ended December 31, 1993 and the nine months ended September 30, 1994, in conformity with generally accepted accounting principles.


                                                MORTENSON AND ASSOCIATES, P. C.
                                                Certified Public Accountants.

Cranford, New Jersey
April 22, 1994

INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
--------------------------------------------------------------------------------

COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                           Nine months ended        Year ended
                                             September 30,        December 31,
                                               1 9 9 4              1 9 9 3
                                               -------              -------
Revenue:
   Net Patient Service Revenue             $    21,161,740     $    26,572,387
                                           ---------------     ---------------

Expenses:
   Radiology Fees                                  487,365             401,506
   Equipment Maintenance                           920,394           1,364,450
   Patient Service Costs and Expenses            1,401,912           1,422,021
   Salaries and Benefits                         6,059,210           9,333,088
   Professional Services                         1,390,211             329,733
   Other Management, General and
    Administrative                               3,099,641           4,996,206
   Provision for Bad Debts                         966,018             849,620
   Depreciation and Amortization                 2,459,742           3,545,116
                                           ---------------     ---------------
   Total Expenses                               16,784,493          22,241,740
                                           ---------------     ---------------

Operating Income Before Other Income
 [Expense]                                       4,377,247           4,330,647

Other Income [Expense]:
   Loss on Disposal of Assets                     (523,718)           (194,172)
   Interest Income and Other                       437,684             456,174
   Interest Expense                               (610,435)         (1,076,249)
                                           ---------------     ---------------
   Net Income - Historical                       3,680,778           3,516,400

Charge in Lieu of Income Taxes                   1,472,311           1,406,560
                                           ---------------     ---------------
   Pro Forma Net Income                    $     2,208,467     $     2,109,840
                                           ===============     ===============

                 See Notes to Combined Statement of Operations,
                       Changes in Equity, and Cash Flows.

INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
--------------------------------------------------------------------------------

COMBINED STATEMENTS OF CHANGES IN EQUITY
--------------------------------------------------------------------------------

                                               Additional
                                     Common    Paid-in      Retained        Partners' Capital           Notes         Total
                                     Stock     Capital      Earnings     General         Limited        Receivable    Equity
Balances - December 31, 1992         $ 8,770   $ 4,768,336  $  369,480   $ (1,071,122)   $ 7,846,566    $ (919,000)   $ 11,003,030

   Issuance of Common Stock               --       (22,000)         --             --             --            --         (22,000)
   Partners' Capital Contributions        --            --          --             --         20,000            --          20,000
   Additional Capital Contributed         --     1,383,728          --             --         10,000        23,000       1,416,728
   Partners' Capital Withdrawals          --            --          --         (6,431)      (114,080)           --        (120,511)
   Partners' Distributions                --            --          --       (115,263)    (2,558,509)           --      (2,673,772)
   Offering Costs                         --      (185,019)         --             --             42            --        (184,977)
   Dividends Paid                         --            --  (1,864,827)            --             --            --      (1,864,827)
   Net Income                             --            --   1,701,911       (312,475)     2,126,964            --       3,516,400
                                     -------   -----------  ----------   ------------    -----------    ----------    ------------

Balances - December 31, 1993           8,770     5,945,045     206,564     (1,505,291)     7,330,983      (896,000)     11,090,071

   Partners' Distributions                --            --          --       (137,850)    (2,745,379)           --      (2,883,229)
   Dividends Paid                         --            --  (1,247,890)            --             --            --      (1,247,890)
   Net Income                             --            --   1,633,385         48,275      1,999,118            --       3,680,778
                                     -------   -----------  ----------   ------------    -----------    ----------    ------------
Balances - September 30, 1994
   [Unaudited]                       $ 8,770   $ 5,945,045  $  592,059   $ (1,594,866)   $ 6,584,722    $ (896,000)   $ 10,639,730
                                     =======   ===========  ==========   ============    ===========    ==========    ============

                 See Notes to Combined Statement of Operations,
                       Changes in Equity, and Cash Flows.

INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
--------------------------------------------------------------------------------

COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                     Nine months ended        Year ended
                                                                                        September 30,        December 31,
                                                                                           1 9 9 4              1 9 9 3
                                                                                           -------              -------
Operating Activities:
   Net Income                                                                         $     3,680,778     $     3,516,400
   Adjustments to Reconcile Net Income to Net Cash Provided
      by Operating Activities:
       Provision for Bad Debts                                                                966,018             849,620
       Depreciation and Amortization                                                        2,459,742           3,545,116
       Loss on Disposal of Property and Equipment                                             523,718             194,172

   Changes in Operating Assets and Liabilities:
     Restricted Cash                                                                         (983,000)                 --
     Accounts Receivable - Net                                                             (2,571,920)           (180,989)
     Radiology Fees Receivable                                                                     --             662,625
     Prepaid Expenses and Other                                                             2,704,197            (608,053)
     Accounts Payable and Other Liabilities                                                  (522,558)           (806,501)
                                                                                      ---------------     ---------------
   Net Cash - Operating Activities                                                          6,256,975           7,172,390
                                                                                      ---------------     ---------------

Investing Activities:
   Property and Equipment Additions - Net                                                    (466,429)           (995,010)
   Proceeds from Sale of Equipment                                                            469,103                  --
                                                                                      ---------------     ---------------
   Net Cash - Investing Activities                                                              2,674            (995,010)
                                                                                      ---------------     ---------------

Financing Activities:
   Stock Redemption                                                                                --             (22,000)
   Shareholders' Dividends                                                                 (1,247,890)         (1,864,827)
   Partners' Capital Contributions                                                                 --           1,633,650
   Partners' Distributions                                                                 (2,883,229)         (2,673,772)
   Partners' Capital Withdrawals                                                                   --            (120,511)
   Offering Costs                                                                                  --            (184,977)
   Proceeds from Notes Payable and Long-Term Net                                                   --           1,282,013
   Net Repayments on Lines of  Credit                                                              --            (700,000)
   Payments on Notes Payable and Long-Term Net                                               (877,366)         (2,660,591)
   Payments on Capital Lease Obligations                                                     (654,452)           (780,449)
                                                                                      ---------------     ---------------
   Net Cash - Financing Activities                                                         (5,662,937)         (6,091,464)
                                                                                      ---------------     ---------------
   Net Increase in Cash and Cash Equivalents                                                  596,712              85,916

Cash and Cash Equivalents - Beginning of Years                                              1,752,826           1,666,910
                                                                                      ---------------     ---------------
   Cash and Cash Equivalents - End of Years                                           $     2,349,538     $     1,752,826
                                                                                      ===============     ===============

                 See Notes to Combined Statement of Operations,
                       Changes in Equity, and Cash Flows.

INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
NOTES TO COMBINED STATEMENTS OF OPERATIONS, CHANGES IN EQUITY,
AND CASH FLOWS
--------------------------------------------------------------------------------
[1] Summary of Significant Accounting Policies

The accounting and reporting policies of International Magnetic Imaging, Inc. ["IMI"] and its affiliates conform to generally accepted accounting principles. The following summarizes the more significant of these policies.

Operations - The principal operations of International Magnetic Imaging, Inc. and Affiliates [hereinafter collectively referred to as the "Company"] are in the establishment and operation of outpatient diagnostic centers providing magnetic resonance imaging ["MRI"] services. Operations of the centers are conducted through nine limited partnerships and one corporation and are located in various states and the U.S.
Commonwealth of Puerto Rico.

The general partner of each of the limited partnerships are corporate entities incorporated in the state the limited partnership conducts operations. The principal users of the Company's magnetic resonance imaging services are practicing physicians, a number of which are limited partners, located in general proximity to the various centers. Each of the centers are managed by a management company, IMI, whose principal shareholders are related to the general partner of the limited partnership through common ownership.

The Florida legislature has enacted the "Patient Self-Referral Act" [the "Act"] which provides that after October 1, 1994, a physician cannot refer patients to an entity which provides diagnostic imaging services in which the physician has an investment interest, as defined in the Act [See Note 12].

Basis of Presentation - The combined statements of operations, changes in equity, and cash flows include the accounts of the following affiliated entities. The year the MRI centers commenced operations is shown parenthetically.

Operating Centers:
   Physicians Outpatient Diagnostic Center, Ltd. [1985] ["PODC"]
   Pine Island Magnetic Resonance Imaging Center, Ltd. [1986] ["Pine Island"] Magnetic Resonance Institute of North Miami Beach, Ltd. [1988] [" N. Miami"] Magnetic Resonance Institute of Boca Raton, Ltd. [1988] ["Boca Raton"] Magnetic Resonance Institute of South Dade, Ltd. [1989] ["South Dade"] Oakland Magnetic Resonance Institute, Ltd. [1990] ["Oakland Park"]
   San Juan M.R.I., Inc. [1990] ["San Juan"]
   Magnetic Resonance Institute of Arlington, L.P. [1990] ["Arlington"] Magnetic Resonance Institute of Greater Kansas City, L.P. [1991]
    ["Kansas City"]
   Magnetic Resonance Institute of Orlando, Ltd. [1992] ["Orlando"]

General Partners:
   P.O.D.C., Inc.
   S.A.S.G.P., Inc.
   Askay, Inc.
   Magnetic Resonance Institute of Boca Raton, Inc.
   Magnetic Resonance Institute of South Dade, Inc.
   Oakland Magnetic Resonance Institute, Inc.
   Magnetic Resonance Institute of Arlington, Inc.
   Magnetic Resonance Institute of Greater Kansas City, Inc.
   Magnetic Resonance Institute of Orlando, Inc.

Management Companies:
   International Magnetic Imaging, Inc. ["IMI"]

INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
NOTES TO COMBINED STATEMENTS OF OPERATIONS, CHANGES IN EQUITY,
AND CASH FLOWS, Sheet #2
--------------------------------------------------------------------------------
[1] Summary of Significant Accounting Policies [Continued]

Radiology Company:
   J. Sternberg and S. Schulman, M.D. Corp.

The accounts of IMI and its affiliates are combined because of the common ownership interests in the management company, operating MRI entities, and the general partners that exercise operating control over such entities. All significant intercompany balances and transactions are eliminated in combination. The corporate general partners account for their respective investments in the limited partnerships using the equity method.

The financial statements, for all periods presented, have been prepared in accordance with the American Institute of Certified Public Accountants' audit and accounting guide "Audits of Providers of Health Care Services."

Cash and Cash Equivalents - The Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts - Patient accounts are reserved for when, in management's opinion, the collectibility of a portion of, or the entire outstanding balance, is doubtful.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are stated at cost less accumulated amortization. Such improvements are amortized over the shorter of the term of the lease or the useful life of the improvement. Medical Equipment financed under capital leases is recorded in property and equipment at cost at the inception of the lease. Amortization of assets held under capital leases is included in depreciation expense and computed using the straight-line method.

Property and equipment are depreciated over the following estimated useful lives:

                                                                Years

   Buildings and Improvements                                   25
   Leasehold Improvements                                       10   - 25
   Medical Equipment                                             6
   Furniture and Equipment                                       5   -  7

Expenditures for maintenance, repairs, and replacement of minor items are charged to earnings as incurred. Major additions and improvements which extend the useful life or improve the operating performance of the related asset are capitalized. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations for the period.

Intangible Assets:

Organization Costs - Expenses incurred in connection with the formation of each of the entities have been capitalized and are being amortized over a period of five years using the straight-line method. Accumulated amortization of such costs at December 31, 1993 is $90,962.

INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
NOTES TO COMBINED STATEMENTS OF OPERATIONS, CHANGES IN EQUITY,
AND CASH FLOWS, Sheet #3
--------------------------------------------------------------------------------
[1] Summary of Significant Accounting Policies [Continued]

     Deferred Financing Costs - Deferred financing costs are being amortized using the straight-line method, which approximates the interest method, over the term of the related financing agreement. Accumulated amortization of such costs at December 31, 1993 is $75,640.

Income Taxes - The Company prepares its combined financial statements on the accrual basis of accounting. No provision has been made for Federal and State income taxes for the partnership entities as the individual general and limited partners are responsible for such taxes on their respective share of earnings. Likewise, the general partner corporate entities and the management companies have elected "S corporation" status under the Internal Revenue Code and the taxation of the earnings thereof is the responsibility of the individual shareholders. As of December 31, 1993, the Company's sole magnetic resonance institute organized for tax purposes as a "C" corporation, San Juan MRI, Inc. ["San Juan"] has available, for its operations only, approximately $1,041,000 of income tax loss carryforwards to offset future taxable income of which $681,000, $256,000 and $104,000 expires in 1997, 1998 and 1999, respectively. At December 31, 1993 , San Juan has net operating loss carryforwards for financial reporting purposes of approximately $1,312,000.

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Statement No. 109, "Accounting for Income Taxes." The statement is effective for the fiscal year 1993. The implementation of such statement has not had a material impact on the Company's financial position.

Net Patient Service Revenue - Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered, including provisions for estimated contractual adjustments under reimbursement agreements with third-party payors. The Company has historically not provided any significant amount of charity care.

[2] Property and Equipment

Depreciation expense for the year ended December 31, 1993 and the nine months ended September 30, 1994 is $3,501,284 and $2,374,931, respectively.

[3] Leases

The Company leases real estate for certain of its MRI centers and its administrative offices under noncancellable operating leases expiring during the next fifteen years. The real estate leases contain clauses which permit adjustments of lease payments based upon changes in the "Consumer Price Index", options to renew the leases for periods up to an additional fifteen years and additional payments for a proportionate share of real estate taxes and common area operating expenses.

Several of the MRI centers lease the magnetic resonance imaging equipment under noncancellable capital leases, the last of which expires in 1999. In January 1993, the Company restructured certain capital lease agreements. The restructuring extends the term of the leases and, for certain of those leases, includes a balloon payment representing the buy-out of the leased equipment at the end of the lease term.

INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
NOTES TO COMBINED STATEMENTS OF OPERATIONS, CHANGES IN EQUITY,
AND CASH FLOWS, Sheet #4
--------------------------------------------------------------------------------
[3] Leases [Continued]

As of December 31, 1993, the future minimum lease payments under capital leases and noncancellable operating leases are:

                                                   Capital        Operating
                                                   Leases           Leases
Fiscal Years

   1994                                      $     1,323,054  $       352,308
   1995                                            1,294,373          205,426
   1996                                            1,162,019          139,317
   1997                                              877,975          140,380
   1998                                              668,248          141,472
   Thereafter                                        175,294          264,768
                                             ---------------  ---------------
   Total Minimum Lease Payments                    5,500,963  $     1,243,671
                                             ===============

   Less Amount Representing Interest                               (1,188,668)

   Present Value of Net Minimum
     Capital Lease Payments                                   $     4,312,295
     ----------------------                                   ===============

Total rental expense for the year ended December 31, 1993 and the nine months ended September 30, 1994 is $591,207 and $562,003, respectively.

[4] Long Term Debt

Maturities of long-term debt as of December 31, 1993 are as follows:

Years ended
December 31,                                                          Amount

   1994                                                        $     3,138,325
   1995                                                              1,388,631
   1996                                                                326,399
   1997                                                                124,399
                                                               ---------------
     Total                                                     $     4,977,754
     -----                                                     ===============

Interest paid is $538,842, during the year ended December 31, 1993 and $585,781 during the nine months ended September 30, 1994.

[5] Debentures

San Juan has issued debentures in the principal amount of $4,000 each, which bear interest at the rate of 10%, of which $560,000 are due July 1, 1995 and $88,000 are due on July 1, 1997. The debentures are subject to prepayment, in whole or in part, at any time. As long as the debenture principal and accrued interest thereon is outstanding, San Juan cannot pay dividends to its shareholders or management fees to IMI. At December 31, 1993, debentures in the amount of $648,000, were outstanding. Management fees accrued to IMI was $1,905,602, at December 31, 1993.

INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
NOTES TO COMBINED STATEMENTS OF OPERATIONS, CHANGES IN EQUITY, AND
CASH FLOWS, Sheet #5
--------------------------------------------------------------------------------
[6] Shareholders' Equity - General Partners

The number of common shares authorized, issued and outstanding, and the amount of issued and outstanding common stock of the general partner corporate entities included in the combined financial statements at December 31, 1993 are as follows:

                                                                                                        Additional
                                                   Par        Shares       Issued and     Common         Paid-in
                                                  Value    Authorized     Outstanding       Stock        Capital
S.A.S.G.P., Inc.                                  $   1.00        500          300       $      300    $    134,200
Askay, Inc.                                       $   1.00      7,500          300       $      300    $    164,000
MRI of Boca Raton, Inc.                           $   1.00      7,500          300       $      300    $    165,200
MRI of South Dade, Inc.                           $   1.00      7,500          300       $      300    $    111,000
Oakland MRI, Inc.                                 $   1.00      7,500          300       $      300    $     81,000
MRI of Arlington, Inc.                            $   1.00      7,500          300       $        0    $     85,000
MRI of Greater Kansas City, Inc.                  $   1.00      7,500          300       $      300    $    110,000
MRI of Orlando, Inc.                              $   1.00      7,500          300       $      300    $     76,000

[7] Related Party Transactions

San Juan Loans - IMI and a related radiology company, not included in the combined financial statements, provided $750,000 revolving lines of credit to San Juan. Borrowings under the lines of credit are unsecured and bear interest at a rate of 9.5% at December 31, 1993. In October 1990, the proceeds of the notes were assigned by the creditor entities to the principal shareholders of IMI and the radiology company and treated as dividend distributions. The amount attributable to IMI was $216,000. Borrowings under the lines of credit are payable in full at December 31, 1994. At December 31, 1993, borrowings amounted to $174,124.

Interest paid on the notes during 1993 to the principal shareholders is $30,276.

Interior Design Fees - Interior design services and the purchase of furniture, fixtures, and certain leasehold improvements for the Company are performed by an entity owned by the spouse of one of the Company's principal shareholders. Aggregate payments for the design services and reimbursements for purchases of furniture and equipment during the year ended December 31, 1993 was $2,568.

INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
NOTES TO COMBINED STATEMENTS OF OPERATIONS, CHANGES IN EQUITY,
AND CASH FLOWS, Sheet #6
--------------------------------------------------------------------------------
[8] Supplemental Noncash Investing and Financing Information

Capital lease obligations of $222,860 in 1993 were incurred when the Company entered into leases for new medical equipment.

[9] Commitments

Professional Liability Insurance - Each of the operating entities carries professional malpractice and general liability insurance. The radiology entities that provide the radiology services are covered by their own medical malpractice insurance. The Company has procedures in place to monitor coverage and incidents of significance.

[10] Employee Benefit Plan

During 1993, the Company began sponsoring the International Magnetic Imaging, Inc. 401(K) Savings Plan. Employees become eligible for participation after completion of 1,000 hours of eligible service during the first twelve months of employment or in any later plan year. Participants may elect to contribute from 1% to 15% of their compensation, as defined. The Company may choose to make a matching contribution to the plan for each participant who has elected to make tax deferred contributions for the plan year. The Company's matching contribution percentage will be decided each year by the Company, not to exceed $1,000. For 1993, the Company decided to match 100% of the employees contribution, up to the maximum amount allowable under the plan. This amounted to $73,523 for 1993.

[11] Restructure

[A] In April of 1994 the Company restructured certain capital lease agreements to extend the terms of such leases. The net present value of the future minimum lease payments under the restructured agreement had no change, however, the net increase or [decrease] in the future minimum lease payments under these capital leases is as follows:

Fiscal                                                               Increase
Years                                                               [Decrease]

   1994                                                        $     (156,478)
   1995                                                               (27,532)
   1996                                                               (27,532)
   1997                                                                81,755
   1998                                                               307,002
                                                               --------------

   Total Net Increase in Minimum Lease Payments                       177,215
   Less Increase in Amount Representing Imputed Interest             (177,215)

   Increased Net Present Value of Capital Lease Payments       $           --
   -----------------------------------------------------       ==============

INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
NOTES TO COMBINED STATEMENTS OF OPERATIONS, CHANGES IN EQUITY,
AND CASH FLOWS, Sheet #7
--------------------------------------------------------------------------------
[11] Restructure [Continued]

[B] Additionally, in February and April 1994, the Company renegotiated and refinanced certain promissory notes such that the interest rates and terms were increased. The renegotiation and refinancing resulted in a $259,575 charge to earnings and a $514,719 decrease in cash. The net increase (decrease) in the annual maturities of debt is as follows:

Fiscal                                                              Increase
Years                                                              (Decrease)

   1994                                                        $     (176,955)
   1995                                                                 7,320
   1996                                                               144,751
   1997                                                               111,905
   1998                                                               211,031
   Thereafter                                                         216,667
                                                               --------------
   Net Increase                                                $      514,719
   ------------                                                ==============

[C] Furthermore, during the first two quarters of 1994, the Company disposed of certain fixed assets which were no longer in operational use. The net cost of the assets disposed was $508,248 resulting in a charge to earnings of $508,248.

[12] Sale of Business

In May 1994, an agreement was reached between IMI Acquisition Corporation [Buyer], a wholly owned subsidiary of Consolidated Technology Group, Ltd. ["Consolidated"] and the shareholders of International Magnetic Imaging, Inc. [Seller] in which buyer intends to acquire, own and operate all of the centers within this combined group. The selling price for the Centers, together with IMI and MD Corp., is approximately $27 million of which $6 million is payable in cash and $21 million in the acquiring subsidiary's 7% subordinated installment notes ["Notes"], and Consolidated is issuing shares of its Common Stock. The Notes to be issued in connection with acquisition of the Centers mature primarily in September 1996, with Notes in the principal amount of $860,000 maturing in September 1997. The Notes to be issued to acquire IMI and the assets of MD Corp. mature in September 1997 and September 1999, respectively.


                                . . . . . . . . .

No dealer,  salesperson  or any other  person
has been  authorized to give any  information
or to make  any  representations  other  than
those   contained  in  this   Prospectus   in
connection   with  the  offer  made  by  this
Prospectus,  and,  if  given  or  made,  such
information  or  representations  must not be         1,000,000 Shares of
relied on as having  been  authorized  by the             Common Stock
Company   or  by   the   Underwriters.   This         1,500,000 Series A
Prospectus  does not  constitute  an offer to       Redeemable Common Stock
sell or a solicitation of an offer to buy any          Purchase Warrants
securities  offered  hereby to any  person in
any  jurisdiction  in  which  such  offer  or
solicitation  was not  authorized or in which
the person making such offer or  solicitation
is not  qualified  to do so or to  anyone  to       International Magnetic
whom it is  unlawful  to make  such  offer or            Imaging, Inc.
solicitation.  Neither  the  delivery of this
Prospectus nor any sale made hereunder shall,
under   any    circumstances,    create   any
implication that there has been no change in the circumstances of the Company of the facts herein set forth since the date of this Prospectus.


             TABLE OF CONTENTS
                                         Page
                                         ----
Prospectus Summary... .....................3
Risk Factors...............................7
Dilution...................................16
Use of Proceeds............................17
Capitalization.............................19
Selected Financial Data ...................21
Management's Discussion and Analysis of
Financial Condition and Results of
Operations.................................22
Business...................................27             PROSPECTUS
Management.................................39
Agreements with DVI........................43
Certain Transactions.......................44
Principal Stockholders.....................48
Selling Security Holder....................49
Description of Securities..................50
Underwriting...............................55
Legal Matters..............................57
Experts....................................57
Additional Information ....................57
Index to Commbined Financial Statements...F-1

                                                Monroe Parker Securities, Inc.


Until__________, 1996 (25 days after the date
of this  Prospectus)  all  dealers  effecting
transactions  in the  registered  securities,
whether   or   not   participating   in   the
distribution,  may be  required  to deliver a
Prospectus.   This  is  in  addition  to  the
obligation of dealers to deliver a Prospectus
when acting as underwriters  and with respect
to their unsold allotments or subscriptions.                        ,1996

                   PART II

    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

           SEC registration fee                                   $  7,900.67
           NASD registration fee                                     2,788.58
           Nasdaq listing fee                                       10,000.00
           Printing and engraving                                        *
           Accountants' fees and expenses                                *
           Legal fees                                                    *
           Transfer agent's and warrant agent's fees and expenses        *
           Blue Sky fees and expenses                                    *
           Underwriter's non-accountable expense allowance         156,750.00
           Underwriter's consulting agreement                      100,000.00
           Miscellaneous                                                  . *
                                                                   ----------
           Total                                                  $785,000.00**

---------
*        To be supplied by amendment.
**       Estimated

Item 14.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law and Article EIGHTH of the Company's Restated Certificate of Incorporation (Exhibit 3.1) provide for indemnification of directors and officers of the Company under certain circumstances.

         Reference is made to Paragraphs 6 and 7 of the Underwriting Agreement (Exhibit 1.1) with respect to indemnification of the Company and the Underwriter. In addition, the Series B Warrants (Exhibit 10.7) and the subscription agreement relating to the January 1996 Interim Notes (Exhibit 10.12) also include indemnification provisions.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

         Set forth below is information concerning the issuance by the Registrant of its securities since its organization in August 1994. All securities issued are restricted securities and the certificates bear restrictive legend.

         (a) On September 30, 1994, the Registrant issued to SIS Capital Corp. ("SISC") 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Redeemable Preferred Stock and 5,000 shares of Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock").

         (b) The issuances referred to in Paragraph (a) of this Item 15 reflect the recapitalization effective November , 1996, pursuant to which the 1,000 shares of Common Stock outstanding on such date became and were converted into 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Reedeemable Preferred Stock and 5,000 shares of Series B Preferred Stock.

         (c) Also in connection with the organization of the Company, in September 1994, the Company issued to SISC for nominal consideration Series B Common Stock Purchase warrants to purchase 1,000,000 shares of Common Stock at $2.00 per share, 1,250,000 shares of Class A Common Stock at $2.00 per share.

         (d) In October 1994, the Company issued, for nominal consideration, warrants to purchase an aggregate of 500,000 shares of Class A Common Stock at $2.00 per share to the following persons, all of whom were employed or engaged by the Company.


Name                                                                 Warrants
----                                                                 --------
SIS Capital Corp.                                                      55,000
George W. Mahoney                                                     100,000
Norman J. Hoskin                                                       50,000
E. Gerald Kay                                                          50,000
Robert L. Blessey                                                      50,000
Emillio Torres, M.D.                                                   27,500
Charles Fitzpatrick                                                    22,500
Lee Wingeier                                                           22,500
Brian Wade                                                             22,500
Gary Feldsberg, M.D.                                                   16,000
Cary Hoffman, M.D.                                                     16,000
Brian Murphy, M.D.                                                     16,000
Stanley Rosensweig, M.D.                                               16,000
Fred Steinberg, M.D.                                                   16,000
Lewis Friloux, M.D.                                                    11,000
Mary McNaughton, M.D.                                                   9,000
                                                                     --------
                                                                      500,000

         (e) In September 1996, in connection with loans from DVI Financial Services, Inc. d/b/a DVI Capital ("DVI"), the Company issued to DVI a warrant to purchase 250,000 shares of Class A Common Stock at an exercise price of $5.00 per share. In September 1996, the Company issued to SISC a warrant to purchase 250,000 shares of Class A Common Stock at $5.00 per share. In connection with the DVI loans, SISC sold to DVI a warrant to purchase 250,000 shares of Class A Common Stock at $2.00 per share. See Paragraph (a) of this Item 15.

         The issuances described in this Item 15 are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof as transactions not involving a public offering, except that the issuance of securities pursuant to the recapitalization described in Paragraph (b) is exempt from such registration requirements pursuant to Section 3(a)(9) of the Securities Act. No underwriting was involved in connection with any of such issuances and no fees or commissions were paid.

Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits

     1.1         Form of Underwriting Agreement.
     1.2         Form of Underwriter's Purchase Option.
     1.3         Form of Selected Dealer Agreement.
     1.4 Form of Consulting Agreement between the Registrant and the Underwriter.
     2.1(1) General Partnership Interest Purchase Agreement dated July 19, 1994 by and between IMI Acquisition of Boca Raton Corporation and Magnetic Resonance Institute of Boca Raton, Inc.

     2.2(1) Escrow Agreement dated July 19, 1994 by and among IMI Acquisition of Boca Raton Corporation, Magnetic Resonance Institute of Boca Raton, Inc. and Capital Bank.
     2.3(1)      Subscription Agreement dated July   , 1994 by and between IMI
                 Ltd. Partner Acq. of Boca Raton, Inc. and Magnetic Resonance Institute of Boca Raton, Inc.
     2.4(1) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq of Boca Raton, Inc., Magnetic Resonance Institute of Boca Raton, Ltd., and Capital Bank.
     2.5(2) Modification and Extension of Promissory Note/Mortgage of Magnetic Resonance Institute of Boca Raton, Ltd. to DVI.
     2.6(1) General Partnership Interest Purchase Agreement by and between IMI Acquisition of North Miami Beach Corporation and Askay, Inc.
     2.7(1) Escrow Agreement dated July 19, 1994 by and between IMI Acquisition of No Miami Beach Corporation, Askay, Inc., and Capital Bank.
     2.8(1) Subscription Agreement dated July 19, 1994 by and between IMI Ltd. Partner Acq. of North Miami Beach, Inc. and Askay, Inc.
     2.9(1) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq. of North Miami Beach Inc., Magnetic Resonance Institute of North Miami Beach Ltd., and Capital Bank.
     2.10(1) General Partnership Interest Purchase Agreement dated July 19, 1994 by and between IMI Acquisition of South Dade Corporation and Magnetic Resonance Institute of South Dade, Inc.
     2.11(1) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq. of South Dade, Magnetic Resonance
                 Institute of South Dade, Ltd. and Capital Bank.
     2.12(1) Subscription Agreement dated July 19, 1994 by and between IMI Ltd. Partner Acq. of South Dade, Inc. and Magnetic Resonance Institute of South Dade, Inc.
     2.13(1) General Partnership Interest Purchase Agreement dated July 19, 1994 by and between IMI Acquisition of Orlando Corporation and Magnetic Resonance Institute of Orlando, Inc.
     2.14(1) Escrow Agreement dated July 19, 1994 by and among IMI Acquisition of Orlando Corporation, Magnetic Resonance Institute of Orlando, Inc. and Capital Bank.
     2.15(1) Subscription Agreement dated July 19, 1994 by and between IMI Ltd. Partner Acq. of Orlando, Inc. and Magnetic Resonance Institute of Orlando, Inc.
     2.16(1) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq. of Orlando, Inc., Magnetic Resonance
                 Institute of Orlando, Ltd. and Capital Bank.
     2.17(1) General Partnership Interest Purchase Agreement dated July 19, 1994 by and between IMI Acquisition of Oakland Park
                 Corporation and Oakland Magnetic Resonance Institute, Inc.
     2.18(1) Subscription Agreement dated July 19, 1994 by and between IMI Ltd. Partner Acq. of Oakland Park, Inc. and Oakland Magnetic Resonance Institute, Inc.
     2.19(1) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq. of Oakland Park, Inc., Oakland Magnetic Resonance Institute, Inc. and Capital Bank.
     2.20(1) General Partnership Interest Purchase Agreement dated July 19, 1994 by and between IMI Acquisition of Pine Island Corporation and S.A.S.G.P., Inc.
     2.21(1) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq. of Pine Island, Inc., S.A.S.G.P., Inc. and
                 Capital Bank.
     2.22(1) Subscription Agreement dated July 19, 1994 by and between IMI Ltd. Partner Acq. of Pine Island, Inc. and S.A.S.G.P., Inc.
     2.23(1) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq. of Pine Island, Inc., Pine Island Magnetic Resonance Imaging Center, Ltd. and Capital Bank.
     2.24(2) Mortgage and Security Agreement of Pine Island Magnetic Resonance Imaging Center, Ltd. To DVI.
     2.25(1) Stock Purchase Agreement dated July 19, 1994 by and between MD Ltd. Partner Acq. Corporation and Stephen A. Schulman, MD and Stephanie S. Schulman, James H. Sternberg, MD and Marsha Sternberg, Ashley Kaye, MD and International Magnetic Imaging, Inc.
     2.26(1) Asset Purchase Agreement dated as of July 19, 1994 by and between MD Acquisition Corporation, J. Sternberg and S. Schulman M.D. Corp.
     2.27(1) Asset Purchase Agreement dated as of August 29, 1994, by and between IMI Acquisition of Kansas Corporation and Magnetic Resonance Institute of Greater Kansas City, L.P.
     2.28(2) Mortgage and Security Agreement of Magnetic Resonance Institute of Greater Kansas City, L.P. to DVI.
     2.29(1) Asset Purchase Agreement dated as of August 29, 1994, by and between IMI Acquisition of Puerto Rico Incorporated, as assignee of DCP Acquisition Corp., and San Juan MRI, Inc.
     2.30(1) General Partnership Interest Purchase Agreement dated as of August 29, 1994 by and between PODC Acquisition Corporation and P.O.D.C., Inc., A.F.-B.P.O.D.C., Inc., G.S.L.P.O.D.C., Inc. and J.M.S.P.O.D.C., Inc.
     2.31(1) Subscription Agreement dated as of August 29, 1994 by and between PODC Ltd. Partner Acq. Corporation and Physicians Outpatient Diagnostic Center, Ltd.

     2.32(1)     Asset Purchase Agreement dated as of October 20, 1994, by and between IMI Acquisition of Arlington Corp. and Magnetic
                 Resonance Institute of Arlington, L.P. Amendment dated April
                 13, 1994 to the Purchase Agreement.
     3.1         Restated Certificate of Incorporation.
     3.2         Certificate of designation with respect to the Series A
                 Preferred Stock and Series B Preferred Stock.
     3.3         By-Laws
     4.1         Form of Warrant Agreement among the Registrant and American
                 Stock Transfer & Trust Company, as Warrant Agent, to which the form of Series A Redeemable Common Stock Purchase Warrant is included as an exhibit.
     5.1(2)      Opinion of Esanu Katsky Korins & Siger.
    10.1(1)      Loan and Security Agreement dated as of September 30, 1994, by and between IMI Acquisition of Boca Raton Corporation, IMI
                 Limited Partner Acquisition of Boca Raton, Inc., as Borrowers,
                 IMI Acquisition Corporation, as Guarantor and DVI, as Lender.
                 [Substantially identical Loan and Security Agreements among other subsidiaries, IMI Acquisition Corporation and DVI were executed, but are not filed as exhibits.]
    10.2(1)      Secured promissory notes dated as of September 30, 1994 to DVI.
    10.3(1)      Unconditional continuing guaranties dated as of September 30,
                 1994, between DVI and IMI Acquisition Corporation.
    10.4(1)      Security agreements (pledge) dated as of September 30, 1994, between IMI Acquisition Corporation, as Guarantor and
                 DVI, as Lender. [Substantially idnetical guaranties among IMI
                 Acquisition Corporation and DVI, dated as of  September 30,
                 1994, but are not filed as exhibits]
    10.5(1)      Common Stock Purchase Warrant issued by Consolidated Technology
                 Group Ltd. to DVI.
    10.6         Loan and Security Agreement dated as of April 3, 1995, by and between Magnetic Resonance Institute of Arlington, Ltd., as
                 Borrower, IMI Acquisition Corporation, as Guarantor, and DVI,
                 as Lender. [Substantially identical Loan and Security
                 Agreements among other subsidiaries, as Borrowers, IMI
                 Acquisition Corporation, as Guarantor, and DVI, as Lender, were executed as of April 3, 1995, but are not filed as exhibits.]
    10.7         Secured promissory notes dated as of April 3, 1995 to DVI.
    10.8         Unconditional continuing guaranty dated as of April 3, 1995 between DVI and IMI Acquisition Corporation.  [Substantially identical guaranties between the same parties were executed as of April 3, 1995, but are not filed as exhibits.]
    10.9         Loan and Security Agreement dated as of December 29, 1995, by and between Magnetic Resonance Institute of Boca Raton, Ltd.,
                 Magnetic Resonance Institute of South Dade, Ltd., Pine Island
                 Magnetic Resonance Imaging Center, Ltd., and Physicians'
                 Outpatient Diagnostic Center, Ltd., as Borrowers, and
                 International Magnetic Imaging, Inc., IMI Acquisition of
                 Arlington Corp., IMI Acquisition of Puerto Rico Corporation,
                 IMI Acquisition of Kansas Corporation, Magnetic Resonance
                 Institute of North Miami Beach, Ltd., and MD Acquisition
                 Corporation, as Guarantors, and DVI Business Credit Corporation
                 ("DVIBCC"), as Lender. [Substantially identical Loan and
                 Security Agreements among the same parties with the Borrowers, here, in the place of the Guarantors and the Guarantors, here, with the exception of International Magnetic Imaging, Inc., in the place of the Borrowers, and DVIBCC, as Lender, were
                 executed as of December 29, 1995, but are not filed as
                 exhibits.]
    10.10        Secured promissory notes dated as of December 29, 1995 to
                 DVIBCC.
    10.11        Unconditional continuing guaranties dated as of December 29,
                 1995 between DVIBCC and International Magnetic Imaging, Inc.
    10.12        Secured unconditional continuing guaranties dated as of
                 December 29, 1995 between DVIBCC and IMI Acquisition of
                 Arlington Corp., IMI Acquisition of Kansas Corporation, IMI
                 Acquisition of Puerto Rico Corporation, Magnetic Resonance
                 Institute of North Miami Beach, Ltd., Oakland Magnetic
                 Resonance Institute, Ltd. and MD Acquisition Corporation; and
                 DVIBCC and International Magnetic Imaging, Inc., Magnetic
                 Resonance Institute of Boca Raton, Ltd., Magnetic Resonance
                 Institute of South Dade, Ltd., Pine Island Magnetic Resonance
                 Imaging Center, Ltd. and Physicians' Outpatient Diagnostic
                 Center, Ltd.
    10.13        Loan and Security Agreement dated as of January 24, 1996, by and between IMI Acquisition of Arlington Corp., IMI Acquisition of Puerto Rico Corporation, IMI Acquisition of Kansas
                 Corporation, Magnetic Resonance Institute of North Miami Beach,
                 Ltd., Oakland Magnetic Resonance Institute, Ltd., MD
                 Acquisition Corporation, Magnetic Resonance Institute of Boca
                 Raton, Ltd., Magnetic Resonance Institute of South Dade, Ltd.,
                 Pine Island Magnetic Resonance Imaging Center, Ltd., and
                 Physicians' Outpatient Diagnostic Center, Ltd., as Borrowers,
                 International Magnetic Imaging, Inc., as Guarantor and DVI, as
                 Lender.
    10.14        Secured promissory note dated as of January 24, 1996 to DVI.
    10.15(2)     Unconditional continuing guaranty dated as of January 24, 1996 between DVI and International Magnetic Imaging, Inc.
    10.16(2)     Loan and Security Agreement dated as of January 25, 1996, by and between Magnetic Resonance Institute of North Miami Beach,
                 Ltd., as Borrower, International Magnetic Imaging, Inc., as
                 Guarantor, and DVI, as Lender.
    10.17(2)     Secured promissory note dated as of January 25, 1996 to DVI.
    10.18(2)     Unconditional continuing guaranty dated as of January 25, 1996 between DVI and International Magnetic Imaging, Inc.
    10.19(2)     Loan and Security Agreement dated as of  July 29, 1996, by and between Magnetic Resonance Institute of South Dade, Ltd., as
                 Borrower, International Magnetic Imaging, Inc., as Guarantor, and DVI, as Lender.

    10.20(2)     Secured promissory note dated as of July 29, 1996 to DVI.
    10.21        Unconditional continuing guaranty dated as of July 29, 1996 between DVI and International Magnetic Imaging, Inc.
    10.22        Loan and Security Agreement dated as of September 11, 1996, by and between IMI Acquisition of Arlington Corp., IMI
                 Acquisition of Puerto Rico Corporation, IMI Acquisition of
                 Kansas Corporation, Magnetic Resonance Institute of North
                 Miami Beach, Ltd., Oakland Magnetic Resonance Institute, Ltd.,
                 MD Acquisition Corporation, Magnetic Resonance Institute of
                 Boca Raton, Ltd., Magnetic Resonance Institute of South Dade,
                 Ltd., Pine Island Magnetic Resonance Imaging Center, Ltd.,
                 Physicians' Outpatient Diagnostic Center, Ltd., as Borrowers,
                 International Magnetic Imaging, Inc., as Guarantor, and DVI, as
                 Lender. [Substantially identical Loan and Security Agreements among the same parties were executed as of September 11, 1996, but are not filed as exhibits.]
    10.23        Secured promissory notes dated as of September 11, 1996 to DVI.
    10.24(2)     Unconditional continuing guaranty dated as of September 11,
                 1996 between DVI and International Magnetic Imaging, Inc.
                 [Substantially identical guaranties between the same parties were executed as of September 11, 1995, but are not filed as exhibits.]
    10.25(2)     Common Stock Purchase Warrant issued to DVI.
    10.26        Employment agreement dated as of October 1, 1994, between the
                 Registrant and Dr. Stephen A. Schulman, as amended.
    10.27        Memorandum of understanding dated October 16, 1996, between the
                 Registrant and Dr. Stephen A. Schulman.
    10.28(2)     Employment agreement dated March 21, 1995, between the
                 Registrant and George W. Mahoney, as amended.
    10.29(2)     Agreement dated September 30, 1994, between the Registrant and
                 Dr. James H. Sternberg.
    10.30(2)     Agreement dated September 30, 1994, between the Registrant and
                 Dr. Ashley Kaye.
    10.31(2)     Agreement dated December 5, 1994, between the Registrant and
                 Expert Radiology Network, P.A.
    10.32(2)     Facility Use Agreement dated October 15, 1990, between San Juan
                 MRI, Inc. and Emilio Torres Reyes, M.D., as amended.
    10.33(2)     Agreement dated April 1, 1995, between IMI Acquisition of
                 Arlington Corp. and Louis Friloux, M.D.
    10.34(2)     Letter agreement dated August 3, 1994, between the Registrant and Diagnostic Imaging North, as amended.
    10.35        Registrant's 1994 Long-term incentive plan.
    10.36        Series B Common Stock Purchase Warrant.
    11.1         Computation of income per share.
    24.1         Consent of Moore Stephens, P.C. (See Page II-6).
    24.2(1)      Consent of Esanu Katsky Korins & Siger (included in Exhibit
                 5.1).
    24.3         Consent of Proskauer Rose Goetz & Mendelsohn LLP (See Page
                 II-7).
    24.4         Consent of Piper & Marbury L.L.P. (See Page II-8).
    24.5         Consent of Niewald Waldeck & Brown (See Page II-9).
    24.6         Consent of Nevares, Sanchez-Alvarez & Gonzalez-Nieto (See Page
                 II-10).
    25.1         Powers of attorney (included on Signature Page).
    27.1         Financial data schedule.


(1) Filed as an exhibit to the Form 8-K Current Report by Consolidated Technology Group Ltd., SEC File No. 0-4186, having a date of report of July 19, 1994.
(2)   To be filed by amendment.

(b)  Financial Statement Schedules

         None

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (6) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (7) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this the 4th day of November 1996

                                          INTERNATIONAL MAGNETIC IMAGING, INC.


                                          By: Lewis S. Schiller
                                              Lewis S. Schiller
                                              Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Lewis S. Schiller and George W. Mahoney or either of them acting in the absence of the others, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


        Signature                Title                              Date



Lewis S. Schiller               Chairman of the Board,
-----------------               and Director                 November 4, 1996
Lewis S. Schiller               (Principal Executive
                                 Officer)


Stephen A. Schulman             President and Chief
-------------------             Executive Officer            November 4, 1996
Stephen A. Schulman, M.D.


George W. Mahoney               Chief Financial and
-----------------               Accounting Officer           November 4, 1996
George W. Mahoney


Norman J. Hoskin                Director                     November 4, 1996
-----------------
Norman  J. Hoskin


E. Gerald Kay                   Director                     November 4, 1996
-------------
E. Gerald Kay

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We consent to the use in this Registration Statement on Form S-1 of our report dated February, 16, 1996, accompanying the financial statements of International Magnetic Imaging, Inc. and our report dated April 22, 1994, accompanying the financial statements of International Magnetic Imaging, Inc. [Predecessor], and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in the Prospectus. Effective July 1, 1996, Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.


                                                           MOORE STEPHENS, P.C.

Cranford, New Jersey
November 5, 1996

                               CONSENT OF COUNSEL


We consent to the reference to our firm under the caption "Legal Matters" in this Registration Statement on Form S-1 filed by International Magnetic Imaging, Inc.


                                          PROSKAUER ROSE GOETZ & MENDELSOHN LLP

New York, New York
November 4, 1996

                               CONSENT OF COUNSEL


We consent to the reference to our firm as special healthcare counsel with respect to Virginia law under the caption "Legal Matters" in this Registration Statement on Form S-1 filed by International Magnetic Imaging, Inc.

                                                         PIPER & MARBURY L.L.P.

Washington, D.C.
November 4, 1996

                               CONSENT OF COUNSEL


         We consent to the reference to our firm under the caption "Legal Matters" in this Registration Statement on Form S-1 filed by International Magnetic Imaging, Inc.


                                                        NIEWALD WALDECK & BROWN

Kansas City, Missouri
November 4, 1996

                               CONSENT OF COUNSEL


         We consent to the reference to our firm under the caption "Legal Matters" in this Registration Statement on Form S-1 filed by International Magnetic Imaging, Inc.


                                      NEVARES, SANCHEZ-ALVAREZ & GONZALEZ-NIETO

San Juan, Puerto Rico
November 4, 1996

Exhibit 1.1

           1,000,000 Shares of Common Stock, par value $.01 per share
                                       and
                       1,500,000 Warrants for Common Stock

                      International Magnetic Imaging, Inc.

                             UNDERWRITING AGREEMENT


                                                           New York, New York
                                                           _________ __, 1996

Monroe Parker Securities, Inc.
2500 Westchester Avenue
Purchase, New York  10577

          International Magnetic Imaging, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Underwriter"), an aggregate of 1,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and 1,500,000 Class A Redeemable Purchase Warrants for Common Stock (""Warrants"). The Common Stock and Warrants may be collectively referred to hereinafter as the "Securities". Each Warrant entitles the registered holder thereof to purchase one (1) share of Common Stock at an exercise price of $6.00 per share for a period of twenty four (24) months, commencing ________ __, 1997 (twelve (12) months from the Effective Date) through ________ __, 199__. The Warrants are subject to redemption by the Company at any time after ________ __, 199__ (eighteen (18) months from the Effective Date) or such earlier date with the consent of the Underwriter, at $.10 per warrant, if the closing bid price per share of Common Stock has equaled or exceeded $15.00 per share for any 10 consecutive business days ending within 3 days of the written notice of redemption. In addition, the Company proposes to grant to the Underwriter the option referred to in Section 2(b) to purchase all or any part of an aggregate of 150,000 additional shares of Common Stock and 225,000 additional Warrants.

          You have advised the Company that you desire to purchase the Securities. The Company confirms the agreements made by it with respect to the purchase of the Securities by the Underwriter as follows:

          1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with you that:

                  (a) A registration statement (File No. 333-_____) on Form SB-2 relating to the public offering of the Securities, including a form of prospectus subject to completion, copies of which have heretofore been delivered to you, has been prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either
(i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by you prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by you prior to the execution of this Agreement. As used in this Agreement, the term "Company" means International Magnetic Imaging, Inc. and/or each of its subsidiaries ("Subsidiaries"); the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement; except that if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as hereinafter defined), the terms "Registration Statement" and "Prospectus" shall include such registration statement and prospectus as so amended, and the term "Prospectus" shall include the prospectus as so supplemented, or both, as the case may be.

                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. At the time the Registration Statement becomes effective and at all times subsequent thereto up to and on the First Closing Date (as hereinafter defined) or the Option Closing Date, as the case may be, (i) the Registration Statement and Prospectus will in all respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, under the heading "Underwriting", the Risk Factor entitled "Underwriter's Limited Underwriting Experience" and the identity of counsel to the Underwriter under the heading "Legal Matters" constitute for purposes of this Section and Section 6(b) the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement and Prospectus, as the case may be.

                  (c) The Company and its Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation with full corporate power and authority to own their properties and conduct their business as described in the Prospectus and are duly qualified or licensed to do business as foreign corporations and are in good standing in each other jurisdiction in which the nature of their business or the character or location of their properties require such qualification, except where the failure to so qualify will not materially adversely affect the Company's or Subsidiaries' business, properties or financial condition.

                  (d) The authorized, issued and outstanding capital stock of the Company and its Subsidiaries, including the predecessors of the Company, is as set forth the Company's financial statements contained in the Registration Statement; the shares of issued and outstanding capital stock of the Company and its Subsidiaries set forth therein have been duly authorized, validly issued and are fully paid and nonassessable; except as set forth in the Prospectus, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company or its Subsidiaries have been granted or entered into by the Company or its Subsidiaries; and the capital stock conforms to all statements relating thereto contained in the Registration Statement and Prospectus.

                  (e) The shares of Common Stock, when paid for, issued and delivered pursuant to this Agreement, will have been duly authorized, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the right of creditors generally or by general equitable principles, and entitled to the rights and preferences provided by the Certificate of Incorporation, which will be in the form filed as an exhibit to the

Registration Statement. The terms of the Common Stock conform to the description thereof in the Registration Statement and Prospectus.

                  The Warrants, when paid for, issued and delivered pursuant to this Agreement, will have been duly authorized, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the right of creditors generally or by general equitable principles, and entitled to the benefits provided by the warrant agreement pursuant to which such Warrants are to be issued (the "Warrant Agreement"), which will be substantially in the form filed as an exhibit to the Registration Statement. The shares of Common Stock issuable upon exercise of the Warrants have been reserved for issuance upon the exercise of the Warrants and when issued in accordance with the terms of the Warrants and Warrant Agreement, will be duly and validly authorized validly issued, fully paid and non-assessable and free of preemptive rights. The Warrant Agreement has been duly authorized and, when executed and delivered pursuant to this Agreement, assuming due authorization, execution and delivery by the transfer agent, will have been duly executed and delivered and will constitute the valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles. The Warrants and Warrant Agreement conform to the respective descriptions thereof in the Registration Statement and Prospectus.

                  The Purchase Option (as defined in the Registration Statement), when paid for, issued and delivered pursuant to this Agreement will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Purchase Option, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles. The Securities issuable upon exercise of the Purchase Option (and the shares of Common Stock issuable upon exercise of the Warrants) when issued and paid for in accordance with this Agreement, the Purchase Option and the Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

                  (f) This Agreement has been duly and validly authorized, executed and delivered by the Company. The Company has full power and authority to authorize, issue and sell the Securities to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or in connection with the authorization, issuance and sale of the Securities or the Purchase Option, except such as may be required under the Act or state securities laws.

                  (g) Except as described in the Prospectus, or which would not have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"), the Company and its Subsidiaries are not in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries may be bound or to which any of the property or assets of the Company or its Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company or its Subsidiaries, as amended, or any statute or any order, rule or regulation applicable to the Company or its Subsidiaries of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or its Subsidiaries.

                  (h) Subject to the qualifications stated in the Prospectus, the Company and its Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to their business; all of the material leases and subleases under which the Company or its Subsidiaries is the lessor or sublessor of properties or assets or under which the Company and its Subsidiaries holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company and its Subsidiaries are not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and, to the best knowledge of the Company, no claim has been asserted by anyone adverse to rights of the Company or its Subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or its Subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company and its Subsidiaries own or lease all such properties described in the Prospectus as are necessary to their operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

                  (i) Moore Stephens, P.C., which has given its report on certain financial statements filed with the Commission as a part of the Registration Statement, is with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

                  (j) The financial statements, and schedules together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in cash flow position of the Company and its Subsidiaries on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved except as disclosed in the Prospectus and Registration Statement.

                  (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and except as otherwise disclosed or contemplated therein, the Company and its Subsidiaries have not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which would have a Material Adverse Effect, and there has not been any change in the capital stock of, or any incurrence of short-term or long-term debt by, the Company or its Subsidiaries or any issuance of options, warrants or other rights to purchase the capital stock of the Company or its Subsidiaries or any material adverse change or any development involving, so far as the Company or its Subsidiaries can now reasonably foresee a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties of it which would have a Material Adverse Effect.

                  (l) Except as set forth in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or its Subsidiaries is a party before or by any court or governmental agency or body, which might result in any material adverse change in the financial condition, business prospects, net worth, or properties of the Company or its Subsidiaries, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company or its Subsidiaries exist or to the knowledge of the Company, are threatened which might be expected to have a Material Adverse Effect.

                  (m) Except as disclosed in the Prospectus, the Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns required to be filed as of the date hereof and have paid all taxes shown as due thereon; and there is no tax deficiency which has been, or to the knowledge of the Company, may be asserted against the Company or its Subsidiaries.

                  (n) Except as disclosed in the Registration Statement or Prospectus, the Company and its Subsidiaries have sufficient licenses, permits and other governmental authorizations currently necessary for the conduct of their business or the ownership of their properties as described in the Prospectus and each of the Company and the Subsidiaries is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of such businesses and have not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company and its Subsidiaries are in violation of, or cause the Company or its Subsidiaries to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a Material Adverse Effect.

                  (o) The Company and its Subsidiaries have not, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's and Subsidiaries' internal accounting controls and procedures are sufficient to cause the Company and its Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                  (p) On the Closing Dates (hereinafter defined) all transfer or other taxes, (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, which are required to be paid in connection with the sale and transfer of the Securities to the Underwriter hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been complied with in all material respects.

                  (q) All contracts and other documents of the Company which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

                  (r) Except as disclosed in the Registration Statement, the Company has no Subsidiaries.

                  (s) Except as disclosed in the Registration Statement, the Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

                  (t) Except as previously disclosed in writing by the Company to the Underwriter or as disclosed in the Registration Statement, no officer, director or stockholder of the Company has any National Association of Securities Dealers, Inc. ("NASD") affiliation.

                  (u) No other firm, corporation or person has any rights to underwrite an offering of any of the Company's securities.

          2. Purchase, Delivery and Sale of the Securities.

                  (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties, and agreements herein contained, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to buy from the Company at $4.50 per share of Common Stock and $.135 per Warrant, at the place and time hereinafter specified, 1,000,000 shares of Common Stock and 1,500,000 Warrants (the "First Securities").

                  Delivery of the First Securities against payment therefor shall take place at the offices of Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York 10022 (or at such other place as may be designated by agreement between the Underwriter and the Company) at 10:00 a.m., New York time, on _____ __, 1996, or at such later time and date as the Underwriter may designate in writing to the Company at least two business days prior to such purchase, but not later than _____ __, 1996 such time and date of payment and delivery for the First Securities being herein called the "First Closing Date."

                  (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants an option to the Underwriter (the "Over-Allotment Option") to purchase all or any part of an aggregate of an additional 150,000 shares of Common Stock and 225,000 Warrants to cover over allotments at the same price per share of Common Stock and per Warrant as the Underwriter shall pay for the First Securities being sold pursuant to the provisions of subsection (a) of this Section 2 (such additional Securities being referred to herein as the "Option Securities"). This option may be exercised within 45 days after the effective date of the Registration Statement upon written notice by the Underwriter to the Company advising as to the amount of Option Securities as to which the option is being exercised, the names and denominations in which the certificates for such Option Securities are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by the Underwriter but shall not be earlier than four nor later than ten full business days after the exercise of said option (but in no event more than 60 days after the First Closing Date), nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Securities against payment therefor shall take place at the offices of Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022 (or at such other place as may be designated by agreement between the Underwriter and the Company). The option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriter of the First Securities referred to in subsection (a) above. No Option Securities shall be delivered unless all of the First Securities shall have been delivered to the Underwriter as provided herein.

                  (c) The Company will make the certificates for the Securities to be purchased by the Underwriter hereunder available to you for checking at least two full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates"). The certificates shall be in such names and denominations as you may request, at least three full business days prior to the Closing Dates. Delivery of the certificates at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

                  Definitive certificates in negotiable form for the Securities to be purchased by the Underwriter hereunder will be delivered by the Company to you for the account of the Underwriter against payment of the respective purchase prices by the Underwriter, by wire transfer or certified or bank cashier's checks in New York Clearing House funds, payable to the order of the Company.

                  In addition, in the event the Underwriter exercises the option to purchase from the Company all or any portion of the Option Securities pursuant to the provisions of subsection (b) above, payment for such Securities shall be made to or upon the order of the Company by wire transfer or certified or bank cashier's checks payable in New York Clearing House funds at the offices of Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022, at the time and date of delivery of such Securities as required by the provisions of subsection (b) above, against receipt of the certificates for such Securities by you for your account registered in such names and in such denominations as you may reasonably request.

                  It is understood that the Underwriter proposes to offer the Securities to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

          3. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

                  (a) The Company will use its best efforts to cause the Registration Statement to become effective. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. Upon notification from the Commission that the Registration Statement has become effective, the Company will so advise you and will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have reasonably objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by the Underwriter of the distribution of the Securities contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) and (B) 25 days after the date on which the Registration Statement shall have become or been declared effective, the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel to the Company and the Underwriter, may be reasonably necessary or advisable in connection with the distribution of the Securities.

                  As soon as the Company is advised thereof, the Company will advise you, and provide you copies of any written advice, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for an amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop order or other order or threat thereof suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.

                  The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriter and dealers to use the Prospectus in connection with the sale of the Securities for such period as in the opinion of counsel to the Underwriter and the Company the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by the Underwriter or dealer of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company and counsel for the Underwriter should be set forth in an amendment of the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Securities or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended

Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter, except that in case the Representative is required, in connection with the sale of the Securities to deliver a Prospectus nine months or more after the effective date of the Registration Statement, the Company will upon request of and at the expense of the Underwriter, amend or supplement the Registration Statement and Prospectus and furnish the Underwriter with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

                  The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder in connection with the offering and issuance of the Securities.

                  (b) The Company will furnish such information as may be required and to otherwise cooperate and use its best efforts to qualify or register the Securities for sale under the securities or "blue sky" laws of such jurisdictions as you may designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent of service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Securities. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the counsel to the Company and the Underwriter deem reasonably necessary.

                  (c) If the sale of the Securities provided for herein is not consummated as a result of the Company not performing its obligations hereunder in all material respects, the Company shall pay all costs and expenses incurred by it which are incident to the performance of the Company's obligations hereunder, including but not limited to, all of the expenses itemized in Section 8, including the accountable expenses of the Underwriter, up to $150,000 (including the reasonable fees and expenses of counsel to the Underwriter).

                  (d) The Company will use its best efforts to (i) cause a registration statement under the Exchange Act to be declared effective concurrently with the completion of this offering and will notify you in writing immediately upon the effectiveness of such registration statement, and (ii) to obtain and keep current a listing in the Standard & Poors or Moody's OTC Industrial Manual.

                  (e) For so long as the Company is a reporting company under either Section 12(g) or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail and at its expense, will furnish to you during the period ending five (5) years from the date hereof, (i) as soon as practicable after the end of each fiscal year, but no earlier than the filing of such information with the Commission a balance sheet of the Company and any of its Subsidiaries as at the end of such fiscal year, together with statements of income, surplus and cash flow of the Company and any Subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, but no earlier than the filing of such information with the Commission, consolidated summary financial information of the Company for such quarter in reasonable detail; (iii) as soon as they are publicly available, a copy of all reports (financial or other) mailed to security holders; (iv) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission or any securities exchange or automated quotation system on which any class of securities of the Company is listed; and (v) such other information as you may from time to time reasonably request.

                  (f) In the event the Company has an active subsidiary or Subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or Subsidiaries are consolidated in reports furnished to its stockholders generally.

                  (g) The Company will deliver to you at or before the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto, and will deliver to the Underwriter such number of conformed copies of the Registration Statement, including such financial statements but without exhibits, and of all amendments thereto, as the Underwriter may reasonably request. The Company will deliver to or upon your order, from time to time until the effective date of the Registration Statement, as many copies of any Preliminary Prospectus filed with the Commission prior to the effective date of the Registration Statement as you may reasonably request. The Company will deliver to the Underwriter on the effective date of the Registration Statement and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request.

                  (h) The Company will make generally available to its security holders and to the registered holders of its Warrants and deliver to you as soon as it is practicable to do so but in no event later than 90 days after the end of twelve months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act.

                  (i) The Company will apply the net proceeds from the sale of the Securities substantially for the purposes set forth under "Use of Proceeds" in the Prospectus.

                  (j) The Company will promptly prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus and take any other action, which in the opinion of counsel to the Underwriter and counsel to the Company, may be reasonably necessary or advisable in connection with the distribution of the Securities, and will use its best efforts to cause the same to become effective as promptly as possible.

                  (k) The Company will reserve and keep available the maximum number of its authorized but unissued securities which are issuable upon exercise of the Purchase Option outstanding from time to time.

                  (l) (1) For a period of thirty six (36) months from the First Closing Date, no officer, director or shareholder of any securities prior to the offering will, directly or indirectly, offer, sell (including any short sale), grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any shares of Common Stock without the prior written consent of the Underwriter, other than as set forth in the Registration Statement. In order to enforce this covenant, the Company shall impose stop-transfer instructions with respect to the securities owned by every shareholder prior to the offering until the end of such period (subject to any exceptions to such limitation on transferability set forth in the Registration Statement). If necessary to comply with any applicable Blue-sky Law, the shares held by such shareholders will be escrowed with counsel for the Company or otherwise as required.

                     (2) Except for the issuance of shares of capital stock by the Company in connection with a dividend, recapitalization, reorganization or similar transactions or as result of the exercise of warrants or options disclosed in or issued or granted pursuant to plans disclosed in the Registration Statement, the Company shall not, for a period of thirty six (36) months following the First Closing Date, directly or indirectly, offer, sell, issue or transfer any shares of its capital stock, or any security exchangeable or exercisable for, or convertible into, shares of the capital stock or register any of its capital stock (under any form of registration statement including Form S-8), without the prior written consent of the Underwriter. Options granted pursuant to plans must be exercisable at the fair market value on the date of grant.

                  (m) Upon completion of this offering, the Company will make all filings required, including registration under the Exchange Act, to obtain the listing of the Common

Stock and the Warrants in the NASDAQ National Market system, and will use its best efforts to effect and maintain such listing for at least five years from the date of this Agreement.

                  (n) Except for the transactions contemplated by this Agreement and as disclosed in the Prospectus, the Company represents that it has not taken and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any of the Securities.

                  (o) On the First Closing Date and simultaneously with the delivery of the Securities, the Company shall execute and deliver to you the Purchase Option. The Purchase Option will be substantially in the form filed as an Exhibit to the Registration Statement.

                  (p)(1) On the First Closing Date, the Company will have in force key person life insurance on the lives of ________and _________ in an amount of not less than $___________, payable to the Company, and will use its best efforts to maintain such insurance during the three year period commencing with the First Closing Date.

                      (2) On the First Closing Date, the Company will have employment agreements with its executive officers in form satisfactory to the Underwriter. The Company will not increase or authorize an increase in the compensation of any of the executive officers without the express approval of the Compensation Committee or the entire Board of Directors for a period of two
(2) years from the Effective Date. The Compensation Committee shall be comprised of two (2) delegates of the Company and one (1) from the Underwriter.

                  (q) So long as any Warrants are outstanding and the exercise price of the Warrants is less than the market price of the Common Stock, the Company shall use its best efforts to cause post-effective amendments to the Registration Statement to become effective in compliance with the Act and without any lapse of time between the effectiveness of any such post-effective amendments and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant and to furnish to the Underwriter as many copies of each such Prospectus as such Underwriter or dealer may reasonably request. The Company shall not call for redemption of any of the Warrants unless a registration statement covering the securities underlying the Warrants has been declared effective by the Commission and remains current at least until the date fixed for redemption.

                  (r) For a period of five (5) years following the Effective Date, the Company will maintain registration with the Commission pursuant to
Section 12(g) of the Exchange Act and will provide to the Underwriter copies of all filings made with the Commission pursuant to the Exchange Act. In the event that the Company fails to maintain registration with the Commission pursuant to Section 12(g) during such five year period, the Company will provide reasonable access to an independent accountant designated by the Underwriter, to all books, records and other documents or statements that reflect the Company's financial status at least once each quarter, at the Company's expense.

                  (s) The Company agrees to pay the Underwriter a warrant solicitation fee of 5.0% of the exercise price of any of the Warrants exercised beginning one (1) year after the Effective Date (not including warrants exercised by the Underwriter) if (a) the market price of the Company's Common Stock on the date the Warrant is exercised is greater than the exercise price of the Warrant, (b) the exercise of the Warrant was solicited by the Underwriter and the holder of the warrant designates the Underwriter in writing as having solicited such Warrant, (c) the Warrant is not held in a discretionary account,
(d) disclosure of the compensation arrangement is made upon the sale and exercise of the Warrants, (e) soliciting the exercise is not in violation of Rule 10b-6 under the Securities Exchange Act of 1934, and (f) solicitation of the exercise is in compliance with the NASD Notice to Members 81-38 (September 22, 1981).

                  (t) For a period of two years from the Effective Date, at the request of the Underwriter, the Company shall provide promptly, at the expense of the Company, copies of the Company's daily transfer sheets furnished to it by its transfer agent and copies of the securities position listings provided to it by the Depository Trust Company.

                  (u) The Company hereby agrees that:

                           (i) The Company will pay a finder's fee to the
Underwriter, equal to five percent (5%) of the first $3,000,000 of the consideration involved in any transaction, 4% of the next $3,000,000 of consideration involved in the transaction, 3% of the next $2,000,000, 2% of the next $2,000,000 and 1% of the excess, if any, for future consummated transactions, if any, introduced by the Underwriter (including mergers, acquisitions, joint ventures, and any other business for the Company introduced by the Underwriter) consummated by the Company (an "Introduced Consummated Transaction"), in which the Underwriter introduced the other party to the Company during a period ending five years following the First Closing Date; and

                           (ii) That any such finder's fee due hereunder will be
paid in cash or other consideration that is acceptable to the Underwriter, at the closing of the particular Introduced Consummated Transaction for which the finder's fee is due.

                  (v) Upon the first Closing Date and simultaneously with the delivery of the Securities, the Company shall execute and deliver to the Underwriter, a two year financial consulting agreement in the form attached as an Exhibit to the Registration Statement which shall require the Company to pay the Underwriter $100,000 on the First Closing Date (the "Financial Consulting Agreement").

                  (w) For a period of five (5) years following the Effective Date the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to stockholders, provided that the Company shall not be required to file a report of such accountants relating to such review with the Commission. The Company will retain its present legal counsel and independent certified public accountants for at least one year from the Closing Date.

                  (x) For a period of two (2) years from the Effective Date, the Company will recommend and use its best efforts to elect a designee of the Underwriter, as a member of its Board of Directors. Such designee shall receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to (i) receive reimbursement for all reasonable costs incurred in attending such meetings, including but not limited to, food, lodging and transportation; and (ii) serve on the Compensation Committee of the Board of Directors so long as such director would qualify as disinterested or for the purpose of election of section 162 (m) of the Internal Revenue Code of 1986, as amended. To the extent permitted by law, the Company will agree to indemnify the Underwriter and its designee for the actions of such designee as a director of the Company. The Company will use its best efforts to obtain liability insurance not to exceed $50,000 per year in premiums affording coverage for the acts of its officers and directors, and to include the designee of the Underwriter as an insured under such policy. The Underwriter shall alternatively have the right to send another representative from the Underwriter to observe each meeting of the Board of Directors. The Company agrees to give the Underwriter written notice of each such meeting and to provide the Underwriter with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors. Any designee or representative of the Underwriter who has not been elected or appointed to the Board of Directors, but who shall be attending a meeting thereof, shall be required to execute a confidentiality agreement satisfactory to the Company.

          4. Conditions of Underwriter's Obligation. The obligations of the Underwriter to purchase and pay for the Securities which it has agreed to purchase hereunder, are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

                  (a) The Registration Statement shall have become effective and you shall have received notice thereof not later than 10:00 A.M., New York time, on the day following the date of this Agreement, or at such later time or on such later date as to which you may agree in writing; on or prior to the Closing Dates no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the satisfaction of the Commission; and no stop order shall be in effect denying or suspending effectiveness of such qualification nor shall any stop order proceedings with respect thereto be instituted or pending or threatened. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act.

                  (b) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Esanu, Katsky, Korins & Siger, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                           (i) the Company and its Subsidiaries have been duly
incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of organization, with all requisite corporate power and authority to own their properties and conduct their business as described in the Registration Statement and Prospectus and are duly qualified or licensed to do business as foreign corporations and are in good standing in each other jurisdiction in which the ownership or leasing of their properties or conduct of their business requires such qualification except where the failure to qualify or be licensed will not have a Material Adverse Effect;

                           (ii) the authorized capitalization of the Company as
of ________ __, 1996 is as set forth in the Registration Statement; the Securities as set forth in the Registration Statement have been duly authorized and upon payment of consideration therefor, will be validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; to such counsel's knowledge the outstanding shares of capital stock of the Company and its Subsidiaries have not been issued in violation of the preemptive rights of any shareholder and to such counsel's knowledge the shareholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of any of the capital stock except as provided in the Prospectus or as required by law. The Securities, the Purchase Option and the Warrant Agreement conform in all material respects to the respective descriptions thereof contained in the Prospectus; the shares of Common Stock, and the shares of Common Stock issuable upon exercise of Warrants, the Purchase Option, and the Warrant Agreement will have been duly authorized and, when issued and delivered in accordance with their respective terms, will be duly and validly issued, fully paid, non-assessable, free of preemptive rights to the best of their knowledge; to the best of their knowledge, all prior sales by the Company of the Company's securities, have been made in compliance with or under an exemption from registration under the Act and applicable state securities laws; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Warrants and Common Stock has been reserved for issuance upon exercise of the Warrants contained in the Purchase Option and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights other than those which have been waived or satisfied for or relating to the registration of any shares of Common Stock;

                           (iii) this Agreement, the Purchase Option, and the
Warrant Agreement have been duly and validly authorized, executed and delivered by the Company;

                           (iv) the certificates evidencing the Securities as
described in the Registration Statement comply in all material respects with the descriptions set forth therein, and comply with the Delaware General Corporation Law, as in effect on the date hereof; each Warrant will be exercisable for one share of the Common Stock of the Company, respectively, and at the prices provided for in the Warrant Agreement;

                           (v) except as otherwise disclosed in the Registration
Statement, such counsel knows of no pending or threatened legal or governmental proceedings to which the Company or its Subsidiaries are a party which would materially adversely affect the business, property, financial condition or operations of the Company or its Subsidiaries; or which question the validity of the Securities, this Agreement, the Warrant Agreement or the Purchase Option, or of any action taken or to be taken by the Company pursuant to this Agreement, the Warrant Agreement or the Purchase Option; to such counsel's knowledge there are no governmental proceedings or regulations required to be described or referred to in the Registration Statement which are not so described or referred to;

                           (vi) the execution and delivery of this Agreement,
the Purchase Option or the Warrant Agreement and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, will not result in a breach or violation of, or constitute a default under the certificate of incorporation or by-laws of the Company or its Subsidiaries, or to the best knowledge of counsel after due inquiry, in the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company or its Subsidiaries is a party or by which they or any of their properties is bound or in violation of any order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign the result of which would have a Material Adverse Effect;

                           (vii) the Registration Statement has become effective
under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission; the Registration Statement and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) as of the Effective Date comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                           (viii) in the course of preparation of the
Registration Statement and the Prospectus such counsel has participated in conferences with the President of the Company with respect to the Registration Statement and Prospectus and such discussions did not disclose to such counsel any information which gives such counsel reason to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information (including without limitation, the pro forma financial information) and schedules contained therein, as to which such counsel need express no opinion);

                           (ix) all descriptions in the Registration Statement
and the Prospectus, and any amendment or supplement thereto, of contracts and other agreements to which the Company or its Subsidiaries is a party are accurate and fairly present in all material respects the information required to be shown, and such counsel is familiar with all contracts and other agreements referred to in the Registration Statement and the Prospectus and any such amendment or supplement or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or agreements to which the Company or its Subsidiaries is a party of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

                           (x) no authorization, approval, consent, or license
of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Purchase Option or the Securities underlying the Purchase Option, other than registrations or qualifications of the Securities under applicable state or foreign securities or Blue Sky laws and registration under the Act; and

                           (xi) the shares of Common Stock and the Warrants have
been duly authorized for quotation on the NASDAQ National Market System ("NASDAQ").

                  Such opinion shall also cover such matters incident to the transactions contemplated hereby as the Underwriter or counsel for the Underwriter shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States or of the State of New York or Delaware upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

                  (c) Intentionally Omitted.

                  (d) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be satisfactory to or approved by Bernstein & Wasserman, LLP, counsel to the Underwriter.

                  (e) You shall have received a letter prior to the Effective Date and again on and as of the First Closing Date from Moore Stephens, P.C., independent public accountants for the Company, substantially in the form reasonably acceptable to you, providing you with such "cold comfort" as you may reasonably require.

                  (f) At the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects with the same effect as if made on and as of the Closing Dates taking into account for the Option Closing Dates the effect of the transactions contemplated hereby and the Company or its Subsidiaries shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change, or to the Company or its Subsidiaries's knowledge, any development involving a prospective material adverse change, in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company or its Subsidiaries from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the effective date of the Registration Statement, and the

Company or its Subsidiaries shall not have incurred any material liabilities or entered into any material agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company or its Subsidiaries which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company or its Subsidiaries before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company or its Subsidiaries, and (v) you shall have received, at the First Closing Date, a certificate signed by each of the President and the principal operating officer of the Company or its Subsidiaries, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (f).

                  (g) Upon exercise of the Over-Allotment Option provided for in
Section 2(b) hereof, the obligations of the Underwriter to purchase and pay for the Option Securities referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

                           (i) The Registration Statement shall remain effective
at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of the Commission.

                           (ii) At the Option Closing Date there shall have been
delivered to you the signed opinion of, Esanu, Katsky, Korins & Siger counsel to the Company, dated as of the Option Closing Date, in form and substance reasonably satisfactory to Bernstein & Wasserman, LLP, counsel to the Underwriter, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Sections 4(b) hereof, except that such opinion, where appropriate, shall cover the Option Securities.

                           (iii) At the Option Closing Date there shall have be
delivered to you a certificate of the President and the principal operating officer of the Company, dated the Option Closing Date, in form and substance reasonably satisfactory to Bernstein & Wasserman, LLP, counsel to the Underwriter, substantially the same in scope and substance as the certificate furnished to you at the First Closing Date pursuant to Section 4(f) hereof.

                           (iv) At the Option Closing Date there shall have been
delivered to you a letter in form and substance satisfactory to you from Moore Stephens, P.C., dated the Option Closing Date and addressed to the Underwriter confirming the information in their letter referred to in Section 4(e) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated the Option Closing Date.

                           (v) All proceedings taken at or prior to the Option
Closing Date in connection with the sale and issuance of the Option Securities shall be reasonably satisfactory in form and substance to you, and you and Bernstein & Wasserman, LLP, counsel to the Underwriter, shall have been furnished with all such documents, certificates, and opinions as you may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

                  (h) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date, for members of the NASD to execute transactions (as principal or agent) in the Securities and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission or the NASD. The Company and the Underwriter represent that at the date hereof each has no knowledge that any such action is in fact contemplated against it by the Commission or the NASD.

                  (i) If any of the conditions herein provided for in this Section shall not have been fulfilled in all material respects as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be canceled at, or at any time prior to, each Closing Date by the Underwriter notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of the Underwriter to the Company.

           5. Conditions of the Obligations of the Company, The obligation of the Company to sell and deliver the Securities is subject to the following conditions:

                  (a) The Registration Statement shall have become effective not later than 10:00 A.M. New York time, on the day following the date of this Agreement, or on such later date as the Company and the Underwriter may agree in writing.

                  (b) At the Closing Dates, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

                  If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Securities on exercise of the Over-Allotment Option provided for in Section 2(b) hereof shall be affected.

         6. Indemnification.

                  (a) The Company agrees (i) to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which such Underwriter or such controlling person may become subject, under the Act or otherwise, and (ii) to reimburse, as incurred, the Underwriter and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities; insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relating to (i) and (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose containing written information specifically furnished by the Company and filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be required to indemnify the Underwriter and any controlling person or be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto, provided, further that the indemnity with respect to any

Preliminary Prospectus shall not be applicable on account of any losses, claims, damages, liabilities or litigation arising from the sale of Securities to any person if a copy of the Prospectus was not delivered to such person at or prior to the written confirmation of the sale to such person. This indemnity will be in addition to any liability which the Company may otherwise have.

                  (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and reasonable attorneys' fees) to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof and for any violation by the Underwriter in the sale of such Securities of any applicable state or federal law or any rule, regulation or instruction thereunder relating to violations based on unauthorized statements by Underwriter or its representative; provided that such violation is not based upon any violation of such law, rule or regulation or instruction by the party claiming indemnification or inaccurate or misleading information furnished by the Company or its representatives, including information furnished to the Underwriter as contemplated herein. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and in the reasonable judgment of the counsel to the indemnified party, it is advisable for the indemnified party to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party. If it is ultimately determined that indemnification is not permitted, then an indemnified party will return all monies advanced to the indemnifying party.

         7. Contribution.

                  In order to provide for just and equitable contribution under the Act in any case in which the indemnification provided in Section 6 hereof is requested but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of
Section 6 provide for indemnification in such case, then the Company and each person who controls the Company, in the aggregate, and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) (after contribution from others) in such proportions that the Underwriter is responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount for each of the Securities appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and the Company shall be responsible for the remaining portion; provided, however, that if such allocation is not permitted by applicable law then allocated in such proportion as is appropriate to reflect relative benefits but also the relative fault of the Company and the Underwriter and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if the respective obligations of the Company and the Underwriter to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate damages or by any other method of allocation that does not take account of the equitable considerations referred to in this
Section 7. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the word "Company" includes any officer, director, or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons, and the Company, its officers, directors and controlling persons shall be entitled to contribution from the Underwriter to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under
Section 11 of the Act other than the Company and the Underwriter. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

         8. Costs and Expenses.

                  (a) Whether or not this Agreement becomes effective or the sale of the Securities to the Underwriter is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company including, but not limited to, the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus and the Prospectus, as amended or supplemented, the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Securities contemplated hereby; all expenses, including reasonable fees and disbursements of counsel to the Underwriter, in connection with the qualification of the Securities under the state securities or blue sky laws which the Underwriter shall designate; the cost of printing and furnishing to the Underwriter copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, and the Blue Sky Memorandum, any fees relating to the listing of the Common Stock and Warrants on NASDAQ or any other securities exchange, the cost of printing the certificates representing the Securities; fees for bound volumes and prospectus memorabilia and the fees of the transfer agent and warrant agent. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriter hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement except as otherwise set forth in said Section.

                  (b) In addition to the foregoing expenses, the Company shall at the First Closing Date pay to the Underwriter a non-accountable expense allowance of $156,750. In the event the overallotment option is exercised, the Company shall pay to the Underwriter at the Option Closing Date an additional amount in the aggregate equal to 3% of the gross proceeds received upon exercise of the overallotment option. In the event the transactions contemplated hereby are not consummated by reason of any action by the Underwriter (except if such prevention is based upon a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled) the Company shall not be liable for any expenses of the Underwriter, including the Underwriter's legal fees. In the event the transactions contemplated hereby are not consummated by reason of the Company being unable to perform its obligations hereunder in all material respects, the Company shall be liable for the actual accountable out-of-pocket expenses of the Underwriter, including reasonable legal fees, not to exceed in the aggregate $150,000.

                  (c) Except as disclosed in the Registration Statement, no person is entitled either directly or indirectly to compensation from the Company, from the Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriter, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees), to which the Underwriter or person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

         9. Effective Date.

                  The Agreement shall become effective upon its execution except that you may, at your option, delay its effectiveness until 11:00 A.M., New York time on the first full business day following the effective date of the Registration Statement, or at such earlier time on such business day after the effective date of the Registration Statement as you in your discretion shall first commence the public offering of the Securities. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Securities, or the time when the Securities are first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 3(c), 6, 7, 8, 12, 13, 14 and 15 shall remain in effect notwithstanding such termination.

         10. Termination.

                  (a) After this Agreement becomes effective, this Agreement, except for Sections 3(c), 6, 7, 8, 12, 13, 14 and 15 hereof, may be terminated at any time prior to the First Closing Date, by you if in your judgment (i) the Company has sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited, (iii) material governmental restrictions have been imposed on trading in securities generally (not in force and effect on the date hereof),
(iv) a banking moratorium has been declared by federal or New York state authorities, (v) an outbreak of major international hostilities involving the United States or other substantial national or international calamity has occurred, (vi) a pending or threatened legal or governmental proceeding or action relating generally to the Company's business, or a notification has been received by the Company of the threat of any such proceeding or action, which would materially adversely affect the Company; (vii) except as contemplated by the Prospectus, the Company is merged or consolidated into or acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs; (viii) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Underwriter to have a material adverse impact on the business, financial condition or financial statements of the Company; (ix) any material adverse change in the financial or securities markets beyond normal market fluctuations having occurred since the date of this Agreement, or (x) any material adverse change having occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the earnings, business prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

                  (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

         11. Purchase Option.

                  At or before the First Closing Date, the Company will sell the Underwriter or its designees for a consideration of $10, and upon the terms and conditions set forth in the form of Purchase Option annexed as an exhibit to the Registration Statement, a Purchase Option to purchase an aggregate of 100,000 shares of Common Stock and 150,000 Warrants. In the event of conflict in the terms of this Agreement and the Purchase Option with respect to language relating to the Purchase Option, the language of the Purchase Option shall control.

         12. Representations and Warranties of the Underwriter.

                  The Underwriter represents and warrants to the Company that it is registered as a broker-dealer in all jurisdictions in which it is offering the Securities and that it will comply with all applicable state or federal laws relating to the sale of the Securities, including but not limited to, violations based on unauthorized statements by the Underwriter or its representatives.

          13. Representations, Warranties and Agreements to Survive Delivery.

                  The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter and the undertakings set forth in or made pursuant to this Agreement will remain in full force and effect until three years from the date of this Agreement, regardless of any investigation made by or on behalf of the Underwriter, the Company or any of its officers or directors or any controlling person and will survive delivery of and payment of the Securities and the termination of this Agreement.

         14. Notice.

                  Any communications specifically required hereunder to be in writing, if sent to the Representative, will be mailed, delivered or telecopied and confirmed to them at Monroe Parker Securities, Inc., 2500 Westchester Avenue, Purchase, New York 10577, with a copy sent to Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York 10022, Attention: Steven F. Wasserman, or if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 160 Broadway, Suite 901, New York, NY 10038 with a copy sent to Esanu, Katsky, Korins & Siger, 605 Third Avenue, New York, NY 10158-0038. Notice shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

         15. Parties in Interest.

                  The Agreement herein set forth is made solely for the benefit of the Underwriter, the Company, any person controlling the Company or the Underwriter, and directors of the Company, nominees for directors (if any) named in the Prospectus, its officers who have signed the Registration Statement, and their respective executors, administrators, successors, assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Securities.

         16. Applicable Law.

                  This Agreement will be governed by, and construed in accordance with, of the laws of the State of New York applicable to agreements made and to be entirely performed within New York.

         17. Counterparts.

                  This agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties (including by fax, followed by original copies by overnight mail).

         18. Entire Agreement; Amendments.

                  This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in writing, signed by the Underwriter and the Company.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                          Very truly yours,

                                          INTERNATIONAL MAGNETIC IMAGING, INC.


                                       By:_______________________________
                                          Name:  Lewis S. Schiller
                                          Title: Chairman

                  The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                          MONROE PARKER SECURITIES, INC.


                                       By:_______________________________
                                          Name:  Stephen J. Drescher
                                          Title: Director Corporate Finance

Exhibit 1.2

                               Option to Purchase
                         100,000 Shares of Common Stock
                                       and
                                150,000 Warrants

                      INTERNATIONAL MAGNETIC IMAGING, INC.


                                 PURCHASE OPTION


                            Dated: ________ __, 1996



         THIS CERTIFIES that Monroe Parker Securities, Inc., 2500 Westchester Avenue, Purchase, NY 10577 (hereinafter sometimes referred to as the "Holder"), is entitled to purchase from INTERNATIONAL MAGNETIC IMAGING, INC. (hereinafter referred to as the "Company"), at the prices and during the periods as hereinafter specified, up to 100,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and 150,000 Class A Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant entitles the registered holder thereof to purchase one (1) share of Common Stock at an exercise price of $6.00 per share. The Warrants (hereinafter, the "Warrants") are exercisable for a twenty four
(24) month period, commencing ________ __, 1997 (twelve (12) months from the Effective Date). Hereinafter, the shares of Common Stock and Warrants shall be referred to as an "Option Securities" or "Securities."

         The Securities have been registered under a Registration Statement on Form SB-2 (File No. 333-_____) declared effective by the Securities and Exchange Commission on ________ __, 1996 (the "Registration Statement"). This Option (the "Option") to purchase 100,000 shares of Common Stock and 150,000 Warrants was originally issued pursuant to an underwriting agreement between the Company and Monroe Parker Securities, Inc. as underwriter (the "Underwriter"), in connection with a public offering of 1,000,000 shares of Common Stock and 1,500,000 Warrants (collectively, the "Public Securities") through the Underwriter, in consideration of $10.00 received for the Option.

         Except as specifically otherwise provided herein, the Common Stock and the Warrants issued pursuant to this Option shall bear the same terms and conditions as described under the caption "Description of Securities" in the Registration Statement, and the Warrants shall be governed by the terms of the Warrant Agreement dated as of ________ __, 1996, executed in connection with such public offering (the "Warrant Agreement"), except that the holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Option, the Common Stock and the Warrants included in the Option, and the shares of Common Stock underlying the Warrants, as more fully described in paragraph 6 of this Option. In the event of any reduction of the exercise price of the Warrants included in the Public Securities, the same changes to the Warrants included in the Option and the components thereof shall be simultaneously effected.

         1. The rights represented by this Option shall be exercised at the prices, subject to adjustment in accordance with paragraph 8 of this Option, and during the periods as follows:

                  (a) Between ________ __, 1997 (one (1) year from the Effective
Date) and ________ __, 2001, inclusive, the Holder shall have the option to purchase Common Stock and Warrants hereunder at prices of $6.00 and $.18, respectively (subject to adjustment pursuant to paragraph 8 hereof) (the "Exercise Price").

                  (b) After ________ __, 2001, the Holder shall have no right to purchase any Option Securities hereunder.

         2. The rights represented by this Option may be exercised at any time within the period above specified, in whole or in part, by
(i) the surrender of this Option (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Option Securities specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 6 and subparagraphs (b), (c) and (d) of paragraph 7 hereof. This Option shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Option is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2, and the person or persons in whose name or names the certificates for shares of Common Stock and Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Warrants at that time and date. The Common Stock and Warrants and the certificates for the Common Stock and Warrants so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by this Option shall have been so exercised.

         3. This Option shall not be transferred, sold, assigned, or hypothecated for a period of one (1) year from the Effective Date, except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Holder or selling group member of the offering during such period. Any transfer after one (1) year must be accompanied with an immediate exercise of the Option. Any such assignment shall be effected by the Holder (i) executing the form of assignment at the end hereof and (ii) surrendering this Option for cancellation at the office or agency of the Company referred to in paragraph 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this paragraph 3 hereof; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Option or Options of like tenor and representing in the aggregate rights to purchase the same number of Option Securities as are purchasable hereunder.

         4. The Company covenants and agrees that all shares of Common Stock which may be issued as part of the Option Securities purchased hereunder and the Common Stock which may be issued upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the periods within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Option and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants included in the Option Securities.

         5. This Option shall not entitle the Holder to any voting, dividend, or other rights as a stockholder of the Company.

         6. (a) During the period set forth in paragraph l(a) hereof, the Company shall advise the Holder or its transferee, whether the Holder holds the Option or has exercised the Option and holds Option Securities or any of the securities underlying the Option Securities, by written notice at least 30 days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act covering any securities of the Company, for its own account or for the account of others (other than a registration statement on Form S-4 or S-8 or any successor forms thereto), and will for a period of five years from the effective date of the Registration Statement, upon the request of the Holder, include in any such post-effective amendment or registration statement, such information as may be required to permit a public offering of the Option, all or any of the Common Stock, or Warrants included in the Securities or the Common Stock issuable upon the exercise of the Warrants (the "Registrable Securities"). The Company shall supply prospectuses and such other documents as the Holder may request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such Holder designates provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action and do any and all other acts and things which may be reasonably necessary or desirable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities, and furnish indemnification in the manner provided in paragraph 7 hereof. The Holder shall furnish information and indemnification as set forth in paragraph 7 except that the maximum amount which may be recovered from the Holder shall be limited to the amount of proceeds received by the Holder from the sale of the Registrable Securities. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the holders of Registrable Securities requested to be included in the registration to include such securities in such underwritten offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advises the holders of Registrable Securities that the total amount of securities which they intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the accounts of holders of Registrable Securities shall be eliminated, reduced, or limited to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, if any, recommended by such managing underwriter or underwriters (any such reduction or limitation in the total amount of Registrable Securities to be included in such offering to be borne by the holders of Registrable Securities proposed to be included therein pro rata). The Holder will pay its own legal fees and expenses and any underwriting discounts and commissions on the securities sold by such Holder and shall not be responsible for any other expenses of such registration.

                  (b) If any 50% holder (as defined below) shall give notice to the Company at any time during the period set forth in paragraph l(a) hereof to the effect that such holder desires to register under the Act this Option or any of the underlying securities contained in the Option Securities underlying the Option under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved then the Company will promptly, but no later than 60 days after receipt of such notice, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act, to the end that the Option and/or any of the Securities underlying the Option Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective for a period of 120 days (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order); provided that such holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The 50% holder (which for purposes hereof shall mean any direct or indirect transferee of such holder) may, at its option, request the filing of a post-effective amendment to the current Registration Statement or a new registration statement under the Act with respect to the Registrable Securities on only two occasions during the term of this Option. The Holder may at its option request the registration of the Option and/or any of the Securities underlying the Option in a registration statement made by the Company as contemplated by

Section 6(a) or in connection with a request made pursuant to this Section 6(b) prior to acquisition of the Securities issuable upon exercise of the Option and even though the Holder has not given notice of exercise of the Option. The 50% holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Option or separately as to the Common Stock and/or Warrants included in the Option and/or the Common Stock issuable upon the exercise of the Warrants, and such registration rights may be exercised by the 50% holder prior to or subsequent to the exercise of the Option. Within ten business days after receiving any such notice pursuant to this subsection (b) of paragraph 6, the Company shall give notice to the other holders of the Options, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the securities underlying the Options of the other holders. Each holder electing to include its Registrable Securities in any such offering shall provide written notice to the Company within twenty (20) days after receipt of notice from the Company. The failure to provide such notice to the Company shall be deemed conclusive evidence of such holder's election not to include its Registrable Securities in such offering. Each holder electing to include its Registrable Securities shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. All costs and expenses of only one such post-effective amendment or new registration statement shall be borne by the Company, except that the holders shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them.

                           The Company shall be entitled to postpone the filing
of any registration statement pursuant to this Section 6(b) otherwise required to be prepared and filed by it if (i) the Company is engaged in a material acquisition, reorganization, or divestiture, (ii) the Company is currently engaged in a self-tender or exchange offer and the filing of a registration statement would cause a violation of Rule 10b-6 under the Securities Exchange Act of 1934, (iii) the Company is engaged in an underwritten offering and the managing underwriter has advised the Company in writing that such a registration statement would have a material adverse effect on the consummation of such offering or (iv) the Company is subject to an underwriter's lock-up as a result of an underwritten public offering and such underwriter has refused in writing, the Company's request to waive such lock-up. In the event of such postponement, the Company shall be required to file the registration statement pursuant to this Section 6(b), within 60 days of the consummation of the event requiring such postponement.

                           The Company will use its best efforts to maintain
such registration statement or post-effective amendment current under the Act for a period of at least six months (and for up to an additional three months if requested by the Holder) from the effective date thereof. The Company shall supply prospectuses, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such holder designates, provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action and furnish indemnification in the manner provided in paragraph 7 hereof.

                  (c) The term "50% holder" as used in this paragraph 6 shall mean the holder of at least 50% of the Common Stock and the Warrants underlying the Option (considered in the aggregate) and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owner or owners as well as the number of shares then issuable upon exercise of the Warrants.

         7. (a) Whenever pursuant to paragraph 6 a registration statement relating to the Option or any shares or warrants issued or issuable upon the exercise of any Options, is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each holder of the securities covered by such registration statement, amendment, or supplement (such holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages, or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder, for use in the preparation thereof.

                  (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities, joint and several, to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished by such

Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action.

                  (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7.

                  (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

         8. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Option shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Notwithstanding anything to the contrary contained in the Warrant Agreement, in the event an adjustment to the Exercise Price is effected pursuant to this Subsection (a) (and a corresponding adjustment to the number of Option Securities is made pursuant to Subsection (d) below), the exercise price of the Warrants shall be adjusted so that it shall equal the price determined by multiplying the exercise price of the Warrants by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such action and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. In such event, there shall be no adjustment to the number of shares of Common Stock or other securities issuable upon exercise of the Warrants. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Subsection (e) below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the number of shares then comprising the Option Securities by the product of the Exercise Price in effect immediately prior to the date of such issuance multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                  (c) In case the Company shall hereafter distribute to the holders of its Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of shares then comprising the Option Securities by the product of the Exercise Price in effect immediately prior thereto multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection
(e) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  (d) Whenever the Exercise Price payable upon exercise of this Option is adjusted pursuant to Subsections (a), (b) or (c) above, the number of Option Securities purchasable upon exercise of this Option shall simultaneously be adjusted by multiplying the number of Option Securities initially issuable upon exercise of this Option by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                  (e) For the purpose of any computation under Subsections (b) or (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 20 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

                  (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least fifteen cents ($0.15) in such price; provided, however, that any adjustments which by reason of this Subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants issuable upon exercise of this Option).

                  (g) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly, but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Option Securities issuable upon exercise of this Option and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder, at the address set forth herein, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                  (h) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (g), inclusive above.

         9. This Agreement shall be governed by and in accordance with the laws of the State of New York.


         IN WITNESS WHEREOF, International Magnetic Imaging, Inc., has caused this Option to be signed by its duly authorized officers under its corporate seal, and this Option to be dated ________ __, 1996.


                                    INTERNATIONAL MAGNETIC IMAGING, INC.


                                    By:  ______________________________
                                         Lewis S. Schiller
                                         Chairman


(Corporate Seal)

                                  PURCHASE FORM


                   (To be signed only upon exercise of option)


         THE UNDERSIGNED, the holder of the foregoing Option, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder,

____ Shares of Common Stock, $.01 per value per share, of International Magnetic Imaging, Inc. and _____ Warrants and herewith makes payment of $______________ therefor, and requests that the Warrants and certificates for shares of Common Stock be issued in the name(s) of, and delivered to _________________________ whose address(es) is (are)
_____________________________________________________________________________.




Dated:

                                  TRANSFER FORM


                 (To be signed only upon transfer of the Option)


         For value received, the undersigned hereby sells, assigns, and transfers unto _________________________________ the right to purchase
Securities, consisting of Common Stock and Warrants of International Magnetic Imaging, Inc., in the numbers set forth below represented by the foregoing Option to the extent of _____ shares of Common Stock and ____ Warrants, and appoints _________________________________ attorney to transfer such rights on the books of International Magnetic Imaging, Inc., with full power of substitution in the premises.




Dated:




                                            By:  ______________________________



                                            Address:


                                            __________________________________

                                            __________________________________

                                            __________________________________


In the presence of:

Exhibit 1.3

         A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE.


                      INTERNATIONAL MAGNETIC IMAGING, INC.
                1,000,000 SHARES OF COMMON STOCK, $.01 PAR VALUE
                                       AND
                    1,500,000 CLASS A REDEEMABLE COMMON STOCK
                                PURCHASE WARRANTS


                           SELECTED DEALERS AGREEMENT




                                                                _______ __, 1996

Dear Sirs:

         1. Monroe Parker Securities, Inc. (the "Underwriter"), has agreed to offer on a firm commitment basis, subject to the terms and conditions and execution of the Underwriting Agreement, 1,000,000 shares of Common Stock, $.01 par value per share ("Common Stock") of International Magnetic Imaging, Inc. (the "Company") and 1,500,000 Class A Redeemable Common Stock Purchase Warrants ("Warrants"), (hereinafter, collectively referred to as the "Securities"; including any shares of Common Stock and Warrants offered pursuant to an over-allotment option, the "Firm Securities"). Each Warrant is exercisable to purchase one (1) share of Common Stock. The Firm Securities are more particularly described in the enclosed Preliminary Prospectus, additional copies of which, as well as the Prospectus (after the effective date), will be supplied in reasonable quantities upon request.

         2. The Underwriter is soliciting offers to buy Securities, upon the terms and conditions hereof, from Selected Dealers, who are to act as principals, including you, who are (i) registered with the Securities and Exchange Commission (the "Commission") as broker-dealers under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and members in good standing with the National Association of Securities Dealers, Inc. (the "NASD"), or (ii) dealers of institutions with their principal place of business located outside the United States, its territories and possessions and not registered under the 1934 Act who agree to make no sales within the

United States, its territories and possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's interpretation with respect to free-riding and withholding. The Securities are to be offered to the public at a price of $5.00 per share of Common Stock and $.15 per Warrant. Selected Dealers will be allowed a concession of not less than __% of the aggregate offering price. You will be notified of the precise amount of such concession prior to the effective date (the "Effective Date") of the registration statement covering the Securities (the "Registration Statement"). The offer is solicited subject to the issuance and delivery of the Securities and their acceptance by the Underwriter, to the approval of legal matters by counsel and to the terms and conditions as herein set forth.

         3. Your offer to purchase may be revoked in whole or in part without obligation or commitment of any kind by you any time prior to acceptance and no offer may be accepted by us and no sale can be made until after the Registration Statement has become effective with the Commission. Subject to the foregoing, upon execution by you of the Offer to Purchase below and the return of same to us, you shall be deemed to have offered to purchase the number of Securities set forth in your offer on the basis set forth in paragraph 2 above. Any oral notice by us of acceptance of your offer shall be immediately followed by written or telegraphic confirmation preceded or accompanied by a copy of the Prospectus. If a contractual commitment arises hereunder, all the terms of this Selected Dealers Agreement shall be applicable. We may also make available to you an allotment to purchase Securities, but such allotment shall be subject to modification or termination upon notice from us any time prior to an exchange of confirmations reflecting completed transactions. All references hereafter in this Agreement to the purchase and sale of the Securities assume and are applicable only if contractual commitments to purchase are completed in accordance with the foregoing.

         4. You agree that in re-offering the Securities, if your offer is accepted after the Effective Date, you will make a bona fide public distribution of same. You will advise us upon request of the Securities purchased by you remaining unsold, and we shall have the right to repurchase such Securities upon demand at the public offering price less the concession as set forth in paragraph 2 above. Any of the Securities purchased by you pursuant to this Agreement are to be re-offered by you to the public at the public offering price, subject to the terms hereof and shall not be offered or sold by you below the public offering price before the termination of this Agreement.

         5. Payment for Securities which you purchase hereunder shall be made by you on such date as we may determine by certified or bank cashier's check payable in New York Clearinghouse funds to Monroe Parker Securities, Inc. Certificates for the Securities shall be delivered as soon as practicable at the offices of Monroe Parker Securities, Inc., 2500 Westchester Avenue, Purchase, New York 10577. Unless specifically authorized by us, payment by you may not be deferred until delivery of certificates to you.

         6. A Registration Statement covering the offering has been filed with the Commission with respect to the Securities. You will be promptly advised when the Registration Statement becomes effective. Each Selected Dealer in selling the Securities pursuant hereto agrees (which agreement shall also be for the benefit of the Company) that it will comply with the applicable requirements of the Securities Act of 1933, as amended, and of the 1934 Act and any applicable rules and regulations issued under said Acts. No person is authorized by the Company or by the Underwriter to give any information or to make any representations other than those contained in the Prospectus in connection with the sale of the Securities. Nothing contained herein shall render the Selected Dealers a member of the underwriting group or partners with the Underwriter or with one another.

         7. You will be informed by us as to the states in which we have been advised by counsel the Securities have been qualified for sale or are exempt under the respective securities or blue sky laws of such states, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell Securities in any state.

         8. The Underwriter shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the offering or arising thereunder. The Underwriter shall not be under any liability to you, except such as may be incurred under the Securities Act of 1933, as amended, and the rules and regulations thereunder, except for lack of good faith and except for obligations assumed by us in this Agreement, and no obligation on our part shall be implied or inferred herefrom.

         9. Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate when the offering is completed. Nothing herein contained shall be deemed a commitment on our part to sell you any Securities; such contractual commitment can only be made in accordance with the provisions of paragraph 3 hereof.

         10. You represent that you are a member in good standing of the NASD (Association") and registered as a broker-dealer or are not eligible for membership under Section I of the ByLaws of the NASD who agrees to make no sales within the United States, its territories or possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's interpretation with respect to free-riding and withholding. Your attention is called to the following: (a) Rules 2730, 2740, 2420 and 2750 of the NASD Conduct Rule of the Association and the interpretations of said Section promulgated by the Board of Governors of such Association including the interpretation with respect to "Free-Riding and Withholding"; (b) Section 10(b) of the 1934 Act and Rules 10b-6 and 10b-10 of the general rules and regulations promulgated under said Act; (c) Securities Act Release #3907; (d) Securities Act Release #4150; and (e) Securities Act Release #4968 requiring the distribution of a Preliminary Prospectus to all persons reasonably expected to be purchasers of Securities from you at least 48 hours prior to the time you expect to mail confirmations. You, if a member of the Association, by signing this Agreement, acknowledge that you are familiar with the cited law, rules and releases, and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of the Securities.

         11. In addition to compliance with the provisions of paragraph 10 hereof, you will not, until advised by us in writing or by wire that the entire offering has been distributed and closed, bid for or purchase Securities or its component securities in the open market or otherwise make a market in such Securities or otherwise attempt to induce others to purchase such Securities in the open market. Nothing contained in this paragraph 11 shall, however, preclude you from acting as agent in the execution of unsolicited orders of customers in transactions effectuated for them through a market maker.

         12. You understand that the Underwriter may in connection with the offering engage in stabilizing transactions. If the Underwriter contracts for or purchases in the open market in connection with such stabilization any Securities sold to you hereunder and not effectively placed by you, the Underwriter may charge you the Selected Dealer's concession originally allowed you on the Securities so purchased, and you agree to pay such amount to the Underwriter on demand.

         13. By submitting an Offer to Purchase you confirm that your net capital is such that you may, in accordance with Rule 15c3-1 adopted under the 1934 Act, agree to purchase the number of Securities you may become obligated to purchase under the provisions of this Agreement.

         14. You agree that (i) you shall not recommend to a customer the purchase of Firm Securities unless you shall have reasonable grounds to believe that the recommendation is suitable for such customer on the basis of information furnished by such customer concerning the customer's investment objectives, financial situation and needs, and any other information known to you, (ii) in connection with all such determinations, you shall maintain in your files the basis for such determination, and (iii) you shall not execute any transaction in Firm Securities in a discretionary account without the prior specific written approval of the customer.

         15. You represent that neither you nor any of your affiliates or associates owns any Common Stock of the Company.

         16. All communications from you should be directed to the Underwriter at 2500 Westchester Avenue, Purchase, New York 10577. All communications from us to you shall be directed to the address to which this letter is mailed.


                                              Very truly yours,

                                              MONROE PARKER SECURITIES, INC.



                                              By:___________________________
                                                 Name:
                                                 Title:


ACCEPTED AND AGREED TO AS OF THE ______
DAY OF ____________, 1996

[Name of Dealer]

By: ____________________________
    Name:
    Title:

TO:      Monroe Parker Securities, Inc.
         2500 Westchester Avenue
         Purchase, New York  10577


         We hereby subscribe for Shares of Common Stock, $.01 par value per share, of International Magnetic Imaging, Inc. and ______ Class A Redeemable Common Stock Purchase Warrants in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to said Securities. We further state that in purchasing said Securities we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. We hereby agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, and to comply, as though we were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules.

                                    Name of
                                     Dealer:_____________________________


                                    By:  ________________________________

                                    Address:_____________________________
                                            _____________________________

Dated: ______________, 1996

Exhibit 1.4

                         FINANCIAL CONSULTING AGREEMENT

                  Agreement made this ___ day of _____, 1996 by and between Monroe Parker Securities, Inc.("Consultant") and International
Magnetic Imaging, Inc. (the "Company").

                  WHEREAS, the Company desires to obtain Consultant's consulting services in connection with the Company's business and financial affairs, and Consultant is willing to render such services as hereinafter more fully set forth.

              NOW, THEREFORE, the parties hereby agree as follows:

                  1. The Company hereby engages and retains Consultant and Consultant hereby agrees to use its best efforts, to render to the Company the consulting services hereinafter described for a period of two years commencing as of, and conditioned upon, the closing of the underwriting contemplated in the Registration Statement on Form SB-2, No. 333-_____, declared effective by the Securities and Exchange Commission on ________ __, 1996.

                  2. Consultant's services hereunder shall consist of consultations with the Company concerning investment banking and other financial matters to be determined by the Company.

                  3. The Company agrees that Consultant shall not be precluded during the term of this Agreement from providing other consulting services or engaging in any other business activities whether or not such consulting services or business activities are pursued for gain, profit or other pecuniary advantage and whether or not such consulting activities are in director or indirect competition with the business activities of the Company.

                  4. The Company agrees to pay to Consultant for its services hereunder the sum of Four Thousand One Hundred Sixty Six Dollars and Sixty Six Cents ($4,166.66) per month for each of the two years of the term of this Agreement. The Company agrees that the entire sum due to Consultant hereunder, One Hundred Thousand Dollars($100,000), shall be paid in full on the date hereof.

                  5. Consultant shall be entitled to reimbursement by the Company of such reasonable out-of-pocket expenses as Consultant may incur in performing services under this Agreement.

                  6. All final decisions with respect to consultations or services rendered by Consultant pursuant to this Agreement shall be those of the Company, and there shall be no liability on the part of the Consultant in respect thereof. This Agreement and the Underwriting Agreement dated ________ __, 1996 contain the entire agreement of the parties hereto with respect to the subject matter hereof, and there are no representations or warranties other than as shall be herein or therein set forth. No waiver or modification hereof shall be valid unless in writing. No waiver of any term, provision or condition of this Agreement, in any one or more instance, shall constitute a waiver of any other provision thereof, whether or not similar, nor shall such waiver constitute a continuing waiver.

                  7. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

                  IN WITNESS WHEREOF, the parties hereto have caused the agreement to be signed as of the day and year first above written.


                      INTERNATIONAL MAGNETIC IMAGING, INC.



                         By:____________________________
                            Name:
                            Title:


                         MONROE PARKER SECURITIES, INC.



                         By:___________________________
                            Name: Stephen J. Drescher
                            Title: Director
                                   Corporate Finance

Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      INTERNATIONAL MAGNETIC IMAGING, INC.

         International Magnetic Imaging, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         1. The Certificate of Incorporation of the Corporation was filed with the Secretary of State on March 8, 1994. The Corporation was incorporated under the name IMI Acquisition Corp. The name of the Corporation was changed to International Magnetic Imaging, Inc. by a certificate of amendment to the Certificate of Incorporation, which was filed with the Secretary of State on May 23, 1995.

         2. The Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

         ARTICLE FIRST: The name of the Corporation is International Magnetic Imaging, Inc.

         ARTICLE SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of the Corporation's registered agent at such address is Corporate Agents, Inc.

         ARTICLE THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         ARTICLE FOURTH:

           (a) The total number of shares of capital stock which this Corporation is authorized to issue is sixty two million (62,000,000) shares, of which:

                  (i) 6,000,000 shares shall be designated as Preferred Stock, and shall have a par value of $.01 per share;

                  (ii) 50,000,000 shares shall be designated as Common Stock, and shall have a par value of $.01 per share; and

                  (iii) 6,000,000 shares shall be designated as Class A Common Stock, and shall have a par value of $.01 per share.

           (b) (i) The Common Stock and the Class A Common Stock shall be treated as a single class of stock with identical rights per share as to dividends and upon liquidation, dissolution or winding up; provided, however, that, except as otherwise provided by law or except to the extent that voting rights may be granted to the holders of any series of Preferred Stock pursuant to Paragraph (c) of this Article FOURTH, the entire voting right shall be held by the holders of the Common Stock and the holders of the Class A Common Stock shall have no voting rights.

                  (ii) In case the Corporation shall, after the date this Restated Certificate of Incorporation is filed (the "Filing Date"), (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide, split or reclassify its outstanding Common Stock into a greater number of shares, or (C) effect a reverse split or otherwise combine or reclassify its outstanding Common Stock into a smaller number of shares, all of the foregoing being collectively referred to as "recapitalizations," and each as a "recapitalization," the Corporation shall effect a recapitalization with respect to the Class A Common Stock which is identical in all respects to the recapitalization affecting the Common Stock except that such recapitalization shall relate to the Class A Common Stock. Such recapitalization shall be made successively whenever any recapitalization in the Common Stock shall occur.

                  (iii) Each share of the Class A Common Stock shall automatically, and without any action on the part of the holder thereof, become and be converted into one share of the Common Stock of the Corporation upon the first to occur of (a) the date, as reasonably determined by the Board of Directors, that the Corporation ceases to be eligible under the Internal Revenue Code of 1986, as amended, to be a member of the consolidated group of corporations of which Consolidated Technology Group Ltd. is the common parent, or (b) the date as of which the Board of Directors effects such a conversion.

           (c) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

                  (i)  the designation of such series;

                  (ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or noncumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

                  (iii) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                  (iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                  (v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

                  (vi) the extent, if any, to which the holders of the shares of such series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such series shall be entitled;

                  (vii) the restrictions, if any, on the issue or reissue of any additional shares or series of Preferred Stock; and

                  (viii) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

           (d) No holder of any stock of the Corporation of any class or series now or hereafter authorized, shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for, or purchase, any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

         ARTICLE FIFTH: Election of directors need not be by ballot unless the By-laws of the Corporation shall so provide.

         ARTICLE SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         ARTICLE SEVENTH:

                  (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Paragraph (b) of this Article SEVENTH, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article SEVENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SEVENTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (b) If a claim under Paragraph (a) of this Article SEVENTH is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

                  (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         ARTICLE EIGHTH: Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Nothing in this Article EIGHTH shall be construed in any manner as a waiver or limitation of the provisions of any By-law or stockholders agreement which requires the approval of the holders of all of the issued and outstanding shares of Common Stock or the approval of the holders of a specified percentage of the issued and outstanding shares of Common Stock which is greater than a majority in order for the Corporation to take specified action.

         ARTICLE NINTH:

                  (a) In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend or repeal from time to time By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-laws made by the Board of Directors and subject to the provisions of any By-law or stockholder agreement limiting the right of the Board of Directors to make certain modifications to the By-laws.

                  (b) This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of Delaware.

                  (c) Upon the filing of this Restated Certificate of Incorporation, each share of the outstanding Common Stock of the Corporation shall automatically, and without any action on the part of the holder thereof, become and be converted into (i) 9,200 shares of Common Stock and (ii) 1,000 shares of Class A Common Stock, and (iii) upon and subject to the filing with the Secretary of State of a Certificate of Designation setting forth the rights, preferences and privileges of the holders of the Series A Redeemable Preferred Stock ("Series A Preferred Stock") and the Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock") of the Corporation, five shares of Series A Preferred Stock and five shares of Series B Preferred Stock.

                  (d) The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its chairman and attested by its assistant secretary this th day of October, 1996.


Attest:                                           Lewis S. Schiller, Chairman


Grazyna B. Wnuk, Assistant Secretary

Exhibit 3.2

                           CERTIFICATE OF DESIGNATION

                                       OF

                      INTERNATIONAL MAGNETIC IMAGING, INC.

                     Series A Redeemable Preferred Stock and
                 Series B Convertible Redeemable Preferred Stock

         Pursuant to Section 151(g) of the Delaware General Corporation Law, International Magnetic Imaging, Inc., a Delaware corporation (the
"Corporation"), does hereby certify as follows:

         1. The following resolution was duly adopted by the Board of Directors of the Corporation on October 31, 1996:

                  RESOLVED, that pursuant to Article FOURTH of the Restated Certificate of Incorporation of this Corporation, there be created two series of the Preferred Stock, par value $.01 per share ("Preferred Stock"), of this Corporation, as follows: (a) a series of Preferred Stock consisting of five thousand (5,000) shares, to be designated as the Series A Redeemable Preferred Stock ("Series A Preferred Stock"), the holders of such shares to have the rights, preferences and privileges set forth in the Statement of Designation attached as Exhibit A to this Resolution, and (b) a series of Preferred Stock consisting of five thousand (5,000) shares, to be designated as the Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock"), the holders of such shares to have the rights, preferences and privileges set forth in the Statement of Designation attached as Exhibit B to this Resolution; and be it further

                  RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to execute and file with the Secretary of State of the State of Delaware, a certificate of designation setting forth the rights, preferences and privileges of the holders of the Series A Preferred Stock and Series B Preferred Stock.

         2. Set forth as an Exhibit to this Certificate of Designation is a true and correct copy of Exhibits A and B to the resolution duly adopted by the Board of Directors of the Corporation on October 31, 1996, setting forth the rights, preferences and privileges of the holders of the Series A Preferred Stock and Series B Preferred Stock, respectively.

         IN WITNESS WHEREOF, International Magnetic Imaging, Inc. has caused this certificate to be signed by the chairman of the board and attested by its secretary this 1st day of November, 1996.


                                   By:
ATTEST:                                Lewis S. Schiller, Chairman of the Board


Grazyna B. Wnuk, Assistant Secretary

                                                                      Exhibit A


                            STATEMENT OF DESIGNATION


The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series A Redeemable Preferred Stock are as follows:

         1. Designation and Number of Shares. The designation of this series of five thousand (5,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"), created by the Board of Directors of the Corporation pursuant to the authority granted to it by the certificate of incorporation of the Corporation is "Series A Redeemable Preferred Stock," which is hereinafter referred to as the "Series A Preferred Stock." In the event that the Corporation does not issue the maximum number of shares of Series A Preferred Stock or in the event that the Corporation shall acquire (whether by purchase, redemption or otherwise) and cancel any shares of Series A Preferred Stock, the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Series A Preferred Stock authorized, provided, that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Series A Preferred Stock then issued or reserved for issuance. The number of shares by which the Series A Preferred Stock is reduced shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation's Board of Directors. The Series A Preferred Stock shall be on a parity with the Series B Convertible Redeemable Preferred Stock as to dividends and upon liquidation, dissolution and winding up.

         2.       Dividend Rights.

                  (a) The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds of this Corporation legally available therefor, cash dividends at an annual rate of ten and 00/100 dollars ($10.00) per share, subject to the provisions of Paragraph 2(c) of this Statement of Designation. Dividends shall be payable in annual installments. Such installments shall be paid on the dividend payment dates, as hereinafter defined. Dividend payment dates shall be February 1 of each year, with the first dividend payment date being February 1, 1998. Dividends shall be payable on the dividend payment dates to holders of Series A Preferred Stock of record on the 15th day of the preceding January. Each annual period ending on a dividend payment date is referred to as a "dividend period." Dividends on the Series A Preferred Stock are non-cumulative, and no holder shall be entitled to any dividends for any dividend period unless such dividends shall have been declared by the Board of Directors prior to the dividend payment date.


                  (b) No dividends shall be deemed to "accrue" on any share of Series A Preferred Stock at any dividend payment date unless such dividend shall have been declared by the Board of Directors prior to such dividend payment date.

                  (c) As long as any shares of Series A Preferred Stock are outstanding, no dividends (other than a dividend consisting of shares of any series or class of capital stock ranking junior to Series A Preferred Stock as to both dividends and payments in the event of voluntary or involuntary dissolution, liquidation or winding up), shall be declared or paid or set aside for payment and no other distribution shall be declared or made upon any such junior series or class of capital stock ranking junior to Series A Preferred Stock as to both dividends and payments in the event of voluntary or involuntary dissolution, liquidation or winding up, and no such junior series or class of capital stock or any series of Preferred Stock on a parity with Series A Preferred Stock as to both dividends and payments in the event of voluntary and involuntary dissolution, liquidation or winding up shall be redeemed, purchased or otherwise acquired for any consideration by the Corporation or by any subsidiary (which shall mean any corporation or entity, the majority of voting power to elect directors of which is held directly or indirectly by the Corporation), except by conversion into or exchange for any such junior series or class of capital stock; unless, in each case, (i) the dividends on the Series A Preferred Stock for the dividend period during which the record date for such other series or class of capital stock occurs shall have been declared by the Board of Directors and paid or payment shall have been provided for or (ii) the holders of a majority of the shares of Series A Preferred Stock then outstanding shall consent thereto. If dividends are declared with respect to the Series A Preferred stock and such declared dividends are not paid in full upon the shares of Series A Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of Series A Preferred Stock and such other series of Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock shall in all cases bear to each other the same ratio that the accrued dividends per share on the shares of Series A Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of Series A Preferred Stock shall not be entitled to dividends thereon, whether payable in cash, property or stock, in excess of the full cumulative dividends thereon, as provided in this Statement of Designation. No dividend on Series A Preferred Stock shall be declared or paid or set apart for payment with respect to any dividend payment date unless full dividends, including accumulated dividends, if any, on any series or class of capital stock ranking, as to dividends, prior to Series A Preferred Stock which are to have been paid on or prior to such dividend payment date have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof has been set aside for all dividend periods for such series or class terminating on or prior to such dividend payment date.


         3.       Voting Rights.

                  (a) Except as otherwise provided by law, holders of Series A Preferred Stock shall not be entitled to any voting rights.

                  (b) The Corporation is not restricted from creating other series of Preferred Stock which may be senior or junior to or on a parity with the Series A Preferred Stock as to dividends and or on the voluntary or involuntary dissolution, liquidation or winding up of the Corporation without the consent of the holders of the Series A Preferred Stock.

         4.       Redemption.

                  (a) The Corporation may, at any time commencing on the date that the Class A Common Stock, par value $.01 per share, of the Corporation is converted into Common Stock, par value $.01 per share (the "Common Stock") of the Corporation, redeem the Series A Preferred Stock in whole at any time or in part from time to time upon not less than ten (10) nor more than sixty (60) days' prior written notice at the redemption price per share of twenty and 00/100 dollars ($20.00). The Corporation is not required to provide for the redemption of any shares of Series A Preferred Stock through the operation of a sinking fund.

                  (b) The date on which the Corporation is to redeem any Series A Preferred Stock pursuant to Paragraph 4(a) is referred to as the "Redemption Date" with respect to the shares of Series A Preferred Stock being redeemed. From and after the close of business on the business day immediately preceding the Redemption Date, any shares of Series A Preferred Stock as to which the Corporation shall have exercised its right of redemption shall cease to have any voting, dividend or other rights, and the holder of such shares shall only have the right to receive payment of the redemption price; provided, however, that this Paragraph 4(b) shall not apply if the Corporation shall default in the payment of the redemption price.

                  (c) In the event that the Corporation redeems only a portion of the Series A Preferred Stock, the Corporation shall redeem such shares in a manner which approximates a pro rata redemption of the holders of the Series A Preferred Stock, and in making such redemption, the Corporation may fully redeem holders of Series A Preferred Stock whose holdings are insubstantial relative to the number of Series A Preferred Stock being redeemed.

                  (d) If any dividends shall have been declared by the Board of Directors on Series A Preferred Stock and are in arrears, no purchase or redemption shall be made of any stock ranking junior to or on a parity with Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up (other than a purchase or redemption made by issuance for delivery of such junior stock); provided, however, that any monies theretofore deposited in any sinking fund with respect to any series of Preferred Stock of the Corporation in compliance with the provisions of such sinking fund thereafter may be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund regardless of whether at the time of such application the full amount of all dividends that have been declared upon shares of Series A Preferred Stock shall have been paid or set aside for payment; and provided, further, that the foregoing shall not prevent the purchase of shares of Preferred Stock ranking on a parity with Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up pursuant to a purchase or exchange offer made on the same terms to the holders of all the outstanding Preferred Stock so ranking on a parity with Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

                  (e) Any shares of Series A Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation's Board of Directors.

         5.       Liquidation Rights.

                  (a) (i) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount per share equal to one five-thousandth (1/5,000) of eighty percent (80%) of the Corporation's Applicable Stockholders' Equity, as hereafter defined, plus declared and unpaid dividends before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series A Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Series A Preferred Stock as to such payment or distribution. Applicable Stockholders' Equity shall mean the Corporation's consolidated stockholders' equity, determined in accordance with generally accepted accounting principles as of the last day of the calendar quarter prior to the date as of which the determination is being made, provided that in determining such stockholders' equity the Corporation's equity interest in any partnerships owned by the Corporation and its subsidiaries shall be included as part of stockholders' equity; and provided, further, that, from and after the effective date of the registration statement relating to the initial public offering by the Corporation of its securities pursuant to the Securities Act of 1993, as amended (the "Public Offering Date"), Applicable Stockholder's Equity shall be the stockholders' equity, determined as provided in this Paragraph 5(a)(i), as of the last day of the quarter immediately preceding the Public Offering Date.

                           (ii)  After payment in full of the preference set
forth in Paragraph 5(a)(i) of this Statement of Designation, the holders of the Series A Preferred Stock shall have no further rights on liquidation, dissolution or winding up.

                  (b) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for purposes of this Paragraph 5, except that the merger or consolidation of the Corporation into any other corporation or the sale by the Corporation of all or substantially all of its assets shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph 5 if either (i) the holders of all shares of Series A Preferred Stock outstanding upon the effectiveness of such merger or consolidation shall have the right, upon such effectiveness, to receive for each share of Series A Preferred Stock held by them upon such effectiveness, one share of preferred stock of the resulting or surviving corporation or purchaser or the parent of any such corporation, which shares shall have, to the extent practicable, dividend and voting rights and rights upon dissolution, liquidation or winding up reasonably equivalent to those of such share of Series A Preferred Stock or (ii) the merger, consolidation or sale or other transaction was approved by the holders of a majority of the shares of Series A Preferred Stock then outstanding either at a meeting of such stockholders or by a written consent in lieu of a meeting. Any merger in which the Corporation shall be the surviving corporation shall not be deemed a dissolution, liquidation or winding up of the Corporation.

                  (c) In the event the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph 5(a)(i) of this Statement of Designation, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of Series A Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                  (d) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to Paragraph 5(a)(i) of this Statement of Designation before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to Series A Preferred Stock.

         6. Rank of Series. For purposes of this Statement of Designation, any stock of any series or class of the Corporation shall be deemed to rank:

                  (a) prior to the shares of Series A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock;

                  (b) on a parity with shares of Series A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Series A Preferred Stock;

                  (c) junior to shares of Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, as the case may be, if such class shall be Common Stock or if the holders of shares of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

         7. No Preemptive Rights. No holder of the Series A Preferred Stock shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized or any securities convertible into or exchangeable for any shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for or purchase any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

         8. Transfer Agent and Registrar. The Corporation may appoint a transfer agent and registrar for the issuance, transfer and conversion of the Series A Preferred Stock and for the payment of dividends to the holders of the Series A Preferred Stock.

                                                                      Exhibit B


                            STATEMENT OF DESIGNATION


The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series B Convertible Redeemable Preferred Stock are as follows:

         1. Designation and Number of Shares. The designation of this series of five thousand (5,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"), created by the Board of Directors of the Corporation pursuant to the authority granted to it by the certificate of incorporation of the Corporation is "Series B Convertible Redeemable Preferred Stock," which is hereinafter referred to as the "Series B Preferred Stock." In the event that the Corporation does not issue the maximum number of shares of Series B Preferred Stock or in the event of the conversion of shares of Series B Preferred Stock into this Corporation's common stock, par value $.01 per share ("Common Stock"), pursuant to Paragraph 4 of this Certification of Designation, or in the event that the Corporation shall acquire (whether by purchase, redemption or otherwise) and cancel any shares of Series B Preferred Stock, the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Series B Preferred Stock authorized, provided, that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Series B Preferred Stock then issued or reserved for issuance. The number of shares by which the Series B Preferred Stock is reduced shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation's Board of Directors. The Series B Preferred Stock shall be on a parity with the Series A Redeemable Preferred Stock as to dividends and upon liquidation, dissolution and winding up.

         2.       Dividend Rights.

                  (a) If cash dividends are declared with respect to the Common Stock, par value $.01 per share ("Common Stock") of the Corporation, each holder of shares of Series B Preferred Stock shall have the right to receive, at the time and in the manner such dividends are paid to the holders of the Common Stock, dividends in an amount equal to the amount such holder would receive if such holder held the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock held on the record date for determining such dividend on the Common Stock, based on the Conversion Rate, as hereinafter defined, in effect on such record date, but without regard to whether the shares of Series B Preferred Stock are then convertible into Common Stock, as if the shares of Series B Preferred Stock and Common Stock of the Corporation were a single class. References to Common Stock in this Paragraph 2, but not elsewhere in this Statement of Designation, shall include any class of capital stock, including the Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of the Corporation the holders of which are entitled to the same dividends per share as the Common Stock.

                  (b) Any dividend, distribution, stock split or other recapitalization or event described in Paragraph 4(e) of this Statement of Designation shall not be deemed a dividend for purposes of Paragraph 1(a) of this Statement of Designation. Any dividend or distribution which is part of the liquidation, dissolution or winding up shall be governed by the provisions of Paragraph 6 of this Statement of Designation and not by this Paragraph 1.

         3.       Voting Rights.

                  (a) Except as otherwise required by law and the rights of any holders of any series of Preferred Stock hereafter created by the Board of Directors pursuant to the Certificate of Incorporation of this Corporation, and subject to the earlier redemption of the Series B Preferred Stock, the holders of shares of Series B Preferred Stock shall vote together with the Common Stock, as if the Common Stock and the Series B Preferred Stock were a single class; provided, that in all matters the holders of the Series B Preferred Stock shall have the right to cast such number of votes per share of Series B Preferred Stock as are equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock based on the Conversion Rate per share in effect on the record date for determining holders of Common Stock entitled to vote, but without regard to whether the shares of Series B Preferred Stock are then convertible into Common Stock.

                  (b) In addition to the voting rights set forth in Paragraph 3(a) of this Statement of Designation, the holders of the Series B Preferred Stock shall have the right, voting as a single class, to elect (i) one director if the number of directors is five or fewer directors, (ii) two directors if the number of directors is of six or seven, and (iii) three directors if the number of directors is more than seven. For purposes of this Paragraph 3, the number of directors shall be the number of directors which constitutes the entire board determined in the manner provided for in the by-laws of the Corporation, regardless of whether the number of directors actually serving is less that the number that constitutes the entire board.

                  (c) In the event that, pursuant to applicable law or Paragraph 3(b) of this Statement of Designation, the holders of the Series B Preferred Stock are required to vote as a single class, separate and apart from the Common Stock, each holder of Series B Preferred Stock shall be entitled to one vote per share of Series B Preferred Stock on such matters.

                  (d) The Corporation is not restricted from creating other series of Preferred Stock which may be senior or junior to or on a parity with the Series B Preferred Stock as to dividends and/or on the voluntary or involuntary dissolution, liquidation or winding up of the Corporation without the consent of the holders of the Series B Preferred Stock.

         4.       Conversation into Common Stock.

                  (a) (i) Commencing on the third anniversary of the effective date of the registration statement relating to the initial public offering by the Corporation of its securities pursuant to the Securities Act of 1933, as amended (the "Public Offering Date"), or upon such earlier date as the Class A Common Stock is converted into Common Stock of this Corporation as provided in this Corporation's Restated Certificate of Incorporation, and subject to earlier redemption, each holder of the Series B Preferred Stock will have the right to convert any or all of its shares of Series B Preferred Stock into shares of Common Stock at the conversion rate hereinafter defined (the "Conversion Rate").

                      (ii) Notwithstanding the provisions of Paragraph 4(a)(i) of this Statement of Designation, if the Corporation shall issue any shares of Common Stock or Class A Common Stock after the Public Offering Date but before the date on which shares of Series B Preferred Stock may be converted pursuant to Paragraph 4(a)(i) of this Statement of Designation, the holders of Series B Preferred Stock, as a class, shall immediately be entitled to convert at the Conversion Rate in effect on the date of such issuance an aggregate number of shares of Series B Preferred Stock as is determined by dividing (A) four (4) times the number of shares of

Common Stock or Class A Common Stock so issued by (B) the Conversion Rate. No fractional shares of Series B Preferred Stock may be converted. If the number of shares of Series B Preferred Stock which may be converted pursuant to this Paragraph 4(a)(ii) includes a fractional share of Series B Preferred Stock, the number of shares of Series B Preferred Stock that may be immediately converted shall be rounded up to the next higher whole number of shares of Series B Preferred Stock. If the shares of Series B Preferred Stock are held by more than one holder, the number of shares of Series B Preferred Stock which may be converted by each such holder shall be such percentage of the number of shares of Series B Preferred Stock which may be immediately converted pursuant to this Paragraph 4(a)(ii) as equals either (x) such holder's percentage of the outstanding shares of Series B Preferred Stock or (y) such other percentage as may be jointly determined by all such stockholders. In determining the number of shares of Series B Preferred stock which may be converted by a holder of Series B Preferred Stock pursuant to this Paragraph 4(a)(ii), if any fractional share of Series B Preferred Stock which is held by such holder is more than one-half share, the number of shares of Series B Preferred Stock which such holder may immediately convert shall be rounded up to the next higher whole number of shares of Series B Preferred Stock, and if any fractional share of Series B Preferred Stock is less than or equal to one-half share of Series B Preferred Stock, such fractional share shall be disregard and the number of shares which may be immediately converted shall be rounded down to the next lower whole number of shares by eliminating the fractional share.

                  (b) The Conversion Rate shall mean the number of shares of Common Stock issuable upon conversion of one (1) share of Series B Preferred Stock. The Conversion Rate shall be seven hundred (700) shares of Common Stock, subject to adjustment as provided in Paragraph 4(e) of this Statement of Designation.

                  (c) Conversion of the Series B Preferred Stock shall be effected by surrender of the certificate representing the shares of Series B Preferred Stock being converted to the transfer agent for the Series B Preferred Stock, or, if none shall have been appointed, to the Corporation, together with the form of notice of election to convert as may be provided from time to time by the Corporation.

                  (d) Shares of Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender for conversion of the certificate therefor, together with the form of notice of election provided by the Corporation duly signed by the holder thereof, and the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of such time. As promptly as practicable on or after the conversion date, the Corporation or its transfer agent shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, to the person or persons entitled to receive the same.

                  (e) The Conversion Rate shall be subject to adjustment as follows:

                      (i) In case the Corporation shall after the date the Certificate of Designation, of which this Statement of Designation is an exhibit, is filed (the "Filing Date"), (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide, split or reclassify its outstanding Common Stock into a greater number of shares, (C) effect a reverse split or otherwise combine or reclassify its outstanding Common Stock into a smaller number of shares, or (D) issue any shares by reclassification of its shares of Common Stock, the Conversion Rate in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of the shares of Series B Preferred Stock converted after such date shall be entitled to receive the aggregate number and kind of shares which, if such shares had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph 4(e)(i) shall occur.

                      (ii) No increase or decrease in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%); provided, however, that any adjustments which by reason of this Paragraph 4(e)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 4(e) shall be made to the nearest one-hundredth (1/100) of a share.

                      (iii) The Corporation may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by this Paragraph 4(e), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                      (iv) In the event that at any time, as a result of an adjustment made pursuant to this Paragraph 4(e), the holder of shares of Series B Preferred Stock thereafter shall become entitled to receive any shares of the Corporation, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of shares of Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Paragraph 4.

                      (v) In addition to the adjustments provided for in this Paragraph 4(e), the Corporation may modify the Conversion Rate in a manner which will increase the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock if the Corporation believes that such adjustment is necessary or desirable in order to avoid adverse Federal income tax consequences to the holders of the Common Stock.

                  (f) Whenever the Conversion Rate shall be adjusted as required by the provisions of Paragraph 4(e) of this Statement of Designation, the Corporation shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Conversion Rate, setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of shares of Series B Preferred Stock, and the Corporation shall, forthwith after each such adjustment, mail a copy of such certificate by first class mail to the holders of Series B Preferred Stock at such holders' addresses set forth in the Corporation's books and records.

                  (g) In case:

                      (i) the Corporation shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings or cash supplies); or

                      (ii) the Corporation shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or

                      (iii) any reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Corporation to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be effected; then in any such case, the Corporation shall cause to be mailed by first class mail to the record holders of Series B Preferred Stock at least ten
(10) days prior to the date specified in (A) and (B) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights, or (B) such reclassification, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                  (h) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Corporation, or in case of any consolidation or merger of the Corporation into another corporation (other than a merger with a subsidiary in which merger the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock or the class issuable upon conversion of Series B Preferred Stock) or in case of any sale, lease or conveyance to another corporation of the property of the Corporation as an entirety, the Corporation shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder of the Series B Preferred Stock shall have the right thereafter by converting the Series B Preferred Stock, to receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of the Series B Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Statement of Designation. The foregoing provisions of this Paragraph 4(h) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                  (i) No fractional shares or script representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. If, upon conversion of any shares of Series B Preferred Stock as an entirety, the holder would, except for the provisions of this Paragraph 4(i), be entitled to receive a fractional share of Common Stock, then an amount equal to such fractional share multiplied by the fair market value per share of the Corporation's Common Stock on the last business day prior to the date of conversion shall be distributed to the holder. The fair market value per share shall mean the closing price (or average of the closing high bid and low asked prices if there is no sale on such date) on the Nasdaq Stock Market or the New York or American Stock Exchange, if the Common Stock is admitted to trading or listed on such market or stock exchange, or if not so listed or admitted to trading, the average of the reported highest bid and lowest asked prices as reported by Nasdaq or the National Quotation Bureau, Inc. or similar reporting service selected by the Board of Directors, or if no such prices are available, the current market value shall be determined in good faith by the Board of Directors.

                  (j) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock then issuable upon the conversion of all shares of Series B Preferred Stock then outstanding.

                  (k) The Common Stock issuable upon conversion of the Series B Preferred Stock shall, when so issued, be duly and validly authorized and issued, fully paid and nonassessable.

         5.       Redemption.

                  (a) The Corporation may, at any time commencing on the date that the Series B Preferred Stock becomes convertible pursuant to Paragraph 4(a)(i) of this Statement of Designation, redeem the Series B Preferred Stock in whole at any time or in part from time to time upon not less than thirty (30) nor more than sixty (60) days' prior written notice at the redemption price per share of twenty and 00/100 dollars ($20.00). The Corporation is not required to provide for the redemption of any shares of Series B Preferred Stock through the operation of a sinking fund.

                  (b) The date on which the Corporation is to redeem any Series B Preferred Stock pursuant to Paragraph 5(a) is referred to as the "Redemption Date" with respect to the shares of Series B Preferred Stock being redeemed. From and after the close of business on the business day immediately preceding the Redemption Date, any shares of Series B Preferred Stock as to which the Corporation shall have exercised its right of redemption shall cease to have any voting, dividend, conversion or other rights, and the holder of such shares shall only have the right to receive payment of the redemption price; provided, however, that this Paragraph 5(b) shall not apply if the Corporation shall default in the payment of the redemption price.

                  (c) In the event that the Corporation redeems only a portion of the Series B Preferred Stock, the Corporation shall redeem such shares in a manner which approximates a pro rata redemption of the holders of the Series B Preferred Stock, and in making such redemption, the Corporation may fully redeem holders of Series B Preferred Stock whose holdings are insubstantial relative to the number of Series B Preferred Stock being redeemed.

                  (d) If any dividends shall have been declared by the Board of Directors on Series B Preferred Stock and are in arrears, no purchase or redemption shall be made of any stock ranking junior to or on a parity with Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up (other than a purchase or redemption made by issuance for delivery of such junior stock); provided, however, that any monies theretofore deposited in any sinking fund with respect to any series of Preferred Stock of the Corporation in compliance with the provisions of such sinking fund thereafter may be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund regardless of whether at the time of such application the full amount of all dividends that have been declared upon shares of Series B Preferred Stock shall have been paid or set aside for payment; and provided, further, that the foregoing shall not prevent the purchase of shares of Preferred Stock ranking on a parity with Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up pursuant to a purchase or exchange offer made on the same terms to the holders of all the outstanding Preferred Stock so ranking on a parity with Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

                  (e) Any shares of Series B Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation's Board of Directors.

         6.       Liquidation Rights.

                  (a) (i) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of the Series B Preferred Stock shall be entitled to receive twenty and 00/100 dollars ($20.00) per share, plus declared and unpaid dividends, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series B Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Series B Preferred Stock as to such payment or distribution.

                      (ii) After payment of the preference set forth in Paragraph 6(a)(i) of this Statement of Designation, the holders of the Series B Preferred Stock shall have no further rights on liquidation, dissolution or winding up.

                  (b) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for purposes of this Paragraph 6, except that the merger or consolidation of the Corporation into any other corporation or the sale by the Corporation of all or substantially all of its assets shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph 6 if either (i) the holders of all shares of Series B Preferred Stock outstanding upon the effectiveness of such merger or consolidation shall have the right, upon such effectiveness, to receive for each share of Series B Preferred Stock held by them upon such effectiveness, one share of preferred stock of the resulting or surviving corporation or purchaser or the parent of any such corporation, which shares shall have, to the extent practicable, dividend and voting rights and rights upon dissolution, liquidation or winding up reasonably equivalent to those of such share of Series B Preferred Stock, (ii) each holder of the shares of Series B Preferred Stock shall be entitled to receive upon the effectiveness of such merger or consolidation in exchange for such holder's shares of Series B Preferred Stock the number of shares of stock or other securities or property receivable upon such merger or consolidation, as the case may be, as such holder would have received had it converted its Series B Preferred Stock into Common Stock immediately prior to such merger or consolidation, or (iii) the merger, consolidation or sale or other transaction was approved by the holders of a majority of the shares of Series B Preferred Stock then outstanding either at a meeting of such stockholders or by a written consent in lieu of a meeting. Any merger in which the Corporation shall be the surviving corporation shall not be deemed a dissolution, liquidation or winding up of the Corporation. The provisions of this Paragraph 6(b) shall not be construed to limit the obligations of the Corporation pursuant to Paragraph 4(h) of this Statement of Designation.

                  (c) In the event the assets of the Corporation available for distribution to the holders of shares of Series B Preferred Stock upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph 6(a)(i) of this Statement of Designation, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of Series B Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                  (d) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to Paragraph 6(a)(i) of this Statement of Designation before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to Series B Preferred Stock.

         7. Rank of Series. For purposes of this Statement of Designation, any stock of any series or class of the Corporation shall be deemed to rank:

                  (a) prior to the shares of Series B Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series B Preferred Stock;

                  (b) on a parity with shares of Series B Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Series B Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Series B Preferred Stock;

                  (c) junior to shares of Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, as the case may be, if such class shall be Common Stock or if the holders of shares of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

         8. No Preemptive Rights. No holder of the Series B Preferred Stock shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized or any securities convertible into or exchangeable for any shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for or purchase any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

         9. Transfer Agent and Registrar. The Corporation may appoint a transfer agent and registrar for the issuance, transfer and conversion of the Series B Preferred Stock and for the payment of dividends to the holders of the Series B Preferred Stock.

Exhibit 3.3

                                     BY-LAWS

                                       OF

                      INTERNATIONAL MAGNETIC IMAGING, INC.

                                    ARTICLE I

                                     Offices

         SECTION 1. Registered Office. The registered office of International Magnetic Imaging, Inc. (the "Corporation") in the State of Delaware, shall be in the city of Wilmington, county of New Castle, Delaware.

         SECTION 2. Other Offices. The Corporation may also have offices at other places either within or without the State of Delaware.

                                   ARTICLE II

                            Meetings of Stockholders

         SECTION 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such place and hour as shall be designated by the Board of Directors (the "Board") in the notice thereof.

         SECTION 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Board, the Chief Executive Officer, the Chairman of the Board, the President, a majority of the Directors then in office or by holders of 10% or more of all shares of stock entitled to vote at such meeting, and such meeting shall be held on such date and at such place and hour as shall be designated in the notice thereof.

         SECTION 3. Notice of Meetings. Except as otherwise expressly required by these By-laws or by law, notice of each meeting of the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of, or to vote at, such meeting by delivering a typewritten or printed notice thereof to such stockholder personally or by depositing such notice in the United States mail, postage prepaid, directed to such stockholder at his address as it appears on the stock records of the Corporation or by transmitting notice thereof to him at such address by telegraph, cable or other form of recorded communication. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Notice of any adjourned meeting of the stockholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, the adjourned meeting is held within 30 days thereafter and a new record date for the adjourned meeting is not thereafter fixed.

         SECTION 4. Quorum and Manner of Acting. Except as otherwise expressly required by law, if stockholders holding of record a majority of the shares of stock of the Corporation entitled to be voted shall be present in person or by proxy, a quorum for the transaction of business at any meeting of the stockholders shall exist. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Corporation required by law, by the Certificate of Incorporation or by these By-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation required in respect of such other matter or matters.

         SECTION 5. Organization of Meetings. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

     the Chairman of the Board;

     the President;

     any other officer of the Corporation designated by the Board to so act and preside;

     any other officer of the Corporation designated by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat; or

     a stockholder of record of the Corporation designated by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

         The Secretary of the Corporation or, if he shall be absent from or presiding over the meeting in accordance with the provisions of this Section, the person (who shall be an Assistant Secretary of the Corporation, if an Assistant Secretary shall be present thereat) whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 6. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

         SECTION 7.  Voting.

                  (a) Except as otherwise provided in the Certificate of Incorporation, including any certificate of designation setting forth the rights, preferences and privileges of the holders of any series of Preferred Stock of the Corporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of Common Stock of the Corporation on the matter in question held by him and registered in his name on the stock record of the Corporation on the date fixed pursuant to these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting; or, if no record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given or, if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

                  (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Any vote of stock of the Corporation may be held at any meeting of the stockholders by the person entitled to vote the same in person or by proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these By-laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless required by law or so directed by the chairman of the meeting, the vote at any meeting of the stockholders on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted.

         SECTION 8. Consent in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         SECTION 9. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock record, either directly or through another officer of the Corporation or through a transfer agent or transfer clerk appointed by the Board, to prepare and make, at least l0 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least l0 days prior to the meeting, either at the place where the meeting is to be held or at such other place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock record shall be the only evidence as to who are the stockholders entitled to examine the stock record, such list or the books of the Corporation or to vote in person or by proxy at any meeting of the stockholders.

         SECTION 10. Inspectors. Either the Board or, in the absence of a designation of inspectors by the Board, the chairman of the meeting may, in its or his discretion, appoint two or more inspectors, who need not be stockholders, who shall receive and take charge of ballots and proxies and decide all questions relating to the qualification of those asserting the right to vote and the validity of ballots and proxies. In the event of the failure or refusal to serve of any inspector designated by the Board, the chairman of the meeting shall appoint an inspector to act in place of each such inspector designated by the Board. In the absence of a designation of inspectors by the Board and the chairman of the meeting, the secretary of the meeting shall perform the duties which would otherwise have been performed by the inspectors.

                                   ARTICLE III

                               Board of Directors

         SECTION 1. General Powers. The property, business, affairs and policies of the Corporation shall be managed by or under the direction of the Board.

         SECTION 2. Number and Term of Office. The number of directors which shall constitute the whole Board shall be one or more persons, as such number shall be fixed from time to time by a vote of a majority of the whole Board. The term "whole Board" as used in these By-laws shall mean the number of positions on the Board regardless of the number of directors then in office. Each of the directors of the Corporation shall hold office until the annual meeting after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

         SECTION 3. Election. At each annual meeting of the stockholders for the election of directors at which a quorum is present, subject to the rights of the holders of any series of Preferred Stock of the Corporation, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Directors need not be stockholders of the Corporation or residents of the State of Delaware.

         SECTION 4.  Meetings.

                  (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization, the election of officers and the transaction of other business.

                  (b) Regular Meetings. Regular meetings of the Board or any committee thereof shall be held as the Board or such committee shall from time to time determine.

                  (c) Special Meetings. Special meetings of the Board, at which any and all business may be transacted, shall be held whenever called by the President or by a written call signed by any two or more directors and filed with the Secretary.

                  (d) Notice of Meetings. No notice of regular meetings of the Board or of any committee thereof or of any adjourned meeting thereof need be given. The Secretary shall give notice to each director of each special meeting of the Board or adjournment thereof, including the time and place thereof. Such notice shall be given not less than two (2) days before the date of the meeting to each director by delivering a typewritten notice thereof to such director personally or by depositing such notice in the United States mail, postage prepaid by Express Mail or first class mail, or by messenger service or overnight delivery service which guarantees next day delivery, directed to such director at his residence or usual business address or by transmitting notice thereof to him by telecopier or other form of recorded communication, including recorded telephonic notice, provided, however, that if notice of the meeting shall be given by first class mail, such notice shall be given not less than five (5) days prior to the date of the meeting. Notice of any meeting of the Board or any committee thereof shall not be required to be given to any director who shall attend such meeting. Any meeting of the Board or any committee thereof shall be a legal meeting without any notice thereof having been given if all the directors then in office shall be present thereat. The purposes of a meeting of the Board or any committee thereof need not be specified in the notice thereof.

                  (e) Time and Place of Meetings. Regular meetings of the Board or any committee thereof shall be held at such time or times and place or places as the Board or the committee may from time to time determine. Each special meeting of the Board or any committee thereof shall be held at such time and place as the caller or callers thereof may determine. In the absence of such a determination, each meeting of the Board or any committee thereof shall be held at such time and place as shall be designated in the notices or waiver of notices thereof.

                  (f) Quorum and Manner of Acting. Except as otherwise expressly required by these By-laws or by law, a majority of the directors then in office and a majority of the members of any committee shall be present in person at any meeting thereof in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board or such committee. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

                  (g) Organization of Meetings. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

                           (i)  the Chairman of the Board;

                           (ii)  the Vice Chairman, or, if there be more than
one Vice Chairman, the Vice Chairman in order determined by the Board of Directors;

                           (iii)  the President, if a director; or

                           (iv)  any director chosen by a majority of the
directors present thereat.

                  (h) Minutes. The Secretary or such other person present whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of the Board shall be determined by the chairman of such meeting.

                  (i) Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in a writing or writings, and such writing or writings are filed with the minutes of the proceedings of the Board or committee.

                  (j) Action by Communications Equipment. The directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         SECTION 5. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section 5 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor or to require the Board to provide for compensation to directors.

         SECTION 6.  Resignation, Removal and Vacancies.

                  (a) Any director may resign at any time by giving written notice of his resignation to the Board or the President of the Corporation. Any such resignation shall take effect at the time specified therein or when delivered to the Board or the President, as the Board shall determine. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

                  (b) Any director may be removed at any time for cause or without cause by vote of the holders of record of a majority in voting interest of shares then entitled to vote at an election of directors at a duly constituted meeting of stockholders. The vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting or, if not so filled, then by the Board as provided in the next paragraph of these By-laws. Any director may also be removed at any time for cause by vote of a majority of the whole Board.

                  (c) In case of any vacancy on the Board or in case of any newly created directorship, a majority of the directors of the Corporation then in office, though less than a quorum, or the sole remaining director may elect a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled. The director elected to fill such vacancy shall hold office for the unexpired term in respect of which such vacancy occurred.

         SECTION 7. Committees. The Board from time to time may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members as the Board shall determine. Each committee shall have and may exercise such powers as the Board may delegate, to the extent permitted by law. The Board shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                                   ARTICLE IV

                                    Officers

         SECTION 1.  Election and Appointment and Term of Office.

                  (a) The officers of the Corporation may be a Chairman of the Board or Co-Chairmen, one or more Vice Chairmen, a President, such number, if any, of other Vice Presidents (including Executive or Senior Vice Presidents) as the Board may from time to time determine, a Secretary and a Treasurer and such officers as the Board may from time to time determine. The Chairman of the Executive Committee may, if the Board of Directors so determines, be an officer of the Corporation. Each such officer shall be elected by the Board at its annual meeting or such other time as the Board shall determine, and shall serve at the discretion of the Board. Two or more offices may be held by the same person except that the same person shall not be both President and Secretary. The Board may elect or appoint (and may authorize the President to appoint) such other officers (including one or more Assistant Secretaries and Assistant Treasurers) as it deems necessary who shall have such authority and shall perform such duties as the Board or the President may from time to time prescribe. The Board of Directors may, but shall not be required to, designate one or more officers who shall hold the position(s) of, and perform the duties of, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Chief Accounting Officer.

                  (b) If additional officers are elected or appointed during the year, each shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his successor is elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided.

         SECTION 2.  Duties and Functions.

                  (a) Chairman. The Chairman of the Board, if elected, shall preside over meetings of the Board of Directors and shall perform such other duties as are expressly delegated to the Chairman of the Board by the Board. The Chairman of the Executive Committee shall shall be a member of the Executive Committee and shall preside at meetings of the Executive Committee and shall have such other duties as are expressly delegated to him by the Board.

                  (b) Vice Chairman. The Vice Chairman shall preside over meetings of the Board of Directors in the absence of the Chairman of the Board and shall perform such other duties as are expressly delegated to the Vice Chairman. If more than one Vice Chairman shall be elected, the Board of Directors shall designate the order in which they preside over meetings of the Board of Directors in the absence of the Chairman of the Board.

                  (c) Chief Executive Officer. The Chief Executive Officer, if elected, shall be responsible for supervising the management of the business and affairs of the Corporation, subject to the directions and limitations imposed by the Board of Directors, these By-laws and the Certificate of Incorporation of this Corporation. All other officers shall report and be accountable to the Chief Executive Officer, except as otherwise provided in these By-laws or as otherwise determined by the Board of Directors. The Chief Executive Officer need not be the principal executive officer of the Corporation.

                  (d) Chief Operating Officer. The Chief Operating Officer, if elected, shall be responsible for supervising the day to day operations of the business and affairs of the Corporation, subject to the directions and limitations imposed by the Board, the Chief Executive Officer and these By-laws, and shall report to the Chief Executive Officer or to the Board of Directors, as the Board of Directors shall determine. All other officers involved with the operations of the Corporation shall, to the extent the Board of Directors shall determine, report and be accountable to the Chief Operating Officer.

                  (e) Chief Financial Officer. The Chief Financial Officer, if elected, shall be responsible for supervising the Corporation's overall financial planning and financial controls and shall be responsible for the maintenance of the Corporation's books and records, subject to the directions and limitations imposed by the Board, the Chief Executive Officer and these By-laws. All other officers involved with the financial and accounting functions of the Corporation shall report and be accountable to the Chief Financial Officer, and the Chief Financial Officer shall report to the Chief Executive Officer or the Board of Directors, as the Board of Directors shall determine.

                  (f) Chief Accounting Officer. The Chief Accounting Officer, if elected, shall keep true and full accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and shall cause regular audits of the books and records of the Corporation to be made, and shall have charge, supervision and control of the accounting affairs of the Corporation, subject to the directions and limitations imposed by the Board, the Chief Executive Officer, the Chief Financial Officer and these By-laws.

                  (g) President. The President shall be responsible for implementing the policies adopted by the Board and shall report to the Board. The President shall also have the powers and duties delegated to him by these By-laws and such other powers and duties as the Board may from time to time determine.

                  (h) Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the Board.

                  (i) Secretary. The Secretary shall keep the records of all meetings of the stockholders, the Board and all other committees, if any, in one or more books kept for that purpose. He shall give or cause to be given due notice of all meetings in accordance with these By-laws and as required by law. He shall be custodian of the seal of the Corporation and of all contracts, deeds, documents and other corporate papers, records (except accounting records) and indicia of title to properties owned by the Corporation as shall not be committed to the custody of another officer by the Board, or by the President. He shall affix or cause to be affixed the seal of the Corporation to instruments requiring the same when the same have been signed on behalf of the Corporation by a duly authorized officer. He shall perform all duties and have all powers incident to the office of Secretary and shall perform such other duties as shall be assigned to him by the Board or the President. The Secretary may be assisted by one or more Assistant Secretaries.

                  (j) Treasurer. The Treasurer shall have charge and custody of all moneys, stocks, bonds, notes and other securities owned or held by the Corporation, except those held elsewhere at the direction of the Chief Executive Officer or the Board. He shall perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties as shall be assigned to him by the Board, the Chief Executive Officer and the Chief Financial Officer. The Treasurer may be assisted by one or more Assistant

Treasurers, and the Treasurer shall report to the Chief Financial Officer or to such other officer as may be designated by the Board or to the Board of Directors, as the Board of Directors shall determine.

         SECTION 3.  Resignation, Removal and Vacancies.

                  (a) Any officer may resign at any time by giving written notice of his resignation to the Board or the President. Any such resignation shall take effect at the time specified therein or when delivered to the Board, as the Board shall determine. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

                  (b) Any officer, agent or employee elected or appointed by the Board may be removed, with or without cause, at any time by the Board. Any officer, agent or employee appointed by an officer may be removed, with or without cause, at any time by the Board or such officer. Any removal pursuant to
Section 2 or 3 of this Article IV shall not affect any rights which a terminated employee shall have under any employment agreement between such person and the Corporation which has been approved by the Board of Directors and has been executed by an officer authorized by the Board to execute such agreement.

                  (c) A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-laws for election or appointment to such office.

                                    ARTICLE V

                      Waiver of Notices; Place of Meetings

         SECTION 1. Waiver of Notices. Whenever notice is required to be given by the Certificate of Incorporation, by these By-laws or by law, a waiver thereof in writing, signed by the person entitled to such notice or by an attorney thereunto authorized, shall be deemed equivalent to notice, whether given before or after the time specified therein and, in the case of a waiver of notice of a meeting, whether or not such waiver specifies the purpose of or business to be transacted at such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 2. Place of Meetings. Any meeting of the stockholders, the Board or any committee of the Board may be held within or outside the State of Delaware.

                                   ARTICLE VI

             Execution and Delivery of Documents; Deposits; Proxies;
                                Books and Records

         SECTION 1. Execution and Delivery of Documents; Delegation. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise, and the authority granted shall be general or confined to specific matters, all as the Board may determine.

         SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, the President, or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board or these By-laws shall select.

         SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The Chief Executive Officer, the Chairman of the Board, the President or any other officer of the Corporation designated by the Board shall have the authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, to vote or consent in respect of such stock or securities and to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights. Any such officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.

         SECTION 4. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

                                   ARTICLE VII

             Certificates; Stock Record; Transfer and Registration;
                       New Certificates; Record Date; etc.

         SECTION 1.  Certificates for Stock.

                  (a) Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chief Executive Officer, the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of such signatures may be facsimiles.

                  (b) In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 4 of this Article.

         SECTION 3. Stock Record. A stock record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the

Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         SECTION 4.  Transfer and Registration of Stock.

                  (a) Transfer. The transfer of stock and certificates of stock which represent the stock of the Corporation shall be governed by the Uniform Commercial Code, as in effect in Delaware and as amended from time to time.

                  (b) Registration. Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

         SECTION 5.  New Certificates.

                  (a) Lost, Stolen or Destroyed Certificates. Where a stock certificate has been lost, apparently destroyed or wrongfully taken, the issuance of a new stock certificate or the claims based on such certificate shall be governed by the Uniform Commercial Code, as in effect in Delaware and amended from time to time.

                  (b) Multilated Certificates. Where the holder of any certificate for stock of the Corporation notifies the Corporation of the mutilation of such certificate within a reasonable time after he has notice of it, the Corporation will issue a new certificate for stock in exchange for such mutilated certificate theretofore issued by it.

                  (c) Bond. The Board may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties sufficient to indemnify the Corporation against any claim that may be made against it on account of the loss, theft, destruction or mutilation of any such certificate or the issuance of any such new certificate.

         SECTION 6. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for stock to bear the signature or signatures of any of them.

         SECTION 7. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than l0 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII

                                      Seal

         The Board shall provide a corporate seal which shall bear the full name of the Corporation and the year and state of its incorporation.

                                   ARTICLE IX

                                   Fiscal Year

                  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                                    ARTICLE X

                                   Amendments

         These By-laws may be amended, altered or repealed by the vote of a majority of the whole Board; provided, however, that the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, may, by their vote given at an annual meeting or at any special meeting, amend or repeal any By-law made by the Board.

Exhibit 4.1

                                WARRANT AGREEMENT

         AGREEMENT, dated as of this day of , 1996, by and between International Magnetic Imaging, Inc., a Delaware corporation (the "Company") and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent").

                                   WITNESSETH:

         WHEREAS, in connection with a public offering of 1,000,000 shares of Common Stock and 1,500,000 Series A Redeemable Common Stock Purchase Warrants (the "Warrants"), pursuant to an underwriting agreement (the "Underwriting Agreement") dated as of [ ], 1996, between the Company and Monroe Parker Securities, Inc. ("Monroe Parker" or the "Underwriter"), the Company may issue up to one million seven hundred twenty five thousand (1,725,000) Warrants; and

         WHEREAS, in connection with the issuance, pursuant to the Underwriting Agreement, to Monroe Parker or its designees of an option (the "Underwriter's Option"), the Company may issue up to one hundred fifty thousand (150,000) Warrants; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, as hereinafter defined, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

         1.  Definitions.   As used in this Agreement, the following terms shall
have the following meanings, unless the context shall otherwise require:

             (a) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date of this Agreement at 40 Wall Street, 46th floor, New York, New York 10005.

             (b) "Effective Date" shall mean the date that the Registration Statement is declared effective by the Securities and Exchange Commission (the "Commission").

             (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Purchase Price; provided, however, that, subject to Paragraph 4(a) of this Agreement, if payment shall be made by personal or corporate check, the exercise of the Warrant shall not be effective until the Warrant Agent shall be satisfied that the check shall have cleared; provided, further, that if such payment is made prior to the Warrant Expiration Date or the expiration of a period during which a reduced Purchase Price is in effect pursuant to Paragraph 9(f) of this Agreement and the check shall not have cleared until after the Warrant Expiration Date or such other date, then the Warrant shall be deemed to have been exercised immediately prior to 5:00 P.M. New York City time on the Warrant Expiration Date.

             (d) "Purchase Price" shall mean the purchase price per share to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be six dollars ($6.00) per share with respect to the Warrants, subject to adjustment from time to time pursuant to the provisions of Paragraph 9 of this Agreement.

             (e) "Redemption Price" shall mean the price at which the Company may, at its option, redeem the Warrants, in accordance with the terms of this Agreement, which price shall be ten cents ($.10) per Warrant. The Redemption Price shall not be subject to adjustment pursuant to this Agreement. (f) "Registration Statement" shall mean the Company's registration statement on Form S-1, File No. [333- ], which was declared effective by the Commission on [ ], 1996. (g) "Registered Holder" shall mean, as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Paragraph 6 of this Agreement. (h) "Transfer Agent" shall mean American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such. (i) "Warrant Certificate" shall mean the certificates (attached hereto as Exhibit A); (j) "Warrant Expiration Date" shall mean 5:00 P.M. New York City time on the first to occur of (i) [ ], 1999, or
(ii) the business day immediately preceding the Redemption Date, as defined in Paragraph 8(c) of this Agreement; provided, that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, the Warrant Expiration Date shall be the next day which is not such a date. Upon notice to all warrant holders the Company shall have the right to extend the Warrant Expiration Date. (k) "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants. (l) "Warrants" shall mean the Warrants.

         2.  Warrants and Issuance of Warrants Certificates.

             (a) Each Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one (1) share of Common Stock upon the exercise thereof, in accordance with the terms of this Agreement, subject to modification and adjustment as provided in Paragraph 9 of this Agreement.

             (b) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants initially issuable pursuant to the Underwriting Agreement shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent.

             (c) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing the shares of Common Stock issuable upon the exercise of Warrants in accordance with this Agreement.

             (d) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder or otherwise issuable pursuant to the Underwriting Agreement, including those issuable in exchange for certain outstanding warrants, (ii) those issued on or after the date of this Agreement, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Paragraph 6 of this Agreement; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Paragraph 7 of this Agreement; (v) those issued pursuant to the Underwriter's Option, and (vi) at the option of the Company, in such form as may be approved by the Board of Directors, to reflect any adjustment or change in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Paragraph 9 of this Agreement. In addition, at the discretion of the Company, the Company may authorize the issuance of additional Warrants, which shall be subject to the provisions of this Agreement.

         3.  Form and Execution of Warrant Certificates.

             (a) The Warrant Certificates for the Warrants shall be substantially in the form annexed as Exhibit A to this Agreement, (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage or to the requirements of Paragraph 2(b) of this Agreement. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer or exchange in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially with the letter WA or other letters acceptable to the Company and the Warrant Agent.

             (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed the Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Paragraph 4(a) of this Agreement.

         4.  Exercise.

             (a) Each Warrant may be exercised by the Registered Holder thereof at any time during the two year period commencing one year from the Effective Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrant. Promptly following, and in any event within five (5) days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a certificate for any remaining unexercised Warrants of the Registered Holder) unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Purchase Price pursuant to such Warrants. Notwithstanding the foregoing, in the case of payment made in the form of a check drawn on an account of the Representative or such other investment banks and brokerage houses as the Company shall approve in writing to the Warrant Agent, by the Representative or such other investment bank or brokerage house, certificates shall immediately be issued without prior notice to the Company or any delay. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant (the "Warrant Proceeds") to the Company or as the Company may direct in writing, subject to the provisions of Paragraphs 4(b) and 4(c) of this Agreement.

             (b) If, at the Exercise Date in respect of the exercise of any Warrant after one year from the Effective Date, (i) the market price of the Company's Common Stock is greater than the Purchase Price then in effect, (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant was not held in a discretionary account, (iv) disclosure of compensation arrangements was made both at the time of the original offering and at the time of exercise of the Warrant was not in violation of Rule 10b-6 (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, then the Warrant Agent, simultaneously with the distribution of the Warrant Proceeds to the Company shall, on behalf of the Company, pay from the Warrant Proceeds, a fee of five percent (5%) (the "Monroe Parker's Fee") of the Purchase Price to Monroe Parker (a portion of which may be reallowed by Monroe Parker to the dealer who solicited the exercise, which may also be Monroe Parker). In the event Monroe Parker's Fee is not paid within ten
(10) days of the date on which the Company receives Warrant Proceeds, then Monroe Parker's Fee shall begin accruing interest at an annual rate of prime plus four (4)%, payable by the Company to Monroe Parker at the time the Company pays Monroe Parker's Fee. Within five (5) business days after exercise, the Warrant Agent shall send to Monroe Parker a copy of the reverse side of each Warrant exercised. Monroe Parker shall reimburse the Warrant Agent, upon request, for its reasonable expenses relating to compliance with this Paragraph 4(b). In addition, Monroe Parker and the Company may, at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of Warrants. The provisions of this Paragraph 4(b) may not be modified, amended or deleted without the prior written consent of the Representative.

             (c) In order to enforce the provisions of Paragraph 4(b) of this Agreement, the Warrant Agent is hereby expressly authorized to withhold payment to the Company of the Warrant Proceeds unless and until the Company establishes an escrow account for the purpose of depositing the entire amount of Monroe Parker's Fee, which amount will be deducted from the net Warrant Proceeds to be paid to the Company. The funds placed in the escrow account may not be released to the Company without a written agreement from Monroe Parker that the required Monroe Parker's Fee has been received by Monroe Parker.

         5. Reservation of Shares; Listing; Payment of Taxes.

             (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares shall, at the time of delivery in accordance with this Agreement, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge), and that upon issuance such shares shall be listed on each national securities exchange or eligible for inclusion in each automated quotation system, if any, on which the other shares of outstanding Common Stock of the Company are then listed or eligible for inclusion.

             (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any Federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

             (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

             (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants.

         6.  Exchange and Registration of Transfer.

             (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions of this Agreement, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

             (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

             (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

             (d) A reasonable service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchanges, registration or transfer of Warrant Certificates.

             (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or, with the prior written consent of the Underwriter, disposed of or destroyed, at the direction of the Company.

             (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

             (g) Notwithstanding any other provisions of this Agreement, no Warrants issued upon exercise of the Underwriter's Option and no shares of Common Stock issuable upon exercise of such Warrants may be sold, transferred, assigned or hypothecated for a period of one year from the Effective Date except to the officers of the Underwriters or to selling group members or officers or partners thereof, all of whom shall be bound by such restrictions. Until the expiration of such one-year period, Warrant certificates and stock certificates shall be marked with a legend referring to such restriction.

         7.  Loss or Mutilation.   Upon receipt by the Company and the Warrant
Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

         8. Redemption.

            (a) Commencing eighteen (18) months from the Effective Date or earlier with the consent of Monroe Parker, the Company shall have the right, on not less than thirty (30) nor more than sixty (60) days notice given prior to the Redemption Date, as hereinafter defined, at any time to redeem the then outstanding Warrants at the Redemption Price of ten cents ($.10) per Warrant, provided the Market Price of the Common Stock shall equal or exceed the "Target Price." The "Target Price" shall mean two hundred and fifty percent (250%) of the Purchase Price. Market Price for the purpose of this Paragraph 8 shall mean, if the Common Stock is listed on the NASDAQ System or the New York or American Stock Exchange, the average last reported sales price (or, if no sale is reported on any such trading day, the closing bid price) on the principal market for the Common Stock or, if the Common Stock is not so listed or traded, the average of the last reported high bid and low asked prices of the Common Stock, during the ten (10) days ending within three (3) days of the date the Warrants are called for redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, not later than five (5) business days (or such longer period to which Monroe Parker may consent) after the date the Warrants are called for redemption. All Warrants must be redeemed if any Warrants are redeemed.

             (b) If the conditions set forth in Paragraph 8(a) of this Agreement are met, and the Company desires to exercise its right to redeem the Warrants, it shall request Monroe Parker or the Warrant Agent to mail the notice of redemption referred to in said Paragraph 8(a) to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not earlier than the sixtieth (60th) day nor later than the thirtieth (30th) day before the date fixed for redemption, at their last addresses as shall appear on the records maintained pursuant to Paragraph 6(b) of this Agreement. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. The Warrant Agent agrees to mail such notice if requested by the Company or the Underwriter.

             (c) The notice of redemption shall specify (i) the Redemption Price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price to be paid, and (iv) that the right to exercise the Warrants shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Representative or the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

             (d) Any right to exercise a Warrant, and any right of the holders of the Underwriter's Option to receive Warrants upon exercise of the Underwriter's Option, shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the Redemption Date. After such time, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price without interest, subject to the provisions of applicable laws relating to the treatment of abandoned property. In the event that the Warrants or the Warrant Shares shall not be subject to a current and effective registration statement under the Securities Act of 1933, as amended, at any time subsequent to the date the Warrants are called for redemption, the notice of redemption shall not be effective and shall be deemed for all purposes not to have been given. Nothing in the preceding sentence shall be construed to prohibit or restrict the Company from thereafter calling the Warrants for redemption in the manner provided for, and subject to the provisions of, this Paragraph 8.

             (e) From and after the Redemption Date with respect to the Warrants, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

             (f) Notwithstanding any other provision of this Agreement, the Company shall not call the Warrants for redemption unless there is, at the time the Warrants are called for redemption, a current and effective registration statement or a post-effective amendment to the registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants.

             (g) In the event that the Underwriter's Option is exercised at a time subsequent to the redemption of the Warrants but prior to the Warrant Expiration Date, as defined in Paragraph 1(i)(i) of this Agreement, then, notwithstanding any other provisions of this Agreement, the Warrants issued upon such exercise may be redeemed by the Company at any time after issuance.

         9. Adjustment of Exercise Price and Number of Securities Issuable upon Exercise of
             Warrants.

             (a) In case the Company shall, at any time or from time to time after the date of this Agreement, pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, subdivide or reclassify its outstanding Common Stock into a greater number of shares, or combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Purchase Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph 9(a) shall occur.

             (b) In case the Company shall, at any time or from time to time after the date of this Agreement, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in

Paragraph 9(e) of this Agreement) on the record date mentioned below, the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

             (c) In case the Company shall, at any time or from time to time after the date hereof, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph 9(a) of this Agreement) or subscription rights or warrants (excluding those referred to in Paragraph 9(b) of this Agreement), then in each such case the Purchase Price in effect thereafter shall be determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Paragraph 9(e) of this Agreement), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares or Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

             (d) Whenever the Purchase Price payable upon exercise of each Warrant is adjusted pursuant to Paragraphs 9(a), (b) or (c) of this Agreement, the number of shares of Common Stock purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of shares issuable upon exercise of each Warrant in effect on the date thereof by the Purchase Price in effect on the date thereof and dividing the product so obtained by the Purchase Price, as adjusted.

             (e) For the purpose of any computation pursuant to Paragraphs 9(b) and (c) of this Agreement, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for thirty (30) consecutive business days commencing forty-five (45) business days before such date. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, if the Common Stock is admitted to trading or listing on the New York or American Stock Exchange or on The Nasdaq Stock Market if included in such system or if not listed or admitted to trading on such exchange or system, the average of the highest bid and lowest asked prices as reported by Nasdaq, or the National Quotation Bureau, Inc. or another similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors of the Company.

             (f) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Paragraph 9(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 9 shall be made to the nearest cent or to the nearest one-tenth of a share, as the case may be. Anything in this Paragraph 9 to the contrary notwithstanding, the Company may, upon notice to the record holders of the Warrants, in its sole discretion, reduce the Purchase Price of the Warrants, and, if such reduction is not otherwise required by this Paragraph 9, such reduction (i) will not, unless the Board of Directors otherwise determines, result in any change in the number or class of shares of Common Stock issuable upon exercise of such Warrants, and (ii) may be of limited duration, in which event the reduction in Purchase Price shall not apply to any Warrants exercised after the expiration of the time during which the reduced Purchase Price is in effect.

             (g) The Company may retain a firm of independent public accountants (who may be the regular accountants employed by the Company) of recognized standing selected by the Board of Directors of the Company to make any computation required by this Paragraph 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

             (h) In the event that at any time, as a result of an adjustment made pursuant to Paragraph 9(a) of this Agreement, the holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Paragraphs 9(a) to (f), inclusive, of this Agreement.

             (i) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record and each Warrant issuable upon exercise of the Underwriter's Option prior to such adjustment of the number of Warrants shall become that number of Warrants or an Underwriter's Option to purchase that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Paragraph 9, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Paragraph 10 of this Agreement, the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Holder shall be entitled after such adjustment. With respect to the Representative's Option, the Company shall give the registered holders of the Representative's Option notice as to the number of Warrants issuable in respect of such Representative's Option reflecting such adjustment. Any Warrants or notice to registered holders of Representative's Option may be mailed by the Warrant Agent or by first class mail, postage prepaid.

             (j) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 9. The Company shall not effect any such consolidation, merger or sale unless, prior to or simultaneously with the consummation thereof, the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that, as a result of any merger, consolidation or similar transaction, all of the holders of Common Stock receive and are entitled to receive no consideration other than cash in respect of their shares of Common Stock, then, at the effective time of the transaction, the rights to purchase Common Stock pursuant to the Warrants shall terminate, and the holders of the Warrants shall, notwithstanding any other provisions of this Agreement or the Warrants, receive in respect of each Warrant to purchase one (1) share of Common Stock, upon presentation of the Warrant Certificate, the amount by which the consideration per share of Common Stock payable to the holders of Common Stock at such effective time exceeds the Purchase Price in effect on such effective date, without giving effect to the transaction. In the event that, subsequent to the effective time, additional cash or other consideration is payable to the holders of Common Stock of record as of the effective time, the same consideration shall be payable to the holders of the Warrants to the extent that the total cash then received by the holders of Common Stock exceeds the Purchase Price in effect at such effective date, without giving effect to the transaction, with the same effect as if the Warrants had been exercised on and as of such effective time. In the event of any merger, consolidation, sale or lease of substantially all of the Company's assets or reorganization whereby the Company is not the surviving corporation, in lieu of the foregoing provisions of this Paragraph 9(j), the Company may provide in the agreement relating to the transaction that each Warrant shall become, be converted into or be exchanged for, such securities of the surviving or acquiring corporation or other entity as has a value equal to the value of the Warrants, the value of the Warrants and securities being issued in exchange therefor to be determined by the Company's Board of Directors, such determination to be final, binding and conclusive on the Company and the holders of the Warrants.

             (k) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Paragraphs 2(e) and 9(i) of this Agreement, continue to express the Purchase Price per share, the number of shares purchasable thereunder and the Redemption Price therefor as to the Purchase Price per share, and the number of shares purchasable and the Redemption Price therefore were expressed in the Warrant Certificates when the same were originally issued.

             (l) After any adjustment of the Purchase Price pursuant to this Paragraph 9, the Company will promptly prepare a certificate signed by the Chairman, President, Vice President or Treasurer, of the Company setting forth:
(i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by first class mail to the Representative and to each registered holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, constitute prima facie evidence of the facts stated therein.

             (m) As used in this Paragraph 9, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the Effective Date and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the Effective Date or, in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Paragraph 9(j) of this Agreement, the stock, securities or property provided for in such section or, in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

             (n) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to this Paragraph 9, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the warrants and the Company if made in good faith by the Board of Directors of the Company.

             (o) In lieu of an adjustment pursuant to Paragraph 9(b) of this Agreement, if the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase Common Stock or securities convertible into or exchangeable for or carrying a right or warrant to purchase Common Stock, the Company may concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights or warrants to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights or warrants being granted by the Company, the Registered Holder were the holder of record of the number of whole shares of Common Stock then issuable upon exercise of his Warrants. If the Company exercises such right no adjustment which otherwise might be called for pursuant to said Paragraph 9(b) shall be made.

         10. Fractional Warrants and Fractional Shares.   If the number of
shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Paragraph 9 of this Agreement, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

             (a) If the Common Stock is listed on the New York or American Stock Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market, the current value shall be the reported last sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

             (b) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the last reported bid price reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

             (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         11. Warrant Holders Not Deemed Stockholders.   No holder of Warrants
shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained in this Agreement be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

         12. Rights of Action.   All rights of action with respect to this
Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provide in the Warrant Certificate and this Agreement.

         13. Agreement of Warrant Holders.   Every holder of a Warrant, by his
acceptance of the Warrants, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

             (a) The warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

             (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Paragraph 6 of this Agreement.

         14. Cancellation of Warrant Certificates.   If the Company shall
purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired.

         15. Concerning the Warrant Agent.

             (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions of this Agreement. The Warrant Agent shall not, by issuing and delivering Warrant certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

             (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties,
(ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

             (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

             (d) Any notice, statement, instrument, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, unless other evidence in respect thereof is specifically prescribed in this Agreement. The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

             (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

             (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving thirty (30) days' prior written notice to the Company. At least fifteen (15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such under this Agreement, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of fifteen (15) days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason, it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

             (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

             (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         16. Modification of Agreement.   The Warrant Agent and the Company may,
by supplemental agreement, make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than fifty percent (50%) of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law; and provided, further, that Paragraphs 4(b) and 4(c) may not be modified or amended without the consent of Monroe Parker.

         17. Notices.   All notices provided for in this Agreement shall be in
writing signed by the party giving such notice, and, unless otherwise expressly provided in this Agreement, delivered personally or sent by overnight courier or messenger against receipt thereof or sent by registered or certified mail (air mail if overseas), return receipt requested, or by facsimile transmission or similar means of communication. Notices sent by facsimile transmission or similar means of communication shall be confirmed by acknowledged receipt or by registered or certified mail, return receipt requested. Notices shall be deemed to have been received on the date of personal delivery or telecopy or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. Notices shall be sent to the Registered Holders at their respective addresses on the Warrant Agent's warrant register, to the Company at 2424 North Federal Highway, Suite 410, Boca Raton, Florida, telecopier (561) 347-5352, Attention: Mr. Lewis S. Schiller, Chairman of the Board, and Mr. George W. Mahoney, Chief Financial Officer, to the Warrant Agent at its Corporate Office, telecopier (718) 236-2641. Either party may, by like notice, change the address, person or telecopier number to which notice should be given.

         18. Governing Law.   This Agreement shall be governed by and construed
in accordance with the laws of the State of New York applicable to agreements entered and to be performed wholly within such State.

         19. Binding Effect.   This Agreement shall be binding upon and inure to
the benefit of the Company and, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

         20. Termination.   This Agreement shall terminate at the close of
business on the Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it, and the provisions of Paragraph 15 of this Agreement shall survive any such termination.

         21. Counterparts.   This Agreement may be executed in several
counterparts, which taken together shall constitute a single document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          INTERNATIONAL MAGNETIC IMAGING, INC

                                          By:________________________
                                             Lewis S. Schiller, CEO


                                          AMERICAN STOCK TRANSFER &
                                          TRUST COMPANY

                                          By:________________________
                                             , Authorized Officer


                                          MONROE PARKER SECURITIES, INC.

                                          By:________________________
                                             , Authorized Officer

                                                                      EXHIBIT A
                      [FORM OF FACE OF WARRANT CERTIFICATE]

No. WA                                                        ______ Warrants

                        Void after , 1999 or earlier upon redemption.

                       INTERNATIONAL MAGNETIC IMAGING, INC

                SERIES A REDEEMABLE COMMON STOCK PURCHASE WARRANT

         This certifies that FOR VALUE RECEIVED _______________________________ or registered assigns (the "Registered Holder") is the owner of the number of Series A Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of Common Stock, par value $.01 per share ("Common Stock"), of International Magnetic Imaging, Inc., a Delaware corporation (the "Company"), at any time prior to the Expiration Date (as hereinafter defined), upon the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00, subject to adjustment as provided in the Warrant Agreement (as hereinafter defined) (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the order of the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of , 1996, by and between the Company and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificates or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 P.M. (New York City time) on _________, 1999 or earlier upon redemption as hereinafter provided. If such date shall in the State of New York be a holiday or a day on which the banks are authorized or required to close, then the Expiration Date shall mean 5:00 P.M. (New York City time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close. Under certain circumstances as provided in the Warrant Agreement, the period during which the Warrant may be exercised may be extended.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon payment by the Registered Holder of any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificate representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Commencing,        , 1996 or earlier as provided in the Warrant
Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.10 per Warrant at any time, provided the Market Price (as defined in the Warrant Agreement) for the Common Stock issuable upon exercise of such Warrant shall equal or exceed 250% of the Purchase Price. Notice of redemption shall be given not later than the thirtieth (30th) day nor earlier than the sixtieth (60th) day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after 5:00 P.M. (New York City time) on the business day immediately preceding the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate. This Warrant may only be called for redemption if, on the date the Warrant is called for redemption, the issuance of the shares of Common Stock upon exercise of this Warrant, is subject to a current and effective registration statement.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         The Company has agreed to pay a fee of 5% of the Purchase Price upon certain conditions as specified in the Warrant Agreement upon the exercise of this Warrant.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                          INTERNATIONAL MAGNETIC IMAGING, INC


Dated:_____________                       By:_____________________________
                                             Lewis S. Schiller, Chairman


                                          By:_____________________________
                                                       [Seal]
Countersigned:

AMERICAN STOCK TRANSFER &
  TRUST COMPANY
as Warrant Agent


By:_________________________
   Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]
                   TRANSFER FEE: $4.00 PER CERTIFICATE ISSUED

                                SUBSCRIPTION FORM

      To Be Executed by the Registered Holder in Order to Exercise Warrants

         The undersigned Registered Holder hereby irrevocably elects to exercise _____ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                     _______________________________________
                     _______________________________________
                     _______________________________________
                     _______________________________________
                     [please print or type name and address]

and be delivered to

                     _______________________________________
                     _______________________________________
                     _______________________________________
                     [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

         The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Monroe Parker Securities, Inc.

                            __________________________________________
                            (Name of NASD Member if other than
                             Monroe Parker Securities, Inc.)



Dated:____________          x_________________________________

                             _________________________________

                             _________________________________
                                       Address

                              ______________________________
                              Taxpayer Identification Number

                             _______________________________
                             Signature Medallion Guaranteed:

                              ______________________________

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

FOR VALUE RECEIVED,____________________ hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                     _______________________________________
                     _______________________________________
                     _______________________________________
                     _______________________________________
                     [please print or type name and address]

______ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints __________________________________________
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:____________                        x________________________________
                                           Signature Medallion Guaranteed

                                           ________________________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.

Exhibit 10.6

                           LOAN AND SECURITY AGREEMENT
                                     between
                       IMI ACQUISITION OF ARLINGTON CORP.
                                    Borrower,
                           IMI ACQUISITION CORPORATION
                                    Guarantor
                                       and
                   DVI FINANCIAL SERVICES INC. DBA DVI CAPITAL
                                     Lender

                            Dated as of April 3, 1995

                                TABLE OF CONTENTS

                                                                          Page

Section 1   DEFINITIONS...................................................  1
         Section 1.1.   Specific Definitions..............................  1
         Section 1.2.   Generally Accepted Accounting Principles
                  and Uniform Commercial Code.............................  5
         Section 1.3.   Construction......................................  5

Section 2   LOAN..........................................................  5
         Section 2.1.   The Loan..........................................  5
         Section 2.2.   Term and Repayment of Loan........................  6
         Section 2.3.   Prepayment........................................  6
         Section 2.4.   Conditions to the Closing.........................  6

Section 3   SECURITY INTEREST.............................................  7
         Section 3.1.   Grant of Security Interest........................  7

Section 4   SPECIFIC REPRESENTATIONS......................................  8
         Section 4.1.   Name of Borrower..................................  8
         Section 4.2.   Mergers and Consolidations........................  8
         Section 4.3.   Purchase of Assets................................  8
         Section 4.4.   Change of Name or Identity........................  8
         Section 4.5.   Corporate Structure...............................  8

Section 5   PROVISIONS CONCERNING COLLATERAL..............................  9
         Section 5.1.   Title.............................................  9
         Section 5.2.   No Warranties.....................................  9
         Section 5.3.   Further Assurances................................  9
         Section 5.4.   Additional Collateral.............................  10
         Section 5.5.   Lender's Duty of Care.............................  10
         Section 5.6.   Borrower's Contracts..............................  10
         Section 5.7.   Reinstatement of Liens............................  10
         Section 5.8.   Lender Expenses...................................  10
         Section 5.9.   Inspection of Collateral and Records..............  11
         Section 5.10.  Deposit Accounts..................................  11
         Section 5.11.  Waivers...........................................  11

Section 6   REPRESENTATIONS AND WARRANTIES................................  12
         Section 6.1.   Status  ..........................................  12
         Section 6.2.   Authorization.....................................  12
         Section 6.3.   No Breach.........................................  12
         Section 6.4.   Taxes.............................................  12
         Section 6.5.   Deferred Compensation Plans.......................  13
         Section 6.6.   Litigation and Proceedings........................  13
         Section 6.7.   Business..........................................  13
         Section 6.8.   Laws and Agreements...............................  13
         Section 6.9.   Financial Condition...............................  13
         Section 6.10.  Environmental Laws................................  13
         Section 6.11.  Insurance.........................................  14
         Section 6.12.  Ownership of Property.............................  14
         Section 6.13.  Leases............................................  14
         Section 6.14.  Health Care Laws..................................  14

         Section 6.15.  Cumulative Representations........................  15

Section 7   COVENANTS.....................................................  15
         Section 7.1.   Encumbrance of Assets.............................  15
                  Section 7.2.   Business; Covenant regarding
                                George Mahoney............................  15
         Section 7.3.   Condition and Repair..............................  15
         Section 7.4.   Insurance.........................................  15
         Section 7.5.   Taxes.............................................  16
         Section 7.6.   Accounting System.................................  16
         Section 7.7.   Financial Statements..............................  16
         Section 7.8.   Further Information...............................  17
         Section 7.9.   ERISA Covenants...................................  17
         Section 7.10.  Environmental Covenants...........................  17
         Section 7.11.  Restrictions on Merger, Consolidation,
                  Sale of Assets, Issuance of Stock, etc..................  17
         Section 7.12.  Restrictions on Distributions.....................  18
         Section 7.13.  Restrictions on Indebtedness......................  18
         Section 7.14.  Restrictions on Guaranties........................  18
         Section 7.15.  Health Care Covenants.............................  18

Section 8   EVENTS OF DEFAULT.............................................  18

Section 9   REMEDIES......................................................  21
         Section 9.1.   Specific Remedies.................................  21
         Section 9.2.   Power of Attorney.................................  22
         Section 9.3.   Expenses Secured..................................  23
         Section 9.4.   Equitable Relief..................................  23
         Section 9.5.   Remedies Are Cumulative...........................  23

Section 10   INDEMNITY

         Section 10.1.  General Indemnity.................................  24
         Section 10.2.  Specific Environmental Indemnity..................  24

Section 11   MISCELLANEOUS................................................  24
         Section 11.1.  Delay and Waiver..................................  24
         Section 11.2.  Complete Agreement................................  24
         Section 11.3.  Severability; Headings............................  25
         Section 11.4.  Binding Effect....................................  25
         Section 11.5.  Notices...........................................  25
         Section 11.6.  Governing Law.....................................  26
         Section 11.7.  Jurisdiction......................................  26
         Section 11.8.  Waiver of Trial by Jury...........................  26

SCHEDULES

         1.1       LIENS
         3.1       GRANT OF SECURITY INTEREST
         4.2       MERGERS AND CONSOLIDATIONS
         4.3       PURCHASE OF ASSETS OUTSIDE ORDINARY COURSE OF BUSINESS
         6.6       LITIGATION AND PROCEEDINGS
         6.11  INSURANCE
         6.12  OWNERSHIP OF PROPERTY

         6.13  LEASES
         7.12  PERMITTED DISTRIBUTION

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of March , 1995, by and between DVI Financial Services Inc. dba DVI Capital, a Delaware corporation ("Lender"), IMI Acquisition Corporation, a Delaware corporation ("Guarantor") and IMI Acquisition of Arlington Corp., a Virginia corporation ("Borrower")

                                     Section

                                   DEFINITIONS

                  Section    Specific Definitions.  The following
definitions shall apply:

                           "Advance(s)" shall mean an advance of loan proceeds
constituting all or a part of the Loan.

                           "Borrower's Books" shall mean all of Borrower's
books and records including but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities and the Accounts; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs and other computer-prepared information and the equipment containing such information; provided, however, that confidential patient records shall not be included therein, except to the extent otherwise provided by law.

                           "Closing Date" shall mean the date of the first
Advance of the Loan.

                           "Collateral" shall have the meaning specified in
Section 3.1 hereof.

                           "Distribution" shall mean (i) the declaration of
payment of any profit, dividend, share or distribution on or in respect of any interest in Borrower; (ii) the purchase or other retirement of any such interest in Borrower; (iii) any loan or advance to the holder of any interest in Borrower or to the holder of any Indebtedness; (iv) any other payment to the holder of any interest in Borrower or to the holder of any Indebtedness; and (v) any payment of principal of or interest on or with respect to any purchase or other retirement of any Indebtedness of Borrower which, by its terms, is subordinated to the payment of the Note; provided, however, that the term "Distribution" shall not include any payments made by Borrower in the ordinary course of its business, including without limitation, salaries and other compensation payments, or payments for rent or other services rendered or for goods sold which are furnished and invoiced in the ordinary course of business and in accordance with the terms of this Agreement.

                           "Environmental Laws" shall mean all federal, state,
local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices, or demand letters issued, entered, promulgated, or approved thereunder.

                           "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor provisions thereto, including any rules or regulations issued in connection therewith.

                           "ERISA Affiliate" shall mean each trade or business
(whether or not incorporated) that together with Borrower would be deemed a "contributing sponsor" to a single employee plan within the meaning of Section 4001 of ERISA.

                           "Event of Default" shall have the meaning specified
in Section 8 hereof.

                           "Governmental Authority" shall mean any governmental
or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in any case whether foreign or domestic.

                           "Guaranty" shall mean the Unconditional Continuing
Guaranty executed by Guarantor unconditionally guaranteeing Borrower's Obligations under this Agreement.

                           "Health Care Laws" shall mean all federal, state and
local laws relating to health care providers and health care services, including, but not limited to, Section 1877(a) of the Social Security Act as amended by the Omnibus Budget Reconciliation Act of 1993, 42 U.S.C. ss. 1395
(nn).

                           "Indebtedness" of a Person shall mean (i) all items
(except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as at the date as of which Indebtedness is to be determined, including any lease which, in accordance with generally accepted accounting principles would constitute indebtedness; (ii) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed; and (iii) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise then for the collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

                           "Lender Expenses" shall mean (i) all costs or
expenses (including, without limitation, taxes and insurance premiums) required to be paid by Borrower under this Agreement or under any of the other Security Documents that are paid or advanced by Lender; (ii) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower; (iii) costs and expenses incurred by Lender to correct any default or enforce any provision of the Security Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, and preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; (iv) costs and expenses of suit incurred by Lender in enforcing or defending the Loan Documents or any portion thereof; and (v) Lender's attorney fees and expenses incurred (before or after execution of this Agreement) in advising Lender with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending, or otherwise concerning, the Security Documents or any portion thereof, irrespective of whether suit is brought.

                           "Lien" shall mean any security interest, mortgage,
pledge, assignment, lien or other encumbrance of any kind, including any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

                           "Loan" shall mean each loan or any other loan or
loans made by Lender to Borrower pursuant to this Agreement.

                           "Loan Documents" shall mean (i) this Agreement;
(ii) the Note; (iii) the Security Documents; (iv) any other agreements or documents hereafter delivered to secure repayment of the Loan; and (v) any other certificates, documents or instruments delivered by Borrower to Lender pursuant to the terms of this Agreement.

                           "Note" shall mean the Secured Promissory Note
executed by Borrower pursuant to the terms of this Agreement.

                           "Obligation(s)" shall mean (i) the due and punctual
payment of all amounts due or to become due under the Note; (ii) the performance of all obligations of Borrower under this

Agreement, the Note, and all other Security Documents; (iii) all extensions, renewals, modifications, amendments, and refinancings of any of the foregoing;
(iv) all Lender Expenses; (v) all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment, or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral; and (vi) all loans, advances, indebtedness, and other obligations owed by Guarantor to Lender of every description whether now existing or hereafter arising (including those owed by Guarantor to others and acquired by Lender by purchase, assignment or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral.

                           "Permitted Liens" shall mean (i) Liens for property
taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not yet due or is being contested as permitted in this Agreement; (ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured;
(iii) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges or Liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and further provided that any such warehouse's or statutory landlord's Liens have been subordinated to the Liens of Lender in a manner satisfactory to Lender; and (iv) Liens existing on the date of this Agreement that secure indebtedness outstanding on such date and that are disclosed on
Schedule 1.1 hereto;

                           "Person" shall mean an individual, corporation,
partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or any other entity.

                           "Proceeds" shall mean all proceeds and products of
Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral; all property received wholly or partly in trade or exchange for Collateral; all claims against third parties arising out of damage, destruction, or decrease in value of the Collateral; all leases of Collateral; and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of the Collateral or any interest therein.

                           "Security Document(s)" shall mean the Guaranty, the
Security Agreement and any agreement or instrument entered into between Borrower and Lender or executed by Borrower or Guarantor and delivered to Lender in connection with this Agreement.

                           "Unmatured Default" shall mean any event or
condition that, with notice, passage of time, or a determination by Lender or any combination of the foregoing would constitute an Event of Default.

                  Section Generally Accepted Accounting Principles and Uniform Commercial Code. All financial terms used in this Agreement other than those defined in this Section, have the meanings accorded to them under generally accepted accounting principles. All other terms used in this Agreement, other than those defined in this Section, have the meanings accorded to them in the Uniform Commercial Code.

                  Section    Construction.

                           Unless the context of this Agreement clearly
requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

                           Neither this Agreement nor any uncertainty or
ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and its counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish the purposes and intentions of all parties hereto fairly.

                                     Section

                                      LOAN

                  Section The Loan. Subject to the terms and conditions and relying on the representations and warranties set forth herein, Lender agrees to advance to Borrower and Borrower agrees to borrow from Lender, a senior secured term loan in the amount of Three Hundred and Sixty-Two Thousand Dollars ($362,000)
which shall be evidenced by a Note. The proceeds of the Loan shall be used for the purchase by Borrower of the Collateral, and to fund the closing costs incurred in connection with the transactions contemplated in this Agreement.

                  Section Term and Repayment of Loan. The "Term" of the Loan shall be sixty (60) months and shall be payable in sixty (60) consecutive monthly installments of Seven Thousand Nine Hundred Sixty-Two Dollars ($7,962) on the same day of each calendar month commencing on the Commencement Date set forth in the Note. All payments of principal and interest shall be paid in full without setoff, deduction or counterclaim.

                  Section Prepayment. The Loan shall not be subject to prepayment or redemption in whole or in part prior to the expiration of the Term, except as follows: Provided no Event of Default exists, at any time, (or any occurrence which would constitute an Event of Default with the giving of notice or lapse of time or both), and provided that all previous payments or obligations under this Agreement have been made promptly and in accordance with the terms of this Agreement, the full, but not part of, the unpaid balance of the Obligations under this Agreement may be prepaid by Borrower at any time after the twelfth (12th) month of the Term provided, in addition to the prepayment amount Borrower pays contemporaneously with the prepayment amount, to the Lender a prepayment premium equal to two (2) years of interest on the prepayment amount calculated at an interest rate of eleven and one-half percent (11 1/2%) per annum.

                  Section Conditions to the Closing. The obligation of Lender to make an Advance on the Closing Date is subject to Lender's determination that Borrower has satisfied the following conditions on the Closing Date:

                           The representations and warranties set forth in this
Agreement and in the other Loan Documents shall be true and correct on and as of the date hereof and shall be true and correct in all material respects as of the Closing Date and Borrower shall have performed all obligations which were to have been performed by it hereunder prior to Closing Date.

                           Borrower shall have executed and delivered to Lender
(or shall cause to be executed and delivered to Lender by the appropriate Persons) the following:

                                    this Agreement;

                                    the Note;

                 the Security Documents, together with any other documents required or contemplated by the terms thereof;

                  evidence satisfactory to Lender that each of Borrower and Guarantor is a corporation, each of which is duly formed, validly existing and in good standing in the state in which it was formed and is authorized to do business;

                   certificates of insurance that evidence the insurance coverage and policy provisions required by this Agreement and in the Loan Documents and Security Documents;

                  pay-off letters, UCC Termination Statements, and Mortgage and Lien Releases as required to grant Lender a first priority security interest other than Permitted Liens in Collateral pledged as security for repayment of the Loan;

                 certified copies of resolutions of the Board of Directors of each of Borrower and Guarantor authorizing the execution and delivery of Loan Documents to be executed by Borrower and Guarantor;

                 copies of the Articles of Incorporation of each of Borrower and Guarantor certified by the Secretary of State;

                  copies of the Bylaws of each of Borrower and Guarantor certified by an officer thereof;

                 the written opinion of counsel to Borrower and Guarantor issued on the Closing Date and satisfactory to Lender in scope and substance;

                    a certificate from an officer of Borrower indicating that the representations and warranties contained herein are true and correct as of the Closing Date.

                           Borrower shall have paid closing fees to Lender
including Lender's legal fees incurred by Lender for the negotiation and preparation of the Loan Documents.

                           Neither an Event of Default nor an Unmatured Default
shall have occurred and be continuing.

                           Borrower shall not have suffered a material or
adverse change in its business, operations or financial condition from that reflected in the financial statement of Borrower dated December 31, 1994.

                           Lender shall have received such additional
supporting documents, certificates and assurances as Lender shall reasonably request which shall be satisfactory to Lender in form and substance.

                                     Section

                                SECURITY INTEREST

                  Section    Grant of Security Interest.  In order to
secure prompt payment and performance of all Obligations, Borrower hereby grants to Lender a continuing first-priority pledge and security interest in the property of Borrower described below and on Schedule 3.1 (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where located subject only to Permitted Liens. This security interest in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Regardless of the manner of affixation, the Collateral shall remain the personal property and not become part of the real estate. Borrower agrees to keep the Collateral at the location(s) set forth in
Schedule 3.1, and will notify Lender promptly, in writing, of any change in the location of the Collateral within such state, but will not remove the Collateral from such state without the prior written consent of Lender.

                  The Collateral shall consist of the following subject in each case only to Permitted Liens together with such third-party consents, lien waivers and estoppel certificates as Lender shall reasonably require:

                  All of Borrower's equipment and machinery listed on Schedule
3.1 and all machine tools, motors, tools, parts, attachments, accessories, accessions, replacements, upgrades, substitutions, additions and improvements related thereto, wherever located, and the Proceeds of any of the foregoing, including cash and non-cash Proceeds.

                                     Section

                            SPECIFIC REPRESENTATIONS

                  Section    Name of Borrower.  The exact corporate
name of Borrower is IMI Acquisition of Arlington Corp. Borrower was formed under the laws of the State of Virginia. The following are all previous legal names of Borrower: None. Borrower uses the following trade names: None. The following are all other trade names used by Borrower in the past: None.

                  Section    Mergers and Consolidations.  Except as
disclosed on Schedule 4.2, no entity has merged into Borrower or been consolidated with Borrower.

                  Section Purchase of Assets. Except as disclosed on Schedule
4.3 no entity has sold substantially all of its assets to Borrower or sold assets to Borrower outside the ordinary course of such seller's business at any time in the past.

                  Section Change of Name or Identity. Borrower shall not change its name, business structure, or identity or use any new trade name without prior notification Lender or merge into or consolidate with any other entity.

                  Section    Corporate Structure.  Guarantor is the
holder of one hundred percent (100%) of the common stock of IMI

Acquisition of Arlington Corp. Such common stock is the sole authorized class of stock in each of the foregoing entities.

                                     Section

                        PROVISIONS CONCERNING COLLATERAL

                  Section Title. Borrower has good and marketable title to the Collateral, and the Liens granted to Lender pursuant to this Agreement will be, upon the filing of the required UCC Financing Statements, fully perfected first priority Liens and any other agreement, financing statement or notice necessary to provide notice to third parties of the existence of such Liens, in and to the Collateral with priority over the rights of every person in the Collateral is free, clear, and unencumbered by any Liens in favor of any person other than Lender except for Permitted Liens.

                  Section No Warranties. This Agreement is solely a financing agreement. Borrower acknowledges that with respect to the appropriate
Collateral: the Collateral has or will have been selected and acquired solely by Borrower for Borrower's purposes; Lender is not the manufacturer, dealer, vendor or supplier of the Collateral; the Collateral is of a size, design, capacity, description and manufacturer selected by Borrower; Borrower is satisfied that the Collateral is suitable and fit for its purposes; and LENDER HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE COLLATERAL, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE VALUE OF THE COLLATERAL, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE COLLATERAL OR WORKMANSHIP IN THE COLLATERAL, NOR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER.

                  Section Further Assurances. Borrower shall execute and deliver to Lender, concurrent with Borrower's execution of this Agreement and at any time or times hereafter at the request of Lender, all financing statements, continuation financing statements, security agreements, chattel mortgages, assignments, endorsements of certificates of title, applications for titles, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender's Liens in the Collateral and in order to consummate fully all of the transactions contemplated under the Security Documents. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney with power to sign the name of Borrower on any of the above-described documents or on any other similar documents that need to be executed, recorded, and/or filed in order to perfect or continue perfected Lender's Liens in the Collateral. The appointment of Lender as Borrower's attorney is irrevocable as long as any Obligations are outstanding. Any person dealing with Lender shall be entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect.

                  Section Additional Collateral. If the Collateral declines in value substantially, Borrower shall grant a security interest to Lender in additional assets satisfactory to Lender having a value at least equal to the decline in value of the existing Collateral.

                  Section Lender's Duty of Care. Lender shall have no duty of care with respect to the Collateral except that Lender shall exercise reasonable care with respect to the Collateral in Lender's custody. Lender shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Lender accords its own property or if Lender takes such action with respect to the Collateral as the Borrower shall request or agree to in writing provided that no failure to comply with any such request nor any omission to do any such act requested by the Borrower shall be deemed a failure to exercise reasonable care. Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be failure to exercise reasonable care with respect to the Collateral in Lender's custody. All risk, loss, damage, or destruction of the Collateral shall be borne by Borrower.

                  Section Borrower's Contracts. Borrower shall remain liable to perform its Obligations under any contracts and agreements included in the Collateral to the same extent as though this Agreement had not been entered into and Lender shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

                  Section Reinstatement of Liens. If, at any time after payment in full by Borrower of all Obligations and termination of Lender's Liens, any payments on Obligations previously made by Borrower or any other person must be disgorged by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of Borrower or such other person), this Agreement and Lender's Liens granted hereunder shall be reinstated as to all disgorged payments as though such payments had not been made, and Borrower shall sign and deliver to Lender all documents and things necessary to perfect all terminated Liens.

                  Section Lender Expenses. If Borrower fails to pay any moneys (whether taxes, assessments, insurance premiums, or otherwise) due to third persons or entities, fails to make any deposits or furnish any required proof of payment or deposit, or fails to discharge any Lien prohibited hereby, all as required under the terms of this Agreement, then Lender may, to the extent that it determines that such failure by Borrower could have a material adverse effect on Lender's interests in the Collateral, in its discretion and without prior notice to Borrower, make payment of the same or any part thereof. Any amounts paid or deposited by

Lender shall constitute Lender Expenses, shall become part of the Obligations, shall bear interest at the rate of eighteen percent (18%) per annum, and shall be secured by the Collateral. Any payments made by Lender shall not constitute
(a) an agreement by Lender to make similar payments in the future or (b) a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or Lien, and the receipt of the usual official notice for the payment of moneys to a governmental entity shall be conclusive evidence that the same was validly due and owing.

                  Borrower shall immediately and without demand reimburse Lender for all sums expended by Lender that constitute Lender Expenses, and Borrower hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

                  Section Inspection of Collateral and Records. During Borrower's usual business hours, Lender may inspect and examine the Collateral and check and test the same as to quality, quantity, value, and condition and Borrower agrees to reimburse Lender for its costs and expenses in so doing. Lender shall also have the right at any time or times hereafter, during Borrower's usual business hours or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition and to copy and make extracts therefrom. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to this Agreement and agrees that Lender may directly contact any such accounting firm or service bureau in order to obtain such information.

                  Section Deposit Accounts. In order to perfect Lender's security interest in Borrower's deposit accounts maintained at any financial institutions at which Borrower maintains deposit accounts now or in the future, Borrower agrees to execute a form of notification to such financial institution(s) in order to notify them of Lender's Lien in such deposit accounts.

                  Section Waivers. Except as specifically provided for herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Lender on which Borrower may in any way be liable.

                                     Section

                         REPRESENTATIONS AND WARRANTIES

                  As of the date hereof Guarantor and Borrower each hereby warrants and represents to Lender the following:

                  Section Status. Each of Borrower and Guarantor is a corporation validly existing and in good standing under the laws of the state of its incorporation existing and in good standing under the laws of the state of its formation; and each of Borrower and Guarantor is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, and has the power and authority (corporate, partnership and otherwise) to execute and carry out the terms of the Loan Documents to which it is a party, to own its assets and to carry on its business as currently conducted.

                  Section Authorization. The execution, delivery, and performance by each Borrower and Guarantor of this Agreement and each Loan Document have been duly authorized by all necessary corporate action. Borrower and Guarantor have duly executed and delivered this Agreement and each Security Document to which they are a party, and each of them constitutes a valid and binding obligation of Borrower or Guarantor, as applicable, enforceable according to its terms except as limited by equitable principles and by bankruptcy, insolvency, or similar laws affecting the rights of creditors generally.

                  Section No Breach. The execution, delivery, and performance by Borrower and Guarantor of this Agreement and each Loan Document to which they are a party (a) will not contravene any law or any governmental rule or order binding on Collateral; (b) will not violate any provision of the agreement of limited partnership, articles of incorporation or bylaws of Borrower or Guarantor; (c) will not violate any agreement or instrument by which Borrower or Guarantor, as applicable, is bound; (d) do not require any notice to or consent by any governmental body; and (e) will not result in the creation of a Lien on any assets of Borrower except the Lien to Lender granted herein.

                  Section Taxes. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property have been paid in full before delinquency or before the expiration of any extension period; and Borrower has made due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, except only for items that Borrower is currently contesting diligently and in good faith and that have been fully disclosed in writing to Lender.

                  Section Deferred Compensation Plans. Borrower and each ERISA Affiliate have made all required contributions to all deferred compensation plans to which such person is required to contribute, and neither Borrower nor any ERISA Affiliate has any liability for any unfunded benefits of any single-employer or multi-employer plans. Neither Borrower nor any ERISA Affiliate is or at any time has been a sponsor of, provided, or maintained for any employees any defined benefit plan.

                  Section Litigation and Proceedings. Except as set forth on
Schedule 6.6 attached hereto, there are no outstanding judgments against Borrower or any of its assets and there are no actions or proceedings pending by or against Borrower before any court or administrative agency. Borrower has no knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for ongoing collection matters in which Borrower is the plaintiff and except as set forth in Schedule 6.6 hereto.

                  Section Business. Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to advantageously conduct its business. They are all in full force and effect and are not in known conflict with the rights of others. Borrower is not a party to or subject to any agreement or restriction that is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

                  Section Laws and Agreements. Borrower is in compliance with all material agreements applicable to it, including obligations to contribute to any employee benefit plan or pension plan regulated by ERISA. Borrower is in material compliance with all laws applicable to it.

                  Section Financial Condition. All financial statements and information relating to Borrower and Guarantor that have been or may hereafter be delivered by Borrower to Lender are accurate and complete and have been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower or Guarantor since the date of the most recent financial statements submitted to Lender.

                  Section   Environmental Laws.

                           Borrower has obtained all permits, licenses, and
other authorizations that are required under Environmental Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses, and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws.

                           Borrower is not aware of, and has not received
notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans that may interfere with or prevent compliance or continued compliance in any material respect with Environmental Laws, or may give rise to any material common-law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

                           There is no civil, criminal or administrative
action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower, relating in any way to Environmental Laws.

                  Section Insurance. Schedule 6.11 sets forth a complete and accurate list of all policies of fire, liability, product liability, workers' compensation, health, business interruption and other forms of insurance currently in effect with respect to Borrower's business, true copies of which will be delivered to Lender upon request. All such policies are valid, outstanding and enforceable policies and, to the best knowledge of Borrower, each will remain in full force and effect at least through the respective dates set forth on Schedule 6.11.

                  Section Ownership of Property. Except as set forth Schedule
6.12 hereto, Borrower has good and marketable title to all of its properties and assets, free and clear of all liens, security interests and encumbrances, except liens to secure repayment of the Loan and Permitted Liens. Borrower has the exclusive right to use all such assets.

                  Section Leases. Schedule 6.13 hereto contains a complete and accurate list of all leases pursuant to which Borrower leases real or personal property. Each such lease is valid, binding and enforceable against Borrower in accordance with its terms, and is in full force and effect; there are no existing defaults by Borrower thereunder, and Borrower has no knowledge of any Event of Default or any Unmatured Default.

                  Section   Health Care Laws.

                           Borrower has obtained all permits, licenses and
other authorizations that are required under Health Care Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Health Care Laws.

                           Borrower is not aware of, and has not received
notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance in any material respect with Health Care Laws.

                           There is no civil, criminal or administrative
action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Health Care Laws.

                  Section Cumulative Representations. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements that Borrower shall give, or cause to be given, to Lender, either now or hereafter.

                                     Section

                                    COVENANTS

                  Section Encumbrance of Assets. Borrower shall not create, incur, assume, or permit to exist any Lien on any Collateral now owned or hereafter acquired by Borrower, except for Liens to Lender and Permitted Liens.

                  Section Business; Covenant regarding George Mahoney. Borrower shall engage primarily in business of the same general character as that now conducted by it and shall not make any investment in any other entity through the direct or indirect holding of securities or otherwise. It is hereby agreed by Borrower and Guarantor that the discharge by Consolidated Technology Group Inc. of George Mahoney as its Chief Financial Officer, other than for cause, at any time prior to the payment in full of the Obligations covered by this Agreement, will constitute an Event of Default under this Agreement.

                  Section Condition and Repair. Borrower shall maintain in good repair and working order all properties used in its business and from time to time shall make all appropriate repairs and replacements thereof.

                  Section Insurance. Borrower shall maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation engaged in the same or similar businesses. Each such policy shall name Lender as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Lender and shall provide for thirty (30) days' written notice to Lender before such policy is altered or canceled.

                  Section Taxes. Borrower shall pay all taxes, assessments and other governmental charges imposed upon it or any of its assets or in respect of any of its franchises, business, income, or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials, and supplies) for sums that have become due and payable and that by law have or might become a Lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited, or materially impaired as a result thereof) no such charge or claim need by paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Lender is notified in advance of such contest, and if Borrower establishes any reserve or other appropriate provision required by generally accepted accounting principles and deposits with Lender cash or an acceptable bond in an amount equal to twice the amount of such charge or claim. Borrower shall make timely payment or deposit of all FICA payments and withholding taxes required of it by applicable laws and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

                  Section Accounting System. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with generally accepted accounting principles consistently applied, with ledger and account cards or computer tapes, disks, printouts, and records that contain information pertaining to the Collateral that may from time to time be requested by Lender. Borrower shall not modify or change its method of accounting or enter into any agreement hereafter with any third-party accounting firm or service bureau for the preparation and/or storage of Borrower's accounting records without said accounting firm's or service bureau's agreeing to provide to Lender information regarding the Collateral and Borrower's financial condition.

                  Section Financial Statements. Borrower shall submit quarterly financial statements with respect to Borrower to Lender as soon as available, and in any event within forty-five (45) days of the end of each fiscal quarter. Additionally, Borrower will submit audited, combined or consolidated financial statements of IMI Acquisition Corp. which will include Borrower to Lender as soon as available, and in any event within ninety (90) days of the end of each fiscal year. With all financial statements, Borrower will also deliver a certificate of its chief financial officer attesting that no Event of Default or Unmatured Default under the Agreement has occurred and is continuing.

                  Section Further Information. Borrower shall promptly supply Lender with such other information concerning its affairs as Lender may reasonably request from time to time hereafter and shall promptly notify Lender of any material adverse change in Borrower's financial condition and any condition or event that constitutes a breach of or event that constitutes an Event of Default under this Agreement.

                  Section ERISA Covenants. Borrower shall, and shall cause each ERISA Affiliate to, comply with all applicable provisions of ERISA and all other laws applicable to any deferred compensation plans with which Borrower or any ERISA Affiliate is associated, and shall promptly notify Lender of the occurrence of any event that could result in any material liability of Borrower to any person whatsoever with respect to any such plan.

                  Section   Environmental Covenants.

                           Borrower shall comply in all respects with, and will
obtain all permits required by, all Environmental Laws.

                           Borrower shall promptly furnish to Lender a copy of
any communication from the U.S. Environmental Protection Agency or any other governmental authority concerning any possible violation of, or the filing of a lien pursuant to, any Environmental Laws or any occurrence of which Borrower would be required to notify any governmental authority with jurisdiction over Environmental Laws.

                  Section Restrictions on Merger, Consolidation, Sale of Assets, Issuance of Stock, etc. Unless authorized by Lender, Borrower shall not:

                           Merge or consolidate with any Person.

                           Sell, lease or otherwise dispose of its assets in
any transaction or series of related transactions (other than sales leases or other dispositions in the ordinary course of business).

                           Liquidate, dissolve or effect a recapitalization or
reorganization in any form of transaction.

                           Acquire any interest in any business (whether by
purchase of assets, purchase of stock, merger or otherwise).

                           Become subject to any agreement or instrument which
by its terms would restrict Borrower's right or ability to perform any of its obligations to Lender pursuant to the terms of the Loan Documents.

                           Authorize or issue any additional partnership or
equity interest.

                  Section Restrictions on Distributions. Unless authorized by Lender, Borrower shall not make any Distributions to any Person including any parent, subsidiary or affiliate of Borrower; provided, however, Borrower may make Distributions pursuant to the terms of the agreements listed on Schedule
7.12. so long as the terms of such agreements have not been amended without the consent of Lender.

                  Section Restrictions on Indebtedness. Unless authorized by Lender, Borrower shall not create, incur, assume or otherwise become or remain liable with respect to any Indebtedness except the following:

                           Indebtedness in respect of the Note and current
liabilities (other than for money borrowed) incurred in the ordinary course of business.

                           Indebtedness in respect of taxes, assessments,
governmental charges or levies and claims for labor, materials and supplies.

                           Indebtedness in respect of replacement or
refinancing of existing Indebtedness, provided the amount of such Indebtedness does not exceed the amount of the existing Indebtedness, the repayment schedule for such Indebtedness is equal to the repayment schedule for the existing Indebtedness and Lender gives its prior written consent, which shall not be unreasonably withheld if the specified conditions have been met.

                  Section Restrictions on Guaranties. Unless authorized by Lender, Borrower shall not become or remain liable under any guaranty of any obligation of any other Person.

                  Section   Health Care Covenants.

                           Borrower shall comply in all respects with, and will
obtain all permits required by, all Health Care Laws.

                           Borrower shall promptly furnish to Lender a copy of
any communication from any governmental authority concerning any possible violation of any Health Care Laws or any occurrence of which Borrower would be required to notify any governmental authority with jurisdiction over Health Care Laws.

                                     Section

                                EVENTS OF DEFAULT

                  An Event of Default shall be deemed to exist if any of the following events shall have occurred and be continuing:

                           Borrower fails to make any payment of principal or
interest or any other payment on the Note or any other Obligation when due and payable, by acceleration or otherwise, and such failure shall continue for five (5) days after the payment is due;

                           Borrower fails to observe or perform any covenant,
condition or agreement to be observed or performed pursuant to the terms hereof or any Loan Document to which it is a party and such failure is not cured as soon as reasonably practicable and in any event within thirty (30) days after written notice thereof by Lender; provided, however, that if such failure can not be cured within such thirty (30) day period, Borrower shall not be in default if the cure is commenced within such thirty (30) day period and thereafter such cure is diligently pursued to completion;

                           Borrower fails to keep its assets insured as
required herein, or material uninsured damage to or loss, theft, or destruction of the Collateral occurs;

                           A court enters a decree or order for relief in
respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of Borrower or for any substantial part of its property, or orders the windup or liquidation of Borrower's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against Borrower and is pending for sixty (60) days without dismissal;

                           Borrower commences a voluntary case under any
applicable bankruptcy, insolvency, or other similar law then in effect, makes any general assignment for the benefit of creditors, fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing;

                           Final judgment for the payment of money on any claim
in excess of $10,000 is rendered against Borrower and remains undischarged for ten (10) days during which execution is not effectively stayed;

                           Guarantor revokes or attempts to revoke its guaranty
of any of the Obligations, or becomes the subject of an insolvency proceeding of the type described in clauses (d) or (e) above with respect to Borrower or fails to observe or perform any covenant, condition or agreement to be performed under any Loan Document to which it is a party;

                           Borrower makes any payment on account of
Indebtedness that has been subordinated to any Obligations, other than payments specifically permitted by the terms of such subordination;

                           Any person holding indebtedness that has been
subordinated to any Obligations dies or becomes the subject of an insolvency proceeding resulting in the termination of the subordination arrangement or terminates the subordination arrangement or asserts that it is terminated;

                           Any Collateral or any part thereof is sold, agreed
to be sold, conveyed or allocated by operation of law or otherwise;

                           Borrower defaults under the terms of any
Indebtedness or lease involving total payment obligations of Borrower in excess of $10,000 and such default is not cured within the time period permitted pursuant to the terms and conditions of such Indebtedness or lease, or an event occurs that gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments;

                           Demand is made for payment of any Indebtedness in
excess of $10,000 that was not originally payable upon demand when incurred but the terms of which were later changed to provide for payment upon demand;

                           Borrower is enjoined, restrained or in any way
prevented by court order from continuing to conduct all or any material part of its business affairs;

                           A judgment or other claim in excess of $10,000
becomes a Lien upon any or all of Borrower's assets, other than a Permitted Lien;

                           A notice of Lien, levy, or assessment in excess of
$10,000 is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or other governmental agency; or any tax or debt owing at any time hereafter to any one or more of such entities becomes a Lien upon any or all of Borrower's assets and the same is not paid on the payment date thereof, except to the extent such tax or debt is being contested by Borrower as permitted in Section 8.4;

                           There is a material impairment of the value of the
Collateral or priority of Lender's Liens on the Collateral;

                           Any or all of Borrower's assets are attached,
seized, or subjected to a writ or distress warrant, or are levied upon, or come into the possession of, any judicial officer;

                           Lender believes in good faith that the prospect of
payment or performance of the Obligations by Borrower has been impaired; or

                           Any representation or warranty made in writing to
Lender by any officer of Borrower in connection with the transaction contemplated in this Agreement is incorrect when made.

                           Guarantor shall be in default with respect to any of
its Obligation(s) to Lender or an Event of Default or an Unmatured Default occurs under any other Loan Agreement.

                           If the aggregate dollar value of all judgments,
defaults, demands, claims and notices of Liens under clauses (f), (k), (l), (n) and (o) hereof exceeds $25,000.

                                     Section

                                    REMEDIES

                  Section    Specific Remedies.  Upon the occurrence of
any Event of Default:

                           Lender may declare all Obligations to be due and
payable immediately, whereupon they shall immediately become due and payable immediately, whereupon they shall immediately become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower.

                           Lender may set off against the Obligations all
Collateral, balances, credits, deposits, accounts, or moneys of Borrower then or thereafter held with Lender, including amounts represented by certificates of deposit.

                           Lender may enter any premises of Borrower, with or
without judicial process, and take possession of the Collateral; provided however, that Lender may only exercise such remedy if it may do so without a breach of the peace. Lender may remove the Collateral and may remove and/or copy all records pertaining thereto, and/or Lender may remain on such premises and use the premises for the purpose of collecting, preparing and disposing of the Collateral, without any liability for rent or occupancy charges. Borrower shall, upon request of Lender, assemble the Collateral and any records pertaining thereto and make them available at a place designated by Lender that is reasonably convenient to both parties.

                           Lender may dispose of the Collateral in its
then-existing condition or, at its election, may take such measures as it deems necessary or advisable to improve, process, finish, operate, demonstrate, and prepare for sale the Collateral, and may store, ship, reclaim, recover, protect, advertise for sale or lease, and insure the Collateral. Lender may use and operate equipment of Borrower in order to process or finish inventory included in the Collateral. If any Collateral consists of documents, Lender may proceed either as to the documents or as to the goods represented thereby.

                           Lender may pay, purchase, contest, or compromise any
encumbrance, charge, or Lien that, in the opinion of Lender, appears to be prior or superior to its Lien and pay all reasonable expenses incurred in connection therewith.

                           Lender may (i) endorse Borrower's name on all
checks, notes, drafts, money orders, or other forms of payment of or security for any Collateral; and (ii) notify the postal authorities in Borrower's name to change the address for delivery of Borrower's mail to an address designated by Lender, receive and open all mail addressed to Borrower, copy all mail, return all mail relating to the Collateral, and hold all other mail available for pickup by Borrower.

                           Lender may sell the Collateral at public or private
sale and is not required to repossess the Collateral before selling it. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to Borrower, ten (10) days prior to such disposition or by any of the methods provided in Section 11.5 hereof. Borrower shall be credited with the net proceeds of such sale only when they are actually received by Lender, and Borrower shall continue to be liable for any deficiency remaining after the Collateral is sold or collected.

                           If the sale is to be a public sale, Lender shall
also give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

                           To the maximum extent permitted by applicable law,
Lender may be the purchaser of any or all of the Collateral at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any Collateral payable by Lender at such sale.

                  Section Power of Attorney. Borrower hereby appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's attorney, with power whether before or after the occurrence of an Event of Default: (a) to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts, or other forms of payment or security that may come into Lender's possession; (b) to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (c) to do all things necessary to carry out this Agreement; and (d) Lender agrees not to exercise the power granted in clauses (a) and (b) above prior to the occurrence of an Event of Default but such limitation does not limit the effectiveness of such power of attorney at any time. The appointment of Lender as Borrower's attorney and each and every one of Lender's rights and powers, being coupled with an interest, are irrevocable as long as any Obligations are outstanding. Any person dealing with Lender shall be entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect. Lender may also use Borrower's stationery in connection with exercising its rights and remedies and performing the Obligations of Borrower.

                  Section Expenses Secured. All expenses, including attorney fees, incurred by Lender in the exercise of its rights and remedies provided in this Agreement, in any other Loan Document, or by law shall be payable by Borrower to Lender, shall be part of the Obligations, and shall be secured by the Collateral.

                  Section Equitable Relief. Borrower recognizes that in the event Borrower fails to perform, observe, or discharge any of its Obligations or liabilities under this Agreement, no remedy of law will provide adequate relief to Lender, and Borrower agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  Section Remedies Are Cumulative. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other right or remedy given under this Agreement or under any other agreement between Lender and Borrower or Guarantor or now or hereafter existing at law or in equity or by statute. Lender may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election. No delay by Lender shall constitute a waiver, election, or acquiescence by it. Borrower on its behalf waives any rights to require Lender to (i) proceed against Guarantor under any other Loan Agreement or any other party; or (ii) proceed against or exhaust any security held from Guarantor under any other Loan Agreement. Lender may at any time and from time to time, without notice to, or consent of, Borrower, and without affecting or impairing the obligation of Borrower hereunder do any of the following: (i) renew or extend any Obligations of Guarantor under any other Loan Agreement, or of any other party at any time directly or contingently liable for payment of any of said Obligations; (ii) accept partial payments of said Obligations to Guarantor under any other Loan Agreement; (iii) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations of Guarantor under any other Loan Agreement and the security therefor in any manner; (iv) consent to the transfer or sale of any security or bid and purchase at any sale of any security of Guarantor under any other Loan Agreement. Borrower expressly agrees that the validity of this Agreement and the Obligations of Borrower shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising, of any of Lender's rights against Guarantor under any other Loan Agreement or as a result of the substitution, release, repossession, sale, disposition or destruction of any Collateral securing any Obligations of Guarantor under any other Loan Agreement. Lender shall not be released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any Collateral which secures the Obligations of Guarantor under any other Loan

Agreement, or to protect the property covered by such security interest.

                                     Section

                                    INDEMNITY

                  Section General Indemnity. Borrower shall protect, indemnify and defend and save harmless Lender and its directors, officers, agents, and employees from and against any and all loss, cost, liability (including negligence, tort and strict liability), expense, damage, suits, or demands (including fees and disbursements of counsel), and expenses, on account of any suit or proceeding before any Governmental Authority which arises from the transactions contemplated in this Agreement or otherwise arising in connection with or relating to the Loan and any security therefor, unless such suit, claim or damages are caused by the negligence or intentional malfeasance of Lender or its directors, officers, agents, or employees. Upon receiving knowledge of any suit, claim or demand asserted by a third-party that Lender believes is covered by this indemnity, Lender shall give Borrower timely notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel acceptable to Lender. Lender may, at its option, also require Borrower to so defend the matter. This obligation on the part of Borrower shall survive the termination of this Agreement and the repayment of the Note.

                  Section Specific Environmental Indemnity. Borrower hereby agrees unconditionally to indemnify, defend and hold harmless Lender, its directors, officers, employees and agents against any loss, liability, damage, or expense or claim arising under any Environmental Laws having jurisdiction over the property or assets of Borrower or any portion thereof or its use.

                                     Section

                                  MISCELLANEOUS

                  Section Delay and Waiver. No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion shall be limited to that particular occasion.

                  Section Complete Agreement. This Agreement and the Schedules annexed hereto are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

                  Section Severability; Headings. If any part of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

                  Section Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its Obligations hereunder. Lender (and any subsequent assignee) may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of Lender; and Lender (or such subsequent assignee who in turn assigns as aforesaid) shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and said Collateral.

                  Section Notices. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when delivered by courier or when transmitted by telex, telecopy, or similar electronic medium to the following addresses:

                  To Borrower:   IMI Acquisition of
                                 Arlington Corp.
                                 2424 North Federal Highway
                                 Boca Raton, Florida 33431

                  Attention:     George Mahoney
                                 Chief Financial Officer
                                 Telephone:  407-362-0917
                                 Telecopier: 407-362-8224

                  Copies to:     Robert L. Blessey
                                 51 Lyon Ridge Road
                                 Katonah, New York 10536
                                 Telephone:  914-232-8926
                                 Telecopier: 914-232-0647

                  To Lender:     DVI Financial Services Inc.
                                 dba DVI Capital
                                 One Park Plaza, Suite 800
                                 Irvine, California 92714

                  Attention:     Anthony Turek
                                 Senior Vice President
                                 Telephone:  (714) 474 5800
                                 Telecopier: (714) 474 5899

                  Copies to:     Jeffrey J. Wong, Esq.
                                 Cooper, White & Cooper
                                 201 California Street, 17th Floor
                                 San Francisco, CA 94111
                                 Telephone:  (415) 433-1900
                                 Telecopier: (415) 433-5530

         Either party may change such address(es) as by sending notice of the change to the other party; such change of address(es) shall be effective only upon actual receipt of the notice by the other party.

                  Section   Governing Law.  ALL ACTS AND TRANSACTIONS
HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO
SHALL BE GOVERNED, CONSTRUED, AND INTERPRETED IN ACCORDANCE WITH
THE DOMESTIC LAWS OF CALIFORNIA.

                  Section Jurisdiction. Borrower agrees that the state and federal courts in Orange County, California or any other court in which Lender initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement and that service of process in any such proceeding shall be effective if mailed to Borrower at its address and in the manner described in the Notices section of this Agreement. Borrower waives any right it may have to assert the defense of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

                  Section   Waiver of Trial by Jury.   LENDER,
GUARANTOR AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER, GUARANTOR AND BORROWER.

         IN WITNESS WHEREOF, Borrower, Guarantor and the Lender have executed this Agreement by their duly authorized officers as of the date first above written.

IMI ACQUISITION OF                                 DVI FINANCIAL SERVICES INC.
ARLINGTON CORP., Borrower                          DBA DVI CAPITAL, Lender


By:                                                By:
    Name:   Lewis S. Schiller                          Alan J. Velotta
    Title:  President                                  Group Managing Director

IMI ACQUISITION CORPORATION, Guarantor


By:
    George W. Mahoney
    Chief Financial Officer

                                  Schedule 1.1

                                      LIENS


[List Permitted Liens.]

                                  Schedule 3.1

                           GRANT OF SECURITY INTEREST


[Location and identification of collateral.]

                                  Schedule 4.2

                           MERGERS AND CONSOLIDATIONS


[Disclose mergers and consolidations.]

                                  Schedule 4.3

                               PURCHASES OF ASSETS

                       OUTSIDE ORDINARY COURSE OF BUSINESS


[Disclose purchases of assets outside ordinary course of business.]

                                  Schedule 6.6

                           LITIGATION AND PROCEEDINGS


[List outstanding judgments against Borrower or any of its assets, actions or proceedings pending by or against Borrower, other threatened or imminent actions against Borrower and governmental investigations.]

                                  Schedule 6.11

                                    INSURANCE


[List insurance policies.]

                                  Schedule 6.12

                              OWNERSHIP OF PROPERTY


[List property in which Borrower does not have clear title.]

                                  Schedule 6.13

                                     LEASES


[List Leases.]

                                  Schedule 7.12

                             PERMITTED DISTRIBUTION


[List Agreements under which consulting, radiology and restrictive covenant payment will be made.]

The Subordination Agreement among Lender, Borrower and the previous limited partners of the Partnership.

Payments and fees for consulting, radiology and other medical services rendered in the ordinary course of business.

Exhibit 10.7

                             SECURED PROMISSORY NOTE
                               Due April 30, 2000

                    FOR VALUE RECEIVED, the undersigned Pine Island Magnetic Resonance Imaging Center, Ltd. ("Maker") hereby promises to pay to DVI Financial Services Inc. dba DVI Capital or its assignee (the "Holder), or order, principal in the sum of Two Hundred and Ninety-Five Thousand Dollars ($295,000), together with accrued interest thereon as hereinafter provided. Principal and interest shall be payable in sixty (60) equal monthly installments of Six Thousand Four Hundred Eighty-Eight Dollars ($6,488) each, commencing on the 1st day of May, 1995 ("Commencement Date") and on the 1st day of each succeeding month, with all unpaid principal and interest due and payable in full on April 30, 2000.

                    If any part of the principal or interest of this Note is not paid when due, it shall thereafter bear interest at a rate equal to the "Prime Rate" announced by Westminster National Bank (which is not necessarily the best rate charged to its customers) plus four percent (4%) from and as of the date of delinquency until paid. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law.

                    This Note shall not be subject to prepayment or redemption in whole or part, except provided that Maker is not in default under this Note or any other instrument or agreements with Holder (or any occurrence that would constitute an Event of Default with the giving of notice or lapse of time or both), and provided that all previous payments of principal and interest due under this Note have been made promptly and in accordance with the terms of this Note, the full, but not a part of, the unpaid balance of principal and interest under this Note may be prepaid by Maker at any time after the twelfth (12th) month provided, in addition to the prepayment amount, Maker pays, contemporaneously with the prepayment amount, to Holder a prepayment premium equal to two (2) years of interest on the prepayment amount calculated at an interest rate of eleven and one-half percent (11 1/2%) per annum.

                    Principal and interest shall be payable to Holder at DVI Capital, One Park Plaza, Suite 800, Irvine, California 92714 or such other place as the Holder may, from time to time in writing, designate.

                    This Note is made pursuant to, and secured by, a Loan and Security Agreement dated as of the date hereof between Holder as Lender, IMI Acquisition Corporation, Guarantor, and Maker as Borrower (the "Agreement"). This Note is also secured by any Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated by reference in and made a part of this Note.

                    The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

                    Failure of the Holder to exercise the acceleration option of paragraph 6 of this Note on the occurrence of any of the events enumerated therein shall not constitute waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

                    Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

                    If Maker shall fail to make any payment of interest or principal, including the payment due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to ten cents ($.10) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum
Maker agrees to pay on demand.

                    If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, attorneys' fees.

                    Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

                    This Note shall inure to the benefit of the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

                    If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

                    Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

                    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF CALIFORNIA.

DATED: April 3, 1995

MAKER:            PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD.
                  By:      IMI Acquisition of Pine Island
                           Corporation, General Partner

                           By:
                                    Name:  Lewis S. Schiller

                                    Title: President


(SEAL)
ATTEST:

                             SECURED PROMISSORY NOTE
                               Due April 30, 2000

                  1. FOR VALUE RECEIVED, the undersigned IMI Acquisition of Arlington Corp. ("Maker") hereby promises to pay to DVI Financial Services Inc. dba DVI Capital or its assignee (the "Holder), or order, principal in the sum of Three Hundred and Sixty-Two Thousand Dollars ($362,000), together with accrued interest thereon as hereinafter provided. Principal and interest shall be payable in sixty (60) equal monthly installments of Seven Thousand Nine Hundred Sixty-Two Dollars ($7,962) each, commencing on the 1st day of May, 1995 ("Commencement Date") and on the 1st day of each succeeding month, with all unpaid principal and interest due and payable in full on April 30, 2000.

                  2. If any part of the principal or interest of this Note is not paid when due, it shall thereafter bear interest at a rate equal to the "Prime Rate" announced by Westminster National Bank (which is not necessarily the best rate charged to its customers) plus four percent (4%) from and as of the date of delinquency until paid. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law.

                  3. This Note shall not be subject to prepayment or redemption in whole or part, except provided that Maker is not in default under this Note or any other instrument or agreements with Holder (or any occurrence that would constitute an Event of Default with the giving of notice or lapse of time or both), and provided that all previous payments of principal and interest due under this Note have been made promptly and in accordance with the terms of this Note, the full, but not a part of, the unpaid balance of principal and interest under this Note may be prepaid by Maker at any time after the twelfth (12th) month provided, in addition to the prepayment amount, Maker pays, contemporaneously with the prepayment amount, to Holder a prepayment premium equal to two (2) years of interest on the prepayment amount calculated at an interest rate of eleven and one-half percent (11 1/2%) per annum.

                  4. Principal and interest shall be payable to Holder at DVI Capital, One Park Plaza, Suite 800, Irvine, California 92714 or such other place as the Holder may, from time to time in writing, designate.

                  5. This Note is made pursuant to, and secured by, a Loan and Security Agreement dated as of the date hereof between Holder as Lender, IMI Acquisition Corporation, Guarantor, and Maker as Borrower (the "Agreement"). This Note is also secured by any Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated by reference in and made a part of this Note.

                  6. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

                  7. Failure of the Holder to exercise the acceleration option of paragraph 6 of this Note on the occurrence of any of the events enumerated therein shall not constitute waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

                  8. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

                  9. If Maker shall fail to make any payment of interest or principal, including the payment due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to ten cents ($.10) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum
Maker agrees to pay on demand.

                  10. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, attorneys' fees.

                  11. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

                  12. This Note shall inure to the benefit of the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

                  13. If any term, provision, covenant, or condition of this
Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

                  14. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

                  15. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF CALIFORNIA.

DATED:  April 3, 1995

MAKER:                     IMI Acquisition of Arlington Corp.


                           By:
                                    Name:  Lewis S. Schiller

                                    Title: President


(SEAL)
ATTEST:

Exhibit 10.8

                        UNCONDITIONAL CONTINUING GUARANTY
                                (Loan Agreement)


This UNCONDITIONAL CONTINUING GUARANTY ("Guaranty") is made and entered into as of April 3, 1995, for the benefit of DVI Financial Services Inc. dba DVI Capital ("Lender") whose principal place of business is located at One Park Plaza, Suite 800, Irvine, California 92714 by IMI Acquisition Corporation, ("Guarantor") whose address is 2424 North Federal Highway, Boca Raton, Florida 33431.

         Guaranty. In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement dated March , 1995 ("Agreement") with IMI Acquisition of Arlington Corp. ("Borrower") and any future agreements with Borrower, Guarantor unconditionally, absolutely, and irrevocably guarantees and promises to Lender to pay, perform and discharge, any and all present and future indebtedness, liabilities and obligations (collectively "Obligations") of Borrower to Lender, including but not limited to the repayment to Lender of all sums presently due and owing and of all sums that shall in the future become due and owing from Borrower, whether arising under the Agreement or otherwise. The Obligations of Borrower include, but are not limited to, Borrower acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United States Code or any successor statute thereto (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receiver of Borrower or Borrower's property or similar person duly-appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding.

         Obligations.   Borrower's Obligations include any and all loans,
advances, indebtedness, and other obligations owed by Borrower to Lender of every description whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment or otherwise) and include Obligations that are: (a) direct or indirect; (b) fixed or contingent; (c) primary or as guarantor or surety; (d) liquidated or unliquidated; (e) matured or unmatured; (f) acquired by pledge, assignment, security interest or purchase; (g) secured or unsecured; (h) primary or secondary; (i) joint, several or joint and several; (j) represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower; and (k) all of Lender's expenses, included but not limited to (i) all costs or expenses, including without limitation taxes and insurance premiums, required to be paid by Borrower under the Agreement that are paid or advanced by Lender, (ii) filing, recording, publication, and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower, (iii) costs and expenses incurred by Lender to correct any default or enforce any provision of the Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, and or advertising to sell any security for the Obligations, whether or not a sale is consummated,
(iv) costs and expenses of suit incurred by Lender and enforcing or defending the Agreement or any portion thereof, and (v) Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending, or concerning the Agreement or any portion thereof irrespective of whether suit is brought, and includes, Borrower's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking, and provision to be performed by Borrower under the Agreement.

         Attorneys' Fees.   If Lender incurs attorneys' fees in the enforcement
of this Guaranty, Guarantor agrees to pay Lender the reasonable costs and expenses of said enforcement, including attorneys' fees. The term "attorneys' fees" means the full cost of legal services performed in connection with the matters involved, calculated on the basis of the actual fees of the attorneys performing those services, and is not limited to "reasonable attorneys' fees" as defined in any statute or rule of any court in which an action hereunder may be brought.

         Waivers.

              (a) Scope of Risk Defenses. Lender may at any time and from time to time, without notice to, or the consent of, Guarantor, and without affecting or impairing the obligation of Guarantor hereunder, do any of the following: (i) renew or extend any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any of said Obligations; (ii) accept partial payments of said Obligations; (iii) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations and the security therefor in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security.

              (b) Primary Obligation Defenses. Guarantor waives any rights to require Lender to (i) Proceed against Borrower or any other party; (ii) proceed against or exhaust any security held from Borrower; or (iii) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower other than payment in full of the Obligations, including without limitation any defense based on or arising out of any disability of Borrower, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower.

              (c) Commercially Reasonable Sale and Anti- deficiency Laws.
Lender may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this subsection 4(c), Guarantor may have the right of subrogation or reimbursement against Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Guarantor gives up any such potential defenses by agreeing to these waivers. Guarantor also expressly waives any defense or benefit that may be derived from California Code of Civil Procedure ss.ss. 580a, 580d or 726, or comparable provisions of the laws of any other state, and all suretyship defenses it would otherwise have under California law or under the laws of any other state.

              (d) Disclosure Defenses.   Guarantor expressly waives all set-offs
and counterclaims and waives all notices, protests and demands including, but not limited to, notice of default in payment or in the performance or observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and Borrower.

              (e)  Borrower's Defenses On Underlying Obligations.   Guarantor
expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or nonexercising, of any of Lender's rights against Borrower pursuant to the Agreement against Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral securing the Obligations.

              (f)  Impairment of Collateral Defenses.   Guarantor shall not be
released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower or Guarantor to Lender, or to protect the property covered by such security interest.

              (g) Guarantor's Right To Revoke.   Guarantor expressly waives the
right to revoke or terminate this continuing Guaranty, including any statutory right of revocation under California Civil Code ss.2815, or comparable provisions of the laws of any other state

         Financial Condition of Borrower. Guarantor assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         Guarantor Not Entitled To Subrogation. No payment by Guarantor hereunder shall entitle Guarantor, by subrogation, indemnity, reimbursement, contribution, or otherwise, to any payment by Borrower or to any subrogation, indemnity, reimbursement, or contribution out of the property of Borrower.

         Recovery of Preferences. If a claim is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations of Borrower guaranteed hereunder and Lender repays or otherwise becomes liable for all or any part of such claim by reason of (a) any judgment, decree or order of any court or administrative body having competent jurisdiction, or (b) any settlement or compromise of any such claim, Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof or the termination of any agreements evidencing any of the Obligations of Borrower.

         Events Of Default. The occurrence of any one of the following events shall constitute an event of default under this Guaranty and upon the occurrence thereof and at Lender's election without notice or demand, Guarantor's obligations hereunder shall become due, payable, and enforceable against Guarantor, whether or not the Obligations are then due and payable:

              (a) The occurrence of an event of default under and as defined in the Agreement;

              (b) The commencement of any bankruptcy, insolvency, receivership, or similar proceeding by or against Guarantor or Borrower;

              (c) The attempt by Guarantor or Borrower to effect an assignment for the benefit of creditors or a composition with creditors;

              (d)  The insolvency of either Guarantor or Borrower;

              (e) The death or dissolution of Guarantor;

              (f) The inaccuracy or incompleteness in any material respect, when made, of any representations or warranties made by Guarantor, Borrower, or any other matter or;

              (g) The breach by Guarantor of any covenant of this Guaranty or any other agreement between Lender and Guarantor.

         Binding On Successors and Assigns.   This Guaranty shall bind
Guarantor's respective heirs, administrators, personal representatives, successors, and assigns, and shall inure to the benefit of Lender's successors and assigns, including, but not limited to, any party to whom Lender may assign the Agreement or any Schedules or any other agreements, and Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

         Miscellaneous.   This Guaranty contains the entire agreement of the
parties hereto with respect to the subject matter hereof and no other oral or written agreement with respect thereto exists. This Guaranty may not be amended or modified except by a writing signed by Lender and Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations guaranteed nor any other circumstance which might be a legal defense of a guarantor shall affect, impair, or be a defense to this Guaranty. If more than one Guarantor has signed this Guaranty, each Guarantor shall be jointly and severally liable to Lender hereunder and when permitted by the context, the singular includes the plural. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of any signer. The unconditional liability of the signer applies whether the signer is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion.

         Choice of Law and Forum.   THIS GUARANTY SHALL IN ALL RESPECTS BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF CALIFORNIA.


IMI ACQUISITION CORPORATION, GUARANTOR


By
   George W. Mahoney
   Chief Financial Officer

Exhibit 10.9

                           LOAN AND SECURITY AGREEMENT

                                     between

                MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD.,

                MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD.,

              PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD.,

                 PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD.,


                                    Borrowers


                      INTERNATIONAL MAGNETIC IMAGING, INC.,
                       IMI ACQUISITION OF ARLINGTON CORP.,
                   IMI ACQUISITION OF PUERTO RICO CORPORATION,
                     IMI ACQUISITION OF KANSAS CORPORATION,
            MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD.,
                   OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD.,
                           MD ACQUISITION CORPORATION,

                                   Guarantors

                                       and

                         DVI BUSINESS CREDIT CORPORATION

                                     Lender

                          Dated as of December 29, 1995

                                TABLE OF CONTENTS

                                                                         Page

                                    SECTION 1

DEFINITIONS..............................................................  1
         Section 1.1.  Specific Definitions..............................  1
         Section 1.2.  Generally Accepted Accounting Principles
                       and Uniform Commercial Code.......................  7
         Section 1.3.  Construction......................................  7

                                    SECTION 2

LOAN.....................................................................  7
         Section 2.1.  The Loan..........................................  7
         Section 2.2.  Revolving Nature of the Loan......................  8
         Section 2.3.  Automatic Advances................................  8
         Section 2.4.  Borrowing Base Report.............................  8
         Section 2.5.  Loan Repayment Via Lockbox/Servicer Account.......  8
         Section 2.7.  Lender's Fees.....................................  9
         Section 2.8.  Interest on the Loan..............................  10
         Section 2.9.  Conditions to the Closing.........................  10

                                    SECTION 3

SECURITY INTEREST........          ......................................  11
         Section 3.1.  Grant of Security Interest........................  11

                                    SECTION 4

SPECIFIC REPRESENTATIONS.................................................  12
         Section 4.1.  Name of Borrower..................................  12
         Section 4.2.  Mergers and Consolidations........................  12
         Section 4.3.  Purchase of Assets................................  12
         Section 4.4.  Change of Name or Identity........................  12

                                    SECTION 5

PROVISIONS CONCERNING ACCOUNTS...........................................  12
         Section 5.1.  Office and Records of Borrower....................  12
         Section 5.2.  Representations...................................  13
         Section 5.3.  Returns and Repossessions.........................  13
         Section 5.4.  Aging Reports.....................................  13
         Section 5.5.  Schedules of Accounts.............................  13
         Section 5.6.  Lender's Rights...................................  13
         Section 5.7.  Disclaimer of Liability...........................  14
         Section 5.8.  Post Default Rights...............................  14
         Section 5.9.  Accounts Owed by Federal Government...............  14
         Section 5.10. Business Activity Reports.........................  14
         Section 5.11. Waiver by Account Debtors.........................  14

                                    SECTION 6

PROVISIONS CONCERNING GENERAL TANGIBLES..................................  15
         Section 6.1.  Contracts.........................................  15

                                    SECTION 7

OTHER PROVISIONS CONCERNING COLLATERAL...................................  15
         Section 7.1.  Title.............................................  15
         Section 7.2.  Further Assurances................................  15
         Section 7.3.  Lender's Duty of Care.............................  16
         Section 7.4.  Borrower's Contracts..............................  16
         Section 7.5.  Reinstatement of Liens............................  16
         Section 7.6.  Lender Expenses...................................  16
         Section 7.7.  Inspection of Records.............................  17
         Section 7.8.  Notice to Payor Accounts and Deposit
                       Accounts..........................................  17
         Section 7.9.  Waivers...........................................  17

                                    SECTION 8

REPRESENTATIONS AND WARRANTIES...........................................  18
         Section 8.1.  Legal Status......................................  18
         Section 8.2.  Authorization.....................................  18
         Section 8.3.  No Breach.........................................  18
         Section 8.4.  Taxes.............................................  18
         Section 8.5.  Deferred Compensation Plans.......................  19
         Section 8.6.  Litigation and Proceedings........................  19
         Section 8.7.  Business..........................................  19
         Section 8.8.  Laws and Agreements...............................  19
         Section 8.9.  Financial Condition...............................  19
         Section 8.10. Health Care Laws..................................  19
         Section 8.11. Cumulative Representations........................  20

                                    SECTION 9

COVENANTS................................................................  20
         Section 9.1.  Encumbrance of Collateral.........................  20
         Section 9.2.  Business..........................................  20
         Section 9.3.  Condition and Repair..............................  20
         Section 9.4.  Taxes.............................................  20
         Section 9.5.  Accounting System.................................  21
         Section 9.6.  Financial Statements..............................  21
         Section 9.7.  Further Information...............................  21
         Section 9.8.  ERISA Covenants...................................  21
         Section 9.9.  Restrictions on Merger, Consolidation,
                       Sale of Assets, Issuance of Stock, etc............  21
         Section 9.10.  Health Care Covenants............................  22
         Section 9.11.  Restrictions on Distributions..................... 22
         Section 9.12.  Restrictions on Indebtedness...................... 22
         Section 9.13.  Restrictions on Guaranties........................ 23
         Section 9.14.  Deferral of Indebtedness.......................... 23

                                   SECTION 10

EVENTS OF DEFAULT........................................................  23

                                   SECTION 11

REMEDIES.................................................................  26
         Section 11.1.  Specific Remedies................................  26
         Section 11.2.  Power of Attorney................................  28
         Section 11.3.  Expenses Secured.................................  28
         Section 11.4.  Equitable Relief.................................  28
         Section 11.5.  Remedies Are Cumulative..........................  29

                                   SECTION 12

INDEMNITY................................................................  29
         Section 12.1.  General Indemnity................................  29

                                   SECTION 13

MISCELLANEOUS............................................................  30
         Section 13.1.  Delay and Waiver.................................  30
         Section 13.2.  Complete Agreement...............................  30
         Section 13.3.  Severability; Headings...........................  30
         Section 13.4.  Binding Effect...................................  30
         Section 13.5.  Notices..........................................  30
         Section 13.6.  Governing Law....................................  32
         Section 13.7.  Jurisdiction.....................................  32
         Section 13.8.  Waiver of Trial by Jury..........................  32
         Section 13.9.  Consent..........................................  32


Schedule 1.1      PERMITTED LIENS
Schedule 1.1(ab)  NET COLLECTIBLE VALUE
Schedule 6.1      CONTRACTS
Schedule 8.6      LITIGATION AND PROCEEDINGS
Schedule 9.11     PERMITTED DISTRIBUTIONS

EXHIBIT A  FORM OF COMPLIANCE CERTIFICATE

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of December 29, 1995, by and between DVI Business Credit Corporation, a Delaware corporation ("Lender"), International Magnetic Imaging, Inc., a Delaware corporation, IMI Acquisition of Arlington Corp., a Virginia corporation, IMI Acquisition of Puerto Rico Corporation, a Puerto Rican corporation, IMI Acquisition of Kansas Corporation, a Kansas corporation, Magnetic Resonance Institute of North Miami Beach, Ltd., a Florida limited partnership, Oakland Magnetic Resonance Institute, Ltd., a Florida limited partnership, MD Acquisition Corporation, a Florida corporation, and each of them, jointly and severally, (collectively and individually referred to as "Guarantor"), and Magnetic Resonance Institute of Boca Raton, Ltd., a Florida limited partnership ("MRI/Boca Raton"), Magnetic Resonance Institute of South Dade, Ltd., a Florida limited partnership ("MRI/South Dade"), Pine Island Magnetic Resonance Imaging Center, Ltd., a Florida limited partnership ("Pine Island MRI") and Physicians' OutPatient Diagnostic Center, Ltd., a Florida limited partnership ("PODC") (MRI/Boca Raton, MRI/South Dade, Pine Island MRI and PODC, and each of them, jointly and severally, collectively and individually referred to as "Borrower").


                                    SECTION 1

                                   DEFINITIONS

                  Section 1.1. Specific Definitions. The following definitions shall apply:

                  (a) "Accounts" shall mean all accounts, contract rights, instruments, documents, general intangibles, chattel paper and obligations in any form owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance; all credit insurance, guaranties, letters of credit, advices of credit and other security for any of the above; all merchandise returned to or reclaimed by Borrower; and Borrower's Books relating to any of the foregoing.

                  (b) "Account Debtors" shall mean Borrower's customers and all other persons who are obligated or indebted to Borrower in any manner, whether directly or indirectly, primarily or secondarily, contingently or otherwise, with respect to Accounts or General Intangibles.

                  (c) "Advance(s)" shall mean an advance of loan proceeds constituting all or a part of the Loan.

                  (d)      "Advance Rate" shall mean eighty percent (80%).

                  (e) "Base Rate" shall mean the prime rate of interest announced publicly by Bank of America, NT&SA in San Francisco, California, from time to time as its base rate.

                  (f) "Borrower Affiliate(s)" shall mean IMI Acquisition of Kansas Corporation, a Kansas corporation, IMI Acquisition of Puerto Rico Corporation, a Puerto Rican corporation, Oakland Magnetic Resonance Institute, Ltd., a Florida limited partnership; IMI Acquisition of Arlington Corp., a Virginia corporation, and Magnetic Resonance Institute of North Miami Beach, Ltd., a Florida limited partnership, and each of them.

                  (g) "Borrowing Base" shall mean, on the date of determination thereof, an amount equal to the Net Collectible Value multiplied by the Advance Rate. The Borrowing Base will be calculated on a weekly basis by adding weekly billings to, and deducting weekly collections and adjustments, if any, from, the prior period's Eligible A/R. This sum will then be multiplied first by the NCV and then by the Advance Rate to determine the weekly Borrowing Base.

                  (h) "Borrowing Base Report" shall mean Borrower's written report provided from time to time, as required by Lender, and shall include information as requested by Lender, including, but not limited to, Eligible A/R, month-to-date billings, month-to-date deposits, month-to-date adjustments/write-offs, Borrowing Base and NCV calculations.

                  (i) "Borrower's Books" shall mean all of Borrower's books and records including but not limited to: minute books, ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities and the Accounts; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs and other computer-prepared information and the equipment containing such information; provided, however, that confidential patient records shall not be included therein, except to the extent otherwise permitted by law.

                  (j) "Closing Date" shall mean the date of the first Advance of the Loan.

                  (k)      "Collateral" shall have the meaning specified in
Section 3 hereof.

                  (l) "Commitment" shall mean Three Million Dollars ($3,000,000), or such greater amount as Lender agrees to in writing.

                  (m) "Compliance Certificate" shall mean the certificate in the form of Exhibit A which shall accompany each final month-end Borrowing Base Report.

                  (n) "Contribution Agreement" shall mean that certain Contribution Agreement dated as of December 29, 1995 entered into among each and all of the Borrowers.

                  (o) "Distribution" shall mean (i) the declaration or payment of any profit, dividend, share or distribution on or in respect of any interest in Borrower; (ii) the purchase or other retirement of any such interest in Borrower; (iii) any loan or advance to the holder of any interest in Borrower or to the holder of any indebtedness; (iv) any other payment to the holder of any interest in Borrower or to the holder of any Indebtedness; and (v) any payment of principal of or interest on or with respect to any purchase or other retirement of any Indebtedness of Borrower which, by its terms, is subordinated to the payment of the Note; provided, however, that the term "Distribution" shall not include any salaries, or payments for rent or other services rendered or for goods purchased which are furnished and invoiced in the ordinary course of business and in accordance with the terms of this Agreement.

                  (p) "Eligible A/R" shall mean all Medicare, Medicaid, Commercial Insurance, State of Florida Contracted Workers' Compensation, Institutional, Champus, Authorized Workers' Compensation, and HMO/PPO Accounts which have been due and payable for one hundred fifty (150) or fewer days from the first date of service and Liability Accounts which have been due and payable for three hundred sixty-five (365) or fewer days from the first date of service; provided, however, Liability Accounts shall not exceed thirty-five percent (35%) of the Borrowing Base.

                  (q) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor provisions thereto, including any rules or regulations issued in connection therewith.

                  (r) "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that together with Borrower would be deemed a "contributing sponsor" to a single employee plan within the meaning of Section 4001 of ERISA.

                  (s) "Event of Default" shall have the meaning specified in Section 10 hereof.

                  (t) "Governmental Authority" shall mean any governmental or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in any case whether foreign or domestic.

                  (u) "Guaranty" shall mean the Unconditional Continuing Guaranty executed by Guarantor unconditionally guaranteeing
Borrower's Obligations under this Agreement.

                  (v) "Health Care Laws" shall mean all federal, state and local laws specifically relating to health care services and the providers of such services, including, but not limited to, Section 1877(a) of the Social Security Act as amended by the Omnibus Budget Reconciliation Act of 1993, 42 USC ss. 1395nn.

                  (w) "Indebtedness" of a Borrower shall mean (i) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of the balance sheet of Borrower as of the date as of which Indebtedness is to be determined, including any lease which, in accordance with generally accepted accounting principles, would constitute indebtedness; (ii) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Borrower is subject, whether or not the indebtedness secured thereby shall have been assumed; and (iii) all indebtedness of others which Borrower has directly or indirectly guaranteed, endorsed (otherwise than for the collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Borrower has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

                  (x) "Initial Term" shall mean a period of three (3) years from the effective date of this Agreement.

                  (y) "Lender Expenses" shall mean (i) all costs or expenses (including, without limitation, taxes and insurance premiums) required to be paid by Borrower under this Agreement or under any of the other Loan Documents that are paid or advanced by Lender; (ii) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower; (iii) costs and expenses incurred by Lender to correct any default or enforce any provision of the Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, and preparing for sale or advertising to sell the Collateral, whether or not a sale is consummated; (iv) costs and expenses of suit incurred by Lender in enforcing or defending the Loan Documents or any portion thereof; and (v) Lender's reasonable attorney fees and expenses incurred (before or after execution of this Agreement) in advising Lender with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, the Security Documents or any portion thereof, irrespective of whether suit is brought.

                  (z) "Lien" shall mean any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

                  (aa) "Loan(s)" shall mean each loan or any other loan or loans made by Lender to Borrower pursuant to this Agreement.

                  (ab) "Loan Documents" shall mean (i) this Agreement; (ii) the Note; (iii) the Security Documents; (iv) any other agreements or documents hereafter delivered to secure repayment of the Loan; (v) the LockBox Agreement and (vi) any other certificates, documents or instruments delivered by Borrower to Lender pursuant to the terms of this Agreement.

                  (ac) "Lockbox Agreement" shall mean that certain LockBox Agreement between Capital Bank or any other lockbox servicer ("servicer") chosen by Lender and Borrower and the letter of instruction with respect thereto among Lender, Borrower and Servicer.

                  (ad) "Net Collectible Value" or "NCV" shall mean for each Account for each Borrower, the percentage amount set forth under the column headed "NCV%" in Schedule 1.1(ab) opposite each Account identified in the column headed "Payor," multiplied by each Borrower's Eligible A/R as set forth in the column headed "Total Eligible" opposite each Account. The NCV percentage may change from time to time in Lender's sole and absolute discretion, written notification of which shall be given to Borrower by Lender.

                  (ae) "Note" shall mean the Secured Promissory Note executed by Borrower pursuant to the terms of this Agreement.

                  (af) "Obligation(s)" shall mean (i) the due and punctual payment of all amounts due or to become due under the Note; (ii) the performance of all obligations of Borrower under this Agreement, the Note and all other Loan Documents; (iii) all extensions, renewals, modifications, amendments and refinancings of any of the foregoing; (iv) all Lender Expenses; and (v) all loans, advances, indebtedness, and other obligations owed by Borrower or a Borrower Affiliate to Lender of every description whether now existing or hereafter arising (including those owed by Borrower or a Borrower Affiliate to others and acquired by Lender by purchase, assignment, or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral.

                  (ag) "Permitted Liens" shall mean (i) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not yet due or is being contested as permitted in this Agreement; (ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (iii) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges or Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and further provided that any such warehouse's or statutory landlord's Liens have been subordinated to the Liens of Lender in a manner satisfactory to Lender; (iv) Liens in favor of DVI Financial Services Inc. d/b/a DVI Capital; and (v) Liens existing on the date of this Agreement that secure indebtedness outstanding on such date and that are disclosed on Schedule 1.1 hereto;

                  (ah) "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or any other entity.

                  (ai) "Proceeds" shall mean all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral; all property received wholly or partly in trade or exchange for Collateral; all claims against third parties arising out of damage, destruction or decrease in value of the Collateral; all leases of Collateral; and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of the Collateral or any interest therein.

                  (aj) "Recent Cash Flow" shall mean, on the date of determination thereof, Borrower's total cash collections with respect to the Accounts during the preceding ninety (90) day period.

                  (ak) "Security Document(s)" shall mean the Guaranty, and any agreement or instrument entered into between Borrower and Lender or executed by Borrower or Guarantor and delivered to Lender in connection with this Agreement.

                  (al) "Termination Date" shall mean the last day of the thirty-sixth (36th) month following the effective date of this Agreement, subject to extension as provided in Section 2.6 hereof.

                  (am) "Unmatured Default" shall mean any event or condition that, with notice, passage of time, or a determination by Lender or any combination of the foregoing would constitute an Event of Default.

                  Section 1.2. Generally Accepted Accounting Principles and Uniform Commercial Code. All financial terms used in this Agreement, other than those defined in this Section 1, have the meanings accorded to them under generally accepted accounting principles. All other terms used in this Agreement, other than those defined in this Section, have the meanings accorded to them in the Uniform Commercial Code.

                  Section 1.3.   Construction.

                  (a) Unless the context of this Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

                  (b) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish the purposes and intentions of all parties hereto fairly.


                                    SECTION 2

                                      LOAN

                  Section 2.1. The Loan. Subject to the terms and conditions and relying on the representations and warranties set forth herein, Lender agrees to advance to Borrower from time to time and Borrower agrees to borrow from Lender, revolving loans in an amount not to exceed the least of (i) the Commitment, (ii) the Borrowing Base, or (iii) the Recent Cash Flow, which Loans shall be evidenced by a Note. The proceeds of the Loan, net of payment therefrom for Borrower's counsel fees and all fees, costs and expenses incurred by Borrower in connection with the Loan, shall be used by Borrower to pay off such of the subordinated notes of Borrower held by the former limited partners of Borrower as determined by Borrower. Borrower agrees that Lender is making the Advances and/or Loans and other financial accommodations to Borrower from time to time, in Lender's sole discretion and in such amounts as may be mutually agreed upon. Lender shall periodically review Borrower's actual billings, collections and adjustments relating to the Accounts, as well as Borrower's payor profile. To the extent Borrower's collections and adjustments relative to Borrower's billing and/or payor profile materially changes, Lender, by written notice to Borrower, may, in its sole discretion, adjust the NCV percentage(s). In the event Lender should for any reason honor requests for Advances in excess of the Advance Rate, such "over advances" shall be made solely at Lender's discretion upon such terms and conditions as Lender shall determine and shall be payable upon demand.

                  Section 2.2. Revolving Nature of the Loan. The Loan may be repaid or prepaid pursuant to Sections 2.5 or 2.6 and shall be mandatorily prepaid pursuant to Section 2.6 by the Borrower. Subject to the provisions of this Agreement, any amounts repaid may be reborrowed, up to the amounts available under Section 2.1 or at the time of such Borrowing, until prepaid the business day immediately preceding the Termination Date. Lender's commitments to make Advances shall expire, and the amount of Loan then outstanding shall mature and be repaid by Borrower, without further action on the part of Lender, on the Termination Date.

                  Section 2.3. Automatic Advances. Provided No Event of Default or Unmatured Default has occurred and is continuing, Lender shall, at its option, automatically make the Advances to Borrower under Section 2.1 above, and pay over to Borrower any receipts in the deposit accounts established pursuant to the Lockbox Agreement pursuant to the provisions of Section 2.5, without the necessity of Borrower having to make a written or oral request therefor.

                  Section 2.4. Borrowing Base Report. Each month, until the Termination Date hereof, no later than the fifteenth (15th) day of each month, Borrower shall submit to Lender (i) a month-end Borrowing Base Report in form satisfactory to Lender, (ii) an Accounts aging report as of the last day of the preceding month, and (iii) a summary of any charges, collections and adjustments relating to the Accounts for the preceding month. On a weekly basis, Borrower shall submit to Lender, by disk or tape or other form acceptable to Lender, an updated Borrowing Base Report reflecting any additional weekly billings, write-offs and deposits and any other information relating to the Accounts. Borrower shall be responsible for all expenses incurred to convert the requested information to an acceptable form.

                  Section 2.5. Loan Repayment Via Lockbox/Servicer Account. Upon the execution hereof, Borrower shall become a party to the Lockbox Agreement which provides for the receipt and processing of Account payments. Borrower shall irrevocably direct: (i) all non-government payors to remit payment to the servicer's post office box in Lender's name and control, and (ii) all government payors to remit payment to a second post office box of such servicer in Borrower's name. Prior to funding and upon receipt of the lockbox post office box number(s), Borrower shall provide Lender re-direct letters (in a form satisfactory to Lender) to all of Borrower's non-government payors on Borrower's letterhead, including envelopes for Lender to process and mail (Lender will add postage which shall be charged to Borrower). The Lockbox Agreement provides for the servicer to deposit daily all receipts of the post office boxes into deposit accounts, with non-government payor receipts paid into an account subject to Lender's control and, government payor receipts paid into an account in Borrower's name; such accounts shall be (i) at a financial institution acceptable to Lender, and
(ii) governed by terms and conditions acceptable to Lender. Deposits (net of fees) shall be credited to the Loan balance including Advances, interest, fees, all applicable charges and other payments, if applicable, within 24 hours and all receipts (net of such servicer's fees) remaining after such credit will be paid to Borrower on a daily basis, subject to the provisions of Section 2.3. Borrower shall bear all charges for establishing and maintaining the post office box accounts and all bank charges and wire transfer fees for such deposit accounts. If Borrower does not cure, within thirty (30) days of written notice thereof, any Event of Default under the Loan and Security Agreements between Borrower's general and limited partners and DVI Financial Services Inc. d/b/a DVI Capital dated as of September 30, 1994, Borrower agrees that all payments due on any Obligations (as defined in said Loan and Security Agreements) shall be deducted by Lender from the deposit accounts. Lender shall deduct from the deposit accounts all sums Borrower owes to it hereunder, including fees, interest, reimbursements and principal payments. Any Obligations not paid by such deduction shall be satisfied by direct payment to Lender at 500 Hyde Park, Doylestown, Pennsylvania 18901. Any amounts hereunder not paid as agreed shall be assessed a late payment penalty of five percent (5%).

                  Section 2.6. Prepayment. Provided that no Event of Default or any Unmatured Event of Default exists, Borrower may terminate this Agreement at any time, provided that it pays to Lender an amount equal to fifty percent (50%) of the unearned interest Lender would have received from the date of such payment through the Initial Term, assuming for such purpose that the Loan for any such period would equal the Commitment and that the interest rate thereon shall be fixed as of the date of prepayment at a rate equal to the Base Rate plus three and one-half percent (3 1/2%). This Agreement shall be renewed for consecutive one (1) year terms unless this Agreement is terminated by written notice by Lender or Borrower no later than thirty (30) days before the expiration of any term. All of Lender's obligations, responsibilities and duties shall cease upon the date of termination or expiration of this Agreement, except for its obligation to remit excess receipts from the lockbox deposit accounts in accordance with the terms of this Agreement.

 . Section 2.7. Lender's Fees. Upon the execution of this Agreement, Borrower shall pay to Lender a Loan origination fee of Sixty Thousand Dollars ($60,000) less the Twelve Thousand Dollars ($12,000) previously paid by Borrower to Lender. Borrower shall pay Lender an unutilized Loan fee in an amount equal to one-half of one percent (0.5%) of an amount equal to the Commitment, less the average outstanding balance of the Loan calculated on a monthly basis. Borrower also shall pay Lender a maintenance fee of Four Thousand One Hundred and Twenty-Five Dollars ($4,125) which includes daily handling of this Loan, weekly/monthly tracking of the Borrowing Base and quarterly on-site due diligence. The unutilized Loan fee and maintenance fee shall be payable monthly, in arrears, on the first (1st) day of each month for the preceding month. Lender's fees will be deducted when due, directly from receipts from accounts receivable deposited in accordance with
Section 2.5.

                  Section 2.8. Interest on the Loan. All Advances shall bear interest on the unpaid principal amount thereof from the date made until paid in full at a fluctuating rate equal to the Base Rate plus 3.5 percent per annum payable monthly, in arrears, on the first (1st) day of each month for the preceding month. The outstanding principal balance of all other Obligations shall bear interest from the date such Obligations are due until paid in full at a fluctuating rate equal to the Base Rate plus three and one-half percent (3 1/2%) per annum. Interest accrued but not paid pursuant to Section 2.6 shall be treated as an Advance if not otherwise paid within five (5) days of the end of the month in which it accrues.

                  Section 2.9. Conditions to the Closing. The obligation of Lender to make an Advance under this Agreement is subject to Lender's determination that Borrower as of the date of the Advance has satisfied the following conditions:

                  (a) The representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date hereof and shall be true and correct in all material respects as of the date of the Advance and Borrower shall have performed all obligations which were to have been performed by it hereunder.

                  (b) Borrower shall have executed and delivered to Lender (or shall cause to be executed and delivered to Lender by the appropriate Persons) the following:

                           (i)   this Agreement;

                           (ii)  the Note;

                           (iii) the Guaranty;

                           (iv)  the Lockbox Agreement;

                           (v)   the Contribution Agreement

                           (vi)  evidence satisfactory to Lender that each of
Borrower and Guarantor is duly formed, validly existing and in good standing in the state in which it was formed and is authorized to do business in each state in which its failure to obtain such authorization would materially adversely affect its ability to repay the Loan;

                           (vii) pay-off letters, UCC Termination Statements,
and Lien Releases as required to grant Lender a first priority security interest other than Permitted Liens in Collateral pledged as security for repayment of the Loan;

                           (viii) certified copies of resolutions of the Board
of Directors of each corporate Borrower and Guarantor or partnership authorizations of each partnership Borrower, as appropriate, authorizing the execution and delivery of Loan Documents to be executed by Borrower and Guarantor;

                           (ix)  copies of the Articles of Incorporation of each
corporate Borrower and Guarantor certified by the Secretary of State;

                           (x)   copies of the Bylaws of each corporate Borrower
and Guarantor certified by an officer thereof; copies of Partnership Agreements and Certificates of limited partnership of each partnership Borrower certified by the General Partner of each such Borrower.

                           (xi)  the written opinion of counsel to Borrower
issued on the Closing Date and satisfactory to Lender in scope and substance;

                           (xii) a certificate from an officer of Borrower
indicating that the representations and warranties contained herein are true and correct as of the Closing Date.

                           (xiii) a solvency Certificate from Borrower.

                           (xiv) an Affidavit of Out-of-State Closing from
Borrower.

                  (c) Borrower shall have paid closing fees to Lender including due diligence fees, transportation costs, credit reports' fees, filing fees and Lender's reasonable legal fees incurred by Lender for the negotiation and preparation of the Loan Documents.

                  (d) Neither an Event of Default nor an Unmatured Default shall have occurred and be continuing.

                  (e) Borrower shall not have suffered a material or adverse change in its business, operations or financial condition from that reflected in the financial statements delivered to Lender or otherwise.


                                    SECTION 3

                                SECURITY INTEREST

                  Section 3.1. Grant of Security Interest. In order to secure prompt payment and performance of all Obligations, Borrower hereby grants to Lender a continuing first-priority pledge and security interest in the following property of Borrower (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where located subject only to Permitted Liens. This security interest in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower.

                  The Collateral shall consist of all of Borrower's presently existing and hereafter arising Accounts and all cash and non-cash Proceeds thereof subject only to Permitted Liens, together with third-party consents, lien waivers and estoppel certificates as Lender shall reasonably require.


                                    SECTION 4

                            SPECIFIC REPRESENTATIONS

                  Section 4.1. Name of Borrower. The exact names of each Borrower are: Magnetic Resonance Institute of Boca Raton, Ltd., Magnetic Resonance Institute of South Dade, Ltd., Pine Island Magnetic Resonance Imaging Center, Ltd., and Physicians OutPatient Diagnostic Center, Ltd., respectively. The partnerships were formed as limited partnerships under the laws of the State of Florida. The following are all previous legal names of Borrower: None. Borrower uses the following trade names: None. The following are all other trade names used by Borrower in the past: None.

                  Section 4.2. Mergers and Consolidations. No entity has merged into Borrower or been consolidated with Borrower.

                  Section 4.3. Purchase of Assets. No entity has sold substantially all of its assets to Borrower or sold assets to Borrower outside the ordinary course of such seller's business at any time in the past.

                  Section 4.4. Change of Name or Identity. Borrower shall not change its name, business structure, or identity or use any new trade name without prior notification to Lender or merge into or consolidate with any other entity.


                                    SECTION 5

                         PROVISIONS CONCERNING ACCOUNTS

                  Section 5.1.  Office and Records of Borrower.   Each
Borrower's principal office is located at: 2424 North Federal Highway, Boca Raton, Florida 33431.

Borrower maintains substantially all of its computerized records with respect to Accounts at that address with hard copies of such records at the address of each Borrower. Borrower has not at any time within the past four (4) months maintained its principal office or its records with respect to its Accounts at any other location and shall not do so hereafter except with the prior written consent of Lender.

                  Section 5.2. Representations. Borrower represents and warrants that each Account at the time of its assignment to Lender (a) will be owned solely by Borrower; (b) will be for a liquidated amount maturing as stated in Borrower's Books; (c) will be a bona fide existing obligation created by the rendition of services to Account Debtors or their insured by Borrower in the ordinary course of their business; and (d) will not be subject to any known deduction, offset, counterclaim, return privilege, or other condition, except as reflected on Borrower's Books. Borrower shall neither redate any invoices nor reissue new invoices in full or partial satisfaction of old invoices, without Lender's consent. Allowances, if any, as between Borrower and its customers will be on the same basis and in accordance with the usual customary practices of Borrower as they exist on the date of this Agreement.

                  Section 5.3. Returns and Repossessions. Borrower shall notify Lender within five (5) business days of the occurrence of all material claims asserted by Account Debtors.

                  Section 5.4. Aging Reports. Borrower shall, from time to time hereafter but not less often than monthly execute and deliver to Lender no later than the tenth (10th) day of each month during the term of this Agreement a detailed aging of Accounts by payor class and total.

                  Section 5.5. Schedules of Accounts. From time to time, Borrower shall provide Lender with schedules describing in the aggregate all Accounts created or acquired by Borrower; provided, however, that Borrower's failure to execute and deliver such schedules or assignments shall not affect or limit Lender's security interests and other rights in and to the Accounts. Together with each schedule, Borrower shall, if requested by Lender, furnish Lender with copies of Borrower's invoices, explanation of benefits ("EOB") forms, service contracts and any other applicable Account documents, and Borrower warrants the genuineness thereof.

                  Section 5.6. Lender's Rights. Any officer, employee or authorized agent of Lender shall have the right, at any time or times hereafter during business hours, in the name of Lender or its nominee (including Borrower), to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise; and all reasonable costs thereof shall be payable by Borrower to Lender. Lender, or its designee may at any time after an Event of Default by Borrower hereunder, notify Account Debtors that Accounts have been assigned to Lender or of Lender's security interest therein and after an Event of Default by Borrower hereunder collect the same directly and charge all reasonable collection costs and expenses to Borrower's account.

                  Section 5.7. Disclaimer of Liability. Lender shall not be liable to Borrower or any third person for the correctness, validity or genuineness of any instruments or documents of Borrower or Guarantor released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and Lender, by accepting a Lien on the Collateral or by releasing any Collateral to Borrower, shall not be deemed to have assumed any obligation or liability to any supplier or creditor of Borrower or to any other third party. Borrower agrees to indemnify and defend Lender and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this Section 5.7.

                  Section 5.8. Post Default Rights. If an Event of Default has occurred and is continuing hereunder, no discount, credit or allowance shall be granted or permitted by Borrower to any Account Debtor without Lender's consent. Lender may, after any Event of Default by Borrower, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms that Lender considers advisable, and in such cases, Lender will credit Borrower's account with only the net amounts received by Lender in payment of such disputed Accounts, after deducting all Lender Expenses incurred in connection therewith.

                  Section 5.9. Accounts Owed by Federal Government. If any Accounts shall arise out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Lender thereof in writing and take all other action requested by Lender to protect Lender's Lien on such Accounts under the provisions of all applicable federal laws on assignment of claims and as permitted by the terms of any such contract.

                  Section 5.10. Business Activity Reports. Borrower has filed and shall file all legally required notices and reports of its business activities with the appropriate taxing authorities and the appropriate governmental authority of each other jurisdiction in which Borrower is legally required to file such a notice or report.

                  Section 5.11. Waiver by Account Debtors. Borrower shall use its best efforts to provide, as a term of its agreements with all Account Debtors on Accounts hereafter arising, that the Account Debtor waive and agree not to assert, as against an assignee of the Account, any defenses or counterclaims that the Account Debtor could assert against Borrower, including the defense of failure to perform the relevant services. Borrower shall include such a provision in its printed terms and conditions of service, or equivalent documents.

                                    SECTION 6

                     PROVISIONS CONCERNING GENERAL TANGIBLES

                  Section 6.1.  Contracts.

                  (a) Schedule 6.1. is a true and complete list of all material service contracts and agreements to which Borrower is a party.

                  (b) Borrower shall not amend, modify or supplement any contract or agreement included in the Collateral or waive any provision thereof without Lender's consent which shall not be unreasonably withheld.

                  (c) Borrower shall remain liable to perform all of its duties and obligations under any contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed; and Lender shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.


                                    SECTION 7

                     OTHER PROVISIONS CONCERNING COLLATERAL

                  Section 7.1. Title. Borrower has good and marketable title to the Collateral, and the Liens granted to Lender pursuant to this Agreement are fully perfected first-priority Liens, subject only to the Permitted Liens and to the proper filing of any financing statement or notice requested by Lender necessary to provide notice to third parties of the existence of such Liens, in and to the Collateral with priority over the rights of every person in the Collateral and is free, clear, and unencumbered by any Liens in favor of any person other than Lender except for Permitted Liens.

                  Section 7.2. Further Assurances. Borrower shall execute and deliver to Lender, concurrent with Borrower's execution of this Agreement and at any time or times hereafter at the request of Lender, all financing statements, continuation financing statements, security agreements, chattel mortgages, assignments, endorsements of certificates of title, applications for titles, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender's Liens in the Collateral and in order to consummate fully all of the transactions contemplated under the Security Documents. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or authorized agents designated by Lender) as Borrower's true and lawful attorney with power to sign the name of Borrower on any of the above-described documents or on any other similar documents that need to be executed, recorded, and/or filed in order to perfect or continue perfected Lender's Liens in the Collateral. The appointment of Lender as Borrower's attorney is irrevocable as long as any Obligations are outstanding. Any person dealing with Lender shall be entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect. Lender will provide Borrower with copies of any documents signed by Lender on Borrower's behalf pursuant to this Section.

                  Section 7.3. Lender's Duty of Care. Lender shall have no duty of care with respect to the Collateral except that Lender shall exercise reasonable care with respect to the Collateral in Lender's custody. Lender shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Lender accords its own property or if Lender takes such action with respect to the Collateral as the Borrower shall request or agree to in writing provided that no failure to comply with any such request nor any omission to do any such act requested by the Borrower shall be deemed a failure to exercise reasonable care. Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be a failure to exercise reasonable care with respect to the Collateral in Lender's custody. All risk, loss, damage or destruction of the Collateral not directly caused by Lender or its officers or agents shall be borne by Borrower.

                  Section 7.4. Borrower's Contracts. Borrower shall remain liable to perform its Obligations under any contracts and agreements included in the Collateral to the same extent as though this Agreement had not been entered into and Lender shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

                  Section 7.5. Reinstatement of Liens. If, at any time after payment in full by Borrower of all Obligations and termination of Lender's Liens, any payments on Obligations previously made by Borrower or any other Person must be disgorged by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of Borrower or such other Person), this Agreement and Lender's Liens granted hereunder shall be reinstated as to all disgorged payments as though such payments had not been made, and Borrower shall sign and deliver to Lender all documents and things necessary to perfect all reinstated Liens.

                  Section 7.6. Lender Expenses. If Borrower fails to pay any moneys (whether taxes, assessments, insurance premiums or otherwise) due to third persons or entities, fails to make any deposits or furnish any required proof of payment or deposit or fails to discharge any Lien not permitted hereby, all as required under the terms of this Agreement, then Lender may, to the extent that it determines that such failure by Borrower could have a material adverse effect on Lender's interests in the Collateral, in its discretion and without prior notice to Borrower, make payment of the same or any part thereof. Any amounts paid or deposited by Lender shall constitute Lender Expenses, shall become part of the Obligations, shall bear interest at the rate of eighteen percent (18%) per annum, and shall be secured by the Collateral. Any payments made by Lender shall not constitute (a) an agreement by Lender to make similar payments in the future or (b) a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or Lien, and the receipt of the usual official notice for the payment of moneys to a governmental entity shall be conclusive evidence that the same was validly due and owing.

                  Borrower shall immediately and without demand reimburse Lender for all sums expended by Lender that constitute Lender Expenses, and Borrower hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

                  Section 7.7. Inspection of Records. During usual business hours, and, upon reasonable advance notice, Lender shall have the right, at its expense, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition and to copy and make extracts therefrom. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to this Agreement and agrees that Lender may directly contact any such accounting firm or service bureau in order to obtain such information. Notwithstanding the foregoing, Lender shall be bound by any applicable law, rule or regulation concerning the use of patient information and records.

                  Section 7.8. Notice to Payor Accounts and Deposit Accounts. In order to perfect Lender's security interest in Payor Accounts and Borrower's deposit accounts maintained at any financial institutions at which Borrower maintains deposit accounts now or in the future, Borrower agrees to execute a form of notification to such financial institution(s) and Payor Accounts in order to notify them of Lender's Lien in such deposit accounts and Payor Accounts which require notice to perfect Lender's lien.

                  Section 7.9. Waivers. Except as specifically provided for herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable.

                                    SECTION 8

                         REPRESENTATIONS AND WARRANTIES

                  As of the date hereof Guarantor and Borrower each hereby warrants and represents to Lender the following:

                  Section 8.1. Legal Status. Each of Borrower and Guarantor is a corporation or partnership, as appropriate, validly existing and in good standing under the laws of the state of its incorporation or formation; and each Borrower and Guarantor is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, and has the power and authority (corporate, partnership and otherwise) to execute and carry out the terms of the Loan Documents to which it is a party, to own its assets and to carry on its business as currently conducted.

                  Section 8.2. Authorization. The execution, delivery, and performance by each Borrower and Guarantor of this Agreement and each Loan Document have been duly authorized by all necessary corporate or partnership action as appropriate. Each of Borrower and Guarantor have duly executed and delivered this Agreement and each Loan Document to which they are a party, and each of them constitutes a valid and binding obligation of each of Borrower or Guarantor, as applicable, enforceable according to its terms except as limited by equitable principles and by bankruptcy, insolvency, or similar laws affecting the rights of creditors generally.

                  Section 8.3. No Breach. The execution, delivery, and performance by Borrower and Guarantor of this Agreement and each Loan Document to which they are a party (a) will not contravene any law or any governmental rule or order binding on the Collateral; (b) will not violate any provision of the articles of incorporation or bylaws or partnership agreements, as appropriate, of Borrower or Guarantor; (c) will not violate any agreement or instrument by which Borrower or Guarantor, as applicable, is bound; (d) do not require any notice to or consent by any governmental body; and (e) will not result in the creation of a Lien on any assets of Borrower except the Lien to Lender granted herein.

                  Section 8.4. Taxes. All assessments and taxes, whether real, personal or otherwise, due or payable by or imposed, levied or assessed against Borrower or any of its property have been paid in full before delinquency or before the expiration of any extension period; and Borrower has made due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, except only for items that Borrower is currently contesting diligently and in good faith and that have been fully disclosed in writing to Lender.

                  Section 8.5. Deferred Compensation Plans. Borrower and each ERISA Affiliate have made all required contributions to all deferred compensation and defined benefit plans to which such person is required to contribute, and neither Borrower nor any ERISA Affiliate has any liability for any unfunded benefits of any single-employer or multi-employer plans.

                  Section 8.6. Litigation and Proceedings. Except as set forth on Schedule 8.6 attached hereto, there are no outstanding judgments against Borrower or any of their assets and there are no actions or proceedings pending by or against Borrower before any court or administrative agency. Borrower has no knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for ongoing collection matters in which Borrower is the plaintiff and except as set forth in Schedule 8.6 hereto.

                  Section 8.7. Business. Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to advantageously conduct its business. They are all in full force and effect and are not in known conflict with the rights of others. Borrower is not a party to or subject to any agreement or restriction that is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

                  Section 8.8. Laws and Agreements. Borrower is in compliance with all material agreements applicable to it, including obligations to contribute to any employee benefit plan or pension plan regulated by ERISA. Borrower is, to the best of its knowledge, in material compliance with all laws applicable to it.

                  Section 8.9. Financial Condition. All financial statements and information relating to Borrower that have been or may hereafter be delivered by Borrower to Lender are accurate and complete and have been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower since the date of the most recent financial statements submitted to Lender.

                  Section 8.10.  Health Care Laws.

                  (a) Borrower has obtained all permits, licenses and other authorizations that are required under Health Care Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Health Care Laws.

                  (b) Borrower or any Borrower Affiliate is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance in any material respect with Health Care Laws.

                  (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Health Care Laws.

                  Section 8.11. Cumulative Representations. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements that Borrower shall give, or cause to be given, to Lender, either now or hereafter.


                                    SECTION 9

                                    COVENANTS

                  Section 9.1. Encumbrance of Collateral. Borrower shall not create, incur, assume, or permit to exist any Lien on any Collateral now owned or hereafter acquired by Borrower, except for Liens to Lender and Permitted Liens.

                  Section 9.2. Business. Borrower shall engage primarily in business of the same general character as that now conducted by Borrower and shall not make any investment in any other entity through the direct or indirect holding of securities or otherwise.

                  Section 9.3. Condition and Repair. Borrower shall maintain in good repair and working order all properties used in its business and from time to time shall make all appropriate repairs and replacements thereof.

                  Section 9.4. Taxes. Borrower shall pay all taxes, assessments and other governmental charges imposed upon it or any of its assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or might become a Lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially impaired as a result thereof) no such charge or claim need by paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Lender is notified in advance of such contest, and if Borrower establishes any reserve or other appropriate provision required by generally accepted accounting principles and deposits with Lender cash or an acceptable bond in an amount equal to twice the amount of such charge or claim. Borrower shall make timely payment or deposit of all FICA payments and withholding taxes required of it by applicable laws and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

                  Section 9.5. Accounting System. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with generally accepted accounting principles consistently applied, with ledger and account cards or computer tapes, disks, printouts and records that contain information pertaining to the Collateral that may from time to time be requested by Lender. Borrower shall not modify or change its method of accounting or enter into any agreement hereafter with any third-party accounting firm or service bureau for the preparation and/or storage of Borrower's accounting records without said accounting firm's or service bureau's agreeing to provide to Lender information regarding the Collateral and Borrower's financial condition.

                  Section 9.6. Financial Statements. Borrower shall submit monthly financial statements with respect to Borrower to Lender as soon as available, and in any event within forty-five (45) days of the end of each month or fiscal quarter, as applicable. Additionally, Borrower will submit audited financial statements with respect to Borrower to Lender as soon as available, and in any event within ninety (90) days of the end of each fiscal year. With all financial statements, Borrower will also deliver a certificate of its chief financial officer attesting that no Event of Default or Unmatured Default under the Agreement has occurred and is continuing.

                  Section 9.7. Further Information. Borrower shall promptly supply Lender with such other information concerning its affairs as Lender may reasonably request from time to time hereafter and shall promptly notify Lender of any material adverse change in Borrower's financial condition and any condition or event that constitutes a breach of or event that constitutes an Event of Default under this Agreement.

                  Section 9.8. ERISA Covenants. Borrower shall comply, and shall cause each ERISA Affiliate to comply with all applicable provisions of ERISA and all other laws applicable to any deferred compensation plans with which Borrower or any ERISA Affiliate is associated, and shall promptly notify Lender of the occurrence of any event that could result in any material liability of Borrower to any person whatsoever with respect to any such plan.

                  Section 9.9. Restrictions on Merger, Consolidation, Sale of Assets, Issuance of Stock, etc. Unless authorized by Lender, Borrower shall not:

                  (a) Merge or consolidate with any Person.

                  (b) Sell, lease or otherwise dispose of its assets in any transaction or series of related transactions (other than sales in the ordinary course of business).

                  (c) Liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction.

                  (d) Acquire any interest in any business (whether by purchase of assets, purchase of stock, merger or otherwise).

                  (e) Become subject to any agreement or instrument which by its terms would restrict Borrower's right or ability to perform any of its obligations to Lender pursuant to the terms of the Loan Documents.

                  (f) Authorize or issue any additional stock or equity interest.

                  Section 9.10.  Health Care Covenants.

                  (a) Borrower shall comply in all respects with, and will obtain all permits required by all Health Care Laws.

                  (b) Borrower shall promptly furnish to Lender a copy of any communication from any governmental authority concerning any possible violation of any Health Care Laws or any occurrence of which Borrower would be required to notify any governmental authority with jurisdiction over Health Care Laws.

                  Section 9.11. Restrictions on Distributions. Unless authorized by Lender, neither Borrower nor Guarantor shall make any Distributions to any Person including any parent, subsidiary or affiliate of Borrower until the Obligations are fully satisfied; provided, however, Borrower and Guarantor may make Distributions pursuant to the terms of the agreements listed on Schedule
9.11. so long as the terms of such agreements are not hereafter amended without the consent of Lender.

                  Section 9.12. Restrictions on Indebtedness. Unless authorized by Lender, neither Borrower nor Guarantor shall hereafter create, incur, assume or otherwise become or remain liable with respect to any Indebtedness except the following:

                  (a) Indebtedness in respect of the Note and current liability (other than for money borrowed) incurred in the ordinary course of business.

                  (b) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials, equipment and supplies.

                  (c) Indebtedness in respect of replacement or refinancing of existing Indebtedness, provided the amount of such Indebtedness does not exceed the amount of the existing

Indebtedness, the repayment schedule for such Indebtedness is equal to the repayment schedule for the existing Indebtedness and Lender gives its prior written consent, which shall not be unreasonably withheld if the specified conditions have been met.

         Section 9.13. Restrictions on Guaranties. Unless authorized by Lender, neither Borrower nor Guarantor shall hereafter become or remain liable under any guaranty of any obligation of any other person, except for any guaranty of any obligation to Lender or its affiliates.

         Section 9.14. Deferral of Indebtedness. Prior to the payment in full by Borrower of the Obligations under this Agreement and the payment in full of all indebtedness of any Borrower Affiliate or Guarantor or any affiliate of Guarantor to Lender and Lender's affiliates, whether existing prior to, as of, or after the date of this Agreement, neither Borrower nor any affiliate of Borrower shall make any payments, directly or indirectly, on or otherwise in connection with, any subordinated notes held by any former general partner of Borrower or Guarantor, and shall cause the following makers of the following subordinated notes to defer making any further payments, directly or indirectly, on, or otherwise in connection with, such notes:


Maker                      Payee                           Original
                                                           Principal Amount

MD Acquisition             J. Sternberg and S.             $3,375,000
Corporation                Schulman, M.D. Corp.

MD Ltd. Partner Acq.       Stephen A. and                  $  481,767
Corporation                Stephanie S. Shulman

MD Ltd. Partner Acq.       Stephanie S.                    $  501,431
Corporation                Schulman

MD Ltd. Partner Acq.       James H. and Marsha             $  481,768
Corporation                Sternberg

MD Ltd. Partner Acq.       Marsha Sternberg                $  501,431
Corporation

MD Ltd. Partner Acq.       Ashley Kaye                     $  983,198
Corporation



                                   SECTION 10

                                EVENTS OF DEFAULT

                  An Event of Default shall be deemed to exist if after the date of this Agreement any of the following events shall have occurred and be continuing:

                  (a) Borrower or any Borrower Affiliate fails to make any payment of principal or interest or any other payment on the Note or any other Obligation when due and payable, by acceleration or otherwise, and such failure shall continue for ten (10) business days after the payment is due;

                  (b) Borrower or any Borrower Affiliate fails to observe or perform any covenant, condition or agreement to be observed or performed pursuant to the terms hereof or any Loan Document to which it is a party or any loan document between any Borrower Affiliate and Lender, and such failure is not cured as soon as reasonably practicable and in any event within thirty (30) days after written notice thereof by Lender; provided, however, that if such failure can not be cured within such thirty (30) day period, Borrower shall not be in default if the cure is commenced within such thirty (30) day period and thereafter such cure is diligently pursued to completion;

                  (c) A court enters a decree or order for relief in respect of Borrower or any Borrower Affiliate in an involuntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of Borrower or any Borrower Affiliate or for any substantial part of its property, or orders the windup or liquidation of Borrower's or any Borrower Affiliate's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against Borrower or any Borrower Affiliate and is pending for sixty (60) days without dismissal, stay, bond or other security acceptable to Lender;

                  (d) Borrower or any Borrower Affiliate commences a voluntary case under any applicable bankruptcy, insolvency or other similar law then in effect, makes any general assignment for the benefit of creditors, fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing;

                  (e) Final judgment for the payment of money on any claim in excess of $10,000 is rendered against Borrower or any Borrower Affiliate and remains undischarged for twenty (20) days during which execution is not effectively stayed;

                  (f) Guarantor revokes or attempts to revoke its guaranty of any of the Obligations, or becomes the subject of an insolvency proceeding of the type described in clauses (c) or (d) above with respect to Borrower or any Borrower Affiliate or fails to observe or perform any covenant, condition or agreement to be performed under any Loan Document to which it is a party;

                  (g) Borrower or any Borrower Affiliate makes any payment on account of Indebtedness that has been subordinated to any Obligations, other than payments specifically permitted by the terms of such subordination;

                  (h) Any Person holding Indebtedness that has been subordinated to any Obligations dies or becomes the subject of an insolvency proceeding resulting in the termination of the subordination arrangement relating to such Indebtedness or terminates the subordination arrangement or asserts that it is terminated.

                  (i) Any Collateral or any part thereof is sold, agreed to be sold, conveyed or allocated by operation of law or otherwise;

                  (j) Borrower or any Borrower Affiliate defaults under the terms of any Indebtedness or lease involving total payment obligations of Borrower in excess of $10,000 and such default is not cured within the time period permitted pursuant to the terms and conditions of such Indebtedness or lease, or an event occurs that gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments;

                  (k) Demand is made for payment of any Indebtedness of Borrower or Borrower Affiliate in excess of $10,000 that was not originally payable upon demand when incurred but the terms of which were later changed to provide for payment upon demand;

                  (l) Borrower or any Borrower Affiliate is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  (m) A judgment or other claim in excess of $10,000 becomes a Lien upon any or all of Borrower's or any Borrower
Affiliate's assets, other than a Permitted Lien;

                  (n) A notice of Lien, levy or assessment in excess of $10,000 is filed of record with respect to any or all of Borrower's or any Borrower Affiliate's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal or other governmental agency; or any tax or debt owing at any time hereafter to any one or more of such entities becomes a Lien upon any or all of Borrower's or any Borrower Affiliate's assets and the same is not paid on the payment date thereof, except to the extent such tax or debt is being contested by Borrower or any Borrower Affiliate as permitted in Section 8.4;

                  (o) There is a material impairment of the value of the Collateral or priority of Lender's Liens on the Collateral;

                  (p) Any or all of Borrower's or any Borrower Affiliate's assets are seized, subjected to a distress warrant, levied upon or come into the possession of any judicial officer;

                  (q) Lender believes in good faith that the prospect of payment or performance of the Obligations by Borrower has been impaired;

                  (r) Any representation or warranty made in writing to Lender by any officer of Borrower or any Borrower Affiliate in connection with the transaction contemplated in this Agreement is incorrect when made;

                  (s) Guarantor shall be in default with respect to any of its Obligations to Lender and such default is not cured within the time provided pursuant to the terms and conditions of such Obligation;

                  (t) If the aggregate dollar value of all judgments, defaults, demands, claims and notices of Liens under clauses (e), (j), (k), (m) and (n) hereof exceeds $25,000.

                  (u) Borrower fails to direct all receipts of Account payments into the Lockbox Servicer's post office boxes as provided under the Lockbox Agreement required by Section 2.5 hereof or causes any such receipts to be redirected to an account or post office box other than such Servicer's post office boxes or deposit accounts.

                                   SECTION 11

                                    REMEDIES

                  Section 11.1. Specific Remedies. Upon the occurrence of any Event of Default:

                  (a) Lender may cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the other Loan Documents, or under any other agreement between Borrower and Lender.

                  (b) Lender may declare all Obligations to be due and payable immediately, whereupon they shall immediately become due and payable without presentment, further demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, all defaulted Obligations shall bear interest at the rate of eighteen percent (18%) per annum.

                  (c) Lender may set off against the Obligations all Collateral, balances, credits, deposits, accounts, or moneys of Borrower then or thereafter held with Lender, including amounts represented by certificates of deposit.

                  (d) Lender may enter any premises of Borrower, with or without judicial process, and take possession of the Collateral; provided however, that Lender may only exercise such remedy if it may do so without a breach of the peace. Lender may remove the Collateral and may remove and/or copy all records pertaining thereto, and/or Lender may remain on such premises and use the premises for the purpose of collecting, preparing and disposing of the Collateral, without any liability for rent or occupancy charges. Borrower shall, upon request of Lender, assemble the Collateral and any records pertaining thereto and make them available at a place designated by Lender that is reasonably convenient to both parties.

                  (e) Lender may dispose of the Collateral in its then-existing condition or, at its election, may take such measures as it deems necessary or advisable to improve, process, finish, operate, demonstrate and prepare for sale the Collateral, and may store, ship, reclaim, recover, protect, advertise for sale or lease and insure the Collateral. Lender may use and operate equipment of Borrower in order to process or finish inventory included in the Collateral. If any Collateral consists of documents, Lender may proceed either as to the documents or as to the goods represented thereby.

                  (f) Lender may pay, purchase, contest or compromise any encumbrance, charge or Lien that, in the opinion of Lender, appears to be prior or superior to its Lien and pay all reasonable expenses incurred in connection therewith.

                  (g) Lender may (i) notify Account Debtors to make payment on Accounts directly to Lender; (ii) settle, adjust, compromise, extend or renew Accounts, whether before or after legal proceedings to collect such Accounts have commenced; (iii) prepare and file any bankruptcy proofs of claim or similar documents against any Account Debtor; (iv) prepare and file any notice, assignment, satisfaction, or release of Lien, UCC termination statement or any similar document; (v) sell or assign Accounts, individually or in bulk, upon such terms, for such amounts, and at such time or times as Lender deems advisable; (vi) complete the performance required of Borrower under any contract or agreement to which Borrower is a party and out of which Accounts arise or may arise; and (vii) obtain a mandatory injunction to the remedies provided for in this Agreement. Lender may use and operate Borrower's equipment for all such purposes.

                  (h) Lender may (i) endorse Borrower's name on all checks, notes, drafts, money orders or other forms of payment of or security for Accounts or other Collateral; (ii) sign Borrower's name on drafts drawn on Account Debtors or issuers of letters of credit; and (iii) notify the postal authorities in Borrower's name to change the address for delivery of Borrower's mail to an address designated by Lender, receive and open all mail addressed to Borrower, copy all mail, return all mail relating to Collateral, and hold all other mail available for pickup by Borrower.

                  (i) Lender may sell the Collateral at public or private sale and is not required to repossess Collateral before selling it. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to Borrower, ten (10) days prior to such disposition or by any of the methods provided in Section 13.5 hereof. Borrower shall be credited with the net proceeds of such sale only when they are actually received by Lender, and Borrower shall continue to be liable for any deficiency remaining after the Collateral is sold or collected.

                  (j) If the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

                  (k) To the maximum extent permitted by applicable law, Lender may be the purchaser of any or all of the Collateral at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any Collateral payable by Lender at such sale.

                  Section 11.2. Power of Attorney. Borrower hereby appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's attorney, with power whether before or after the occurrence of an Event of Default: (a) to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (b) to sign Borrower's name on drafts against Account Debtors, on schedules and assignments of Accounts, on verifications of Accounts, and on notices to Account Debtors; (c) to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower and to retain all mail relating to the Collateral and forward all other mail to Borrower; (d) to send requests for verification of Accounts; and (e) to do all things necessary to carry out this Agreement. The appointment of Lender as Borrower's attorney and each and every one of Lender's rights and powers, being coupled with an interest, are irrevocable as long as any Obligations are outstanding. Lender agrees not to exercise the power granted in clauses (a), (b) and (c) above prior to the occurrence of an Event of Default, but such limitation does not limit the effectiveness of such power of attorney at any time. Any person dealing with Lender shall be entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect. Lender may also use Borrower's stationery in connection with exercising its rights and remedies and performing the Obligations of Borrower.

                  Section 11.3. Expenses Secured. All expenses, including attorney fees, incurred by Lender in the exercise of its rights and remedies provided in this Agreement, in any other Loan Document, or by law shall be payable by Borrower to Lender, shall be part of the Obligations, and shall be secured by the Collateral.

                  Section 11.4. Equitable Relief. Borrower recognizes that in the event Borrower fails to perform, observe, or discharge any of its Obligations or liabilities under this Agreement, no remedy of law will provide adequate relief to Lender, and Borrower agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  Section 11.5. Remedies Are Cumulative. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other right or remedy given under this Agreement or under any other agreement between Lender and Borrower or Guarantor or now or hereafter existing at law or in equity or by statute. Lender may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election. No delay by Lender shall constitute a waiver, election or acquiescence by it. Borrower on its behalf waives any rights to require Lender to (i) proceed against any other Borrower, Guarantor or any other party; or (ii) proceed against or exhaust any security held from any other Borrower or Guarantor. Lender may at any time and from time to time, without notice to, or consent of, Borrower, and without affecting or impairing the obligation of Borrower hereunder do any of the following: (i) renew or extend any Obligations of any Borrower or Guarantor, or of any other party at any time directly or contingently liable for payment of any of said Obligations; (ii) accept partial payments of said Obligations to any Borrower or Guarantor; (iii) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations of any Borrower or Guarantor and the security therefor in any manner; (iv) consent to the transfer or sale of any security or bid and purchase at any sale of any security of any Borrower or Guarantor. Borrower expressly agrees that the validity of this Agreement and the Obligations of Borrower shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising, of any of Lender's rights against any Borrower or Guarantor or as a result of the substitution, release, repossession, sale, disposition or destruction of any Collateral securing any Obligations of Borrower or Guarantor. Lender shall not be released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any Collateral which secures the Obligations of any Borrower or Guarantor or to protect the property covered by such security interest.


                                   SECTION 12

                                    INDEMNITY

                  Section 12.1. General Indemnity. Borrower shall protect, indemnify and defend and save harmless Lender and its directors, officers, agents and employees from and against any and all loss, cost, liability (including negligence, tort and strict liability), expense, damage, suits or demands (including fees and disbursements of counsel), and expenses, on account of any suit or proceeding before any Governmental Authority which arises from the transactions contemplated in this Agreement or otherwise arising in connection with or relating to the Loan and any security therefor, unless such suit, claim or damages are caused by the negligence or intentional malfeasance of Lender or its directors, officer, agents or employees. Upon receiving knowledge of any suit, claim or demand asserted by a third-party that Lender believes is covered by this indemnity, Lender shall give Borrower timely notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel acceptable to Lender. Lender may, at its option, also require Borrower to so defend the matter. This obligation on the part of Borrower shall survive the termination of this Agreement and the repayment of the Note.


                                   SECTION 13

                                  MISCELLANEOUS

                  Section 13.1. Delay and Waiver. No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion shall be limited to that particular occasion.

                  Section 13.2. Complete Agreement. This Agreement and the Exhibits and Schedules hereto are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

                  Section 13.3. Severability; Headings. If any part of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

                  Section 13.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its Obligations hereunder. Lender (and any subsequent assignee) may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights and obligations of Lender; and Lender (or such subsequent assignee who in turn assigns as aforesaid) shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and said Collateral.

                  Section 13.5. Notices. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when delivered by courier or when transmitted by telex, facsimile, or similar electronic medium to the following addresses:




       To Borrower:              MRI/Boca Raton
                                 MRI/South Dade
                                 Pine Island MRI
                                 PODC

                                 c/o International Magnetic Imaging, Inc.
                                 2424 North Federal Highway
                                 Boca Raton, Florida 33431

       Attention:                George Mahoney
                                 Chief Financial Officer
                                 Telephone: (407) 362-0917
                                 Facsimile: (407) 347-5352

       Copies to:                Robert L. Blessey, Esq.
                                 Attorney at Law
                                 51 Lyon Ridge Road
                                 Katonah, New York 10536
                                 Telephone:  (914) 232-6842
                                 Facsimile:  (914) 232-0647

       To Lender:                DVI Business Credit Corporation
                                 500 Hyde Park
                                 Doylestown, Pennsylvania 18901

       Attention:                Melvin C. Breaux
                                 Vice President
                                 Telephone: (215) 345-6600
                                 Facsimile: (215) 230-8108


       Copies to:                Jeffrey J. Wong, Esq.
                                 Cooper, White & Cooper
                                 201 California Street, 17th Floor
                                 San Francisco, CA 94111
                                 Telephone: (415) 433-1900
                                 Facsimile: (415) 433-5530

         Either party may change such address by sending notice of the change to the other party; such change of address shall be effective only upon actual receipt of the notice by the other party.

                  Section 13.6. Governing Law. ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO
SHALL BE GOVERNED, CONSTRUED, AND INTERPRETED IN ACCORDANCE WITH
THE DOMESTIC LAWS OF PENNSYLVANIA.

                  Section 13.7. Jurisdiction. Borrower agrees that the state and federal courts in Orange County, California or any other court in which Lender initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement and that service of process in any such proceeding shall be effective if mailed to Borrower at its address described in the Notices section of this Agreement. Borrower waives any right it may have to assert the defense of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

                  Section 13.8.  Waiver of Trial by Jury.   LENDER,
GUARANTOR AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF
ANY MATTERS ARISING OUT OF THIS AGREEMENT OR ANY OF THE SECURITY
DOCUMENTS OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER,
GUARANTOR AND BORROWER.

                  Section 13.9. Consent. By its execution hereof, DVI Financial Services Inc. d/b/a DVI Capital ("DVI"), hereby acknowledges and consents that the Lien created under this Agreement shall be a Permitted Lien under the existing Loan and Security Agreement between DVI and the general and limited partner of Borrower.


                      [SIGNATURE BLOCKS ON FOLLOWING PAGES]

                           LOAN AND SECURITY AGREEMENT
                               [SIGNATURE BLOCKS]

         IN WITNESS WHEREOF, Borrower, Guarantor and Lender have executed this Agreement by their duly authorized officers as of the date first above written.


MAGNETIC RESONANCE INSTITUTE                 DVI BUSINESS CREDIT CORPORATION,
OF BOCA RATON, LTD., Borrower                Lender

By:  IMI ACQUISITION OF BOCA
         RATON CORPORATION,
         ITS GENERAL PARTNER

By:                                          By:
    Name:   Lewis S. Schiller                    Name:  Melvin C. Breaux
    Title:  President                            Title: Vice President


MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD., Borrower

By:  IMI ACQUISITION OF SOUTH DADE
     CORPORATION, ITS GENERAL PARTNER

By:
     Name:   Lewis S. Schiller
     Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD., Borrower

By:  IMI ACQUISITION OF PINE ISLAND
     CORPORATION, ITS GENERAL PARTNER

By:
     Name:   Lewis S. Schiller
     Title:  President


PHYSICIANS OUTPATIENT DIAGNOSTIC
CENTER, LTD., Borrower

By:  PODC ACQUISITION CORPORATION,
     ITS GENERAL PARTNER

By:
     Name:   Lewis S. Schiller
     Title:  President

INTERNATIONAL MAGNETIC IMAGING, INC., Guarantor

By:
     Name:   Lewis S. Schiller
     Title:  President


IMI ACQUISITION OF ARLINGTON CORP., Guarantor

By:
     Name:   Lewis S. Schiller
     Title:  President


IMI ACQUISITION OF PUERTO RICO CORPORATION, Guarantor

By:
     Name:   Lewis S. Schiller
     Title:  President


IMI ACQUISITION OF KANSAS CORPORATION, Guarantor

By:
     Name:   Lewis S. Schiller
     Title:  President


MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., Guarantor

By:  IMI ACQUISITION OF NORTH MIAMI BEACH, CORPORATION
     ITS GENERAL PARTNER

By:
     Name:   Lewis S. Schiller
     Title:  President

OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., Guarantor

By:  IMI ACQUISITION OF OAKLAND PARK CORPORATION,
     ITS GENERAL PARTNER

By:
     Name:   Lewis S. Schiller
     Title:  President


MD ACQUISITION CORPORATION, Guarantor

By:
     Name:   Lewis S. Schiller
     Title:  President

AGREED TO AS TO SECTION 9.14 HEREOF

MD ACQUISITION CORPORATION

By:
     Name:   Lewis S. Schiller
     Title:  President


AGREED TO AS TO SECTION 9.14 HEREOF

MD LTD. PARTNER ACQ. CORPORATION

By:
     Name:   Lewis S. Schiller
     Title:  President

AGREED TO AS TO SECTION 13.9 HEREOF

DVI FINANCIAL SERVICES INC. d/b/a DVI CAPITAL

By:
     Name:   Melvin C. Breaux
     Title:  Vice President

                MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD.

                         Schedule 1.1 - PERMITTED LIENS

1.       SunBank/South Florida
         Real property mortgage (land, building and improvements) September 30, 1994 Due September 30, 2004 $971,822 principal Monthly payment of $9,258 plus interest at prime plus 1.00%

2.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $1,012,577 principal
         Monthly payment of $27,319 which includes interest at 10.50%

3.       DVI Capital Company
         Personal property
         April 4, 1995
         Due April 4, 2000
         $264,714 principal
         Monthly payment of $6,488 which includes interest at 11.50%

                 MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE LTD.

                         Schedule 1.1 - PERMITTED LIENS

1.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $321,858 principal
         Monthly payment of $8,684 which includes interest at 10.50%

               PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD.

                         Schedule 1.1 - PERMITTED LIENS

1.       Capital Bank
         Real property mortgage (land, building and improvements) October 20, 1995 Due October 18, 2000 $222,701 principal Monthly payment of $2,942 which includes interest 9.75%

2.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $1,079,497 principal
         Monthly payment of $29,124 which includes interest at 10.50%

3.       DVI Capital Company
         Personal property
         April 4, 1995
         Due April 4, 2000
         $264,714 principal
         Monthly payment of $6,488 which includes interest at 11.50%

                  PHYSICIANS OUTPATIENT DIAGNOSTIC CENTER, LTD.

                         Schedule 1.1 - PERMITTED LIENS

1.       General Electric
         Equipment capital lease
         May 1, 1995
         April 2, 1997 is end of least term
         $1 buyout
         $22,909 principal
         Monthly payment of $1,546 which includes interest at 11%

2.       General Electric
         Equipment capital lease
         June 1, 1995
         May 1, 1997 is end of least term
         $1 buyout
         $40,284 principal
         Monthly payment of $2,542 which includes interest at 9.5%

                       INTERNATIONAL MAGNETIC IMAGING INC.

                         Schedule 1.1 - PERMITTED LIENS

1.       Capital Bank
         Personal property
         February 1, 1994
         Due July 1, 1996
         $93,200 principal
         Monthly payments of $13,666 plus interest at 7.5%

2.       United States Leasing International, Inc.
         December 1, 1993
         November 30, 1998 is end of lease term
         Options at lease end -
                  1)       Renew for additional year
                  2)       Return the equipment
                  3) Purchase the equipment greater of the then FMV or 10% of the original cost
         $139,709 principal
         Monthly payments of $4,448 which includes interest at 10%

3.       Republic Leasing
         May 5, 1995
         April 5, 1999 is end of lease term
         Put at lease end - $7,996
         $68,016 principal
         Monthly payments of $2,140 which includes interest at 17.25%

4.       Bell South Financial
         February 7, 1995
         January 7, 1997 is end of lease term
         $1 buyout
         $27,071 principal
         Monthly payments of $2,264 which includes interest at 14.5%

                       IMI ACQUISITION OF ARLINGTON CORP.

                         Schedule 1.1 - PERMITTED LIENS

1.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $783,133 principal
         Monthly payment of $21,129 which includes interest at 10.50%

3.       DVI Capital Company
         Personal property
         April 4, 1995
         Due April 4, 2000
         $324,837 principal
         Monthly payment of $7,962 which includes interest at 11.50%

                   IMI ACQUISITION OF PUERTO RICO CORPORATION

                         Schedule 1.1 - PERMITTED LIENS

1.       Banco Santander
         Real property mortgage (land, building and improvements) February 7, 1994 Due February 7, 1999 $516,673 principal Monthly payment of $8,333 plus interest at prime + 1 Balloon payment

2.       General Electric
         Equipment Capital Lease
         September 1, 1990
         September 1, 1996 is end of lease term
         Options at end of lease -
                  1)       Lease renewal for 1 or 2 years
                  2)       Fair market value purchase
                  3)       Return equipment
         $278,469 principal
         Monthly payment of $32,350 which includes interest at 10.80%

                      IMI ACQUISITION OF KANSAS CORPORATION

                         Schedule 1.1 - PERMITTED LIENS

1.       General Electric
         Equipment Conditional Sales Type Lease January 25, 1993 January 25, 1999 is end of lease term Put at lease end - $175,294 $1,083,922 principal
         Monthly payment of $30,890 which includes interest at 10.50%

2..      General Electric
         Leasehold improvement loan
         January 1, 1993
         Due April 1, 1997
         $147,008 principal
         Monthly payment of $16,241 which includes interest at 9.5%


3.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $697,093 principal
         Monthly payment of $18,807 which includes interest at 10.50%

4.       General Electric
         Equipment capital lease
         July 1, 1995
         June 1, 2000 is end of lease term
         $1 buyout
         $499,117 principal
         Monthly payment of $11, 736 which includes interest at 11.375%

               IMI RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD.

                         Schedule 1.1 - PERMITTED LIENS

1.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $960,792 principal
         Monthly payment of $25,922 which includes interest at 10.50%

                   OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD.

                         Schedule 1.1 - PERMITTED LIENS

1.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $399,136 principal
         Monthly payment of $10,768 which includes interest at 10.50%

                           MD ACQUISITION CORPORATION

                         SCHEDULE 1.1 - PERMITTED LIENS

NONE

                                Schedule 1.1(ab)

                              NET COLLECTIBLE VALUE

                                  Schedule 6.1

                                    CONTRACTS

                                  Schedule 8.6

                           LITIGATION AND PROCEEDINGS

                                  Schedule 9.11

                             PERMITTED DISTRIBUTIONS

Payments and fees for consulting management, radiology and other medical, financial and administrative services rendered in the ordinary course of business.


Agreements:

Redemption Agreement and Subordinated Promissory Notes of Borrower to its former limited partners.

Employment Agreements between International Magnetic Imaging, Inc. (formerly IMI Acquisition Corp.) ("IMI") and Messrs. Schulman and Mahoney, as amended through the date hereof.

Radiology Agreement between IMI and Expert Radiology Network, P.A., as amended through the date hereof.

Restrictive Covenant Agreements between IMI and Drs. Sternberg and
Kaye.

Agreements between IMI and Advanced NMR Systems, Inc.

Exhibit 10.10

                             SECURED PROMISSORY Note
                              Due December 28, 1998



                  1. FOR VALUE RECEIVED, the undersigned Magnetic Resonance Institute of Boca Raton, Ltd., Magnetic Resonance Institute of South Dade, Ltd., Pine Island Magnetic Resonance Imaging Center, Ltd., and Physicians Outpatient Diagnostic Center Ltd., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Business Credit Corporation or its assignee (the "Holder"), or order, principal in the sum of Three Million Dollars ($3,000,000), or such amount thereof that may be from time to time advanced hereunder, pursuant to the terms of that certain Loan and Security Agreement dated as of the date hereof among Holder as Lender, Maker as Borrower, and the Guarantors listed therein (the "Agreement"), with interest on the unpaid principal balance from time to time outstanding until paid at the fluctuating prime rate of interest announced publicly by Bank of America, NT&SA in San Francisco, California, from time to time as its base rate plus three and one-half percent (3.5%) per annum, computed on the basis of a 360 day year and actual days elapsed, until paid. Interest shall be payable monthly on the unpaid principal amount of this Note in arrears, on the first (1st) day of the month for the preceding month in accordance with the terms of the Agreement, with all unpaid principal and interest due and payable in full on the Termination Date. All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

                  2. If any part of the interest due on this Note is not paid when due, it shall be added to the principal amount of this Note and thereafter bear interest at the rate provided above. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.5 and 2.6 of the Agreement.

                  3. Principal and interest shall be payable to Holder in accordance with the provisions of the Lockbox Agreement provided for in the Agreement or at DVI Business Credit Corporation, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

                  4. This Note is made pursuant to, and secured by, the Agreement. This Note is also secured by any Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated by reference in and made a part of this Note.

                  5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

                  6. Failure of the Holder to exercise the acceleration option of paragraph 6 of this Note on the occurrence of any of the events enumerated therein shall not constitute waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

                  7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

                  8. If Maker shall fail to make any payment of interest or principal, including the payment due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to ten cents ($.10) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

                  9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount of the rate of eighteen percent (18%) per annum.

                  10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

                  11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

                  12. If any term, provision, covenant, or condition of this
Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

                  13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

                  14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


                      [SIGNATURE BLOCKS ON FOLLOWING PAGE]

                             SECURED PROMISSORY NOTE
                              Due December 28, 1998


DATED:  December 29, 1995

MAGNETIC RESONANCE INSTITUTE OF
BOCA RATON, LTD., Maker

By:      IMI ACQUISITION OF BOCA
         RATON CORPORATION, ITS
         GENERAL PARTNER


By:
         Name:   Lewis S. Schiller
         Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD., Maker

By:      IMI ACQUISITION OF SOUTH
         DADE CORPORATION, ITS
         GENERAL PARTNER


By:
         Name:   Lewis S. Schiller
         Title:  President

PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD., Maker

By:      IMI ACQUISITION OF PINE
         ISLAND CORPORATION, ITS
         GENERAL PARTNER


By:
         Name:   Lewis S. Schiller
         Title:  President

PHYSICIANS OUTPATIENT DIAGNOSTIC
CENTER, LTD., Maker

By:      PODC ACQUISITION
         CORPORATION, ITS GENERAL
         PARTNER


By:
         Name:   Lewis S. Schiller
         Title:  President

                             SECURED PROMISSORY Note
                              Due December 28, 1998



                  1. FOR VALUE RECEIVED, the undersigned IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., and MD ACQUISITION CORPORATION, and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Business Credit Corporation or its assignee (the "Holder"), or order, principal in the sum of Three Million Dollars ($3,000,000), or such amount thereof that may be from time to time advanced hereunder, pursuant to the terms of that certain Loan and Security Agreement dated as of the date hereof among Holder as Lender, Maker as Borrower, and the Guarantors listed therein (the "Agreement"), with interest on the unpaid principal balance from time to time outstanding until paid at the fluctuating prime rate of interest announced publicly by Bank of America, NT&SA in San Francisco, California, from time to time as its base rate plus three and one-half percent (3.5%) per annum, computed on the basis of a 360 day year and actual days elapsed, until paid. Interest shall be payable monthly on the unpaid principal amount of this Note in arrears, on the first (1st) day of the month for the preceding month in accordance with the terms of the Agreement, with all unpaid principal and interest due and payable in full on the Termination Date. All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

                  2. If any part of the interest due on this Note is not paid when due, it shall be added to the principal amount of this Note and thereafter bear interest at the rate provided above. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.5 and 2.6 of the Agreement.

                  3. Principal and interest shall be payable to Holder in accordance with the provisions of the Lockbox Agreement provided for in the Agreement or at DVI Business Credit Corporation, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

                  4. This Note is made pursuant to, and secured by, the Agreement. This Note is also secured by any Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated by reference in and made a part of this Note.

                  5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

                  6. Failure of the Holder to exercise the acceleration option of paragraph 6 of this Note on the occurrence of any of the events enumerated therein shall not constitute waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

                  7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

                  8. If Maker shall fail to make any payment of interest or principal, including the payment due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to ten cents ($.10) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

                  9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount of the rate of eighteen percent (18%) per annum.

                  10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

                  11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

                  12. If any term, provision, covenant, or condition of this
Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

                  13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

                  14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


                      [SIGNATURE BLOCKS ON FOLLOWING PAGE]

                             SECURED PROMISSORY NOTE
                              Due December 28, 1998

DATED:  December 29, 1995


IMI ACQUISITION OF ARLINGTON CORP., Maker


By:
         Name:   Lewis S. Schiller
         Title:  President


IMI ACQUISITION OF PUERTO RICO CORPORATION, Maker

By:
         Name:   Lewis S. Schiller
         Title:  President


IMI ACQUISITION OF KANSAS CORPORATION, Maker

By:
         Name:   Lewis S. Schiller
         Title:  President


MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., Make

By:  IMI ACQUISITION OF NORTH MIAMI BEACH, CORPORATION
     ITS GENERAL PARTNER

By:
         Name:   Lewis S. Schiller
         Title:  President

OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., Maker

By:  IMI ACQUISITION OF OAKLAND PARK CORPORATION,
     ITS GENERAL PARTNER

By:
         Name:   Lewis S. Schiller
         Title:  President


MD ACQUISITION CORPORATION, Maker

By:
         Name:   Lewis S. Schiller
         Title:  President

Exhibit 10.11

PARENT GUARANTY - GROUP 1 LOAN

                        UNCONDITIONAL CONTINUING GUARANTY
                                (Loan Agreement)


         THIS UNCONDITIONAL CONTINUING GUARANTY (this "Guaranty") is made and entered into as of December 29, 1995, by and between DVI Business Credit ("Lender"), with an office at 500 Hyde Park, Doylestown, Pennsylvania 18901, and International Magnetic Imaging, Inc. ("Guarantor") whose address is 2424 North Federal Highway, Suite 410, Boca Raton, Florida 33431.

         1. Guaranty. In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement dated as of December 29, 1995 ("Agreement"), with Magnetic Resonance Institute of Boca Raton Ltd., Magnetic Resonance Institute of South Dade, Ltd., Pine Island Magnetic Resonance Imaging Center, Ltd., and Physicians Outpatient Diagnostic Center, Ltd., collectively and individually referred to as "Borrower", and any future agreements with Borrower. Guarantor unconditionally, absolutely and irrevocably guarantees and promises to Lender to pay, perform and discharge, any and all present and future indebtedness, liabilities and obligations (collectively, the "Obligations") of Borrower to Lender, including, but not limited to, the repayment to Lender of all sums presently due and owing, and all sums that shall in the future become due and owing, from Borrower to Lender whether arising under the Agreement or otherwise. The Obligations of Borrower include, but are not limited to, Borrower acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United States Code or any successor statute thereto (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receive of Borrower or Borrower's property or similar person duly appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding.

         2. Obligations. The Obligations (a) include any and all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description, whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment or otherwise) and include Obligations that are: (i) direct or indirect; (ii) fixed or contingent; (iii) primary or as guarantor or surety; (iv) liquidated or unliquidated; (v) matured or unmatured; (vi) acquired by pledge, assignment, security interest or purchase; (vii) secured or unsecured; (viii) primary or secondary; (ix) joint, several or joint and several; (x) represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower; (xi) interest, late charges, default interest and any interest that would have accrued but for the commencement of a case under the Bankruptcy Code; and (xii) all of Lender's expenses, included, without limitation (A) all costs or expenses, including without limitation taxes and insurance premiums, required to be paid by Borrower under the Agreement that are to be paid or advanced by Lender, (B) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower, (C) costs and expenses incurred by Lender to correct any default or enforce any provision of the Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, and/or advertising to sell any security for, the Obligations (whether or not a sale is consummated), (D) costs and expenses of suit incurred by Lender in enforcing or defending the Agreement or any portion thereof and (E) Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or concerning the Agreement or any portion thereof, irrespective of whether suit is brought, and (b) includes Borrower's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking and provision to be performed by Borrower under the Agreement. Guarantor's liability under this Guaranty may be larger in amount and more burdensome than the Obligations of Borrower under the Agreement and Guarantor hereby waives any defenses to the contrary.

         3. Attorney's Fees. If Lender incurs attorney's fees relating to any actions or claims arising out of this Guaranty, Guarantor agrees to pay Lender such attorney's fees plus all reasonable costs and expenses of prosecuting and/or defending any such actions or claims. The term "attorney's fees" means the full cost of legal services performed in connection with the matters involved, calculated on the basis of the actual fees of the attorneys performing those services, and is not limited to "reasonable attorney's fees" as defined in any statute or rule of any court in which an action hereunder may be brought. Guarantor agrees to pay Lender's attorney's fees relating to any action, suit, counterclaim, post-judgment motions, bankruptcy litigation, appeal, arbitration or mediation.

         4.       Waivers.

                  (a) Scope of Risk Defenses. Lender may at any time and from time to time, without notice or the consent of Guarantor, and without affecting or impairing the liability of Guarantor hereunder, do any of the following: (i) renew, modify, or extend (including extensions beyond the original term) any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any said Obligations; (ii) accept partial payments of said Obligations; (iii) settle, discharge, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations and the security therefor in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security; or (vi) change the terms of the Obligations, including increases or decreases in payments or any interest rate adjustments.

                  (b) Primary Obligation Defenses. Guarantor waives any rights to require Lender to (i) proceed against Borrower or any other guarantor or party; (ii) proceed against or exhaust any security held from Borrower or any other guarantor; or (iii) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower, whether such defense arises by operation of law, bankruptcy of Borrower or otherwise, including without limitation, any defense based on or arising out of any disability of Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause or the liability of Borrower. Guarantor waives any defense based on any applicable statute of limitations or statute of frauds.

                  (c) Commercially Reasonable Sale and Anti-Deficiency Laws. Lender may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this subsection 4(c). Guarantor may have the right of subrogation or reimbursement against Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Guarantor gives up any such potential defenses by agreeing to these waivers. Guarantor also expressly waives any defense or benefit that may be derived from any "one form of action" rule or anti-deficiency statute and all suretyship defenses it would otherwise have under the laws of any state.

                  (d) Disclosure Defenses. Guarantor expressly waives all set-offs and counterclaims and waives all notices, protests and demands including, without limitation, notice of default in the payment of rents or in the performance or in the observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and Borrower.

                  (e) Impairment of Collateral Defense. Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising of any of Lender's rights against Borrower pursuant to any of the Agreement or against Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral or of the items leased or to be leased to Borrower. Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay (a) to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower or Guarantor to Lender or (b) to protect the property covered by such security interest.

                  (f) Guarantor's Right To Revoke. Guarantor expressly waives the right to revoke or terminate this Guaranty, including any statutory right of revocation under the laws of any state.

         5. Financial Condition of Borrower. Guarantor (a) assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder and (b) agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         6. Guarantor Not Entitled To Subrogation Until Lender Paid In Full; Subordination. No payment by Guarantor hereunder shall entitle Guarantor, by subrogation, indemnity, reimbursement, contribution or otherwise, to any payment by Borrower or to any subrogation, indemnity, reimbursement or contribution out of the property of Borrower until all Obligations to Lender have been paid in full. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of Borrower to Lender. Upon the liquidation, bankruptcy or distribution of any of Borrower's assets, Guarantor shall assign to Lender all of Guarantor's claims on account of such indebtedness so that Lender shall receive all dividends and payments on such indebtedness until payment in full of the Obligations. This Section 6 shall constitute such an assignment if Guarantor fails to execute and deliver such an assignment.

         7. Recovery of Preferences. If (a) a claim is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations guaranteed hereunder and Lessor repays or otherwise becomes liable for all or any part of such claim by reason of (i) any judgment, decree or order of any court or administrative body having competent jurisdiction or (ii) any settlement or compromise of any such claim, Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof or the termination of any leases or other agreements evidencing any of the Obligations. Guarantor shall be liable for the full amount of attorney's fees, costs and interest which Lender pays or incurs in connection with defending any preference or fraudulent transfer claim.

         8. Events Of Default. The occurrence of any one of the following events shall constitute an event of default under this Guaranty and, upon the occurrence thereof and at Lender's election without notice or demand. Guarantor's obligations hereunder shall become due, payable and enforceable against Guarantor, whether or not the Obligations are then due and payable:

                  (a) The occurrence of an Event of Default under and as defined in the Agreement;

                  (b) The commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Guarantor or Borrower;

                  (c) The attempt by Guarantor or Borrower to effect an assignment for the benefit of creditors or a composition with creditors;

                  (d)      The insolvency of Guarantor or  Borrower;

                  (e)      The death or dissolution of Guarantor;

                  (f) The inaccuracy or incompleteness in any material or respect, when made, of (a) any representations or warranties made by Guarantor, Borrower or (b) any other matter or;

                  (g) The breach by Guarantor of any covenant of this Guaranty or any other agreement between Lender and Guarantor.

         9. Binding On Successors And Assigns. This Guaranty shall bind Guarantor's respective heirs, administrators, personal representatives, successors and assigns, and shall inure to the benefit of Lender's successors and assigns, including, without limitation, any party to whom Lender may assign the Agreement or any other agreement; and Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

         10. Miscellaneous. This Guaranty contains the entire agreement of the parties hereto and no other oral or written agreement exists. This Guaranty may not be amended or modified except by a writing signed by Lender and Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations nor any other circumstance which might be a legal defense of a guarantor shall affect, impair or be a defense to this Guaranty. If more than one Guarantor has signed this Guaranty, each Guarantor shall be jointly and severally liable to Lender hereunder and when permitted by the context, the singular includes the plural. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of any signer. The unconditional liability of the signer applies whether the signer is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion. Guarantor shall remain liable under this Guaranty even if any co-guarantor is released or discharged for any reason.

         11. CHOICE OF LAW AND FORUM. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. GUARANTOR AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS ORANGE COUNTY IN THE STATE OF CALIFORNIA. GUARANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS GUARANTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER AND GUARANTOR.


INTERNATIONAL MAGNETIC IMAGING, INC.


By___________________
         [Type Name]
Its__________________
         [Title]

PARENT GUARANTY - GROUP 2 LOAN

                        UNCONDITIONAL CONTINUING GUARANTY
                                (Loan Agreement)


         THIS UNCONDITIONAL CONTINUING GUARANTY (this "Guaranty") is made and entered into as of December 29, 1995, by and between DVI Business Credit ("Lender"), with an office at 500 Hyde Park, Doylestown, Pennsylvania 18901, and International Magnetic Imaging, Inc. ("Guarantor") whose address is 2424 North Federal Highway, Suite 410, Boca Raton, Florida 33431.

         1. Guaranty. In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement dated as of December __, 1995 ("Agreement"), with IMI Acquisition of Arlington Corp., IMI Acquisition of Puerto Rico Corporation, IMI Acquisition of Kansas Corporation, Magnetic Resonance Institute of North Miami Beach, Ltd., Oakland Magnetic Resonance Institute, Ltd., MD Acquisition Corporation, collectively and individually referred to as "Borrower", and any future agreements with Borrower. Guarantor unconditionally, absolutely and irrevocably guarantees and promises to Lender to pay, perform and discharge, any and all present and future indebtedness, liabilities and obligations (collectively, the "Obligations") of Borrower to Lender, including, but not limited to, the repayment to Lender of all sums presently due and owing, and all sums that shall in the future become due and owing, from Borrower to Lender whether arising under the Agreement or otherwise. The Obligations of Borrower include, but are not limited to, Borrower acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United States Code or any successor statute thereto (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receive of Borrower or Borrower's property or similar person duly appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding.

         2. Obligations. The Obligations (a) include any and all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description, whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment or otherwise) and include Obligations that are: (i) direct or indirect; (ii) fixed or contingent; (iii) primary or as guarantor or surety; (iv) liquidated or unliquidated; (v) matured or unmatured; (vi) acquired by pledge, assignment, security interest or purchase; (vii) secured or unsecured; (viii) primary or secondary; (ix) joint, several or joint and several; (x) represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower; (xi) interest, late charges, default interest and any interest that would have accrued but for the commencement of a case under the Bankruptcy Code; and (xii) all of Lender's expenses, included, without limitation (A) all costs or expenses, including without limitation taxes and insurance premiums, required to be paid by Borrower under the Agreement that are to be paid or advanced by Lender, (B) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower, (C) costs and expenses incurred by Lender to correct any default or enforce any provision of the Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, and/or advertising to sell any security for, the Obligations (whether or not a sale is consummated), (D) costs and expenses of suit incurred by Lender in enforcing or defending the Agreement or any portion thereof and (E) Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or concerning the Agreement or any portion thereof, irrespective of whether suit is brought, and (b) includes Borrower's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking and provision to be performed by Borrower under the Agreement. Guarantor's liability under this Guaranty may be larger in amount and more burdensome than the Obligations of Borrower under the Agreement and Guarantor hereby waives any defenses to the contrary.

         3. Attorney's Fees. If Lender incurs attorney's fees relating to any actions or claims arising out of this Guaranty, Guarantor agrees to pay Lender such attorney's fees plus all reasonable costs and expenses of prosecuting and/or defending any such actions or claims. The term "attorney's fees" means the full cost of legal services performed in connection with the matters involved, calculated on the basis of the actual fees of the attorneys performing those services, and is not limited to "reasonable attorney's fees" as defined in any statute or rule of any court in which an action hereunder may be brought. Guarantor agrees to pay Lender's attorney's fees relating to any action, suit, counterclaim, post-judgment motions, bankruptcy litigation, appeal, arbitration or mediation.

         4.       Waivers.

                  (a) Scope of Risk Defenses. Lender may at any time and from time to time, without notice or the consent of Guarantor, and without affecting or impairing the liability of Guarantor hereunder, do any of the following: (i) renew, modify, or extend (including extensions beyond the original term) any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any said Obligations; (ii) accept partial payments of said Obligations; (iii) settle, discharge, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations and the security therefor in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security; or (vi) change the terms of the Obligations, including increases or decreases in payments or any interest rate adjustments.

                  (b) Primary Obligation Defenses. Guarantor waives any rights to require Lender to (i) proceed against Borrower or any other guarantor or party; (ii) proceed against or exhaust any security held from Borrower or any other guarantor; or (iii) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower, whether such defense arises by operation of law, bankruptcy of Borrower or otherwise, including without limitation, any defense based on or arising out of any disability of Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause or the liability of Borrower. Guarantor waives any defense based on any applicable statute of limitations or statute of frauds.

                  (c) Commercially Reasonable Sale and Anti-Deficiency Laws. Lender may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this subsection 4(c). Guarantor may have the right of subrogation or reimbursement against Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Guarantor gives up any such potential defenses by agreeing to these waivers. Guarantor also expressly waives any defense or benefit that may be derived from any "one form of action" rule or anti-deficiency statute and all suretyship defenses it would otherwise have under the laws of any state.

                  (d) Disclosure Defenses. Guarantor expressly waives all set-offs and counterclaims and waives all notices, protests and demands including, without limitation, notice of default in the payment of rents or in the performance or in the observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and Borrower.

                  (e) Impairment of Collateral Defense. Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising of any of Lender's rights against Borrower pursuant to any of the Agreement or against Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral or of the items leased or to be leased to Borrower. Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay (a) to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower or Guarantor to Lender or (b) to protect the property covered by such security interest.

                  (f) Guarantor's Right To Revoke. Guarantor expressly waives the right to revoke or terminate this Guaranty, including any statutory right of revocation under the laws of any state.

         5. Financial Condition of Borrower. Guarantor (a) assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder and (b) agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         6. Guarantor Not Entitled To Subrogation Until Lender Paid In Full; Subordination. No payment by Guarantor hereunder shall entitle Guarantor, by subrogation, indemnity, reimbursement, contribution or otherwise, to any payment by Borrower or to any subrogation, indemnity, reimbursement or contribution out of the property of Borrower until all Obligations to Lender have been paid in full. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of Borrower to Lender. Upon the liquidation, bankruptcy or distribution of any of Borrower's assets, Guarantor shall assign to Lender all of Guarantor's claims on account of such indebtedness so that Lender shall receive all dividends and payments on such indebtedness until payment in full of the Obligations. This Section 6 shall constitute such an assignment if Guarantor fails to execute and deliver such an assignment.

         7. Recovery of Preferences. If (a) a claim is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations guaranteed hereunder and Lessor repays or otherwise becomes liable for all or any part of such claim by reason of (i) any judgment, decree or order of any court or administrative body having competent jurisdiction or (ii) any settlement or compromise of any such claim, Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof or the termination of any leases or other agreements evidencing any of the Obligations. Guarantor shall be liable for the full amount of attorney's fees, costs and interest which Lender pays or incurs in connection with defending any preference or fraudulent transfer claim.

         8. Events Of Default. The occurrence of any one of the following events shall constitute an event of default under this Guaranty and, upon the occurrence thereof and at Lender's election without notice or demand. Guarantor's obligations hereunder shall become due, payable and enforceable against Guarantor, whether or not the Obligations are then due and payable:

                  (a) The occurrence of an Event of Default under and as defined in the Agreement;

                  (b) The commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Guarantor or Borrower;

                  (c) The attempt by Guarantor or Borrower to effect an assignment for the benefit of creditors or a composition with creditors;

                  (d)      The insolvency of Guarantor or  Borrower;

                  (e)      The death or dissolution of Guarantor;

                  (f) The inaccuracy or incompleteness in any material or respect, when made, of (a) any representations or warranties made by Guarantor, Borrower or (b) any other matter or;

                  (g) The breach by Guarantor of any covenant of this Guaranty or any other agreement between Lender and Guarantor.

         9. Binding On Successors And Assigns. This Guaranty shall bind Guarantor's respective heirs, administrators, personal representatives, successors and assigns, and shall inure to the benefit of Lender's successors and assigns, including, without limitation, any party to whom Lender may assign the Agreement or any other agreement; and Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

         10. Miscellaneous. This Guaranty contains the entire agreement of the parties hereto and no other oral or written agreement exists. This Guaranty may not be amended or modified except by a writing signed by Lender and Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations nor any other circumstance which might be a legal defense of a guarantor shall affect, impair or be a defense to this Guaranty. If more than one Guarantor has signed this Guaranty, each Guarantor shall be jointly and severally liable to Lender hereunder and when permitted by the context, the singular includes the plural. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of any signer. The unconditional liability of the signer applies whether the signer is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion. Guarantor shall remain liable under this Guaranty even if any co-guarantor is released or discharged for any reason.

         11. CHOICE OF LAW AND FORUM. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. GUARANTOR AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS ORANGE COUNTY IN THE STATE OF CALIFORNIA. GUARANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS GUARANTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER AND GUARANTOR.


INTERNATIONAL MAGNETIC IMAGING, INC.


By
         [Type Name]
Its
         [Title]

Exhibit 10.12

                           LOAN AND SECURITY AGREEMENT

                                     between

                       IMI ACQUISITION OF ARLINGTON CORP.,

                   IMI ACQUISITION OF PUERTO RICO CORPORATION,

                     IMI ACQUISITION OF KANSAS CORPORATION,

            MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD.,

                   OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD.,

                           MD ACQUISITION CORPORATION,

                MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD.,

                MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD.,

              PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD.,

                 PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD.,

                                    Borrowers

                      INTERNATIONAL MAGNETIC IMAGING, INC.

                                    Guarantor

                                       and

                  DVI FINANCIAL SERVICES, INC. dba DVI CAPITAL

                                     Lender

                          Dated as of January 24, 1996

                                TABLE OF CONTENTS

                                                                         Page
SECTION 1
DEFINITIONS...............................................................  1

         Section 1.1.  Specific Definitions...............................  1
         Section 1.2.  Generally Accepted Accounting Principles
                        and Uniform Commercial Code.......................  5
         Section 1.3.  Construction.......................................  5

SECTION 2
LOAN......................................................................  6

         Section 2.1.  The Loan...........................................  6
         Section 2.2.  Term and Repayment of Loans........................  6
         Section 2.4.  Conditions to the Closing..........................  6

SECTION 3
SECURITY INTEREST.........................................................  8

         Section 3.1.  Grant of Security Interest.........................  8

SECTION 4
SPECIFIC REPRESENTATIONS..................................................  9

         Section 4.1.  Name of Borrower...................................  9
         Section 4.2.  Mergers and Consolidations.........................  9
         Section 4.3.  Purchase of Assets.................................  9
         Section 4.4.  Change of Name or Identity.........................  9

SECTION 5
PROVISIONS CONCERNING GENERAL TANGIBLES...................................  9

         Section 5.1.  Contracts..........................................  9

SECTION 6
OTHER PROVISIONS CONCERNING COLLATERAL....................................  10

         Section 6.1.  Title..............................................  10
         Section 6.2.  No Warranties......................................  10
         Section 6.3.  Further Assurances.................................  10
         Section 6.4.  Additional Collateral..............................  11
         Section 6.5.  Lender's Duty of Care..............................  11
         Section 6.6.  Borrower's Contracts...............................  11
         Section 6.7.  Reinstatement of Liens.............................  11
         Section 6.8.  Lender Expenses....................................  11
         Section 6.9.  Inspection of Collateral and Records...............  12
         Section 6.10. Waivers............................................  12

SECTION 7
REPRESENTATIONS AND WARRANTIES............................................  13

         Section 7.1.  Legal Status.......................................  13
         Section 7.2.  Authorization......................................  13
         Section 7.3.  No Breach..........................................  13
         Section 7.4.  Taxes..............................................  13
         Section 7.5.  Deferred Compensation Plans........................  13
         Section 7.6.  Litigation and Proceedings.........................  14
         Section 7.7.  Business...........................................  14
         Section 7.8.  Laws and Agreements................................  14

         Section 7.9.  Financial Condition................................  14
         Section 7.10. Health Care Laws...................................  14
         Section 7.11. Insurance..........................................  15
         Section 7.12. Cumulative Representations.........................  15

SECTION 8
COVENANTS.................................................................  15

         Section 8.1.  Encumbrance of Collateral..........................  15
         Section 8.2.  Business...........................................  15
         Section 8.3.  Condition and Repair...............................  15
         Section 8.4.  Taxes..............................................  15
         Section 8.5.  Accounting System..................................  16
         Section 8.6.  Financial Statements...............................  16
         Section 8.7.  Further Information................................  16
         Section 8.8.  ERISA Covenants....................................  16
         Section 8.9.  Restrictions on Merger, Consolidation,
                        Sale of Assets, Issuance of Stock, etc............  17
         Section 8.10. Health Care Covenants..............................  17
         Section 8.11. Restrictions on Distributions......................  17
         Section 8.12. Restrictions on Indebtedness.......................  17
         Section 8.13. Restrictions on Guaranties.........................  18
         Section 8.14. Deferral of Indebtedness...........................  18

SECTION 9
EVENTS OF DEFAULT.........................................................  19

SECTION 10
REMEDIES..................................................................  21

         Section 10.1.  Specific Remedies.................................  21
         Section 10.2.  Power of Attorney.................................  23
         Section 10.3.  Expenses Secured..................................  23
         Section 10.4.  Equitable Relief..................................  23
         Section 10.5.  Remedies Are Cumulative...........................  23

SECTION 11
INDEMNITY.................................................................  24

         Section 11.1.  General Indemnity.................................  24

SECTION 12
MISCELLANEOUS.............................................................  25

         Section 12.1.  Delay and Waiver..................................  25
         Section 12.2.  Complete Agreement................................  25
         Section 12.3.  Severability; Headings............................  25
         Section 12.4.  Binding Effect....................................  25
         Section 12.5.  Notices...........................................  25
         Section 12.6.  Governing Law.....................................  26
         Section 12.7.  Jurisdiction......................................  26
         Section 12.8.  Waiver of Trial by Jury...........................  26
         Section 12.9.  Consent...........................................  27

Schedule 1.1      PERMITTED LIENS
Schedule 5.1      CONTRACTS
Schedule 7.6      LITIGATION AND PROCEEDINGS
Schedule 7.11     INSURANCE
Schedule 8.11     PERMITTED DISTRIBUTIONS

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of January 24, 1996, by and between DVI Financial Services, Inc. dba DVI Capital, a Delaware corporation ("Lender"), IMI Acquisition of Arlington Corp., a Virginia corporation, IMI Acquisition of Puerto Rico Corporation, a Puerto Rican corporation, IMI Acquisition of Kansas Corporation, a Kansas corporation, Magnetic Resonance Institute of North Miami Beach, Ltd., a Florida limited partnership, Oakland Magnetic Resonance Institute, Ltd., a Florida limited partnership, MD Acquisition Corporation, a Florida corporation, Magnetic Resonance Institute of Boca Raton, Ltd., a Florida limited partnership, Magnetic Resonance Institute of South Dade, Ltd., a Florida limited partnership, Pine Island Magnetic Resonance Imaging Center, Ltd., a Florida limited partnership and Physicians' OutPatient Diagnostic Center, Ltd., a Florida limited partnership, and each of them, jointly and severally, (collectively and individually referred to as "Borrower") and International Magnetic Imaging, Inc., a Delaware corporation ("Guarantor").


                                    SECTION 1

                                   DEFINITIONS

                  Section 1.1. Specific Definitions. The following definitions shall apply:

                  (a) "Accounts" shall mean all accounts, contract rights, instruments, documents, general intangibles, chattel paper and obligations in any form owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance; all credit insurance, guaranties, letters of credit, advices of credit and other security for any of the above; all merchandise returned to or reclaimed by Borrower; and Borrower's Books relating to any of the foregoing.

                  (b) "Account Debtors" shall mean Borrower's customers and all other persons who are obligated or indebted to Borrower in any manner, whether directly or indirectly, primarily or secondarily, contingently or otherwise, with respect to Accounts or General Intangibles.

                  (c) "Advance(s)" shall mean an advance of loan proceeds constituting all or a part of the Loan.

                  (d) "Base Rate" shall mean the prime rate of interest announced publicly by Bank of America, NT&SA in San Francisco, California, from time to time as its base rate.

                  (e) "Borrower's Books" shall mean all of Borrower's books and records including but not limited to: minute books, ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities and the Accounts; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs and other computer-prepared information and the equipment containing such information; provided, however, that confidential patient records shall not be included therein, except to the extent otherwise permitted by law.

                  (f) "Closing Date" shall mean the date of the first Advance of the Loan.

                  (g) "Collateral" shall have the meaning specified in Section 3 hereof.

                  (h) "Contribution Agreement" shall mean that certain Contribution Agreement dated as of the date hereof entered into among each and all of the Borrowers.

                  (i) "Distribution" shall mean (i) the declaration or payment of any profit, dividend, share or distribution on or in respect of any interest in Borrower; (ii) the purchase or other retirement of any such interest in Borrower; (iii) any loan or advance to the holder of any interest in Borrower or to the holder of any indebtedness; (iv) any other payment to the holder of any interest in Borrower or to the holder of any Indebtedness; and (v) any payment of principal of or interest on or with respect to any purchase or other retirement of any Indebtedness of Borrower which, by its terms, is subordinated to the payment of the Note; provided, however, that the term "Distribution" shall not include any salaries, or payments for rent or other services rendered or for goods purchased which are furnished and invoiced in the ordinary course of business and in accordance with the terms of this Agreement.

                  (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor provisions thereto, including any rules or regulations issued in connection therewith.

                  (k) "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that together with Borrower would be deemed a "contributing sponsor" to a single employee plan within the meaning of Section 4001 of ERISA.

                  (l) "Event of Default" shall have the meaning specified in
Section 9 hereof.

                  (m) "Governmental Authority" shall mean any governmental or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in any case whether foreign or domestic.

                  (n) "Guaranty" shall mean the Unconditional Continuing Guaranty executed by Guarantor unconditionally guaranteeing
Borrower's Obligations under this Agreement.

                  (o) "Health Care Laws" shall mean all federal, state and local laws specifically relating to health care services and the providers of such services, including, but not limited to, Section 1877(a) of the Social Security Act as amended by the Omnibus Budget Reconciliation Act of 1993, 42 USC ss. 1395nn.

                  (p) "Indebtedness" of a Borrower shall mean (i) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of the balance sheet of Borrower as of the date as of which Indebtedness is to be determined, including any lease which, in accordance with generally accepted accounting principles, would constitute indebtedness; (ii) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Borrower is subject, whether or not the indebtedness secured thereby shall have been assumed; and (iii) all indebtedness of others which Borrower has directly or indirectly guaranteed, endorsed (otherwise than for the collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Borrower has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

                  (q) "Lender Expenses" shall mean (i) all costs or expenses (including, without limitation, taxes and insurance premiums) required to be paid by Borrower under this Agreement or under any of the other Loan Documents that are paid or advanced by Lender; (ii) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower; (iii) costs and expenses incurred by Lender to correct any default or enforce any provision of the Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, and preparing for sale or advertising to sell the Collateral, whether or not a sale is consummated; (iv) costs and expenses of suit incurred by Lender in enforcing or defending the Loan Documents or any portion thereof; and (v) Lender's reasonable attorney fees and expenses incurred (before or after execution of this Agreement) in advising Lender with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, the Security Documents or any portion thereof, irrespective of whether suit is brought.

                  (r) "Lien" shall mean any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

                  (s) "Loan(s)" shall mean each loan or any other loan or loans made by Lender to Borrower pursuant to this Agreement.

                  (t) "Loan Documents" shall mean (i) this Agreement; (ii) the Note; (iii) the Security Documents; (iv) any other agreements or documents hereafter delivered to secure repayment of the Loan; and (v) any other certificates, documents or instruments delivered by Borrower to Lender pursuant to the terms of this Agreement.

                  (u) "Note" shall mean the Secured Promissory Note executed by Borrower pursuant to the terms of this Agreement.

                  (v) "Obligation(s)" shall mean (i) the due and punctual payment of all amounts due or to become due under the Note; (ii) the performance of all obligations of Borrower under this Agreement, the Note and all other Loan Documents; (iii) all extensions, renewals, modifications, amendments and refinancings of any of the foregoing; (iv) all Lender Expenses; and (v) all loans, advances, indebtedness, and other obligations owed by Borrower or a Borrower Affiliate to Lender of every description whether now existing or hereafter arising (including those owed by Borrower or a Borrower Affiliate to others and acquired by Lender by purchase, assignment, or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral.

                  (w) "Permitted Liens" shall mean (i) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not yet due or is being contested as permitted in this Agreement; (ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured;
(iii) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges or Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and further provided that any such warehouse's or statutory landlord's Liens have been subordinated to the Liens of Lender in a manner satisfactory to Lender; (iv) Liens in favor of DVI Financial Services Inc. d/b/a DVI Capital and DVI
Business Credit Corp. or their affiliates; and (v) Liens existing on the date of this Agreement that secure indebtedness outstanding on such date and that are disclosed on Schedule 1.1 hereto;

                  (x) "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or any other entity.

                  (y) "Proceeds" shall mean all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral; all property received wholly or partly in trade or exchange for Collateral; all claims against third parties arising out of damage, destruction or decrease in value of the Collateral; all leases of Collateral; and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of the Collateral or any interest therein.

                  (z) "Security Document(s)" shall mean the Guaranty, and any agreement or instrument entered into between Borrower and Lender or executed by Borrower or Guarantor and delivered to Lender in connection with this Agreement.

                  (aa) "Unmatured Default" shall mean any event or condition that, with notice, passage of time, or a determination by Lender or any combination of the foregoing would constitute an Event of Default.

                  Section 1.2. Generally Accepted Accounting Principles and Uniform Commercial Code. All financial terms used in this Agreement, other than those defined in this Section 1, have the meanings accorded to them under generally accepted accounting principles. All other terms used in this Agreement, other than those defined in this Section, have the meanings accorded to them in the Uniform Commercial Code.

                  Section 1.3.  Construction.

                  (a) Unless the context of this Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

                  (b) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish the purposes and intentions of all parties hereto fairly.


                                    SECTION 2

                                      LOAN

                  Section 2.1. The Loan. Subject to the terms and conditions and relying on the representations and warranties set forth herein, Lender agrees to advance to Borrower and Borrower agrees to borrow from Lender, a secured term loan in the amount of Two Million Dollars ($2,000,000) which Loan shall be evidenced by the Note. The proceeds of the Loan, net of payment therefrom for Borrower's counsel fees and all fees, costs and expenses incurred by Borrower in connection with the Loan, shall be used by Borrower to pay off such of the subordinated notes of Borrower held by the former limited partners of Borrower as determined by Borrower.

                  Section 2.2. Term and Repayment of Loans. The "Term" of each Loan shall be sixty (60) months and the Loan shall be payable in (i) a single payment on February 1, 1996 of interest accrued at the rate of 11.04% per annum from the date of the initial Advance to January 31, 1996, (ii) in twelve (12) consecutive monthly installments of Twenty-six Thousand Dollars ($26,000), and forty-eight (48) consecutive monthly installments of Forty-nine Thousand Two Hundred Fifty Dollars ($49,250) on the first day of each calendar month thereafter. All payments of principal and interest shall be paid in full without setoff, deduction or counterclaim.

                  Section 2.3. Prepayment. Provided that no Event of Default or any Unmatured Default exists, Borrower may terminate this Agreement at any time by paying Lender all amounts then due and payable under the Agreement plus an amount equal to fifty percent (50%) of the unearned interest, at the rate of 11.04% per annum, Lender would have received from the date of such payment through the final scheduled installment payment date.

                  Section 2.4. Conditions to the Closing. The obligation of Lender to make an Advance under this Agreement is subject to Lender's determination that Borrower as of the date of the Advance has satisfied the following conditions:

                  (a) The representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date hereof and shall be true and correct in all material respects as of the date of the Advance and Borrower shall have performed all obligations which were to have been performed by it hereunder.

                  (b) Borrower shall have executed and delivered to Lender (or shall cause to be executed and delivered to Lender by the appropriate Persons) the following:

                             (i)    this Agreement;

                            (ii)    the Note;

                           (iii)    the Guaranty;

                            (iv)    UCC-1 Financing Statements;

                             (v)    the Contribution Agreement

                            (vi)    evidence satisfactory to Lender that each
Borrower and Guarantor is duly formed, validly existing and in good standing in the state in which it was formed and is authorized to do business in each state in which its failure to obtain such authorization would materially adversely affect its ability to repay the Loan;

                           (vii)    pay-off letters, UCC Termination Statements,
and Lien Releases as required to grant Lender a first priority security interest other than Permitted Liens in Collateral pledged as security for repayment of the Loan;

                          (viii)    certified copies of resolutions of the Board
of Directors of each corporate Borrower and Guarantor or partnership authorizations of each partnership Borrower, as appropriate, authorizing the execution and delivery of Loan Documents to be executed by Borrower and Guarantor;

                            (ix)    copies of the Articles of Incorporation of
each corporate Borrower and Guarantor certified by the Secretary of State;

                             (x)    copies of the Bylaws of each corporate
Borrower and Guarantor certified by an officer thereof; copies of Partnership Agreements and Certificates of limited partnership of each partnership Borrower certified by the General Partner of each such Borrower.

                            (xi)    the written opinion of counsel to Borrower
issued on the Closing Date and satisfactory to Lender in scope and substance;

                           (xii)    a certificate from an officer of Borrower
indicating that the representations and warranties contained herein are true and correct as of the Closing Date.

                          (xiii)    a solvency Certificate from Borrower.

                           (xiv)    an Affidavit of Out-of-State Closing from
Borrower.

                  (c) Borrower shall have paid closing fees to Lender including due diligence fees, transportation costs, credit reports' fees, filing fees and Lender's reasonable legal fees incurred by Lender for the negotiation and preparation of the Loan Documents.

                  (d) Neither an Event of Default nor an Unmatured Default shall have occurred and be continuing.

                  (e) Borrower shall not have suffered a material or adverse change in its business, operations or financial condition from that reflected in the financial statements delivered to Lender or otherwise.


                                    SECTION 3

                                SECURITY INTEREST

                  Section 3.1. Grant of Security Interest. In order to secure prompt payment and performance of all Obligations, Borrower hereby grants to Lender a continuing first-priority pledge and security interest in the following property of Borrower (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where located subject only to Permitted Liens. This security interest in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower.

                  The Collateral shall consist of the following subject in each case only to Permitted Liens together with such third-party consents, lien waivers and estoppel certificates as Lender shall reasonably require:

                  (a) all of Borrower's presently existing and hereafter acquired general intangibles and other personal property (including, without limitation, any and all choses or things in action, goodwill, patents, trade names, trademarks, blueprints, drawings, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogues, deposit accounts and tax refunds) other than goods and Accounts, as well as all of Borrower's Books relating to any of the foregoing, and the Proceeds of any of the foregoing, including cash and non-cash Proceeds;

                  (b) all of Borrower's presently existing and hereafter acquired inventory including, without limitation, goods held for sale or lease are to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and the Proceeds of any of the foregoing, including cash and non-cash Proceeds; and

                  (c) all of Borrower's presently existing and hereafter acquired equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, motor vehicles, tools, parts, dyes, jigs, goods and all attachments, accessories, accessions, replacements, upgrades, substitutions, additions and improvements thereto, wherever located, and the Proceeds of any of the foregoing, including cash and non-cash Proceeds.


                                    SECTION 4

                            SPECIFIC REPRESENTATIONS

                  Section 4.1.  Name of Borrower.  The exact names of each
Borrower are:   IMI Acquisition of Arlington Corp., IMI Acquisition
of Puerto Rico Corporation, IMI Acquisition of Kansas Corporation, Magnetic Resonance Institute of North Miami Beach, Ltd., Oakland
Magnetic Resonance Institute, Ltd., MD Acquisition Corporation,
Magnetic Resonance Institute of Boca Raton, Ltd., Magnetic
Resonance Institute of South Dade, Ltd., Pine Island Magnetic
Resonance Imaging Center, Ltd., Physicians' Outpatient Diagnostic
Center, Ltd., respectively. The partnership Borrowers were formed as limited partnerships under the laws of the State of Florida.
The following are all previous legal names of Borrower:  None.
Borrower uses the following trade names: None. The following are all other trade names used by Borrower in the past: None.

                  Section 4.2. Mergers and Consolidations. No entity has merged into Borrower or been consolidated with Borrower.

                  Section 4.3. Purchase of Assets. No entity has sold substantially all of its assets to Borrower or sold assets to Borrower outside the ordinary course of such seller's business at any time in the past.

                  Section 4.4. Change of Name or Identity. Borrower shall not change its name, business structure, or identity or use any new trade name without prior notification to Lender or merge into or consolidate with any other entity.


                                    SECTION 5

                     PROVISIONS CONCERNING GENERAL TANGIBLES

                  Section 5.1.  Contracts.

                  (a) Schedule 5.1. is a true and complete list of all material service contracts and agreements to which Borrower is a party.

                  (b) Borrower shall not amend, modify or supplement any contract or agreement included in the Collateral or waive any provision thereof without Lender's consent which shall not be unreasonably withheld.

                  (c) Borrower shall remain liable to perform all of its duties and obligations under any contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed; and Lender shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.


                                    SECTION 6

                     OTHER PROVISIONS CONCERNING COLLATERAL

                  Section 6.1. Title. Borrower has good and marketable title to the Collateral, and the Liens granted to Lender pursuant to this Agreement are fully perfected first-priority Liens, subject only to the Permitted Liens and to the proper filing of any financing statement or notice necessary to provide notice to third parties of the existence of such Liens, in and to the Collateral with priority over the rights of every person in the Collateral and is free, clear, and unencumbered by any Liens in favor of any person other than Lender except for Permitted Liens.

                  Section 6.2. No Warranties. This Agreement is solely a financing agreement. Borrower acknowledges that with respect to the appropriate
Collateral: the Collateral has or will have been selected and acquired solely by Borrower for Borrower's purposes; Lender is not the manufacturer, dealer, vendor or supplier of the Collateral; the Collateral is of a size, design, capacity, description and manufacture selected by Borrower; Borrower is satisfied that the Collateral is suitable and fit for its purposes; and LENDER HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE COLLATERAL, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE VALUE OF THE COLLATERAL, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE COLLATERAL OR WORKMANSHIP IN THE COLLATERAL, NOR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER.

                  Section 6.3. Further Assurances. Borrower shall execute and deliver to Lender, concurrent with Borrower's execution of this Agreement and at any time or times hereafter at the request of Lender, all financing statements, continuation financing statements, security agreements, chattel mortgages, assignments, endorsements of certificates of title, applications for titles, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender's Liens in the Collateral and in order to consummate fully all of the transactions contemplated under the Security Documents. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or authorized agents designated by Lender) as Borrower's true and lawful attorney with power to sign the name of Borrower on any of the above-described documents or on any other similar documents that need to be executed, recorded, and/or filed in order to perfect or continue perfected Lender's Liens in the Collateral. The appointment of Lender as Borrower's attorney is irrevocable as long as any Obligations are outstanding. Any person dealing with Lender shall be entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect. Lender will provide Borrower with copies of any documents signed by Lender on Borrower's behalf pursuant to this Section.

                  Section 6.4. Additional Collateral. If the Collateral declines in value substantially, Borrower shall grant a security interest to Lender in additional assets satisfactory to Lender having a value at least equal to the decline in value of the existing Collateral.

                  Section 6.5. Lender's Duty of Care. Lender shall have no duty of care with respect to the Collateral except that Lender shall exercise reasonable care with respect to the Collateral in Lender's custody. Lender shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Lender accords its own property or if Lender takes such action with respect to the Collateral as the Borrower shall request or agree to in writing provided that no failure to comply with any such request nor any omission to do any such act requested by the Borrower shall be deemed a failure to exercise reasonable care. Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be a failure to exercise reasonable care with respect to the Collateral in Lender's custody. All risk, loss, damage or destruction of the Collateral not directly caused by Lender or its officers or agents shall be borne by Borrower.

                  Section 6.6. Borrower's Contracts. Borrower shall remain liable to perform its Obligations under any contracts and agreements included in the Collateral to the same extent as though this Agreement had not been entered into and Lender shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

                  Section 6.7. Reinstatement of Liens. If, at any time after payment in full by Borrower of all Obligations and termination of Lender's Liens, any payments on Obligations previously made by Borrower or any other Person must be disgorged by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of Borrower or such other Person), this Agreement and Lender's Liens granted hereunder shall be reinstated as to all disgorged payments as though such payments had not been made, and Borrower shall sign and deliver to Lender all documents and things necessary to perfect all reinstated Liens.

                  Section 6.8. Lender Expenses. If Borrower fails to pay any moneys (whether taxes, assessments, insurance premiums or otherwise) due to third persons or entities, fails to make any deposits or furnish any required proof of payment or deposit or fails to discharge any Lien not permitted hereby, all as required under the terms of this Agreement, then Lender may, to the extent that it determines that such failure by Borrower could have a material adverse effect on Lender's interests in the Collateral, in its discretion and without prior notice to Borrower, make payment of the same or any part thereof. Any amounts paid or deposited by Lender shall constitute Lender Expenses, shall become part of the Obligations, shall bear interest at the rate of eighteen percent (18%) per annum, and shall be secured by the Collateral. Any payments made by Lender shall not constitute (a) an agreement by Lender to make similar payments in the future or (b) a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or Lien, and the receipt of the usual official notice for the payment of moneys to a governmental entity shall be conclusive evidence that the same was validly due and owing.

                  Borrower shall immediately and without demand reimburse Lender for all sums expended by Lender that constitute Lender Expenses, and Borrower hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

                  Section 6.9. Inspection of Collateral and Records. During usual business hours, and, upon reasonable advance notice, Lender shall have the right, at its expense, to inspect and examine the Collateral and check and test the same as to quality, quantity, value and condition and inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition and to copy and make extracts therefrom. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to this Agreement and agrees that Lender may directly contact any such accounting firm or service bureau in order to obtain such information. Notwithstanding the foregoing, Lender shall be bound by any applicable law, rule or regulation concerning the use of patient information and records.

                  Section 6.10. Waivers. Except as specifically provided for herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable.

                                    SECTION 7

                         REPRESENTATIONS AND WARRANTIES

                  As of the date hereof Guarantor and Borrower each hereby warrants and represents to Lender the following:

                  Section 7.1. Legal Status. Each of Borrower and Guarantor is a corporation or partnership, as appropriate, validly existing and in good standing under the laws of the state of its incorporation or formation; and each Borrower and Guarantor is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, and has the power and authority (corporate, partnership and otherwise) to execute and carry out the terms of the Loan Documents to which it is a party, to own its assets and to carry on its business as currently conducted.

                  Section 7.2. Authorization. The execution, delivery, and performance by each Borrower and Guarantor of this Agreement and each Loan Document have been duly authorized by all necessary corporate or partnership action as appropriate. Each of Borrower and Guarantor have duly executed and delivered this Agreement and each Loan Document to which they are a party, and each of them constitutes a valid and binding obligation of each of Borrower or Guarantor, as applicable, enforceable according to its terms except as limited by equitable principles and by bankruptcy, insolvency, or similar laws affecting the rights of creditors generally.

                  Section 7.3. No Breach. The execution, delivery, and performance by Borrower and Guarantor of this Agreement and each Loan Document to which they are a party (a) will not contravene any law or any governmental rule or order binding on the Collateral; (b) will not violate any provision of the articles of incorporation or bylaws or partnership agreements, as appropriate, of Borrower or Guarantor; (c) will not violate any agreement or instrument by which Borrower or Guarantor, as applicable, is bound; (d) do not require any notice to or consent by any governmental body; and (e) will not result in the creation of a Lien on any assets of Borrower except the Lien to Lender granted herein.

                  Section 7.4. Taxes. All assessments and taxes, whether real, personal or otherwise, due or payable by or imposed, levied or assessed against Borrower or any of its property have been paid in full before delinquency or before the expiration of any extension period; and Borrower has made due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, except only for items that Borrower is currently contesting diligently and in good faith and that have been fully disclosed in writing to Lender.

                  Section 7.5. Deferred Compensation Plans. Borrower and each ERISA Affiliate have made all required contributions to all deferred compensation and defined benefit plans to which such person is required to contribute, and neither Borrower nor any ERISA Affiliate has any liability for any unfunded benefits of any single-employer or multi-employer plans.

                  Section 7.6. Litigation and Proceedings. Except as set forth on Schedule 7.6 attached hereto, there are no outstanding judgments against Borrower or any of their assets and there are no actions or proceedings pending by or against Borrower before any court or administrative agency. Borrower has no knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for ongoing collection matters in which Borrower is the plaintiff and except as set forth in Schedule 7.6 hereto.

                  Section 7.7. Business. Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to advantageously conduct its business. They are all in full force and effect and are not in known conflict with the rights of others. Borrower is not a party to or subject to any agreement or restriction that is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

                  Section 7.8. Laws and Agreements. Borrower is in compliance with all material agreements applicable to it, including obligations to contribute to any employee benefit plan or pension plan regulated by ERISA. Borrower is, to the best of its knowledge, in material compliance with all laws applicable to it.

                  Section 7.9. Financial Condition. All financial statements and information relating to Borrower that have been or may hereafter be delivered by Borrower to Lender are accurate and complete and have been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower since the date of the most recent financial statements submitted to Lender.

                  Section 7.10.  Health Care Laws.

                  (a) Borrower has obtained all permits, licenses and other authorizations that are required under Health Care Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Health Care Laws.

                  (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance in any material respect with Health Care Laws.

                  (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Health Care Laws.

                  Section 7.11. Insurance. Schedule 7.11 sets forth a complete and accurate list of all policies of fire, liability, product liability, workers' compensation, health, business interruption and other forms of insurance currently in effect with respect to Borrower's and the Partnership's business, true copies of which have heretofore been delivered to Lender. All such policies are valid, outstanding and enforceable policies and, to the best knowledge of Borrower, each will remain in full force and effect at least through the respective dates set forth on Schedule 7.11.

                  Section 7.12. Cumulative Representations. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements that Borrower shall give, or cause to be given, to Lender, either now or hereafter.


                                    SECTION 8

                                    COVENANTS

                  Section 8.1. Encumbrance of Collateral. Borrower shall not create, incur, assume, or permit to exist any Lien on any Collateral now owned or hereafter acquired by Borrower, except for Liens to Lender and Permitted Liens.

                  Section 8.2. Business. Borrower shall engage primarily in business of the same general character as that now conducted by Borrower and shall not make any investment in any other entity through the direct or indirect holding of securities or otherwise.

                  Section 8.3. Condition and Repair. Borrower shall maintain in good repair and working order all properties used in its business and from time to time shall make all appropriate repairs and replacements thereof.

                  Section 8.4. Taxes. Borrower shall pay all taxes, assessments and other governmental charges imposed upon it or any of its assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or might become a Lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially impaired as a result thereof) no such charge or claim need by paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Lender is notified in advance of such contest, and if Borrower establishes any reserve or other appropriate provision required by generally accepted accounting principles and deposits with Lender cash or an acceptable bond in an amount equal to twice the amount of such charge or claim. Borrower shall make timely payment or deposit of all FICA payments and withholding taxes required of it by applicable laws and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

                  Section 8.5. Accounting System. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with generally accepted accounting principles consistently applied, with ledger and account cards or computer tapes, disks, printouts and records that contain information pertaining to the Collateral that may from time to time be requested by Lender. Borrower shall not modify or change its method of accounting or enter into any agreement hereafter with any third-party accounting firm or service bureau for the preparation and/or storage of Borrower's accounting records without said accounting firm's or service bureau's agreeing to provide to Lender information regarding the Collateral and Borrower's financial condition.

                  Section 8.6. Financial Statements. Borrower shall submit monthly financial statements with respect to Borrower to Lender as soon as available, and in any event within forty-five (45) days of the end of each month or fiscal quarter, as applicable. Additionally, Borrower will submit audited financial statements with respect to Borrower to Lender as soon as available, and in any event within ninety (90) days of the end of each fiscal year. With all financial statements, Borrower will also deliver a certificate of its chief financial officer attesting that no Event of Default or Unmatured Default under the Agreement has occurred and is continuing.

                  Section 8.7. Further Information. Borrower shall promptly supply Lender with such other information concerning its affairs as Lender may reasonably request from time to time hereafter and shall promptly notify Lender of any material adverse change in Borrower's financial condition and any condition or event that constitutes a breach of or event that constitutes an Event of Default under this Agreement.

                  Section 8.8. ERISA Covenants. Borrower shall comply, and shall cause each ERISA Affiliate to comply with all applicable provisions of ERISA and all other laws applicable to any deferred compensation plans with which Borrower or any ERISA Affiliate is associated, and shall promptly notify Lender of the occurrence of any event that could result in any material liability of Borrower to any person whatsoever with respect to any such plan.

                  Section 8.9. Restrictions on Merger, Consolidation, Sale of Assets, Issuance of Stock, etc. Unless authorized by Lender, Borrower shall not:

                  (a) Merge or consolidate with any Person.

                  (b) Sell, lease or otherwise dispose of its assets in any transaction or series of related transactions (other than sales in the ordinary course of business).

                  (c) Liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction.

                  (d) Acquire any interest in any business (whether by purchase of assets, purchase of stock, merger or otherwise).

                  (e) Become subject to any agreement or instrument which by its terms would restrict Borrower's right or ability to perform any of its obligations to Lender pursuant to the terms of the Loan Documents.

                  (f) Authorize or issue any additional stock or equity interest.

                  Section 8.10.  Health Care Covenants.

                  (a) Borrower shall comply in all respects with, and will obtain all permits required by all Health Care Laws.

                  (b) Borrower shall promptly furnish to Lender a copy of any communication from any governmental authority concerning any possible violation of any Health Care Laws or any occurrence of which Borrower would be required to notify any governmental authority with jurisdiction over Health Care Laws.

                  Section 8.11. Restrictions on Distributions. Unless authorized by Lender, neither Borrower nor Guarantor shall make any Distributions to any Person including any parent, subsidiary or affiliate of Borrower until the Obligations are fully satisfied; provided, however, Borrower and Guarantor may make Distributions pursuant to the terms of the agreements listed on Schedule
8.11 so long as the terms of such agreements are not hereafter amended without the consent of Lender.

                  Section 8.12. Restrictions on Indebtedness. Unless authorized by Lender, neither Borrower nor Guarantor shall hereafter create, incur, assume or otherwise become or remain liable with respect to any Indebtedness except the following:

                  (a) Indebtedness in respect of the Note and current liabilities (other than for money borrowed) incurred in the ordinary course of business.

                  (b) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials, equipment and supplies.

                  (c) Indebtedness in respect of replacement or refinancing of existing Indebtedness, provided the amount of such Indebtedness does not exceed the amount of the existing Indebtedness, the repayment schedule for such Indebtedness is equal to the repayment schedule for the existing Indebtedness and Lender gives its prior written consent, which shall not be unreasonably withheld if the specified conditions have been met.

         Section 8.13. Restrictions on Guaranties. Unless authorized by Lender, neither Borrower nor Guarantor shall hereafter become or remain liable under any guaranty of any obligation of any other person, except for any guaranty of any obligation to Lender or its affiliates.

         Section 8.14. Deferral of Indebtedness. Prior to the payment in full by Borrower of the Obligations under this Agreement and the payment in full of all indebtedness of any affiliate of Borrower or Guarantor or any affiliate of Guarantor to Lender and Lender's affiliates, whether existing prior to, as of, or after the date of this Agreement, neither Borrower nor any affiliate of Borrower shall make any payments, directly or indirectly, on or otherwise in connection with, any subordinated notes held by any former general partner of Borrower or Guarantor, and shall cause the following makers of the following subordinated notes to defer making any further payments, directly or indirectly, on, or otherwise in connection with, such notes:


Maker                       Payee                           Original
                                                            Principal Amount

MD Acquisition              J. Sternberg and S.             $3,375,000
Corporation                 Schulman, M.D. Corp.

MD Ltd. Partner Acq.        Stephen A. and                  $  481,767
Corporation                 Stephanie S.
                            Schulman

MD Ltd. Partner Acq.        Stephanie S.                    $  501,431
Corporation                 Schulman

MD Ltd. Partner Acq.        James H. and Marsha             $  481,768
Corporation                 Sternberg

MD Ltd. Partner Acq.        Marsha Sternberg                $  501,431
Corporation

MD Ltd. Partner Acq.        Ashley Kaye                     $  983,198
Corporation



                                    SECTION 9

                                EVENTS OF DEFAULT

                  An Event of Default shall be deemed to exist if after the date of this Agreement any of the following events shall have occurred and be continuing:

                  (a) Borrower fails to make any payment of principal or interest or any other payment on the Note or any other Obligation when due and payable, by acceleration or otherwise, and such failure shall continue for five
(5) days after the payment is due;

                  (b) Borrower fails to observe or perform any covenant, condition or agreement to be observed or performed pursuant to the terms hereof or any Loan Document to which it is a party, and such failure is not cured as soon as reasonably practicable and in any event within thirty (30) days after written notice thereof by Lender; provided, however, that if such failure can not be cured within such thirty (30) day period, Borrower shall not be in default if the cure is commenced within such thirty (30) day period and thereafter such cure is diligently pursued to completion;

                  (c) Borrower fails to keep its assets insured as required herein, or material uninsured damage to or loss, theft, or destruction of the Collateral occurs;

                  (d) A court enters a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of Borrower or for any substantial part of its property, or orders the windup or liquidation of Borrower's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against Borrower and is pending for sixty (60) days without dismissal, stay, bond or other security acceptable to Lender;

                  (e) Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law then in effect, makes any general assignment for the benefit of creditors, fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing;

                  (f) Final judgment for the payment of money on any claim in excess of $10,000 is rendered against Borrower and remains undischarged for twenty (20) days during which execution is not effectively stayed;

                  (g) Guarantor revokes or attempts to revoke its guaranty of any of the Obligations, or becomes the subject of an insolvency proceeding of the type described in clauses (c) or (d) above with respect to Borrower or fails to observe or perform any covenant, condition or agreement to be performed under any Loan Document to which it is a party;

                  (h) Borrower makes any payment on account of Indebtedness that has been subordinated to any Obligations, other than payments specifically permitted by the terms of such subordination;

                  (i) Any Person holding Indebtedness that has been subordinated to any Obligations dies or becomes the subject of an insolvency proceeding resulting in the termination of the subordination arrangement relating to such Indebtedness or terminates the subordination arrangement or asserts that it is terminated.

                  (j) Any Collateral or any part thereof is sold, agreed to be sold, conveyed or allocated by operation of law or otherwise;

                  (k) Borrower defaults under the terms of any Indebtedness or lease involving total payment obligations of Borrower in excess of $10,000 and such default is not cured within the time period permitted pursuant to the terms and conditions of such Indebtedness or lease, or an event occurs that gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments;

                  (l) Demand is made for payment of any Indebtedness of Borrower in excess of $10,000 that was not originally payable upon demand when incurred but the terms of which were later changed to provide for payment upon demand;

                  (m) Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  (n) A judgment or other claim in excess of $10,000 becomes a Lien upon any or all of Borrower's assets, other than a Permitted Lien;

                  (o) A notice of Lien, levy or assessment in excess of $10,000 is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal or other governmental agency; or any tax or debt owing at any time hereafter to any one or more of such entities becomes a Lien upon any or all of Borrower's assets and the same is not paid on the payment date thereof, except to the extent such tax or debt is being contested by Borrower as permitted in Section 7.4;

                  (p) There is a material impairment of the value of the Collateral or priority of Lender's Liens on the Collateral;

                  (q) Any or all of Borrower's assets are seized, subjected to a distress warrant, levied upon or come into the possession of any judicial officer;

                  (r) Lender believes in good faith that the prospect of payment or performance of the Obligations by Borrower has been impaired;

                  (s) Any representation or warranty made in writing to Lender by any officer of Borrower in connection with the transaction contemplated in this Agreement is incorrect when made;

                  (t) Guarantor shall be in default with respect to any of its Obligations to Lender and such default is not cured within the time provided pursuant to the terms and conditions of such Obligation;

                  (u) If the aggregate dollar value of all judgments, defaults, demands, claims and notices of Liens under clauses (f), (k), (l), (n) and (o) hereof exceeds $25,000; or

                  (v) The discharge by Consolidated Technology Group Ltd. or Guarantor of George Mahoney as its Chief Financial Officer, at any time prior to the payment in full of the Obligations covered by this Agreement.


                                   SECTION 10

                                    REMEDIES

                  Section 10.1. Specific Remedies. Upon the occurrence of any Event of Default:

                  (a) Lender may declare all Obligations to be due and payable immediately, whereupon they shall immediately become due and payable without presentment, further demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, all defaulted Obligations shall bear interest at the rate of eighteen percent (18%) per annum.

                  (b) Lender may set off against the Obligations all Collateral, balances, credits, deposits, accounts, or moneys of Borrower then or thereafter held with Lender, including amounts represented by certificates of deposit.

                  (c) Lender may enter any premises of Borrower, with or without judicial process, and take possession of the Collateral; provided however, that Lender may only exercise such remedy if it may do so without a breach of the peace. Lender may remove the Collateral and may remove and/or copy all records pertaining thereto, and/or Lender may remain on such premises and use the premises for the purpose of collecting, preparing and disposing of the Collateral, without any liability for rent or occupancy charges. Borrower shall, upon request of Lender, assemble the Collateral and any records pertaining thereto and make them available at a place designated by Lender that is reasonably convenient to both parties.

                  (d) Lender may dispose of the Collateral in its then-existing condition or, at its election, may take such measures as it deems necessary or advisable to improve, process, finish, operate, demonstrate and prepare for sale the Collateral, and may store, ship, reclaim, recover, protect, advertise for sale or lease and insure the Collateral. Lender may use and operate equipment of Borrower in order to process or finish inventory included in the Collateral. If any Collateral consists of documents, Lender may proceed either as to the documents or as to the goods represented thereby.

                  (e) Lender may pay, purchase, contest or compromise any encumbrance, charge or Lien that, in the opinion of Lender, appears to be prior or superior to its Lien and pay all reasonable expenses incurred in connection therewith.

                  (f) Lender may (i) endorse Borrower's name on all checks, notes, drafts, money orders or other forms of payment of or security for the Collateral; (ii) sign Borrower's name on drafts drawn on issuers of letters of credit; and (iii) notify the postal authorities in Borrower's name to change the address for delivery of Borrower's mail to an address designated by Lender, receive and open all mail addressed to Borrower, copy all mail, return all mail relating to Collateral, and hold all other mail available for pickup by Borrower.

                  (g) Lender may sell the Collateral at public or private sale and is not required to repossess Collateral before selling it. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to Borrower, ten (10) days prior to such disposition or by any of the methods provided in Section 12.5 hereof. Borrower shall be credited with the net proceeds of such sale only when they are actually received by Lender, and Borrower shall continue to be liable for any deficiency remaining after the Collateral is sold or collected.

                  (h) If the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

                  (i) To the maximum extent permitted by applicable law, Lender may be the purchaser of any or all of the Collateral at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any Collateral payable by Lender at such sale.

                  Section 10.2. Power of Attorney. Borrower hereby appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's attorney, with power whether before or after the occurrence of an Event of Default: (a) to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security relating to the Collateral that may come into Lender's possession; (b) to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower and to retain all mail relating to the Collateral and forward all other mail to Borrower; (c) to send requests for verification of Accounts; and (d) to do all things necessary to carry out this Agreement. The appointment of Lender as Borrower's attorney and each and every one of Lender's rights and powers, being coupled with an interest, are irrevocable as long as any Obligations are outstanding. Lender agrees not to exercise the power granted in clauses (a) and
(b) above prior to the occurrence of an Event of Default, but such limitation does not limit the effectiveness of such power of attorney at any time. Any person dealing with Lender shall be entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect. Lender may also use Borrower's stationery in connection with exercising its rights and remedies and performing the Obligations of Borrower.

                  Section 10.3. Expenses Secured. All expenses, including attorney fees, incurred by Lender in the exercise of its rights and remedies provided in this Agreement, in any other Loan Document, or by law shall be payable by Borrower to Lender, shall be part of the Obligations, and shall be secured by the Collateral.

                  Section 10.4. Equitable Relief. Borrower recognizes that in the event Borrower fails to perform, observe, or discharge any of its Obligations or liabilities under this Agreement, no remedy of law will provide adequate relief to Lender, and Borrower agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  Section 10.5. Remedies Are Cumulative. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other right or remedy given under this Agreement or under any other agreement between Lender and Borrower or Guarantor or now or hereafter existing at law or in equity or by statute. Lender may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election. No delay by Lender shall constitute a waiver, election or acquiescence by it. Borrower on its behalf waives any rights to require Lender to (i) proceed against any other Borrower, Guarantor or any other party; or (ii) proceed against or exhaust any security held from any other Borrower or Guarantor. Lender may at any time and from time to time, without notice to, or consent of, Borrower, and without affecting or impairing the obligation of Borrower hereunder do any of the following: (i) renew or extend any Obligations of any Borrower or Guarantor, or of any other party at any time directly or contingently liable for payment of any of said Obligations;
(ii) accept partial payments of said Obligations to any Borrower or Guarantor;
(iii) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations of any Borrower or Guarantor and the security therefor in any manner; (iv) consent to the transfer or sale of any security or bid and purchase at any sale of any security of any Borrower or Guarantor. Borrower expressly agrees that the validity of this Agreement and the Obligations of Borrower shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising, of any of Lender's rights against any Borrower or Guarantor or as a result of the substitution, release, repossession, sale, disposition or destruction of any Collateral securing any Obligations of Borrower or Guarantor. Lender shall not be released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any Collateral which secures the Obligations of any Borrower or Guarantor or to protect the property covered by such security interest.


                                   SECTION 11

                                    INDEMNITY

                  Section 11.1. General Indemnity. Borrower shall protect, indemnify and defend and save harmless Lender and its directors, officers, agents and employees from and against any and all loss, cost, liability (including negligence, tort and strict liability), expense, damage, suits or demands (including fees and disbursements of counsel), and expenses, on account of any suit or proceeding before any Governmental Authority which arises from the transactions contemplated in this Agreement or otherwise arising in connection with or relating to the Loan and any security therefor, unless such suit, claim or damages are caused by the negligence or intentional malfeasance of Lender or its directors, officer, agents or employees. Upon receiving knowledge of any suit, claim or demand asserted by a third-party that Lender believes is covered by this indemnity, Lender shall give Borrower timely notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel acceptable to Lender. Lender may, at its option, also require Borrower to so defend the matter. This obligation on the part of Borrower shall survive the termination of this Agreement and the repayment of the Note.

                                   SECTION 12

                                  MISCELLANEOUS

                  Section 12.1. Delay and Waiver. No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion shall be limited to that particular occasion.

                  Section 12.2. Complete Agreement. This Agreement and the Exhibits and Schedules hereto are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

                  Section 12.3. Severability; Headings. If any part of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

                  Section 12.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its Obligations hereunder. Lender (and any subsequent assignee) may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights and obligations of Lender; and Lender (or such subsequent assignee who in turn assigns as aforesaid) shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and said Collateral.

                  Section 12.5. Notices. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when delivered by courier or when transmitted by telex, facsimile, or similar electronic medium to the following addresses:

           To Borrower:              c/o International Magnetic Imaging, Inc.
                                     2424 North Federal Highway
                                     Boca Raton, Florida 33431

           Attention:                George Mahoney
                                     Chief Financial Officer
                                     Telephone:  (407) 362-0917
                                     Facsimile:  (407) 347-5352

           Copies to:                Robert L. Blessey, Esq.
                                     Attorney at Law
                                     51 Lyon Ridge Road
                                     Katonah, New York 10536
                                     Telephone:  (914) 232-6842
                                     Facsimile:  (914) 232-0647

           To Lender:                DVI Financial Services, Inc.
                                     dba DVI Capital
                                     4041 MacArthur Ave., Suite 401
                                     Newport Beach, CA 92660

           Attention:                Anthony Turek
                                     Senior Vice President
                                     Telephone:  (714) 414-6100
                                     Facsimile:  (714) 414-6199

           Copies to:                Jeffrey J. Wong, Esq.
                                     Cooper, White & Cooper
                                     201 California Street, 17th Floor
                                     San Francisco, CA 94111
                                     Telephone:  (415) 433-1900
                                     Facsimile:  (415) 433-5530

         Either party may change such address by sending notice of the change to the other party; such change of address shall be effective only upon actual receipt of the notice by the other party.

                  Section 12.6. Governing Law. ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO HALL
BE GOVERNED, CONSTRUED, AND INTERPRETED IN ACCORDANCE WITH THE
DOMESTIC LAWS OF PENNSYLVANIA.

                  Section 12.7. Jurisdiction. Borrower agrees that the state and federal courts in Orange County, California or any other court in which Lender initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement and that service of process in any such proceeding shall be effective if mailed to Borrower at its address described in the Notices section of this Agreement. Borrower waives any right it may have to assert the defense of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

                  Section 12.8.  Waiver of Trial by Jury.   LENDER,
GUARANTOR AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF
ANY MATTERS ARISING OUT OF THIS AGREEMENT OR ANY OF THE SECURITY
DOCUMENTS OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER,
GUARANTOR AND BORROWER.

                  Section 12.9. Consent. By its execution hereof, DVI Business Credit Corporation ("DVI"), hereby acknowledges and consents that the Lien created under this Agreement shall be a Permitted Lien under the existing Loan and Security Agreements between DVI and the Borrowers.


                      [SIGNATURE BLOCKS ON FOLLOWING PAGES]

                           LOAN AND SECURITY AGREEMENT
                               [SIGNATURE BLOCKS]

         IN WITNESS WHEREOF, Borrower, Guarantor and Lender have executed this Agreement by their duly authorized officers as of the date first above written.

DVI FINANCIAL SERVICES, INC., dba
DVI CAPITAL, Lender

By:
    Name:  Alan J. Velotta
    Title: Group Managing Director


IMI ACQUISITION OF ARLINGTON
CORP., Borrower

By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF PUERTO RICO
CORPORATION, Borrower

By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION, Borrower

By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD., Borrower

By:  IMI ACQUISITION OF NORTH
      MIAMI BEACH, CORPORATION
      its general partner

By:
    Name:   Lewis S. Schiller
    Title:  President

OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD., Borrower

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general
      partner

By:
    Name:   Lewis S. Schiller
    Title:  President


MD ACQUISITION CORPORATION,
Borrower

By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD., Borrower

By:  IMI ACQUISITION OF BOCA
      BATON CORPORATION, its general
      partner

By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD., Borrower

By:  IMI ACQUISITION OF SOUTH
      DADE CORPORATION, its general
      partner

By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD., Borrower

By:  IMI ACQUISITION OF PINE
      ISLAND CORPORATION, its general
      partner

By:
    Name:   Lewis S. Schiller
    Title:  President


PHYSICIANS OUTPATIENT DIAGNOSTIC
CENTER, LTD., Borrower

By:  PODC ACQUISITION
      CORPORATION, its general partner

By:
    Name:   Lewis S. Schiller
    Title:  President


INTERNATIONAL MAGNETIC IMAGING,
INC., Guarantor

By:
    Name:   Lewis S. Schiller
    Title:  President


AGREED TO AS TO SECTION 8.14
HEREOF

MD ACQUISITION CORPORATION

By:
    Name:   Lewis S. Schiller
    Title:  President

AGREED TO AS TO SECTION 8.14
HEREOF

MD LTD. PARTNER ACQ. CORPORATION

By:
    Name:   Lewis S. Schiller
    Title:  President

AGREED TO AS TO SECTION 12.9
HEREOF

DVI BUSINESS CREDIT CORPORATION

By:
    Name:   Melvin C. Breaux
    Title:  Vice President

                MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD.

                         Schedule 1.1 - PERMITTED LIENS

1.       SunBank/South Florida
         Real property mortgage (land, building and improvements) September 30, 1994 Due September 30, 2004 $971,822 principal Monthly payment of $9,258 plus interest at prime plus 1.00%

2.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $1,012,577 principal
         Monthly payment of $27,319 which includes interest at 10.50%

3.       DVI Capital Company
         Personal property
         April 4, 1995
         Due April 4, 2000
         $264,714 principal
         Monthly payment of $6,488 which includes interest at 11.50%

                 MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE LTD.

                         Schedule 1.1 - PERMITTED LIENS

1.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $321,858 principal
         Monthly payment of $8,684 which includes interest at 10.50%

               PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD.

                         Schedule 1.1 - PERMITTED LIENS

1.       Capital Bank
         Real property mortgage (land, building and improvements) October 20, 1995 Due October 18, 2000 $222,701 principal Monthly payment of $2,942 which includes interest 9.75%

2.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $1,079,497 principal
         Monthly payment of $29,124 which includes interest at 10.50%

3.       DVI Capital Company
         Personal property
         April 4, 1995
         Due April 4, 2000
         $264,714 principal
         Monthly payment of $6,488 which includes interest at 11.50%

                  PHYSICIANS OUTPATIENT DIAGNOSTIC CENTER, LTD.

                         Schedule 1.1 - PERMITTED LIENS

1.       General Electric
         Equipment capital lease
         May 1, 1995
         April 2, 1997 is end of least term
         $1 buyout
         $22,909 principal
         Monthly payment of $1,546 which includes interest at 11%

2.       General Electric
         Equipment capital lease
         June 1, 1995
         May 1, 1997 is end of least term
         $1 buyout
         $40,284 principal
         Monthly payment of $2,542 which includes interest at 9.5%

                       IMI ACQUISITION OF ARLINGTON CORP.

                         Schedule 1.1 - PERMITTED LIENS

1.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $783,133 principal
         Monthly payment of $21,129 which includes interest at 10.50%

3.       DVI Capital Company
         Personal property
         April 4, 1995
         Due April 4, 2000
         $324,837 principal
         Monthly payment of $7,962 which includes interest at 11.50%

                   IMI ACQUISITION OF PUERTO RICO CORPORATION

                         Schedule 1.1 - PERMITTED LIENS

1.       Banco Santander
         Real property mortgage (land, building and improvements) February 7, 1994 Due February 7, 1999 $516,673 principal Monthly payment of $8,333 plus interest at prime + 1 Balloon payment

2.       General Electric
         Equipment Capital Lease
         September 1, 1990
         September 1, 1996 is end of lease term
         Options at end of lease -
                  1)       Lease renewal for 1 or 2 years
                  2)       Fair market value purchase
                  3)       Return equipment
         $278,469 principal
         Monthly payment of $32,350 which includes interest at 10.80%

                      IMI ACQUISITION OF KANSAS CORPORATION

                         Schedule 1.1 - PERMITTED LIENS

1.       General Electric
         Equipment Conditional Sales Type Lease January 25, 1993 January 25, 1999 is end of lease term Put at lease end - $175,294 $1,083,922 principal
         Monthly payment of $30,890 which includes interest at 10.50%

2..      General Electric
         Leasehold improvement loan
         January 1, 1993
         Due April 1, 1997
         $147,008 principal
         Monthly payment of $16,241 which includes interest at 9.5%


3.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $697,093 principal
         Monthly payment of $18,807 which includes interest at 10.50%

4.       General Electric
         Equipment capital lease
         July 1, 1995
         June 1, 2000 is end of lease term
         $1 buyout
         $499,117 principal
         Monthly payment of $11, 736 which includes interest at 11.375%

               IMI RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD.

                         Schedule 1.1 - PERMITTED LIENS

1.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $960,792 principal
         Monthly payment of $25,922 which includes interest at 10.50%

                   OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD.

                         Schedule 1.1 - PERMITTED LIENS

1.       DVI Capital Company
         Personal property
         September 30, 1994
         Due September 30, 1999
         $399,136 principal
         Monthly payment of $10,768 which includes interest at 10.50%

                           MD ACQUISITION CORPORATION

                         SCHEDULE 1.1 - PERMITTED LIENS

NONE

                                  Schedule 5.1

                                    CONTRACTS

                                  Schedule 7.6

                           LITIGATION AND PROCEEDINGS

IMI ACQUISITION OF ARLINGTON CORP.

Maryann Nicksolat v. M.R.I. of Arlington, L.P. - Discrimination complaint filed with the Equal Employment Opportunity Commission by a former employee of Borrower. Companion case filed with the Arlington County Human Rights Commission was dismissed in June 1994.

Gonzalez v. Abrams, Landau Ltd. - Declaratory, judgment/ interpleader action filed by patient of Borrower seeking allocation of $9,120 judgment proceeds received by plaintiff in which Borrower has an interest.

IMI ACQUISITION OF PUERTO RICO CORPORATION

Recent claim by unidentified patient for injuries sustained by falling oxygen tank.

IMI ACQUISITION OF KANSAS CORPORATION
None
MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD.
Trimmer v. 4th Gulfstream Apts.
This is an interpleader case.

OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD.

Bruce A. Hofmann v. Bruce Hofman, D.C. & State Farm W/C
This is a Workers Compensation matter involving Dr. Bruce Hofman, a chiropractor, a former limited partner of the Borrower.

Hansy Acloque
Workers Compensation Claim - lower back injury on 3/29/90. Employee is now pursuing settlement with ITT Hartford (workers compensation carrier) for medical expenses and wage loss.

Luis Mejia
Workers Compensation Claim - car accident - lower back injury on 9/22/93. This former employee was a courier and is now pursuing settlement of medical expenses and wage loss.

Patricia Sweeney
Patient Incident: Patient had the wrong body part scanned on April 14, 1994.

Patrick Stafford
Patient Incident: Upon returning to the Center for a second scan on October 15, 1993, patient claimed he was dropped while being placed into the ambulance after completing his first scan on September 21, 1993. No one at the Center was a witness, and no incident report can be located. The Borrower has not been contacted by either the patient or the ambulance company regarding a claim.

MD ACQUISITION CORPORATION

Threatened action by Drs. Ashley Kaye and James Sternberg as controlling stockholders of S. Schulman and J. Sternberg MD Corp. ('MD Corp.') against MD Acquisition Corp. for fraud in the inducement in connection with the execution of the Asset Purchase Agreement between MD Corp. and MD Acquisition Corp. and non-payment of the $3,375,000 Subordinated Promissory Note of MD Acquisition Corporation to MD Corp. (as well as the non-payment of subordinated promissory notes of MD Ltd. Partner Acq. Corporation payable to Drs. Kaye and Sternberg and/or their spouses).

                                  Schedule 7.11

                                    INSURANCE

                                  Schedule 8.11

                             PERMITTED DISTRIBUTIONS

Payments and fees for consulting management, radiology and other medical, financial and administrative services rendered in the ordinary course of business.


Agreements:

Redemption Agreement and Subordinated Promissory Notes of Borrower to its former limited partners.

Employment Agreements between International Magnetic Imaging,
Inc. (formerly IMI Acquisition Corp.)  ("IMI") and Messrs.
Schulman and Mahoney, as amended through the date hereof.

Radiology Agreement between IMI and Expert Radiology Network, P.A., as amended through the date hereof.

Restrictive Covenant Agreements between IMI and Drs. Sternberg and Kaye.

Agreements between IMI and Advanced NMR Systems, Inc.

Exhibit 10.13

                             SECURED PROMISSORY NOTE
                              Due February 1, 2001

         1. FOR VALUE RECEIVED, IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., MD ACQUISITION CORPORATION, MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD., AND PHYSICIANS OUTPATIENT DIAGNOSTIC CENTER, LTD., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Financial Services, Inc dba DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Two Million Dollars ($2,000,000), and interest thereon at the rate of 11.04% per annum pursuant to the terms of that certain Loan and Security Agreement dated as of the date hereof among Holder as Lender, Maker as Borrower, and International Magnetic Imaging, Inc. as Guarantor (the "Agreement"), in (i) a single payment on February 1, 1996 of interest accrued at the rate of 11.04% per annum from the date of the initial Advance to January 31, 1996, and (ii) in twelve (12) consecutive monthly installments of Twenty-six Thousand Dollars ($26,000), and forty-eight (48) consecutive monthly installments of Forty-nine Thousand Two Hundred Fifty Dollars ($49,250) on the first day of each calendar month thereafter. All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

         2. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.3 of the Agreement.

         3. Principal and interest shall be payable to Holder at DVI Financial Services, Inc. dba DVI Capital, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

         4. This Note is made pursuant to, and secured by, the Agreement. This
Note is also secured by any Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated by reference in and made a part of this Note.

         5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

         6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of any of the events enumerated therein shall not constitute waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

         7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

         8. If Maker shall fail to make any payment of interest or principal, including the payment due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to ten cents ($.10) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

         9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount of the rate of eighteen percent (18%) per annum.

         10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

         11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

         12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

         13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

         14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO
SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN
THE STATE OF PENNSYLVANIA.


DATED:  January 24, 1996

IMI ACQUISITION OF ARLINGTON CORP.


By:
    Name:   Lewis S. Schiller
    Title:  President

IMI ACQUISITION OF PUERTO RICO
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI
      BEACH CORPORATION its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD.

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MD ACQUISITION CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD.,

By:   IMI ACQUISITION OF BOCA
       RATON CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.

By:  IMI ACQUISITION OF SOUTH DADE
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD.

By:  IMI ACQUISITION OF PINE ISLAND
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

PHYSICIANS' OUTPATIENT DIAGNOSTIC
CENTER, LTD.

By:  PODC ACQUISITION CORPORATION,
      its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

Exhibit 10.14

                        UNCONDITIONAL CONTINUING GUARANTY
                                (Loan Agreement)


         THIS UNCONDITIONAL CONTINUING GUARANTY (this "Guaranty") is made and entered into as of January 24, 1996, by and between DVI Financial Services, Inc. dba DVI Capital ("Lender"), with an office at 4041 MacArthur Avenue, Suite 401, Newport Beach, California 92660, and International Magnetic Imaging, Inc. ("Guarantor") whose address is 2424 North Federal Highway, Suite 410, Boca Raton, Florida 33431.

         1. Guaranty. In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement dated as of the date hereof ("Agreement"), with IMI Acquisition of Arlington Corp., IMI Acquisition of Puerto Rico Corporation, IMI Acquisition of Kansas Corporation, Magnetic Resonance Institute of North Miami Beach, Ltd., Oakland Magnetic Resonance Institute, Ltd., MD Acquisition Corporation, Magnetic Resonance Institute of Boca Raton, Ltd., Magnetic Resonance Institute of South Dade, Ltd., Pine Island Magnetic Resonance Imaging Center, Ltd., and Physicians' Outpatient Diagnostic Center, Ltd., collectively and individually referred to as "Borrower", and any future agreements with Borrower. Guarantor unconditionally, absolutely and irrevocably guarantees and promises to Lender to pay, perform and discharge, any and all present and future indebtedness, liabilities and obligations (collectively, the "Obligations") of Borrower to Lender, including, but not limited to, the repayment to Lender of all sums presently due and owing, and all sums that shall in the future become due and owing, from Borrower to Lender whether arising under the Agreement or otherwise. The Obligations of Borrower include, but are not limited to, Borrower acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United States Code or any successor statute thereto (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receive of Borrower or Borrower's property or similar person duly appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding.

         2. Obligations. The Obligations (a) include any and all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description, whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment or otherwise) and include Obligations that are: (i) direct or indirect; (ii) fixed or contingent; (iii) primary or as guarantor or surety; (iv) liquidated or unliquidated; (v) matured or unmatured; (vi) acquired by pledge, assignment, security interest or purchase; (vii) secured or unsecured; (viii) primary or secondary; (ix) joint, several or joint and several; (x) represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower; (xi) interest, late charges, default interest and any interest that would have accrued but for the commencement of a case under the Bankruptcy Code; and (xii) all of Lender's expenses, included, without limitation (A) all costs or expenses, including without limitation taxes and insurance premiums, required to be paid by Borrower under the Agreement that are to be paid or advanced by Lender, (B) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower, (C) costs and expenses incurred by Lender to correct any default or enforce any provision of the Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, and/or advertising to sell any security for, the Obligations (whether or not a sale is consummated), (D) costs and expenses of suit incurred by Lender in enforcing or defending the Agreement or any portion thereof and (E) Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or concerning the Agreement or any portion thereof, irrespective of whether suit is brought, and (b) includes Borrower's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking and provision to be performed by Borrower under the Agreement. Guarantor's liability under this Guaranty may be larger in amount and more burdensome than the Obligations of Borrower under the Agreement and Guarantor hereby waives any defenses to the contrary.

         3. Attorney's Fees. If Lender incurs attorney's fees relating to any actions or claims arising out of this Guaranty, Guarantor agrees to pay Lender such attorney's fees plus all reasonable costs and expenses of prosecuting and/or defending any such actions or claims. The term "attorney's fees" means the full cost of legal services performed in connection with the matters involved, calculated on the basis of the actual fees of the attorneys performing those services, and is not limited to "reasonable attorney's fees" as defined in any statute or rule of any court in which an action hereunder may be brought. Guarantor agrees to pay Lender's attorney's fees relating to any action, suit, counterclaim, post-judgment motions, bankruptcy litigation, appeal, arbitration or mediation.

         4.       Waivers.

                  (a) Scope of Risk Defenses. Lender may at any time and from time to time, without notice or the consent of Guarantor, and without affecting or impairing the liability of Guarantor hereunder, do any of the following: (i) renew, modify, or extend (including extensions beyond the original term) any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any said Obligations; (ii) accept partial payments of said Obligations; (iii) settle, discharge, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations and the security therefor in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security; or (vi) change the terms of the Obligations, including increases or decreases in payments or any interest rate adjustments.

                  (b) Primary Obligation Defenses. Guarantor waives any rights to require Lender to (i) proceed against Borrower or any other guarantor or party; (ii) proceed against or exhaust any security held from Borrower or any other guarantor; or (iii) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower, whether such defense arises by operation of law, bankruptcy of Borrower or otherwise, including without limitation, any defense based on or arising out of any disability of Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause or the liability of Borrower. Guarantor waives any defense based on any applicable statute of limitations or statute of frauds.

                  (c) Commercially Reasonable Sale and Anti-Deficiency Laws. Lender may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this subsection 4(c). Guarantor may have the right of subrogation or reimbursement against Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Guarantor gives up any such potential defenses by agreeing to these waivers. Guarantor also expressly waives any defense or benefit that may be derived from any "one form of action" rule or anti-deficiency statute and all suretyship defenses it would otherwise have under the laws of any state.

                  (d) Disclosure Defenses. Guarantor expressly waives all set-offs and counterclaims and waives all notices, protests and demands including, without limitation, notice of default in the payment of rents or in the performance or in the observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and Borrower.

                  (e) Impairment of Collateral Defense. Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising of any of Lender's rights against Borrower pursuant to any of the Agreement or against Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral or of the items leased or to be leased to Borrower. Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay (a) to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower or Guarantor to Lender or (b) to protect the property covered by such security interest.

                  (f) Guarantor's Right To Revoke. Guarantor expressly waives the right to revoke or terminate this Guaranty, including any statutory right of revocation under the laws of any state.

         5. Financial Condition of Borrower. Guarantor (a) assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder and (b) agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         6. Guarantor Not Entitled To Subrogation Until Lender Paid In Full; Subordination. No payment by Guarantor hereunder shall entitle Guarantor, by subrogation, indemnity, reimbursement, contribution or otherwise, to any payment by Borrower or to any subrogation, indemnity, reimbursement or contribution out of the property of Borrower until all Obligations to Lender have been paid in full. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of Borrower to Lender. Upon the liquidation, bankruptcy or distribution of any of Borrower's assets, Guarantor shall assign to Lender all of Guarantor's claims on account of such indebtedness so that Lender shall receive all dividends and payments on such indebtedness until payment in full of the Obligations. This Section 6 shall constitute such an assignment if Guarantor fails to execute and deliver such an assignment.

         7. Recovery of Preferences. If (a) a claim is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations guaranteed hereunder and Lessor repays or otherwise becomes liable for all or any part of such claim by reason of (i) any judgment, decree or order of any court or administrative body having competent jurisdiction or (ii) any settlement or compromise of any such claim, Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof or the termination of any leases or other agreements evidencing any of the Obligations. Guarantor shall be liable for the full amount of attorney's fees, costs and interest which Lender pays or incurs in connection with defending any preference or fraudulent transfer claim.

         8. Events Of Default. The occurrence of any one of the following events shall constitute an event of default under this Guaranty and, upon the occurrence thereof and at Lender's election without notice or demand. Guarantor's obligations hereunder shall become due, payable and enforceable against Guarantor, whether or not the Obligations are then due and payable:

                  (a) The occurrence of an Event of Default under and as defined in the Agreement;

                  (b) The commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Guarantor or Borrower;

                  (c) The attempt by Guarantor or Borrower to effect an assignment for the benefit of creditors or a composition with creditors;

                  (d) The insolvency of Guarantor or  Borrower;

                  (e) The death or dissolution of Guarantor;

                  (f) The inaccuracy or incompleteness in any material or respect, when made, of (a) any representations or warranties made by Guarantor, Borrower or (b) any other matter or;

                  (g) The breach by Guarantor of any covenant of this Guaranty or any other agreement between Lender and Guarantor.

         9. Binding On Successors And Assigns. This Guaranty shall bind Guarantor's respective heirs, administrators, personal representatives, successors and assigns, and shall inure to the benefit of Lender's successors and assigns, including, without limitation, any party to whom Lender may assign the Agreement or any other agreement; and Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

         10. Miscellaneous. This Guaranty contains the entire agreement of the parties hereto and no other oral or written agreement exists. This Guaranty may not be amended or modified except by a writing signed by Lender and Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations nor any other circumstance which might be a legal defense of a guarantor shall affect, impair or be a defense to this Guaranty. If more than one Guarantor has signed this Guaranty, each Guarantor shall be jointly and severally liable to Lender hereunder and when permitted by the context, the singular includes the plural. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of any signer. The unconditional liability of the signer applies whether the signer is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion. Guarantor shall remain liable under this Guaranty even if any co-guarantor is released or discharged for any reason.

         11. CHOICE OF LAW AND FORUM. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. GUARANTOR AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS OF ORANGE COUNTY IN THE STATE OF CALIFORNIA. GUARANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS GUARANTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER AND GUARANTOR.


INTERNATIONAL MAGNETIC IMAGING, INC.


By
    Lewis S. Schiller
    Chairman of the Board

Exhibit 10.21

                          SECURED PROMISSORY NOTE NO. 1
                              Due November 1, 2001

         1. FOR VALUE RECEIVED, IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., MD ACQUISITION CORPORATION, MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD., AND PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Financial Services, Inc dba DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Seven Hundred Thousand Dollars ($700,000), and interest thereon at the rate of 22.00% per annum pursuant to the terms of that certain Loan and Security Agreement No. 1 dated as of September 11, 1996 among Holder as Lender, Maker as Borrower, and International Magnetic Imaging, Inc. as Guarantor (the "Agreement"), in (i) a single payment on November 1, 1996 of interest accrued on the unpaid principal balance at the rate of 11.50% per annum from the date of the initial Advance to October 31, 1996, (ii) in sixty (60) consecutive monthly installments of Fifteen Thousand Three Hundred Ninety-Five and 00/100 Dollars ($15,395) on the first day of each calendar month thereafter, and (iii) in a single payment on November 1, 2001, or such earlier date as this Note is paid in full due to prepayment or accelerations, of interest accrued on the unpaid principal balance at the rate of 10.50% per annum, compounded annually, from the date of the initial Advance to the day preceding such payment. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

         2. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.3 of the Agreement.

         3. Principal and interest shall be payable to Holder at DVI Financial Services, Inc. dba DVI Capital, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

         4. This Note is made pursuant to, and secured by, the Agreement. This
Note is also secured by the Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated herein by reference thereto and made a part of this Note.

         5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

         6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of any of the events enumerated therein shall not constitute a waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

         7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

         8. If Maker shall fail to make any payment of interest or principal under this Note, including the payments due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

         9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

         10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

         11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

         12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

         13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

         14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


DATED:  September 11, 1996

IMI ACQUISITION OF ARLINGTON CORP.


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF PUERTO RICO
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI
      BEACH CORPORATION its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD.

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


MD ACQUISITION CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD.,

By:   IMI ACQUISITION OF BOCA
       RATON CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.

By:  IMI ACQUISITION OF SOUTH DADE
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD.

By:  IMI ACQUISITION OF PINE ISLAND
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PHYSICIANS' OUTPATIENT DIAGNOSTIC
CENTER, LTD.

By:  PODC ACQUISITION CORPORATION,
      its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

                          SECURED PROMISSORY NOTE NO. 2
                              Due November 1, 2001

      1. FOR VALUE RECEIVED, IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., MD ACQUISITION CORPORATION, MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD., AND PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Financial Services, Inc dba DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Seven Hundred Thousand Dollars ($700,000), and interest thereon at the rate of 22.00% per annum pursuant to the terms of that certain Loan and Security Agreement No. 2 dated as of September 11, 1996 among Holder as Lender, Maker as Borrower, and International Magnetic Imaging, Inc. as Guarantor (the "Agreement"), in (i) a single payment on November 1, 1996 of interest accrued on the unpaid principal balance at the rate of 11.50% per annum from the date of the initial Advance to October 31, 1996, (ii) in sixty (60) consecutive monthly installments of Fifteen Thousand Three Hundred Ninety-Five and 00/100 Dollars ($15,395) on the first day of each calendar month thereafter, and (iii) in a single payment on November 1, 2001, or such earlier date as this Note is paid in full due to prepayment or accelerations, of interest accrued on the unpaid principal balance at the rate of 10.50% per annum, compounded annually, from the date of the initial Advance to the day preceding such payment. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

      2. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.3 of the Agreement.

      3. Principal and interest shall be payable to Holder at DVI Financial Services, Inc. dba DVI Capital, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

      4. This Note is made pursuant to, and secured by, the Agreement. This Note is also secured by the Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated herein by reference thereto and made a part of this Note.

      5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

      6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of any of the events enumerated therein shall not constitute a waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

      7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

      8. If Maker shall fail to make any payment of interest or principal under this Note, including the payments due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

      9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

      10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

      11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

      12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

      13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

      14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


DATED:  September 11, 1996

IMI ACQUISITION OF ARLINGTON CORP.


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF PUERTO RICO
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI
      BEACH CORPORATION its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD.

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


MD ACQUISITION CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD.,

By:   IMI ACQUISITION OF BOCA
       RATON CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.

By:  IMI ACQUISITION OF SOUTH DADE
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD.

By:  IMI ACQUISITION OF PINE ISLAND
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PHYSICIANS' OUTPATIENT DIAGNOSTIC
CENTER, LTD.

By:  PODC ACQUISITION CORPORATION,
      its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

                          SECURED PROMISSORY NOTE NO. 3
                              Due November 1, 2001

      1. FOR VALUE RECEIVED, IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., MD ACQUISITION CORPORATION, MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD., AND PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Financial Services, Inc dba DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Seven Hundred Thousand Dollars ($700,000), and interest thereon at the rate of 22.00% per annum pursuant to the terms of that certain Loan and Security Agreement No. 3 dated as of September 11, 1996 among Holder as Lender, Maker as Borrower, and International Magnetic Imaging, Inc. as Guarantor (the "Agreement"), in (i) a single payment on November 1, 1996 of interest accrued on the unpaid principal balance at the rate of 11.50% per annum from the date of the initial Advance to October 31, 1996, (ii) in sixty (60) consecutive monthly installments of Fifteen Thousand Three Hundred Ninety-Five and 00/100 Dollars ($15,395) on the first day of each calendar month thereafter, and (iii) in a single payment on November 1, 2001, or such earlier date as this Note is paid in full due to prepayment or accelerations, of interest accrued on the unpaid principal balance at the rate of 10.50% per annum, compounded annually, from the date of the initial Advance to the day preceding such payment. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

      2. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.3 of the Agreement.

      3. Principal and interest shall be payable to Holder at DVI Financial Services, Inc. dba DVI Capital, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

      4. This Note is made pursuant to, and secured by, the Agreement. This Note is also secured by the Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated herein by reference thereto and made a part of this Note.

      5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

      6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of any of the events enumerated therein shall not constitute a waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

      7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

      8. If Maker shall fail to make any payment of interest or principal under this Note, including the payments due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

      9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

      10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

      11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

      12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

      13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

      14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


DATED:  September 11, 1996

IMI ACQUISITION OF ARLINGTON CORP.


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF PUERTO RICO
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI
      BEACH CORPORATION its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD.

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


MD ACQUISITION CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD.,

By:   IMI ACQUISITION OF BOCA
       RATON CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.

By:  IMI ACQUISITION OF SOUTH DADE
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD.

By:  IMI ACQUISITION OF PINE ISLAND
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PHYSICIANS' OUTPATIENT DIAGNOSTIC
CENTER, LTD.

By:  PODC ACQUISITION CORPORATION,
      its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

                          SECURED PROMISSORY NOTE NO. 4
                              Due November 1, 2001

      1. FOR VALUE RECEIVED, IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., MD ACQUISITION CORPORATION, MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD., AND PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Financial Services, Inc dba DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Seven Hundred Thousand Dollars ($700,000), and interest thereon at the rate of 22.00% per annum pursuant to the terms of that certain Loan and Security Agreement No. 4 dated as of September 11, 1996 among Holder as Lender, Maker as Borrower, and International Magnetic Imaging, Inc. as Guarantor (the "Agreement"), in (i) a single payment on November 1, 1996 of interest accrued on the unpaid principal balance at the rate of 11.50% per annum from the date of the initial Advance to October 31, 1996, (ii) in sixty (60) consecutive monthly installments of Fifteen Thousand Three Hundred Ninety-Five and 00/100 Dollars ($15,395) on the first day of each calendar month thereafter, and (iii) in a single payment on November 1, 2001, or such earlier date as this Note is paid in full due to prepayment or accelerations, of interest accrued on the unpaid principal balance at the rate of 10.50% per annum, compounded annually, from the date of the initial Advance to the day preceding such payment. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

      2. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.3 of the Agreement.

      3. Principal and interest shall be payable to Holder at DVI Financial Services, Inc. dba DVI Capital, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

      4. This Note is made pursuant to, and secured by, the Agreement. This Note is also secured by the Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated herein by reference thereto and made a part of this Note.

      5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

      6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of any of the events enumerated therein shall not constitute a waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

      7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

      8. If Maker shall fail to make any payment of interest or principal under this Note, including the payments due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

      9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

      10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

      11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

      12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

      13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

      14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


DATED:  September 11, 1996

IMI ACQUISITION OF ARLINGTON CORP.


By:
    Name:   Lewis S. Schiller
    Title:  President

IMI ACQUISITION OF PUERTO RICO
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI
      BEACH CORPORATION its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD.

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


MD ACQUISITION CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD.,

By:   IMI ACQUISITION OF BOCA
       RATON CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.

By:  IMI ACQUISITION OF SOUTH DADE
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD.

By:  IMI ACQUISITION OF PINE ISLAND
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PHYSICIANS' OUTPATIENT DIAGNOSTIC
CENTER, LTD.

By:  PODC ACQUISITION CORPORATION,
      its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

                          SECURED PROMISSORY NOTE NO. 5
                              Due November 1, 2001

      1. FOR VALUE RECEIVED, IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., MD ACQUISITION CORPORATION, MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD., AND PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Financial Services, Inc dba DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Seven Hundred Thousand Dollars ($700,000), and interest thereon at the rate of 22.00% per annum pursuant to the terms of that certain Loan and Security Agreement No. 5 dated as of September 11, 1996 among Holder as Lender, Maker as Borrower, and International Magnetic Imaging, Inc. as Guarantor (the "Agreement"), in (i) a single payment on November 1, 1996 of interest accrued on the unpaid principal balance at the rate of 11.50% per annum from the date of the initial Advance to October 31, 1996, (ii) in sixty (60) consecutive monthly installments of Fifteen Thousand Three Hundred Ninety-Five and 00/100 Dollars ($15,395) on the first day of each calendar month thereafter, and (iii) in a single payment on November 1, 2001, or such earlier date as this Note is paid in full due to prepayment or accelerations, of interest accrued on the unpaid principal balance at the rate of 10.50% per annum, compounded annually, from the date of the initial Advance to the day preceding such payment. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

      2. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.3 of the Agreement.

      3. Principal and interest shall be payable to Holder at DVI Financial Services, Inc. dba DVI Capital, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

      4. This Note is made pursuant to, and secured by, the Agreement. This Note is also secured by the Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated herein by reference thereto and made a part of this Note.

      5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

      6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of any of the events enumerated therein shall not constitute a waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

      7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

      8. If Maker shall fail to make any payment of interest or principal under this Note, including the payments due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

      9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

      10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

      11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

      12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

      13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

      14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


DATED:  September 11, 1996

IMI ACQUISITION OF ARLINGTON CORP.


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF PUERTO RICO
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI
      BEACH CORPORATION its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD.

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


MD ACQUISITION CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD.,

By:   IMI ACQUISITION OF BOCA
       RATON CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.

By:  IMI ACQUISITION OF SOUTH DADE
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD.

By:  IMI ACQUISITION OF PINE ISLAND
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PHYSICIANS' OUTPATIENT DIAGNOSTIC
CENTER, LTD.

By:  PODC ACQUISITION CORPORATION,
      its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

                          SECURED PROMISSORY NOTE NO. 6
                              Due November 1, 2001

      1. FOR VALUE RECEIVED, IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., MD ACQUISITION CORPORATION, MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD., AND PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Financial Services, Inc dba DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Five Hundred Thousand Dollars ($500,000), and interest thereon at the rate of 22.00% per annum pursuant to the terms of that certain Loan and Security Agreement No. 6 dated as of September 11, 1996 among Holder as Lender, Maker as Borrower, and International Magnetic Imaging, Inc. as Guarantor (the "Agreement"), in (i) a single payment on November 1, 1996 of interest accrued on the unpaid principal balance at the rate of 11.50% per annum from the date of the initial Advance to October 31, 1996, (ii) in sixty (60) consecutive monthly installments of Ten Thousand Nine Hundred Ninety-Eight and 00/100 Dollars ($10,998) on the first day of each calendar month thereafter, and (iii) in a single payment on November 1, 2001, or such earlier date as this Note is paid in full due to prepayment or accelerations, of interest accrued on the unpaid principal balance at the rate of 10.50% per annum, compounded annually, from the date of the initial Advance to the day preceding such payment. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

      2. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.3 of the Agreement.

      3. Principal and interest shall be payable to Holder at DVI Financial Services, Inc. dba DVI Capital, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

      4. This Note is made pursuant to, and secured by, the Agreement. This Note is also secured by the Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated herein by reference thereto and made a part of this Note.

      5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

      6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of any of the events enumerated therein shall not constitute a waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

      7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

      8. If Maker shall fail to make any payment of interest or principal under this Note, including the payments due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

      9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

      10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

      11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

      12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

      13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

      14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


DATED:  September 11, 1996

IMI ACQUISITION OF ARLINGTON CORP.


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF PUERTO RICO
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI
      BEACH CORPORATION its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD.

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


MD ACQUISITION CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD.,

By:   IMI ACQUISITION OF BOCA
       RATON CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.

By:  IMI ACQUISITION OF SOUTH DADE
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD.

By:  IMI ACQUISITION OF PINE ISLAND
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PHYSICIANS' OUTPATIENT DIAGNOSTIC
CENTER, LTD.

By:  PODC ACQUISITION CORPORATION,
      its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

Exhibit 10.22

                          SECURED PROMISSORY NOTE NO. 1
                              Due November 1, 2001

         1. FOR VALUE RECEIVED, IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., MD ACQUISITION CORPORATION, MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD., AND PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Financial Services, Inc dba DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Seven Hundred Thousand Dollars ($700,000), and interest thereon at the rate of 22.00% per annum pursuant to the terms of that certain Loan and Security Agreement No. 1 dated as of September 11, 1996 among Holder as Lender, Maker as Borrower, and International Magnetic Imaging, Inc. as Guarantor (the "Agreement"), in (i) a single payment on November 1, 1996 of interest accrued on the unpaid principal balance at the rate of 11.50% per annum from the date of the initial Advance to October 31, 1996, (ii) in sixty (60) consecutive monthly installments of Fifteen Thousand Three Hundred Ninety-Five and 00/100 Dollars ($15,395) on the first day of each calendar month thereafter, and (iii) in a single payment on November 1, 2001, or such earlier date as this Note is paid in full due to prepayment or accelerations, of interest accrued on the unpaid principal balance at the rate of 10.50% per annum, compounded annually, from the date of the initial Advance to the day preceding such payment. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

         2. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.3 of the Agreement.

         3. Principal and interest shall be payable to Holder at DVI Financial Services, Inc. dba DVI Capital, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

         4. This Note is made pursuant to, and secured by, the Agreement. This
Note is also secured by the Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated herein by reference thereto and made a part of this Note.

         5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

         6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of any of the events enumerated therein shall not constitute a waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

         7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

         8. If Maker shall fail to make any payment of interest or principal under this Note, including the payments due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

         9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

         10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

         11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

         12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

         13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

         14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


DATED:  September 11, 1996

IMI ACQUISITION OF ARLINGTON CORP.


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF PUERTO RICO
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI
      BEACH CORPORATION its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD.

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


MD ACQUISITION CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD.,

By:   IMI ACQUISITION OF BOCA
       RATON CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.

By:  IMI ACQUISITION OF SOUTH DADE
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD.

By:  IMI ACQUISITION OF PINE ISLAND
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PHYSICIANS' OUTPATIENT DIAGNOSTIC
CENTER, LTD.

By:  PODC ACQUISITION CORPORATION,
      its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

                          SECURED PROMISSORY NOTE NO. 2
                              Due November 1, 2001

      1. FOR VALUE RECEIVED, IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., MD ACQUISITION CORPORATION, MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD., AND PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Financial Services, Inc dba DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Seven Hundred Thousand Dollars ($700,000), and interest thereon at the rate of 22.00% per annum pursuant to the terms of that certain Loan and Security Agreement No. 2 dated as of September 11, 1996 among Holder as Lender, Maker as Borrower, and International Magnetic Imaging, Inc. as Guarantor (the "Agreement"), in (i) a single payment on November 1, 1996 of interest accrued on the unpaid principal balance at the rate of 11.50% per annum from the date of the initial Advance to October 31, 1996, (ii) in sixty (60) consecutive monthly installments of Fifteen Thousand Three Hundred Ninety-Five and 00/100 Dollars ($15,395) on the first day of each calendar month thereafter, and (iii) in a single payment on November 1, 2001, or such earlier date as this Note is paid in full due to prepayment or accelerations, of interest accrued on the unpaid principal balance at the rate of 10.50% per annum, compounded annually, from the date of the initial Advance to the day preceding such payment. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

      2. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.3 of the Agreement.

      3. Principal and interest shall be payable to Holder at DVI Financial Services, Inc. dba DVI Capital, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

      4. This Note is made pursuant to, and secured by, the Agreement. This Note is also secured by the Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated herein by reference thereto and made a part of this Note.

      5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

      6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of any of the events enumerated therein shall not constitute a waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

      7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

      8. If Maker shall fail to make any payment of interest or principal under this Note, including the payments due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

      9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

      10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

      11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

      12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

      13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

      14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


DATED:  September 11, 1996

IMI ACQUISITION OF ARLINGTON CORP.


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF PUERTO RICO
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI
      BEACH CORPORATION its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD.

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


MD ACQUISITION CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD.,

By:   IMI ACQUISITION OF BOCA
       RATON CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.

By:  IMI ACQUISITION OF SOUTH DADE
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD.

By:  IMI ACQUISITION OF PINE ISLAND
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PHYSICIANS' OUTPATIENT DIAGNOSTIC
CENTER, LTD.

By:  PODC ACQUISITION CORPORATION,
      its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

                          SECURED PROMISSORY NOTE NO. 3
                              Due November 1, 2001

      1. FOR VALUE RECEIVED, IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., MD ACQUISITION CORPORATION, MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD., AND PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Financial Services, Inc dba DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Seven Hundred Thousand Dollars ($700,000), and interest thereon at the rate of 22.00% per annum pursuant to the terms of that certain Loan and Security Agreement No. 3 dated as of September 11, 1996 among Holder as Lender, Maker as Borrower, and International Magnetic Imaging, Inc. as Guarantor (the "Agreement"), in (i) a single payment on November 1, 1996 of interest accrued on the unpaid principal balance at the rate of 11.50% per annum from the date of the initial Advance to October 31, 1996, (ii) in sixty (60) consecutive monthly installments of Fifteen Thousand Three Hundred Ninety-Five and 00/100 Dollars ($15,395) on the first day of each calendar month thereafter, and (iii) in a single payment on November 1, 2001, or such earlier date as this Note is paid in full due to prepayment or accelerations, of interest accrued on the unpaid principal balance at the rate of 10.50% per annum, compounded annually, from the date of the initial Advance to the day preceding such payment. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

      2. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.3 of the Agreement.

      3. Principal and interest shall be payable to Holder at DVI Financial Services, Inc. dba DVI Capital, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

      4. This Note is made pursuant to, and secured by, the Agreement. This Note is also secured by the Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated herein by reference thereto and made a part of this Note.

      5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

      6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of any of the events enumerated therein shall not constitute a waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

      7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

      8. If Maker shall fail to make any payment of interest or principal under this Note, including the payments due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

      9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

      10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

      11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

      12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

      13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

      14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


DATED:  September 11, 1996

IMI ACQUISITION OF ARLINGTON CORP.


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF PUERTO RICO
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI
      BEACH CORPORATION its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD.

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


MD ACQUISITION CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD.,

By:   IMI ACQUISITION OF BOCA
       RATON CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.

By:  IMI ACQUISITION OF SOUTH DADE
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD.

By:  IMI ACQUISITION OF PINE ISLAND
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PHYSICIANS' OUTPATIENT DIAGNOSTIC
CENTER, LTD.

By:  PODC ACQUISITION CORPORATION,
      its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

                          SECURED PROMISSORY NOTE NO. 4
                              Due November 1, 2001

      1. FOR VALUE RECEIVED, IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., MD ACQUISITION CORPORATION, MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD., AND PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Financial Services, Inc dba DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Seven Hundred Thousand Dollars ($700,000), and interest thereon at the rate of 22.00% per annum pursuant to the terms of that certain Loan and Security Agreement No. 4 dated as of September 11, 1996 among Holder as Lender, Maker as Borrower, and International Magnetic Imaging, Inc. as Guarantor (the "Agreement"), in (i) a single payment on November 1, 1996 of interest accrued on the unpaid principal balance at the rate of 11.50% per annum from the date of the initial Advance to October 31, 1996, (ii) in sixty (60) consecutive monthly installments of Fifteen Thousand Three Hundred Ninety-Five and 00/100 Dollars ($15,395) on the first day of each calendar month thereafter, and (iii) in a single payment on November 1, 2001, or such earlier date as this Note is paid in full due to prepayment or accelerations, of interest accrued on the unpaid principal balance at the rate of 10.50% per annum, compounded annually, from the date of the initial Advance to the day preceding such payment. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

      2. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.3 of the Agreement.

      3. Principal and interest shall be payable to Holder at DVI Financial Services, Inc. dba DVI Capital, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

      4. This Note is made pursuant to, and secured by, the Agreement. This Note is also secured by the Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated herein by reference thereto and made a part of this Note.

      5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

      6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of any of the events enumerated therein shall not constitute a waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

      7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

      8. If Maker shall fail to make any payment of interest or principal under this Note, including the payments due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

      9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

      10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

      11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

      12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

      13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

      14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


DATED:  September 11, 1996

IMI ACQUISITION OF ARLINGTON CORP.


By:
    Name:   Lewis S. Schiller
    Title:  President

IMI ACQUISITION OF PUERTO RICO
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI
      BEACH CORPORATION its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD.

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


MD ACQUISITION CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD.,

By:   IMI ACQUISITION OF BOCA
       RATON CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.

By:  IMI ACQUISITION OF SOUTH DADE
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD.

By:  IMI ACQUISITION OF PINE ISLAND
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PHYSICIANS' OUTPATIENT DIAGNOSTIC
CENTER, LTD.

By:  PODC ACQUISITION CORPORATION,
      its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

                          SECURED PROMISSORY NOTE NO. 5
                              Due November 1, 2001

      1. FOR VALUE RECEIVED, IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., MD ACQUISITION CORPORATION, MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD., AND PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Financial Services, Inc dba DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Seven Hundred Thousand Dollars ($700,000), and interest thereon at the rate of 22.00% per annum pursuant to the terms of that certain Loan and Security Agreement No. 5 dated as of September 11, 1996 among Holder as Lender, Maker as Borrower, and International Magnetic Imaging, Inc. as Guarantor (the "Agreement"), in (i) a single payment on November 1, 1996 of interest accrued on the unpaid principal balance at the rate of 11.50% per annum from the date of the initial Advance to October 31, 1996, (ii) in sixty (60) consecutive monthly installments of Fifteen Thousand Three Hundred Ninety-Five and 00/100 Dollars ($15,395) on the first day of each calendar month thereafter, and (iii) in a single payment on November 1, 2001, or such earlier date as this Note is paid in full due to prepayment or accelerations, of interest accrued on the unpaid principal balance at the rate of 10.50% per annum, compounded annually, from the date of the initial Advance to the day preceding such payment. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

      2. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.3 of the Agreement.

      3. Principal and interest shall be payable to Holder at DVI Financial Services, Inc. dba DVI Capital, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

      4. This Note is made pursuant to, and secured by, the Agreement. This Note is also secured by the Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated herein by reference thereto and made a part of this Note.

      5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

      6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of any of the events enumerated therein shall not constitute a waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

      7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

      8. If Maker shall fail to make any payment of interest or principal under this Note, including the payments due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

      9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

      10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

      11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

      12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

      13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

      14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


DATED:  September 11, 1996

IMI ACQUISITION OF ARLINGTON CORP.


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF PUERTO RICO
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI
      BEACH CORPORATION its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD.

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


MD ACQUISITION CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD.,

By:   IMI ACQUISITION OF BOCA
       RATON CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.

By:  IMI ACQUISITION OF SOUTH DADE
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD.

By:  IMI ACQUISITION OF PINE ISLAND
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PHYSICIANS' OUTPATIENT DIAGNOSTIC
CENTER, LTD.

By:  PODC ACQUISITION CORPORATION,
      its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

                          SECURED PROMISSORY NOTE NO. 6
                              Due November 1, 2001

      1. FOR VALUE RECEIVED, IMI ACQUISITION OF ARLINGTON CORP., IMI ACQUISITION OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD., MD ACQUISITION CORPORATION, MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD., AND PHYSICIANS' OUTPATIENT DIAGNOSTIC CENTER, LTD., and each of them, jointly and severally, (collectively and individually referred to as "Maker") hereby promises to pay to DVI Financial Services, Inc dba DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Five Hundred Thousand Dollars ($500,000), and interest thereon at the rate of 22.00% per annum pursuant to the terms of that certain Loan and Security Agreement No. 6 dated as of September 11, 1996 among Holder as Lender, Maker as Borrower, and International Magnetic Imaging, Inc. as Guarantor (the "Agreement"), in (i) a single payment on November 1, 1996 of interest accrued on the unpaid principal balance at the rate of 11.50% per annum from the date of the initial Advance to October 31, 1996, (ii) in sixty (60) consecutive monthly installments of Ten Thousand Nine Hundred Ninety-Eight and 00/100 Dollars ($10,998) on the first day of each calendar month thereafter, and (iii) in a single payment on November 1, 2001, or such earlier date as this Note is paid in full due to prepayment or accelerations, of interest accrued on the unpaid principal balance at the rate of 10.50% per annum, compounded annually, from the date of the initial Advance to the day preceding such payment. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto.

      2. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law. This Note shall be subject to prepayment in accordance with the provisions of Sections 2.3 of the Agreement.

      3. Principal and interest shall be payable to Holder at DVI Financial Services, Inc. dba DVI Capital, 500 Hyde Park, Doylestown, Pennsylvania 18901, or such other place as the Holder may, from time to time in writing, designate.

      4. This Note is made pursuant to, and secured by, the Agreement. This Note is also secured by the Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated herein by reference thereto and made a part of this Note.

      5. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

      6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of any of the events enumerated therein shall not constitute a waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

      7. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers shall not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

      8. If Maker shall fail to make any payment of interest or principal under this Note, including the payments due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

      9. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

      10. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

      11. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

      12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

      13. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

      14. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF PENNSYLVANIA.


DATED:  September 11, 1996

IMI ACQUISITION OF ARLINGTON CORP.


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF PUERTO RICO
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


IMI ACQUISITION OF KANSAS
CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE OF
NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI
      BEACH CORPORATION its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


OAKLAND MAGNETIC RESONANCE
INSTITUTE, LTD.

By:  IMI ACQUISITION OF OAKLAND
      PARK CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


MD ACQUISITION CORPORATION


By:
    Name:   Lewis S. Schiller
    Title:  President


MAGNETIC RESONANCE INSTITUTE
OF BOCA RATON, LTD.,

By:   IMI ACQUISITION OF BOCA
       RATON CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.

By:  IMI ACQUISITION OF SOUTH DADE
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER, LTD.

By:  IMI ACQUISITION OF PINE ISLAND
      CORPORATION, its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President


PHYSICIANS' OUTPATIENT DIAGNOSTIC
CENTER, LTD.

By:  PODC ACQUISITION CORPORATION,
      its general partner


By:
    Name:   Lewis S. Schiller
    Title:  President

Exhibit 10.23

                        UNCONDITIONAL CONTINUING GUARANTY
                             (Loan Agreement No. 1)


         THIS UNCONDITIONAL CONTINUING GUARANTY (this "Guaranty") is made and entered into as of September 11, 1996, by and between DVI Financial Services, Inc. dba DVI Capital ("Lender"), with an office at 4041 MacArthur Avenue, Suite 401, Newport Beach, California 92660, and International Magnetic Imaging, Inc. ("Guarantor"), a Delaware corporation whose address is 2424 North Federal Highway, Suite 410, Boca Raton, Florida 33431.

         1. Guaranty. In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement No. 1 dated as of the date hereof ("Agreement"), with IMI Acquisition of Arlington Corp., IMI Acquisition of Puerto Rico Corporation, IMI Acquisition of Kansas Corporation, Magnetic Resonance Institute of North Miami Beach, Ltd., Oakland Magnetic Resonance Institute, Ltd., MD Acquisition Corporation, Magnetic Resonance Institute of Boca Raton, Ltd., Magnetic Resonance Institute of South Dade, Ltd., Pine Island Magnetic Resonance Imaging Center, Ltd., and Physicians' Outpatient Diagnostic Center, Ltd., collectively and individually referred to as "Borrower", and any future agreements with Borrower. Guarantor unconditionally, absolutely and irrevocably guarantees and promises to Lender to pay, perform and discharge, any and all present and future indebtedness, liabilities and obligations (collectively, the "Obligations") of Borrower to Lender, including, but not limited to, the repayment to Lender of all sums presently due and owing, and all sums that shall in the future become due and owing, from Borrower to Lender whether arising under the Agreement or otherwise. The Obligations of Borrower include, but are not limited to, Borrower acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United States Code or any successor statute thereto (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receiver of Borrower or Borrower's property or similar person duly appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding.

         2. Obligations. The Obligations (a) include any and all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description, whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment or otherwise) and include Obligations that are: (i) direct or indirect; (ii) fixed or contingent; (iii) primary or as guarantor or surety; (iv) liquidated or unliquidated; (v) matured or unmatured; (vi) acquired by pledge, assignment, security interest or purchase; (vii) secured or unsecured; (viii) primary or secondary; (ix) joint, several or joint and several; (x) represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower; (xi) interest, late charges, default interest and any interest that would have accrued but for the commencement of a case under the Bankruptcy Code; and (xii) all of Lender's expenses, included, without limitation (A) all costs or expenses, including without limitation taxes and insurance premiums, required to be paid by Borrower under the Agreement that are to be paid or advanced by Lender, (B) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower, (C) costs and expenses incurred by Lender to correct any default or enforce any provision of the Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, and/or advertising to sell any security for, the Obligations (whether or not a sale is consummated), (D) costs and expenses of suit incurred by Lender in enforcing or defending the Agreement or any portion thereof and (E) Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or concerning the Agreement or any portion thereof, irrespective of whether suit is brought, and (b) includes Borrower's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking and provision to be performed by Borrower under the Agreement. Guarantor's liability under this Guaranty may be larger in amount and more burdensome than the Obligations of Borrower under the Agreement and Guarantor hereby waives any defenses to the contrary.

         3. Attorney's Fees. If Lender incurs attorney's fees relating to any actions or claims arising out of this Guaranty, Guarantor agrees to pay Lender such attorney's fees plus all reasonable costs and expenses of prosecuting and/or defending any such actions or claims. The term "attorney's fees" means the full cost of legal services performed in connection with the matters involved, calculated on the basis of the actual fees of the attorneys performing those services, and is not limited to "reasonable attorney's fees" as defined in any statute or rule of any court in which an action hereunder may be brought. Guarantor agrees to pay Lender's attorney's fees relating to any action, suit, counterclaim, post-judgment motions, bankruptcy litigation, appeal, arbitration or mediation.

         4.       Waivers.

                  (a) Scope of Risk Defenses. Lender may at any time and from time to time, without notice to or the consent of Guarantor, and without affecting or impairing the liability of Guarantor hereunder, do any of the following: (i) renew, modify, or extend (including extensions beyond the original term) any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any said Obligations; (ii) accept partial payments of said Obligations; (iii) settle, discharge, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations and the security therefor in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security; or (vi) change the terms of the Obligations, including increases or decreases in payments or any interest rate adjustments.

                  (b) Primary Obligation Defenses. Guarantor waives any rights to require Lender to (i) proceed against Borrower or any other guarantor or party; (ii) proceed against or exhaust any security held from Borrower or any other guarantor; or (iii) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower, whether such defense arises by operation of law, bankruptcy of Borrower or otherwise, including without limitation, any defense based on or arising out of any disability of Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause or the liability of Borrower. Guarantor waives any defense based on any applicable statute of limitations or statute of frauds.

                  (c) Commercially Reasonable Sale and Anti-Deficiency Laws. Lender may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this subsection 4(c), Guarantor may have the right of subrogation or reimbursement against Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Guarantor gives up any such potential defenses by agreeing to these waivers. Guarantor also expressly waives any defense or benefit that may be derived from any "one form of action" rule or anti-deficiency statute and all suretyship defenses it would otherwise have under the laws of any state.

                  (d) Disclosure Defenses. Guarantor expressly waives all set-offs and counterclaims and waives all notices, protests and demands including, without limitation, notice of default in the payment of rents or in the performance or in the observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and Borrower.

                  (e) Impairment of Collateral Defense. Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising of any of Lender's rights against Borrower pursuant to the Agreement or against Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral or of the items leased or to be leased to Borrower. Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay (a) to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower or Guarantor to Lender or (b) to protect the property covered by such security interest.

                  (f) Guarantor's Right To Revoke. Guarantor expressly waives the right to revoke or terminate this Guaranty, including any statutory right of revocation under the laws of any state.

         5. Financial Condition of Borrower. Guarantor (a) assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder and (b) agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         6. Guarantor Not Entitled To Subrogation Until Lender Paid In Full; Subordination. No payment by Guarantor hereunder shall entitle Guarantor, by subrogation, indemnity, reimbursement, contribution or otherwise, to any payment by Borrower or to any subrogation, indemnity, reimbursement or contribution out of the property of Borrower until all Obligations to Lender have been paid in full. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of Borrower to Lender. Upon the liquidation, bankruptcy or distribution of any of Borrower's assets, Guarantor shall assign to Lender all of Guarantor's claims on account of such indebtedness so that Lender shall receive all dividends and payments on such indebtedness until payment in full of the Obligations. This Section 6 shall constitute such an assignment if Guarantor fails to execute and deliver such an assignment.

         7. Recovery of Preferences. If (a) a claim is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations guaranteed hereunder and Lender repays or otherwise becomes liable for all or any part of such claim by reason of (i) any judgment, decree or order of any court or administrative body having competent jurisdiction or (ii) any settlement or compromise of any such claim, Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof or the termination of any leases or other agreements evidencing any of the Obligations. Guarantor shall be liable for the full amount of attorney's fees, costs and interest which Lender pays or incurs in connection with defending any preference or fraudulent transfer claim.

         8. Events Of Default. The occurrence of any one of the following events shall constitute an event of default under this Guaranty and, upon the occurrence thereof and at Lender's election without notice or demand. Guarantor's obligations hereunder shall become due, payable and enforceable against Guarantor, whether or not the Obligations are then due and payable:

                  (a) The occurrence of an Event of Default under and as defined in the Agreement;

                  (b) The commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Guarantor or Borrower;

                  (c) The attempt by Guarantor or Borrower to effect an assignment for the benefit of creditors or a composition with creditors;

                  (d) The insolvency of Guarantor or  Borrower;

                  (e) The death or dissolution of Guarantor;

                  (f) The inaccuracy or incompleteness in any material or respect, when made, of (a) any representations or warranties made by Guarantor, Borrower or (b) any other matter; or

                  (g) The breach by Guarantor of any covenant of this Guaranty or any other agreement between Lender and Guarantor.

         9. Binding On Successors And Assigns. This Guaranty shall bind Guarantor's respective heirs, administrators, personal representatives, successors and assigns, and shall inure to the benefit of Lender's successors and assigns, including, without limitation, any party to whom Lender may assign the Agreement or any other agreement; and Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

         10. Miscellaneous. This Guaranty contains the entire agreement of the parties hereto and no other oral or written agreement exists with respect to the subject matter hereof. This Guaranty may not be amended or modified except by a writing signed by Lender and Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations nor any other circumstance which might be a legal defense of a guarantor shall affect, impair or be a defense to this Guaranty. If more than one Guarantor has signed this Guaranty, each Guarantor shall be jointly and severally liable to Lender hereunder and when permitted by the context, the singular includes the plural. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender on behalf of Guarantor, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of Guarantor. The unconditional liability of Guarantor applies whether the signer is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion. Guarantor shall remain liable under this Guaranty even if any co-guarantor is released or discharged for any reason.

         11. CHOICE OF LAW AND FORUM. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF PENNSYLVANIA, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE.  GUARANTOR AGREES TO
SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND/OR FEDERAL
COURTS OF ORANGE COUNTY IN THE STATE OF CALIFORNIA.  GUARANTOR

HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING
OUT OF THIS GUARANTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN
LENDER AND GUARANTOR.


INTERNATIONAL MAGNETIC IMAGING, INC.


By
   Lewis S. Schiller
   President

                        UNCONDITIONAL CONTINUING GUARANTY
                             (Loan Agreement No. 2)


         THIS UNCONDITIONAL CONTINUING GUARANTY (this "Guaranty") is made and entered into as of September 11, 1996, by and between DVI Financial Services, Inc. dba DVI Capital ("Lender"), with an office at 4041 MacArthur Avenue, Suite 401, Newport Beach, California 92660, and International Magnetic Imaging, Inc. ("Guarantor"), a Delaware corporation whose address is 2424 North Federal Highway, Suite 410, Boca Raton, Florida 33431.

         1. Guaranty. In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement No. 2 dated as of the date hereof ("Agreement"), with IMI Acquisition of Arlington Corp., IMI Acquisition of Puerto Rico Corporation, IMI Acquisition of Kansas Corporation, Magnetic Resonance Institute of North Miami Beach, Ltd., Oakland Magnetic Resonance Institute, Ltd., MD Acquisition Corporation, Magnetic Resonance Institute of Boca Raton, Ltd., Magnetic Resonance Institute of South Dade, Ltd., Pine Island Magnetic Resonance Imaging Center, Ltd., and Physicians' Outpatient Diagnostic Center, Ltd., collectively and individually referred to as "Borrower", and any future agreements with Borrower. Guarantor unconditionally, absolutely and irrevocably guarantees and promises to Lender to pay, perform and discharge, any and all present and future indebtedness, liabilities and obligations (collectively, the "Obligations") of Borrower to Lender, including, but not limited to, the repayment to Lender of all sums presently due and owing, and all sums that shall in the future become due and owing, from Borrower to Lender whether arising under the Agreement or otherwise. The Obligations of Borrower include, but are not limited to, Borrower acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United States Code or any successor statute thereto (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receiver of Borrower or Borrower's property or similar person duly appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding.

         2. Obligations. The Obligations (a) include any and all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description, whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment or otherwise) and include Obligations that are: (i) direct or indirect; (ii) fixed or contingent; (iii) primary or as guarantor or surety; (iv) liquidated or unliquidated; (v) matured or unmatured; (vi) acquired by pledge, assignment, security interest or purchase; (vii) secured or unsecured; (viii) primary or secondary; (ix) joint, several or joint and several; (x) represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower; (xi) interest, late charges, default interest and any interest that would have accrued but for the commencement of a case under the Bankruptcy Code; and (xii) all of Lender's expenses, included, without limitation (A) all costs or expenses, including without limitation taxes and insurance premiums, required to be paid by Borrower under the Agreement that are to be paid or advanced by Lender, (B) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower, (C) costs and expenses incurred by Lender to correct any default or enforce any provision of the Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, and/or advertising to sell any security for, the Obligations (whether or not a sale is consummated), (D) costs and expenses of suit incurred by Lender in enforcing or defending the Agreement or any portion thereof and (E) Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or concerning the Agreement or any portion thereof, irrespective of whether suit is brought, and (b) includes Borrower's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking and provision to be performed by Borrower under the Agreement. Guarantor's liability under this Guaranty may be larger in amount and more burdensome than the Obligations of Borrower under the Agreement and Guarantor hereby waives any defenses to the contrary.

         3. Attorney's Fees. If Lender incurs attorney's fees relating to any actions or claims arising out of this Guaranty, Guarantor agrees to pay Lender such attorney's fees plus all reasonable costs and expenses of prosecuting and/or defending any such actions or claims. The term "attorney's fees" means the full cost of legal services performed in connection with the matters involved, calculated on the basis of the actual fees of the attorneys performing those services, and is not limited to "reasonable attorney's fees" as defined in any statute or rule of any court in which an action hereunder may be brought. Guarantor agrees to pay Lender's attorney's fees relating to any action, suit, counterclaim, post-judgment motions, bankruptcy litigation, appeal, arbitration or mediation.

         4.       Waivers.

                  (a) Scope of Risk Defenses. Lender may at any time and from time to time, without notice to or the consent of Guarantor, and without affecting or impairing the liability of Guarantor hereunder, do any of the following: (i) renew, modify, or extend (including extensions beyond the original term) any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any said Obligations; (ii) accept partial payments of said Obligations; (iii) settle, discharge, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations and the security therefor in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security; or (vi) change the terms of the Obligations, including increases or decreases in payments or any interest rate adjustments.

                  (b) Primary Obligation Defenses. Guarantor waives any rights to require Lender to (i) proceed against Borrower or any other guarantor or party; (ii) proceed against or exhaust any security held from Borrower or any other guarantor; or (iii) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower, whether such defense arises by operation of law, bankruptcy of Borrower or otherwise, including without limitation, any defense based on or arising out of any disability of Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause or the liability of Borrower. Guarantor waives any defense based on any applicable statute of limitations or statute of frauds.

                  (c) Commercially Reasonable Sale and Anti-Deficiency Laws. Lender may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this subsection 4(c), Guarantor may have the right of subrogation or reimbursement against Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Guarantor gives up any such potential defenses by agreeing to these waivers. Guarantor also expressly waives any defense or benefit that may be derived from any "one form of action" rule or anti-deficiency statute and all suretyship defenses it would otherwise have under the laws of any state.

                  (d) Disclosure Defenses. Guarantor expressly waives all set-offs and counterclaims and waives all notices, protests and demands including, without limitation, notice of default in the payment of rents or in the performance or in the observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and Borrower.

                  (e) Impairment of Collateral Defense. Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising of any of Lender's rights against Borrower pursuant to the Agreement or against Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral or of the items leased or to be leased to Borrower. Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay (a) to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower or Guarantor to Lender or (b) to protect the property covered by such security interest.

                  (f) Guarantor's Right To Revoke. Guarantor expressly waives the right to revoke or terminate this Guaranty, including any statutory right of revocation under the laws of any state.

         5. Financial Condition of Borrower. Guarantor (a) assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder and (b) agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         6. Guarantor Not Entitled To Subrogation Until Lender Paid In Full; Subordination. No payment by Guarantor hereunder shall entitle Guarantor, by subrogation, indemnity, reimbursement, contribution or otherwise, to any payment by Borrower or to any subrogation, indemnity, reimbursement or contribution out of the property of Borrower until all Obligations to Lender have been paid in full. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of Borrower to Lender. Upon the liquidation, bankruptcy or distribution of any of Borrower's assets, Guarantor shall assign to Lender all of Guarantor's claims on account of such indebtedness so that Lender shall receive all dividends and payments on such indebtedness until payment in full of the Obligations. This Section 6 shall constitute such an assignment if Guarantor fails to execute and deliver such an assignment.

         7. Recovery of Preferences. If (a) a claim is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations guaranteed hereunder and Lender repays or otherwise becomes liable for all or any part of such claim by reason of (i) any judgment, decree or order of any court or administrative body having competent jurisdiction or (ii) any settlement or compromise of any such claim, Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof or the termination of any leases or other agreements evidencing any of the Obligations. Guarantor shall be liable for the full amount of attorney's fees, costs and interest which Lender pays or incurs in connection with defending any preference or fraudulent transfer claim.

         8. Events Of Default. The occurrence of any one of the following events shall constitute an event of default under this Guaranty and, upon the occurrence thereof and at Lender's election without notice or demand. Guarantor's obligations hereunder shall become due, payable and enforceable against Guarantor, whether or not the Obligations are then due and payable:

                  (a) The occurrence of an Event of Default under and as defined in the Agreement;

                  (b) The commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Guarantor or Borrower;

                  (c) The attempt by Guarantor or Borrower to effect an assignment for the benefit of creditors or a composition with creditors;

                  (d) The insolvency of Guarantor or  Borrower;

                  (e) The death or dissolution of Guarantor;

                  (f) The inaccuracy or incompleteness in any material or respect, when made, of (a) any representations or warranties made by Guarantor, Borrower or (b) any other matter; or

                  (g) The breach by Guarantor of any covenant of this Guaranty or any other agreement between Lender and Guarantor.

         9. Binding On Successors And Assigns. This Guaranty shall bind Guarantor's respective heirs, administrators, personal representatives, successors and assigns, and shall inure to the benefit of Lender's successors and assigns, including, without limitation, any party to whom Lender may assign the Agreement or any other agreement; and Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

         10. Miscellaneous. This Guaranty contains the entire agreement of the parties hereto and no other oral or written agreement exists with respect to the subject matter hereof. This Guaranty may not be amended or modified except by a writing signed by Lender and Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations nor any other circumstance which might be a legal defense of a guarantor shall affect, impair or be a defense to this Guaranty. If more than one Guarantor has signed this Guaranty, each Guarantor shall be jointly and severally liable to Lender hereunder and when permitted by the context, the singular includes the plural. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender on behalf of Guarantor, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of Guarantor. The unconditional liability of Guarantor applies whether the signer is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion. Guarantor shall remain liable under this Guaranty even if any co-guarantor is released or discharged for any reason.

         11. CHOICE OF LAW AND FORUM. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF PENNSYLVANIA, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE.  GUARANTOR AGREES TO
SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND/OR FEDERAL
COURTS OF ORANGE COUNTY IN THE STATE OF CALIFORNIA.  GUARANTOR

HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING
OUT OF THIS GUARANTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN
LENDER AND GUARANTOR.


INTERNATIONAL MAGNETIC IMAGING, INC.


By
   Lewis S. Schiller
   President

                        UNCONDITIONAL CONTINUING GUARANTY
                             (Loan Agreement No. 3)


         THIS UNCONDITIONAL CONTINUING GUARANTY (this "Guaranty") is made and entered into as of September 11, 1996, by and between DVI Financial Services, Inc. dba DVI Capital ("Lender"), with an office at 4041 MacArthur Avenue, Suite 401, Newport Beach, California 92660, and International Magnetic Imaging, Inc. ("Guarantor"), a Delaware corporation whose address is 2424 North Federal Highway, Suite 410, Boca Raton, Florida 33431.

         1. Guaranty. In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement No. 3 dated as of the date hereof ("Agreement"), with IMI Acquisition of Arlington Corp., IMI Acquisition of Puerto Rico Corporation, IMI Acquisition of Kansas Corporation, Magnetic Resonance Institute of North Miami Beach, Ltd., Oakland Magnetic Resonance Institute, Ltd., MD Acquisition Corporation, Magnetic Resonance Institute of Boca Raton, Ltd., Magnetic Resonance Institute of South Dade, Ltd., Pine Island Magnetic Resonance Imaging Center, Ltd., and Physicians' Outpatient Diagnostic Center, Ltd., collectively and individually referred to as "Borrower", and any future agreements with Borrower. Guarantor unconditionally, absolutely and irrevocably guarantees and promises to Lender to pay, perform and discharge, any and all present and future indebtedness, liabilities and obligations (collectively, the "Obligations") of Borrower to Lender, including, but not limited to, the repayment to Lender of all sums presently due and owing, and all sums that shall in the future become due and owing, from Borrower to Lender whether arising under the Agreement or otherwise. The Obligations of Borrower include, but are not limited to, Borrower acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United States Code or any successor statute thereto (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receiver of Borrower or Borrower's property or similar person duly appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding.

         2. Obligations. The Obligations (a) include any and all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description, whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment or otherwise) and include Obligations that are: (i) direct or indirect; (ii) fixed or contingent; (iii) primary or as guarantor or surety; (iv) liquidated or unliquidated; (v) matured or unmatured; (vi) acquired by pledge, assignment, security interest or purchase; (vii) secured or unsecured; (viii) primary or secondary; (ix) joint, several or joint and several; (x) represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower; (xi) interest, late charges, default interest and any interest that would have accrued but for the commencement of a case under the Bankruptcy Code; and (xii) all of Lender's expenses, included, without limitation (A) all costs or expenses, including without limitation taxes and insurance premiums, required to be paid by Borrower under the Agreement that are to be paid or advanced by Lender, (B) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower, (C) costs and expenses incurred by Lender to correct any default or enforce any provision of the Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, and/or advertising to sell any security for, the Obligations (whether or not a sale is consummated), (D) costs and expenses of suit incurred by Lender in enforcing or defending the Agreement or any portion thereof and (E) Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or concerning the Agreement or any portion thereof, irrespective of whether suit is brought, and (b) includes Borrower's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking and provision to be performed by Borrower under the Agreement. Guarantor's liability under this Guaranty may be larger in amount and more burdensome than the Obligations of Borrower under the Agreement and Guarantor hereby waives any defenses to the contrary.

         3. Attorney's Fees. If Lender incurs attorney's fees relating to any actions or claims arising out of this Guaranty, Guarantor agrees to pay Lender such attorney's fees plus all reasonable costs and expenses of prosecuting and/or defending any such actions or claims. The term "attorney's fees" means the full cost of legal services performed in connection with the matters involved, calculated on the basis of the actual fees of the attorneys performing those services, and is not limited to "reasonable attorney's fees" as defined in any statute or rule of any court in which an action hereunder may be brought. Guarantor agrees to pay Lender's attorney's fees relating to any action, suit, counterclaim, post-judgment motions, bankruptcy litigation, appeal, arbitration or mediation.

         4.       Waivers.

                  (a) Scope of Risk Defenses. Lender may at any time and from time to time, without notice to or the consent of Guarantor, and without affecting or impairing the liability of Guarantor hereunder, do any of the following: (i) renew, modify, or extend (including extensions beyond the original term) any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any said Obligations; (ii) accept partial payments of said Obligations; (iii) settle, discharge, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations and the security therefor in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security; or (vi) change the terms of the Obligations, including increases or decreases in payments or any interest rate adjustments.

                  (b) Primary Obligation Defenses. Guarantor waives any rights to require Lender to (i) proceed against Borrower or any other guarantor or party; (ii) proceed against or exhaust any security held from Borrower or any other guarantor; or (iii) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower, whether such defense arises by operation of law, bankruptcy of Borrower or otherwise, including without limitation, any defense based on or arising out of any disability of Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause or the liability of Borrower. Guarantor waives any defense based on any applicable statute of limitations or statute of frauds.

                  (c) Commercially Reasonable Sale and Anti-Deficiency Laws. Lender may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this subsection 4(c), Guarantor may have the right of subrogation or reimbursement against Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Guarantor gives up any such potential defenses by agreeing to these waivers. Guarantor also expressly waives any defense or benefit that may be derived from any "one form of action" rule or anti-deficiency statute and all suretyship defenses it would otherwise have under the laws of any state.

                  (d) Disclosure Defenses. Guarantor expressly waives all set-offs and counterclaims and waives all notices, protests and demands including, without limitation, notice of default in the payment of rents or in the performance or in the observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and Borrower.

                  (e) Impairment of Collateral Defense. Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising of any of Lender's rights against Borrower pursuant to the Agreement or against Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral or of the items leased or to be leased to Borrower. Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay (a) to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower or Guarantor to Lender or (b) to protect the property covered by such security interest.

                  (f) Guarantor's Right To Revoke. Guarantor expressly waives the right to revoke or terminate this Guaranty, including any statutory right of revocation under the laws of any state.

         5. Financial Condition of Borrower. Guarantor (a) assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder and (b) agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         6. Guarantor Not Entitled To Subrogation Until Lender Paid In Full; Subordination. No payment by Guarantor hereunder shall entitle Guarantor, by subrogation, indemnity, reimbursement, contribution or otherwise, to any payment by Borrower or to any subrogation, indemnity, reimbursement or contribution out of the property of Borrower until all Obligations to Lender have been paid in full. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of Borrower to Lender. Upon the liquidation, bankruptcy or distribution of any of Borrower's assets, Guarantor shall assign to Lender all of Guarantor's claims on account of such indebtedness so that Lender shall receive all dividends and payments on such indebtedness until payment in full of the Obligations. This Section 6 shall constitute such an assignment if Guarantor fails to execute and deliver such an assignment.

         7. Recovery of Preferences. If (a) a claim is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations guaranteed hereunder and Lender repays or otherwise becomes liable for all or any part of such claim by reason of (i) any judgment, decree or order of any court or administrative body having competent jurisdiction or (ii) any settlement or compromise of any such claim, Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof or the termination of any leases or other agreements evidencing any of the Obligations. Guarantor shall be liable for the full amount of attorney's fees, costs and interest which Lender pays or incurs in connection with defending any preference or fraudulent transfer claim.

         8. Events Of Default. The occurrence of any one of the following events shall constitute an event of default under this Guaranty and, upon the occurrence thereof and at Lender's election without notice or demand. Guarantor's obligations hereunder shall become due, payable and enforceable against Guarantor, whether or not the Obligations are then due and payable:

                  (a) The occurrence of an Event of Default under and as defined in the Agreement;

                  (b) The commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Guarantor or Borrower;

                  (c) The attempt by Guarantor or Borrower to effect an assignment for the benefit of creditors or a composition with creditors;

                  (d) The insolvency of Guarantor or  Borrower;

                  (e) The death or dissolution of Guarantor;

                  (f) The inaccuracy or incompleteness in any material or respect, when made, of (a) any representations or warranties made by Guarantor, Borrower or (b) any other matter; or

                  (g) The breach by Guarantor of any covenant of this Guaranty or any other agreement between Lender and Guarantor.

         9. Binding On Successors And Assigns. This Guaranty shall bind Guarantor's respective heirs, administrators, personal representatives, successors and assigns, and shall inure to the benefit of Lender's successors and assigns, including, without limitation, any party to whom Lender may assign the Agreement or any other agreement; and Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

         10. Miscellaneous. This Guaranty contains the entire agreement of the parties hereto and no other oral or written agreement exists with respect to the subject matter hereof. This Guaranty may not be amended or modified except by a writing signed by Lender and Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations nor any other circumstance which might be a legal defense of a guarantor shall affect, impair or be a defense to this Guaranty. If more than one Guarantor has signed this Guaranty, each Guarantor shall be jointly and severally liable to Lender hereunder and when permitted by the context, the singular includes the plural. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender on behalf of Guarantor, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of Guarantor. The unconditional liability of Guarantor applies whether the signer is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion. Guarantor shall remain liable under this Guaranty even if any co-guarantor is released or discharged for any reason.

         11. CHOICE OF LAW AND FORUM. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF PENNSYLVANIA, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE.  GUARANTOR AGREES TO
SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND/OR FEDERAL
COURTS OF ORANGE COUNTY IN THE STATE OF CALIFORNIA.  GUARANTOR

HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING
OUT OF THIS GUARANTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN
LENDER AND GUARANTOR.


INTERNATIONAL MAGNETIC IMAGING, INC.


By
   Lewis S. Schiller
   President

                        UNCONDITIONAL CONTINUING GUARANTY
                             (Loan Agreement No. 4)


         THIS UNCONDITIONAL CONTINUING GUARANTY (this "Guaranty") is made and entered into as of September 11, 1996, by and between DVI Financial Services, Inc. dba DVI Capital ("Lender"), with an office at 4041 MacArthur Avenue, Suite 401, Newport Beach, California 92660, and International Magnetic Imaging, Inc. ("Guarantor"), a Delaware corporation whose address is 2424 North Federal Highway, Suite 410, Boca Raton, Florida 33431.

         1. Guaranty. In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement No. 4 dated as of the date hereof ("Agreement"), with IMI Acquisition of Arlington Corp., IMI Acquisition of Puerto Rico Corporation, IMI Acquisition of Kansas Corporation, Magnetic Resonance Institute of North Miami Beach, Ltd., Oakland Magnetic Resonance Institute, Ltd., MD Acquisition Corporation, Magnetic Resonance Institute of Boca Raton, Ltd., Magnetic Resonance Institute of South Dade, Ltd., Pine Island Magnetic Resonance Imaging Center, Ltd., and Physicians' Outpatient Diagnostic Center, Ltd., collectively and individually referred to as "Borrower", and any future agreements with Borrower. Guarantor unconditionally, absolutely and irrevocably guarantees and promises to Lender to pay, perform and discharge, any and all present and future indebtedness, liabilities and obligations (collectively, the "Obligations") of Borrower to Lender, including, but not limited to, the repayment to Lender of all sums presently due and owing, and all sums that shall in the future become due and owing, from Borrower to Lender whether arising under the Agreement or otherwise. The Obligations of Borrower include, but are not limited to, Borrower acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United States Code or any successor statute thereto (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receiver of Borrower or Borrower's property or similar person duly appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding.

         2. Obligations. The Obligations (a) include any and all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description, whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment or otherwise) and include Obligations that are: (i) direct or indirect; (ii) fixed or contingent; (iii) primary or as guarantor or surety; (iv) liquidated or unliquidated; (v) matured or unmatured; (vi) acquired by pledge, assignment, security interest or purchase; (vii) secured or unsecured; (viii) primary or secondary; (ix) joint, several or joint and several; (x) represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower; (xi) interest, late charges, default interest and any interest that would have accrued but for the commencement of a case under the Bankruptcy Code; and (xii) all of Lender's expenses, included, without limitation (A) all costs or expenses, including without limitation taxes and insurance premiums, required to be paid by Borrower under the Agreement that are to be paid or advanced by Lender, (B) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower, (C) costs and expenses incurred by Lender to correct any default or enforce any provision of the Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, and/or advertising to sell any security for, the Obligations (whether or not a sale is consummated), (D) costs and expenses of suit incurred by Lender in enforcing or defending the Agreement or any portion thereof and (E) Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or concerning the Agreement or any portion thereof, irrespective of whether suit is brought, and (b) includes Borrower's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking and provision to be performed by Borrower under the Agreement. Guarantor's liability under this Guaranty may be larger in amount and more burdensome than the Obligations of Borrower under the Agreement and Guarantor hereby waives any defenses to the contrary.

         3. Attorney's Fees. If Lender incurs attorney's fees relating to any actions or claims arising out of this Guaranty, Guarantor agrees to pay Lender such attorney's fees plus all reasonable costs and expenses of prosecuting and/or defending any such actions or claims. The term "attorney's fees" means the full cost of legal services performed in connection with the matters involved, calculated on the basis of the actual fees of the attorneys performing those services, and is not limited to "reasonable attorney's fees" as defined in any statute or rule of any court in which an action hereunder may be brought. Guarantor agrees to pay Lender's attorney's fees relating to any action, suit, counterclaim, post-judgment motions, bankruptcy litigation, appeal, arbitration or mediation.

         4.       Waivers.

                  (a) Scope of Risk Defenses. Lender may at any time and from time to time, without notice to or the consent of Guarantor, and without affecting or impairing the liability of Guarantor hereunder, do any of the following: (i) renew, modify, or extend (including extensions beyond the original term) any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any said Obligations; (ii) accept partial payments of said Obligations; (iii) settle, discharge, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations and the security therefor in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security; or (vi) change the terms of the Obligations, including increases or decreases in payments or any interest rate adjustments.

                  (b) Primary Obligation Defenses. Guarantor waives any rights to require Lender to (i) proceed against Borrower or any other guarantor or party; (ii) proceed against or exhaust any security held from Borrower or any other guarantor; or (iii) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower, whether such defense arises by operation of law, bankruptcy of Borrower or otherwise, including without limitation, any defense based on or arising out of any disability of Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause or the liability of Borrower. Guarantor waives any defense based on any applicable statute of limitations or statute of frauds.

                  (c) Commercially Reasonable Sale and Anti-Deficiency Laws. Lender may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this subsection 4(c), Guarantor may have the right of subrogation or reimbursement against Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Guarantor gives up any such potential defenses by agreeing to these waivers. Guarantor also expressly waives any defense or benefit that may be derived from any "one form of action" rule or anti-deficiency statute and all suretyship defenses it would otherwise have under the laws of any state.

                  (d) Disclosure Defenses. Guarantor expressly waives all set-offs and counterclaims and waives all notices, protests and demands including, without limitation, notice of default in the payment of rents or in the performance or in the observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and Borrower.

                  (e) Impairment of Collateral Defense. Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising of any of Lender's rights against Borrower pursuant to the Agreement or against Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral or of the items leased or to be leased to Borrower. Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay (a) to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower or Guarantor to Lender or (b) to protect the property covered by such security interest.

                  (f) Guarantor's Right To Revoke. Guarantor expressly waives the right to revoke or terminate this Guaranty, including any statutory right of revocation under the laws of any state.

         5. Financial Condition of Borrower. Guarantor (a) assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder and (b) agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         6. Guarantor Not Entitled To Subrogation Until Lender Paid In Full; Subordination. No payment by Guarantor hereunder shall entitle Guarantor, by subrogation, indemnity, reimbursement, contribution or otherwise, to any payment by Borrower or to any subrogation, indemnity, reimbursement or contribution out of the property of Borrower until all Obligations to Lender have been paid in full. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of Borrower to Lender. Upon the liquidation, bankruptcy or distribution of any of Borrower's assets, Guarantor shall assign to Lender all of Guarantor's claims on account of such indebtedness so that Lender shall receive all dividends and payments on such indebtedness until payment in full of the Obligations. This Section 6 shall constitute such an assignment if Guarantor fails to execute and deliver such an assignment.

         7. Recovery of Preferences. If (a) a claim is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations guaranteed hereunder and Lender repays or otherwise becomes liable for all or any part of such claim by reason of (i) any judgment, decree or order of any court or administrative body having competent jurisdiction or (ii) any settlement or compromise of any such claim, Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof or the termination of any leases or other agreements evidencing any of the Obligations. Guarantor shall be liable for the full amount of attorney's fees, costs and interest which Lender pays or incurs in connection with defending any preference or fraudulent transfer claim.

         8. Events Of Default. The occurrence of any one of the following events shall constitute an event of default under this Guaranty and, upon the occurrence thereof and at Lender's election without notice or demand. Guarantor's obligations hereunder shall become due, payable and enforceable against Guarantor, whether or not the Obligations are then due and payable:

                  (a) The occurrence of an Event of Default under and as defined in the Agreement;

                  (b) The commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Guarantor or Borrower;

                  (c) The attempt by Guarantor or Borrower to effect an assignment for the benefit of creditors or a composition with creditors;

                  (d) The insolvency of Guarantor or  Borrower;

                  (e) The death or dissolution of Guarantor;

                  (f) The inaccuracy or incompleteness in any material or respect, when made, of (a) any representations or warranties made by Guarantor, Borrower or (b) any other matter; or

                  (g) The breach by Guarantor of any covenant of this Guaranty or any other agreement between Lender and Guarantor.

         9. Binding On Successors And Assigns. This Guaranty shall bind Guarantor's respective heirs, administrators, personal representatives, successors and assigns, and shall inure to the benefit of Lender's successors and assigns, including, without limitation, any party to whom Lender may assign the Agreement or any other agreement; and Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

         10. Miscellaneous. This Guaranty contains the entire agreement of the parties hereto and no other oral or written agreement exists with respect to the subject matter hereof. This Guaranty may not be amended or modified except by a writing signed by Lender and Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations nor any other circumstance which might be a legal defense of a guarantor shall affect, impair or be a defense to this Guaranty. If more than one Guarantor has signed this Guaranty, each Guarantor shall be jointly and severally liable to Lender hereunder and when permitted by the context, the singular includes the plural. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender on behalf of Guarantor, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of Guarantor. The unconditional liability of Guarantor applies whether the signer is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion. Guarantor shall remain liable under this Guaranty even if any co-guarantor is released or discharged for any reason.

         11. CHOICE OF LAW AND FORUM. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF PENNSYLVANIA, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE.  GUARANTOR AGREES TO
SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND/OR FEDERAL
COURTS OF ORANGE COUNTY IN THE STATE OF CALIFORNIA.  GUARANTOR

HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING
OUT OF THIS GUARANTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN
LENDER AND GUARANTOR.


INTERNATIONAL MAGNETIC IMAGING, INC.


By
   Lewis S. Schiller
   President

                        UNCONDITIONAL CONTINUING GUARANTY
                             (Loan Agreement No. 5)


         THIS UNCONDITIONAL CONTINUING GUARANTY (this "Guaranty") is made and entered into as of September 11, 1996, by and between DVI Financial Services, Inc. dba DVI Capital ("Lender"), with an office at 4041 MacArthur Avenue, Suite 401, Newport Beach, California 92660, and International Magnetic Imaging, Inc. ("Guarantor"), a Delaware corporation whose address is 2424 North Federal Highway, Suite 410, Boca Raton, Florida 33431.

         1. Guaranty. In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement No. 5 dated as of the date hereof ("Agreement"), with IMI Acquisition of Arlington Corp., IMI Acquisition of Puerto Rico Corporation, IMI Acquisition of Kansas Corporation, Magnetic Resonance Institute of North Miami Beach, Ltd., Oakland Magnetic Resonance Institute, Ltd., MD Acquisition Corporation, Magnetic Resonance Institute of Boca Raton, Ltd., Magnetic Resonance Institute of South Dade, Ltd., Pine Island Magnetic Resonance Imaging Center, Ltd., and Physicians' Outpatient Diagnostic Center, Ltd., collectively and individually referred to as "Borrower", and any future agreements with Borrower. Guarantor unconditionally, absolutely and irrevocably guarantees and promises to Lender to pay, perform and discharge, any and all present and future indebtedness, liabilities and obligations (collectively, the "Obligations") of Borrower to Lender, including, but not limited to, the repayment to Lender of all sums presently due and owing, and all sums that shall in the future become due and owing, from Borrower to Lender whether arising under the Agreement or otherwise. The Obligations of Borrower include, but are not limited to, Borrower acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United States Code or any successor statute thereto (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receiver of Borrower or Borrower's property or similar person duly appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding.

         2. Obligations. The Obligations (a) include any and all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description, whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment or otherwise) and include Obligations that are: (i) direct or indirect; (ii) fixed or contingent; (iii) primary or as guarantor or surety; (iv) liquidated or unliquidated; (v) matured or unmatured; (vi) acquired by pledge, assignment, security interest or purchase; (vii) secured or unsecured; (viii) primary or secondary; (ix) joint, several or joint and several; (x) represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower; (xi) interest, late charges, default interest and any interest that would have accrued but for the commencement of a case under the Bankruptcy Code; and (xii) all of Lender's expenses, included, without limitation (A) all costs or expenses, including without limitation taxes and insurance premiums, required to be paid by Borrower under the Agreement that are to be paid or advanced by Lender, (B) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower, (C) costs and expenses incurred by Lender to correct any default or enforce any provision of the Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, and/or advertising to sell any security for, the Obligations (whether or not a sale is consummated), (D) costs and expenses of suit incurred by Lender in enforcing or defending the Agreement or any portion thereof and (E) Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or concerning the Agreement or any portion thereof, irrespective of whether suit is brought, and (b) includes Borrower's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking and provision to be performed by Borrower under the Agreement. Guarantor's liability under this Guaranty may be larger in amount and more burdensome than the Obligations of Borrower under the Agreement and Guarantor hereby waives any defenses to the contrary.

         3. Attorney's Fees. If Lender incurs attorney's fees relating to any actions or claims arising out of this Guaranty, Guarantor agrees to pay Lender such attorney's fees plus all reasonable costs and expenses of prosecuting and/or defending any such actions or claims. The term "attorney's fees" means the full cost of legal services performed in connection with the matters involved, calculated on the basis of the actual fees of the attorneys performing those services, and is not limited to "reasonable attorney's fees" as defined in any statute or rule of any court in which an action hereunder may be brought. Guarantor agrees to pay Lender's attorney's fees relating to any action, suit, counterclaim, post-judgment motions, bankruptcy litigation, appeal, arbitration or mediation.

         4.       Waivers.

                  (a) Scope of Risk Defenses. Lender may at any time and from time to time, without notice to or the consent of Guarantor, and without affecting or impairing the liability of Guarantor hereunder, do any of the following: (i) renew, modify, or extend (including extensions beyond the original term) any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any said Obligations; (ii) accept partial payments of said Obligations; (iii) settle, discharge, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations and the security therefor in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security; or (vi) change the terms of the Obligations, including increases or decreases in payments or any interest rate adjustments.

                  (b) Primary Obligation Defenses. Guarantor waives any rights to require Lender to (i) proceed against Borrower or any other guarantor or party; (ii) proceed against or exhaust any security held from Borrower or any other guarantor; or (iii) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower, whether such defense arises by operation of law, bankruptcy of Borrower or otherwise, including without limitation, any defense based on or arising out of any disability of Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause or the liability of Borrower. Guarantor waives any defense based on any applicable statute of limitations or statute of frauds.

                  (c) Commercially Reasonable Sale and Anti-Deficiency Laws. Lender may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this subsection 4(c), Guarantor may have the right of subrogation or reimbursement against Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Guarantor gives up any such potential defenses by agreeing to these waivers. Guarantor also expressly waives any defense or benefit that may be derived from any "one form of action" rule or anti-deficiency statute and all suretyship defenses it would otherwise have under the laws of any state.

                  (d) Disclosure Defenses. Guarantor expressly waives all set-offs and counterclaims and waives all notices, protests and demands including, without limitation, notice of default in the payment of rents or in the performance or in the observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and Borrower.

                  (e) Impairment of Collateral Defense. Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising of any of Lender's rights against Borrower pursuant to the Agreement or against Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral or of the items leased or to be leased to Borrower. Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay (a) to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower or Guarantor to Lender or (b) to protect the property covered by such security interest.

                  (f) Guarantor's Right To Revoke. Guarantor expressly waives the right to revoke or terminate this Guaranty, including any statutory right of revocation under the laws of any state.

         5. Financial Condition of Borrower. Guarantor (a) assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder and (b) agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         6. Guarantor Not Entitled To Subrogation Until Lender Paid In Full; Subordination. No payment by Guarantor hereunder shall entitle Guarantor, by subrogation, indemnity, reimbursement, contribution or otherwise, to any payment by Borrower or to any subrogation, indemnity, reimbursement or contribution out of the property of Borrower until all Obligations to Lender have been paid in full. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of Borrower to Lender. Upon the liquidation, bankruptcy or distribution of any of Borrower's assets, Guarantor shall assign to Lender all of Guarantor's claims on account of such indebtedness so that Lender shall receive all dividends and payments on such indebtedness until payment in full of the Obligations. This Section 6 shall constitute such an assignment if Guarantor fails to execute and deliver such an assignment.

         7. Recovery of Preferences. If (a) a claim is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations guaranteed hereunder and Lender repays or otherwise becomes liable for all or any part of such claim by reason of (i) any judgment, decree or order of any court or administrative body having competent jurisdiction or (ii) any settlement or compromise of any such claim, Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof or the termination of any leases or other agreements evidencing any of the Obligations. Guarantor shall be liable for the full amount of attorney's fees, costs and interest which Lender pays or incurs in connection with defending any preference or fraudulent transfer claim.

         8. Events Of Default. The occurrence of any one of the following events shall constitute an event of default under this Guaranty and, upon the occurrence thereof and at Lender's election without notice or demand. Guarantor's obligations hereunder shall become due, payable and enforceable against Guarantor, whether or not the Obligations are then due and payable:

                  (a) The occurrence of an Event of Default under and as defined in the Agreement;

                  (b) The commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Guarantor or Borrower;

                  (c) The attempt by Guarantor or Borrower to effect an assignment for the benefit of creditors or a composition with creditors;

                  (d) The insolvency of Guarantor or  Borrower;

                  (e) The death or dissolution of Guarantor;

                  (f) The inaccuracy or incompleteness in any material or respect, when made, of (a) any representations or warranties made by Guarantor, Borrower or (b) any other matter; or

                  (g) The breach by Guarantor of any covenant of this Guaranty or any other agreement between Lender and Guarantor.

         9. Binding On Successors And Assigns. This Guaranty shall bind Guarantor's respective heirs, administrators, personal representatives, successors and assigns, and shall inure to the benefit of Lender's successors and assigns, including, without limitation, any party to whom Lender may assign the Agreement or any other agreement; and Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

         10. Miscellaneous. This Guaranty contains the entire agreement of the parties hereto and no other oral or written agreement exists with respect to the subject matter hereof. This Guaranty may not be amended or modified except by a writing signed by Lender and Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations nor any other circumstance which might be a legal defense of a guarantor shall affect, impair or be a defense to this Guaranty. If more than one Guarantor has signed this Guaranty, each Guarantor shall be jointly and severally liable to Lender hereunder and when permitted by the context, the singular includes the plural. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender on behalf of Guarantor, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of Guarantor. The unconditional liability of Guarantor applies whether the signer is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion. Guarantor shall remain liable under this Guaranty even if any co-guarantor is released or discharged for any reason.

         11. CHOICE OF LAW AND FORUM. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF PENNSYLVANIA, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE.  GUARANTOR AGREES TO
SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND/OR FEDERAL
COURTS OF ORANGE COUNTY IN THE STATE OF CALIFORNIA.  GUARANTOR

HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING
OUT OF THIS GUARANTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN
LENDER AND GUARANTOR.


INTERNATIONAL MAGNETIC IMAGING, INC.


By
   Lewis S. Schiller
   President

                        UNCONDITIONAL CONTINUING GUARANTY
                             (Loan Agreement No. 6)


         THIS UNCONDITIONAL CONTINUING GUARANTY (this "Guaranty") is made and entered into as of September 11, 1996, by and between DVI Financial Services, Inc. dba DVI Capital ("Lender"), with an office at 4041 MacArthur Avenue, Suite 401, Newport Beach, California 92660, and International Magnetic Imaging, Inc. ("Guarantor"), a Delaware corporation whose address is 2424 North Federal Highway, Suite 410, Boca Raton, Florida 33431.

         1. Guaranty. In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement No. 6 dated as of the date hereof ("Agreement"), with IMI Acquisition of Arlington Corp., IMI Acquisition of Puerto Rico Corporation, IMI Acquisition of Kansas Corporation, Magnetic Resonance Institute of North Miami Beach, Ltd., Oakland Magnetic Resonance Institute, Ltd., MD Acquisition Corporation, Magnetic Resonance Institute of Boca Raton, Ltd., Magnetic Resonance Institute of South Dade, Ltd., Pine Island Magnetic Resonance Imaging Center, Ltd., and Physicians' Outpatient Diagnostic Center, Ltd., collectively and individually referred to as "Borrower", and any future agreements with Borrower. Guarantor unconditionally, absolutely and irrevocably guarantees and promises to Lender to pay, perform and discharge, any and all present and future indebtedness, liabilities and obligations (collectively, the "Obligations") of Borrower to Lender, including, but not limited to, the repayment to Lender of all sums presently due and owing, and all sums that shall in the future become due and owing, from Borrower to Lender whether arising under the Agreement or otherwise. The Obligations of Borrower include, but are not limited to, Borrower acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United States Code or any successor statute thereto (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receiver of Borrower or Borrower's property or similar person duly appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding.

         2. Obligations. The Obligations (a) include any and all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description, whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment or otherwise) and include Obligations that are: (i) direct or indirect; (ii) fixed or contingent; (iii) primary or as guarantor or surety; (iv) liquidated or unliquidated; (v) matured or unmatured; (vi) acquired by pledge, assignment, security interest or purchase; (vii) secured or unsecured; (viii) primary or secondary; (ix) joint, several or joint and several; (x) represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower; (xi) interest, late charges, default interest and any interest that would have accrued but for the commencement of a case under the Bankruptcy Code; and (xii) all of Lender's expenses, included, without limitation (A) all costs or expenses, including without limitation taxes and insurance premiums, required to be paid by Borrower under the Agreement that are to be paid or advanced by Lender, (B) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower, (C) costs and expenses incurred by Lender to correct any default or enforce any provision of the Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, and/or advertising to sell any security for, the Obligations (whether or not a sale is consummated), (D) costs and expenses of suit incurred by Lender in enforcing or defending the Agreement or any portion thereof and (E) Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or concerning the Agreement or any portion thereof, irrespective of whether suit is brought, and (b) includes Borrower's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking and provision to be performed by Borrower under the Agreement. Guarantor's liability under this Guaranty may be larger in amount and more burdensome than the Obligations of Borrower under the Agreement and Guarantor hereby waives any defenses to the contrary.

         3. Attorney's Fees. If Lender incurs attorney's fees relating to any actions or claims arising out of this Guaranty, Guarantor agrees to pay Lender such attorney's fees plus all reasonable costs and expenses of prosecuting and/or defending any such actions or claims. The term "attorney's fees" means the full cost of legal services performed in connection with the matters involved, calculated on the basis of the actual fees of the attorneys performing those services, and is not limited to "reasonable attorney's fees" as defined in any statute or rule of any court in which an action hereunder may be brought. Guarantor agrees to pay Lender's attorney's fees relating to any action, suit, counterclaim, post-judgment motions, bankruptcy litigation, appeal, arbitration or mediation.

         4.       Waivers.

                  (a) Scope of Risk Defenses. Lender may at any time and from time to time, without notice to or the consent of Guarantor, and without affecting or impairing the liability of Guarantor hereunder, do any of the following: (i) renew, modify, or extend (including extensions beyond the original term) any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any said Obligations; (ii) accept partial payments of said Obligations; (iii) settle, discharge, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations and the security therefor in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security; or (vi) change the terms of the Obligations, including increases or decreases in payments or any interest rate adjustments.

                  (b) Primary Obligation Defenses. Guarantor waives any rights to require Lender to (i) proceed against Borrower or any other guarantor or party; (ii) proceed against or exhaust any security held from Borrower or any other guarantor; or (iii) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower, whether such defense arises by operation of law, bankruptcy of Borrower or otherwise, including without limitation, any defense based on or arising out of any disability of Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause or the liability of Borrower. Guarantor waives any defense based on any applicable statute of limitations or statute of frauds.

                  (c) Commercially Reasonable Sale and Anti-Deficiency Laws. Lender may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this subsection 4(c), Guarantor may have the right of subrogation or reimbursement against Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Guarantor gives up any such potential defenses by agreeing to these waivers. Guarantor also expressly waives any defense or benefit that may be derived from any "one form of action" rule or anti-deficiency statute and all suretyship defenses it would otherwise have under the laws of any state.

                  (d) Disclosure Defenses. Guarantor expressly waives all set-offs and counterclaims and waives all notices, protests and demands including, without limitation, notice of default in the payment of rents or in the performance or in the observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and Borrower.

                  (e) Impairment of Collateral Defense. Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising of any of Lender's rights against Borrower pursuant to the Agreement or against Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral or of the items leased or to be leased to Borrower. Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay (a) to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower or Guarantor to Lender or (b) to protect the property covered by such security interest.

                  (f) Guarantor's Right To Revoke. Guarantor expressly waives the right to revoke or terminate this Guaranty, including any statutory right of revocation under the laws of any state.

         5. Financial Condition of Borrower. Guarantor (a) assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder and (b) agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         6. Guarantor Not Entitled To Subrogation Until Lender Paid In Full; Subordination. No payment by Guarantor hereunder shall entitle Guarantor, by subrogation, indemnity, reimbursement, contribution or otherwise, to any payment by Borrower or to any subrogation, indemnity, reimbursement or contribution out of the property of Borrower until all Obligations to Lender have been paid in full. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of Borrower to Lender. Upon the liquidation, bankruptcy or distribution of any of Borrower's assets, Guarantor shall assign to Lender all of Guarantor's claims on account of such indebtedness so that Lender shall receive all dividends and payments on such indebtedness until payment in full of the Obligations. This Section 6 shall constitute such an assignment if Guarantor fails to execute and deliver such an assignment.

         7. Recovery of Preferences. If (a) a claim is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations guaranteed hereunder and Lender repays or otherwise becomes liable for all or any part of such claim by reason of (i) any judgment, decree or order of any court or administrative body having competent jurisdiction or (ii) any settlement or compromise of any such claim, Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof or the termination of any leases or other agreements evidencing any of the Obligations. Guarantor shall be liable for the full amount of attorney's fees, costs and interest which Lender pays or incurs in connection with defending any preference or fraudulent transfer claim.

         8. Events Of Default. The occurrence of any one of the following events shall constitute an event of default under this Guaranty and, upon the occurrence thereof and at Lender's election without notice or demand. Guarantor's obligations hereunder shall become due, payable and enforceable against Guarantor, whether or not the Obligations are then due and payable:

                  (a) The occurrence of an Event of Default under and as defined in the Agreement;

                  (b) The commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Guarantor or Borrower;

                  (c) The attempt by Guarantor or Borrower to effect an assignment for the benefit of creditors or a composition with creditors;

                  (d) The insolvency of Guarantor or  Borrower;

                  (e) The death or dissolution of Guarantor;

                  (f) The inaccuracy or incompleteness in any material or respect, when made, of (a) any representations or warranties made by Guarantor, Borrower or (b) any other matter; or

                  (g) The breach by Guarantor of any covenant of this Guaranty or any other agreement between Lender and Guarantor.

         9. Binding On Successors And Assigns. This Guaranty shall bind Guarantor's respective heirs, administrators, personal representatives, successors and assigns, and shall inure to the benefit of Lender's successors and assigns, including, without limitation, any party to whom Lender may assign the Agreement or any other agreement; and Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

         10. Miscellaneous. This Guaranty contains the entire agreement of the parties hereto and no other oral or written agreement exists with respect to the subject matter hereof. This Guaranty may not be amended or modified except by a writing signed by Lender and Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations nor any other circumstance which might be a legal defense of a guarantor shall affect, impair or be a defense to this Guaranty. If more than one Guarantor has signed this Guaranty, each Guarantor shall be jointly and severally liable to Lender hereunder and when permitted by the context, the singular includes the plural. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender on behalf of Guarantor, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of Guarantor. The unconditional liability of Guarantor applies whether the signer is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion. Guarantor shall remain liable under this Guaranty even if any co-guarantor is released or discharged for any reason.

         11. CHOICE OF LAW AND FORUM. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF PENNSYLVANIA, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE.  GUARANTOR AGREES TO
SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND/OR FEDERAL
COURTS OF ORANGE COUNTY IN THE STATE OF CALIFORNIA.  GUARANTOR

HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING
OUT OF THIS GUARANTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN
LENDER AND GUARANTOR.


INTERNATIONAL MAGNETIC IMAGING, INC.


By
   Lewis S. Schiller
   President

Exhibit 10.26

IMI Acquisition Corp. (the Company) will retain the services of Stephen Schulman (the Executive) as President and Chief Executive
Officer.

This agreement, effective the first day of October, l994, between IMI Acquisition Corp., a New York corporation with its principal offices and place of business at l60 Broadway, New York, New York l0038 and Stephen Schulman.

Whereas the Company desires to retain the employment of the Executive as the President and Chief Executive Officer of the Company, and he is willing to perform the services hereafter described upon the terms and conditions hereinafter set forth.

Now, therefore, it is agreed between the Company and the Executive that;

l.0      TERM:
         The Company hereby retains the employment of the Executive for the period of October l, l994, through September 30, l999.

2.0      DUTIES

2.1      The Executive shall have the title of President and Chief
         Executive Officer.

2.2 The Executive shall have and exercise such duties, responsibilities, privileges, powers, and authority as are established by statute, as are set forth in the Company's by-laws and corporate minutes and as may be assigned to him by the Chairman; provided that such duties are reasonably content with the Executive's education, experience, and background.

2.3 The Executive agrees to devote full time, attention, skill and efforts to the business conducted by the Company. These duties shall be performed wherever his services are required.

2.4 The Executive shall report to the Board of Directors of the Company.

3.0      COMPENSATION:
         In consideration for the Executive entering into and executing this agreement, the following compensation shall be in affect plus such additional increases in salary, compensation, or benefits as the Chairman may direct:

3.1(a) A minimum compensation of $350,000 (effective upon acquisition of IMI and affiliated entities) per year. Compensation shall be paid in equal weekly installments.

3.1(b) In addition to the base salary and "cost of living annual increases" set forth herein, the Executive shall be entitled a bonus, with a cap of $700,000; equal to the lesser of

         1)       10% of pre-tax cash flow less a credit of $200,000 (a)
                                       or
         2)       l0% of pre-tax net income less a credit of $200,000 (a)

         Net income before taxes and pre-tax cash flow are to be determined in accordance with standard accounting principles as calculated by the Company's independent public accountants.

         (a)      Amounts will adjust to the following

           Contract Year          Amount
           -------------         --------
             Year 2              $337,500
             Year 3              $500,000
             Year 4              $600,000
             Year 5              $700,000

3.2      HOWEVER:
     If:
         (1) Executive is discharged from employment for any reason malfeasance or other willful misconduct or,

         (2) is unable to work by reason of disability if in excess of l80 days; or in the event the Executive is removed from his current position in the Company but remains as an employee, the Company or an affiliated company will continue his compensation for the term of this agreement at the rate as provided above, inclusive of all bonuses and incentives.

3.3      REIMBURSEMENT OF EXPENSES:
         The Company shall reimburse the Executive for all actual expenses, including but not limited to travel, and other miscellaneous expenses reasonably incurred in promoting the business of the Company and in performing his duties as described herein.

3.4      VACATION:
         The Executive shall be entitled to eight weeks of vacation time with full pay in accordance with the Company's policies.

3.5 The Executive shall be provided with a monthly car allowance of $l000 plus reimbursement for insurance, gas, service and maintenance costs.

4.0      BENEFITS:

4.1 Nothing contained in this agreement shall be construed to impair or limit the Executive's rights to participate in all employee benefit plans of the Company of every nature and he shall, in fact, be entitled to participate in and be a member of all such benefit plans in proportion to his total compensation hereunder. "Benefit plans" shall include:

             Group life insurance
             Hospitalization
             Medical and major medical (family) Dental insurance (family) Stock option(s) Stock purchase or bonus plans Retirement programs Profit sharing arrangements and incentive compensation plans
             Vision care
             Disability Insurance

4.2      SPECIAL LIFE INSURANCE:
         The Company shall maintain at its expense a life insurance policy upon the life of the Executive in the face amount of $l,000,000 minimum payable to such beneficiary as the Executive shall designate from time to time, in writing, to the Company and in the absence of such designation to his estate. Such insurance shall not be part of such group insurance as the Company maintains for the benefit of salaried employees generally of the rank and status of the Executive. All interest and cash value of said policy shall be the property of the Company. Additionally, the Company will provide Key Man Insurance in the amount of $2,500,000.

5.0      TERMINATION AND SEVERANCE:

5.1 Nothing herein is intended to prohibit the Company from terminating this agreement for serious misconduct on the part of the Executive, provided, that in the event that the Executive's employment is terminated rightfully by the Company, nevertheless the Executive shall be entitled to receive such benefits under the Company's employee benefit plans, in which he is a participant, as are provided by these terms thereof applicable to the termination of participants generally.

         The Company agrees to provide the Executive life insurance and the Executive and his family under the Company's health insurance program. Such coverage shall remain in effect for eighteen months from termination or resignation of employment or the death of the Executive.

5.2 If the Executive shall become totally and permanently (as said term is defined in the group long term disability insurance carried by the Company), the Company may not terminate this agreement on account of such disability unless and until the waiting period (for payment of benefits) prescribed in such (or similar substituted) insurance then in force shall have expired during the continuance of such disability.

5.3 If during the term of this agreement the Chairman employs a person other than the Executive to the positions currently held by the Executive at the Company, or the Executive is wrongfully removed without cause, the Executive shall have the right to retire from full-service from the Company and its subsidiaries and to render only such consulting and advisory services as the Company may request. Any such services and the conditions under which they shall be performed shall be fully in keeping with the position or positions the Executive held under this agreement. The Executive shall continue to be entitled to receive the compensation provided for in this agreement.

5.4 Termination at will. The Chairman may not terminate the Executive's employment by the Company at any time without just cause.

5.5 Any dispute or difference of opinion between the Executive and the Company as to the latter's right to terminate this agreement shall be submitted to and determined by arbitration in accordance with the provisions of Section 7.4 hereof set forth herein. The Company shall notify the Executive of said actions in writing and provide at least 30 days to remedy such failures.

5.6 Non Curable Termination for Cause: Executive's employment with the Company may be terminated "immediately" for cause if the Executive is determined to (l) repeatedly have acted dishonestly or engaged in deliberate misconduct; (2) repeatedly breached a fiduciary trust for the purpose of gaining personal profit; (3) repeatedly neglected to perform customary duties of his position after 30 days due written notice of said omission from the Chairman of the Company; and (4) convicted of a felony.

5.7 Curable Termination: It is understood the Executive serves at the pleasure of the duly elected Chairman of the Company, serious misconduct will include among other courses of conduct, failure to execute or implement policy.

         In the event of termination, the Board is required to give l0 day's notice in writing to the Executive, the notice must be by certified or registered mail, mailed to the Executive's last known address and the same notice by ordinary mail or courier to the Executive's principal office at the Company. The Executive must cure the defect outlined in said notice within the ten-day notice period. The cure by the Executive must be outlined in writing. Said cure notice must be delivered by certified or registered mail, addressed to the Chairman with a copy mailed by regular mail to counsel for the Company.

6.0 NOTICE OF CHANGE(S) AND/OR REVISION(S) Any notice, request or other communication required or permitted pursuant to this agreement shall be in writing and shall be deemed dully given when received by the party to whom it shall be given or three days after being mailed by certified, registered, or express mail, postage prepaid, addressed as follows:


If to the Company:

                  Chairman
                  IMI Acquisition Corp.
                  l60 Broadway
                  New York, New York  l0038

If to the Executive:

                  Stephen Schulman
                  50l South Ocean Boulevard
                  Boca Raton, Florida  33432

         Any party may change the address to which communications are to be mailed given notice of such change on the manner provided above.

7.0      SPECIAL TERMS AND CONDITIONS

7.l The Chairman of the Company reserves the right to increase the compensations and benefits specified in this contract at any time hereafter and no such increase(s) or adjustment(s) shall operate as a cancellation of this contract (agreement) but merely as an amendment hereto.

7.2      REORGANIZATION
         If the Company shall at any time be merged, consolidated, or if substantially all assets of the Company are transferred to another corporation or entity, the provisions of this agreement shall survive any such transaction and shall be binding upon the corporation resulting from such merger or consolidation.

7.3 Nothing herein contained shall in any manner modify, imperil or affect existing or future rights or interests of the Executive to receive any employee benefits to which he would otherwise be entitled or as a participant in the present or any future incentive, profit-sharing or bonus plan of the Company providing for this participation, or in any present or future stock option plan of the Company, to the extent of such plans are applicable generally to salaried employees, it being understood and agreed that the rights and interests of the Executive to any employee benefits or as a participant or beneficiary in or under any or all said plans, respectively, shall not be adversely affected hereby.

7.4      ARBITRATION:
         Any controversy or claim arising under this agreement shall be settled by binding arbitration in accordance with Rules of the American Arbitration Association then in effect, such arbitration shall be held in Palm Beach County. This shall be exclusive remedy for the violation of either party of the terms of this agreement. The controversy or claim shall be submitted to three arbitrators, one of whom shall be chosen by the Company, one of whom shall be chosen by the Executive and the third of whom shall be chosen by the two so selected. The party desiring arbitration shall give written notice to the other party of its desire to arbitrate the particular matter in question, naming the arbitrator selected. If the other party shall fail within a period of l5 days after such notice shall have been given to reply in writing naming the arbitrator selected by it, then the party not in fault may appoint an arbitrator to fill the place remaining vacant. The decision of any two of the arbitrators shall be final and binding upon the parties hereto and shall be delivered in writing, signed in triplicate by the concurring arbitrators to each of the parties hereto. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

8.0      MISCELLANEOUS

8.1      This agreement shall become effective October l, l994.

8.2 The heading or captions of sections or paragraphs are used for convenience of reference merely an shall be ignored in the construction or interpretation hereof.

8.3 As used herein, terms such as "herein", "hereof", "hereto", and similar language shall be constructed to refer to this entire instrument as not merely the paragraph or sentence in which they appear, unless so limited by express language.

8.4 Neither this agreement nor any of his rights hereunder may be assigned by the Executive without the written consent of the Company unless specifically identified in this agreement.

8.5 In consideration of the premises and other mutual considerations, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

         l. Without the consent of the Company, the Executive will not terminate his employment by the Company without 60 days prior notice to the Company.

         2. In view of the fact that the Executive's work for the Company will bring him into close contact with many confidential affairs of the Company not readily available to the public, and plans for future development, the Executive agrees:

                  a) To keep secret and retain in strict confidence all confidential matters of the Company, including, without limiting the generality of the foregoing, trade "know how" secrets, investor lists, policies, operational methods, technical processes, research projects, and other business affairs of the Company during his employment.

                  b) To deliver promptly to the Company on termination of his employment all memoranda, notes, records, reports, manuals, drawing, blueprints, and other documents (and all copies thereof) relating to the confidential nature of the Company's business, which he may then possess or have under his control.

                  c) Furthermore, the Executive shall not form a business in competition with the Company for the specified term of this agreement under any circumstances whatsoever. This provision may be enforced by judicial injunction.

9.0 In the event of a suit or claim against the Executive arising out of his corporate duties, the Company will provide and pay for legal counsel approved by the Executive, and hold the Executive harmless and indemnify the Executive for any and all costs, fees, suits, judgments, and settlements arising therein.

1.0      LITIGATION COSTS:
         In the event of any dispute between the parties to this agreement or outside parties in an attempt to set aside this agreement or with respect to any provision of this agreement then all costs of this dispute will be borne by IMI
         Acquisition Corp.

         In the event of a failure by IMI Acquisition Corp. to honor this provision in the event of a termination by account of proper jurisdiction in favor of the employee, in addition to enforcement of the provisions of this contract the employee will be entitled to additional punitive damages equal to two times each provision it is found that IMI Acquisition Corp. breached

In witness whereof, this agreement has been duly executed by the Executive and by the Company by its Chairman therewith duly authorized as of the day and year first above written.

                                IMI Acquisition Corp.
                                By:______________________
                                   Lewis S. Schiller
                                    Chairman

                                By:______________________
                                   Stephen Schulman
                                  President and
                                   Chief Executive Officer

                                 AMENDMENT NO. 1


                  AMENDMENT made as of the 26th day of December, 1995 to the Employment Agreement between IMI ACQUISITION CORP. (the "Company"), and STEPHEN
A. SCHULMAN (the "Executive") effective October 1, 1994 (the "Employment Agreement").

                              W I T N E S S E T H :

                  WHEREAS, Executive has requested the right to borrow funds from the Company for purposes of making payments to the Internal Revenue Service (the "IRS") under an existing payment plan between Executive and the IRS; and

                  WHEREAS, the Company is willing to lend such funds to the Executive in order to ensure his continued ability to perform his services under the Employment Agreement without impediment from IRS claims, all on and subject to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

                  1. Definitions. All capitalized terms which are used but not defined herein shall have the meanings ascribed to them in the Employment Agreement, the terms of which are incorporated herein by reference thereto. References to the "Company" shall be to International Magnetic Imaging, Inc., a Delaware corporation formerly known as "IMI Acquisition Corp." at the time of execution of the Employment Agreement.

                  2.       Loans.  An additional paragraph is hereby added to
Section 4 of the Employment Agreement to read as follows:

                           "4.3.  Loans.
                                  (a) The Company hereby agrees to loan to the
Executive the sum of $300,000, the proceeds of which shall be paid by two separate checks made payable to the Internal Revenue Service, one in the amount of $247,254.95 and the other in the amount of $52,745.05 (the "Loans"). The Loans shall bear interest at the rate of 5-1/2% per annum and shall be repayable on December 31, 1998. Interest shall be accrued and paid on December 31, 1996, December 31, 1997 and December 31, 1998 and all principal shall be paid on December 31, 1998. The principal and all accrued interest on the Loans shall be mandatorily prepayable, without penalty, from any and all sums received by the Executive from payments of principal and/or interest received by the payees of the promissory notes set forth on Exhibit "A" hereto. Notwithstanding any provision of this Agreement to the contrary, Executive may, on December 31, 1998, assign, transfer and convey to the Company, in payment of all principal due and payable to the Company under the Loans on such date (the "Outstanding Balance"), all right, title and interest of Executive in and to such portion of the Interests (hereinafter defined) as shall be equal to the Outstanding Balance. For these purposes, the Interests shall be valued on the basis of the amount of the Executive's interest in the then outstanding principal amount of all promissory notes of the Company and/or its affiliated entities payable to the payees set forth on Exhibit "B" hereto, provided that all of such assigned, transferred and conveyed Interests are free and clear of all liens, claims and encumbrances and the form of the instrument of such assignment, transfer and conveyance is satisfactory to the Company.

                                  (b) The Loans shall be evidenced by two
promissory notes in the principal amounts and bearing interest at the rate set forth above, each to be in form and substance satisfactory to the Company and each to be executed and delivered to the Company upon the Company's request.

                                  (c) As collateral security for Executive's
obligation to repay the Loans to the Company, Executive hereby assigns to, and grants the Company a first priority security interest in, all right, title and interest of Executive in and to all interests held by Executive (whether in his name, his spouse's name, in joint name, or in corporate name) in any general partner of any partnership and in any capital stock of any corporation which was acquired by the Company and its affiliates on September 30, 1994, and in the notes of MD Ltd. Partner Acquisition Corporation, each of which is identified on Exhibit "B" hereto (the "Interests"). The Company has agreed to provide the Loans on the basis of Executive's representations and warranties that the Interests are owned by him free and clear of all liens, claims and encumbrances. The assignment to and security interest in the Interests shall include, without limitation, an assignment to the Company of all sums received for, on, or otherwise in connection with, the Interests, or any of them, including, without limitation, any payments made by any source on or in connection therewith (including, without limitation, any payments paid or payable on any promissory note relating to any of such Interests). In the event of any default by Executive of his obligations under this Paragraph 4.3, the Company shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Florida with respect to the Interests.

                                  (d) In the event of any action or proceeding
by the Company to enforce the Executive's obligation under this Paragraph 4.3, the Company shall be entitled to reimbursement of its reasonable costs incurred in connection therewith including its reasonable counsel fees and expenses relating thereto, notwithstanding any contrary provision of this Agreement.

         3. Further Assurances. The Executive hereby agrees that, at any time and from time to time after the date hereof, upon the reasonable request of the Company, he shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required by the Company to more effectively consummate this Amendment and the transactions contemplated hereby or to confirm or otherwise effectuate the provisions of this Amendment, including, without limitation, the execution of any and all documents requested by the Company to record and/or perfect the security interest granted to the Company under Paragraph 2 of this Amendment.

         4. No Other Amendment. Except as provided herein, all of the other terms and conditions of the Employment Agreement shall be unaffected by this Amendment, all of which shall remain binding and in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

WITNESS:                                 INTERNATIONAL MAGNETIC IMAGING, INC.



                                         By:_____________________________
                                            Lewis S. Schiller
                                            Chairman of the Board

WITNESS:


                                            -----------------------------
                                            Stephen A. Schulman




                                            -----------------------------
                                            Stephanie Schulman, solely as to
                                            those provisions relating to the
                                            mandatory prepayment of, and
                                            collateral security for, the Loans

Exhibit 10.27

                           MEMORANDUM OF UNDERSTANDING


         Set forth below are the principal terms of a proposed debt exchange and amendment to the Employment Agreement between Dr. S.
Schulman and IMI:

         1. Dr. Schulman owns and/or has an interest in nine Subordinated Promissory Notes of IMI and/or its affiliates (exclusive of certain Subordinated Promissory notes assigned to G.E. Medical). Two of such notes are held by Dr. Schulman jointly with his wife and individually by his wife. Five of such notes are held by five separate corporate general partners of the Partnership-Sellers and two of which are held by MD Corp., in which Dr. Schulman has a 1/3 interest as a 1/3 stockholder of each of such corporations. For purposes of this Memorandum of Understanding, the aforementioned two Notes held by Dr. Schulman will be referred to herein as the "Schulman Notes" and the seven new Subordinated Promissory Notes proposed to be issued to Dr. Schulman as a result of his 1/3 ownership interest in such corporations will be referred to herein as the "Corporate Notes".

         2. Dr. Schulman will enter into an agreement with each of SASGP, Askay, Inc., MRI of Boca Raton, Inc., MRI of Orlando, Inc., and MRI of Kansas City, Inc. and MD Corp. pursuant to which each of such corporations will assign to Dr. Schulman (or his designee) a 1/3 interest in the Subordinated Promissory Notes held by each of such corporations (as well as an assignment of his 1/3 interest in all shares of Consolidated Common Stock owned by such corporation and all other Subordinated Promissory Notes of IMI issued to such corporations which have been assigned to GE Medical Systems). This agreement will provide that, upon and subject to the consummation of IMI's initial public offering ("IPO"), each of such corporations will consent to the issuance of new Subordinated Promissory Notes from IMI's affiliates to Dr. Schulman (and/or his designee) in respective principal amounts representing his 1/3 interest in the notes held by such corporations (as well as the issuance to Dr. Schulman of his 1/3 interest in such shares of Common Stock of Consolidated and in the aforementioned Subordinated Promissory Notes assigned to GE Medical Systems) and IMI's affiliates will reissue to each of such corporations new Subordinated Promissory Notes for the net principal amount due to such corporations under the former Subordinated Promissory Notes (and reissue and deliver 2/3 of such shares of Consolidated Common Stock and arrange to have new Subordinated Notes in a principal amount equal to 2/3 of the aforementioned notes assigned to GE Medical Systems to Dr.
Schulman and such corporations).

         3. IMI will reduce the principal amount of the Schulman Notes by an amount equal to the principal and all accrued interest under the $300,000 promissory note of Dr. Schulman to IMI which was issued to IMI pursuant to the recent amendment to Dr. Schulman's Employment Agreement, which note will, therefore, be deemed fully paid.

         4. At and subject to the Closing of IMI's IPO, Dr. Schulman will exchange all of the Schulman Notes and the Corporate Notes for 50 shares of IMI's Series B Redeemable Preferred Stock (the "Preferred Stock"). The Preferred Stock will have a liquidation value of $100, a redemption value of $1,666,666, an annual non-cumulative dividend of $75,000 payable quarterly in equal installments of $18,750 (the first installment of which will be with respect to the calendar quarter ended March 31, 1997) and will be mandatorily redeemable from 15% of the net proceeds received by IMI from all public offerings of its equity securities (other than the IPO) and from 15% of any exercise of IMI's IPO Warrants, to the extent such warrant exercise proceeds are received subsequent to 60 days from the closing of the IPO. The $75,000 annual non-cumulative dividend will be reduced proportionately to the extent of all redemptions of the Preferred Stock.

         5. Upon and subject to the closing of IMI's IPO, Dr. Schulman will receive warrants to purchase 25,000 shares of the Class A Common Stock of IMI (the "Warrants"). The Warrants will have a term of five years and will be exercisable at a price equal to the public offering price of the Common Stock in IMI's IPO (currently, $5 per share).

         6. Dr. Schulman will receive options to purchase 400,000 shares of the Class A Common Stock exercisable at $.50 per share for a term of ____ years (the "Options").

         7. The shares of Class A Common Stock reserved for issuance pursuant to the Warrants and the Options will be convertible into Common Stock if, at any time during the term thereof, IMI no longer utilizes Consolidated's net operating loss or IMI's Board of Directors determines to convert the Class A Common Stock into Common Stock. IMI will, subject to the consent of its Underwriter in the IPO, use its best efforts to register shares of its Class A Common Stock no later than 120 days following the end of the second year after the consummation of the IPO (the "Outside Date"), provided that there has been no prior conversion of the Class A Common Stock into Common Stock.

         8.       In consideration of IMI's agreement to indemnify Dr.
Schulman against any claims that may be made against him by Drs.
Sternberg or Kaye (or parties claiming through them) with respect to the matters covered by his Affidavit relating to the draft
Complaint of Drs. Sternberg and Kaye against IMI, Dr. Schulman will execute and deliver such Affidavit, together with a Release with respect to all claims in connection with such Complaint, promptly after the date hereof.

         9. Upon and subject to the Closing of IMI's IPO, Dr. Schulman will enter into an Amended and Restated Employment
Agreement, such Agreement to include the following:

                  (a) The format of the Agreement will be substantially similar to the employment agreement executed by Dr. Schulman at the September 1994 acquisition closing.

                  (b) Extension of the term for three additional years.

                  (c) An increase in Dr. Schulman's annual salary by $45,000 in each of the three extended years of the term of the Agreement, together with a cost of living increase in each year, to be calculated utilizing 1996 as a base year.

                  (d) Restrictive covenant - 10 mile radius of any IMI Center during the term and for two years after the expiration or termination of the Agreement (unless terminated as a result of IMI's breach).

                  (e) Dr. Schulman to have the right to terminate the Agreement, without cause, upon six months notice.

                  (f) Agreement to include customary termination provisions.

                  (g) Agreement will allow Dr. Schulman to perform consulting services in connection with his wife's Chicago MRI Centers.

         10. If IMI enters into any agreement with Dr. Sternberg or Dr. Kaye after the date hereof pursuant to which either of such individuals receives more favorable terms in connection with any exchange of the Subordinated Notes held by them for any capital stock of IMI, including any issuance of warrants or options relating thereto, IMI will automatically provide any such more favorable terms to the transaction with Dr. Schulman which is the subject of this Memorandum of Understanding.

         11. IMI will pay all of Dr. Schulman's legal and accounting (tax advice) fees with respect to the matters covered by this Memorandum of Understanding, subject to a maximum amount to be agreed upon between IMI and Dr. Schulman's advisors.

         The foregoing sets forth the principal terms of the aforementioned proposed debt exchange and amended Employment Agreement between Dr. Schulman and IMI, however, neither Dr. Schulman nor IMI shall have any rights or obligations with respect thereto, any and all of such rights and obligations being subject to and conditioned upon the execution and delivery of definitive agreements between Dr. Schulman and IMI with respect to such matters.

                                          INTERNATIONAL MAGNETIC IMAGING, INC.


                                          By:_________________________________
                                             George W. Mahoney
                                             Chief Financial Officer



                                            ------------------------------------
                                                     Stephen A. Schulman



Dated: October 16, 1996

Exhibit 10.35

                      INTERNATIONAL MAGNETIC IMAGING, INC.

        1994 Long Term Incentive Plan (as in effect on October 31, 1996)

1.   Purpose; Definitions.

     The purpose of the International Magnetic Imaging, Inc. 1994 Long Term Incentive Plan (the "Plan") is to enable International Magnetic Imaging, Inc. (the "Company") to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates, and others who provide services to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and such other persons and the Company's stockholders, by offering such key employees and such other persons incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Affiliate" means any corporation, partnership, joint venture or other entity, other than the Company and its Subsidiaries, that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Book Value" means, as of any given date, on a per share basis (i) the stockholders' equity in the Company as of the last day of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date, as adjusted by the Committee for subsequent events.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (e) "Commission" means the Securities and Exchange Commission or any successor thereto.

     (f) "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     (g) "Company" means International Magnetic Imaging, Inc., a Delaware corporation, or any successor corporation.

     (h) "Deferred Stock" means an award made pursuant to Section 8 of the Plan of the right to receive Stock at the end of a specified deferral period.

     (i) "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.

     (j) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

     (k) "Early Retirement" means retirement, with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such entity.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor thereto.

     (m) "Fair Market Value" means, as of any given date, the market price of the Stock as determined by or in accordance with the policies established by the Committee in good faith; provided, that, in the case of an Incentive Stock Option, the Fair Market Value shall be determined in accordance with the Code and the Treasury regulations under the Code.

     (n) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422A of the Code.

     (o) "Non-Management Director" means a director of the Company who is not otherwise employed or engaged as a consultant by the Company or any Subsidiary or Affiliate, provided, however, that any person who is employed by Consolidated Technology Group Ltd. or any of its subsidiaries and is an officer of the Company but does not receive compensation from the Company shall be deemed a Non-Management Director.

     (p) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (q) "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

     (r) "Other Stock-Based Award" means an award under Section 10 of the Plan that is valued in whole or in part by reference to, or is otherwise based on, Stock.

     (s) "Plan" means this International Magnetic Imaging, Inc. 1994 Long Term Incentive Plan, as hereinafter amended from time to time.

     (t) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 of the Plan.

     (u) "Retirement" means Normal Retirement or Early Retirement.

     (v) "Stock" means the Class A Common Stock, par value $.01 per share, of the Company or any class of common stock into which such common stock may hereafter be converted or for which such common stock may be exchanged pursuant to the Company's certificate of incorporation or as part of a recapitalization, reorganization or similar transaction.

     (w) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 of the Plan to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such award or Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Paragraph 6(b)(ii) of the Plan and (ii) the aggregate exercise price of such Stock Option or base price with respect to such award (or the portion thereof which is surrendered).

     (x) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 of the Plan.

     (y) "Stock Purchase Right" means the right to purchase Stock pursuant to
Section 9 of the Plan.

     (z) "Subsidiary" means any corporation or other business association, including a partnership (other than the Company) in an unbroken chain of corporations or other business associations beginning with the Company if each of the corporations or other business associations (other than the last corporation in the unbroken chain) owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations or other business associations in the chain.

      In addition, the terms "Change in Control," Potential Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Paragraphs 11(b), (c) and (d) of the Plan and the term "Cause" shall have the meaning set forth in Paragraph 5(b)(viii) of the Plan.


2.   Administration.

     (a) The Plan shall be administered by a Committee of not less than two Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If and to the extent that no Committee exists which has the authority to so administer the Plan, the functions of the Committee specified in the Plan shall be exercised by the Board. Notwithstanding the foregoing, in the event that the Company is not subject to the Exchange Act or in the event that the administration of the Plan by a Committee of Disinterested Persons is not required in order for the Plan to meet the test of Rule 16b-3 of the Commission under the Exchange Act, or any subsequent rule, then the Committee need not be composed of Disinterested Persons. As long as said Rule 16b-3 requires, as a condition to the officers and directors obtaining the benefit of such rule, that the Committee be composed of Disinterested Persons, each member or alternate member of the Committee shall not be entitled to any grants under the Plan (except grants pursuant to Paragraph 4(b) of the Plan) or under any other plans of the Corporation or its affiliates, except to the extent that participation in a plan would not cause such person to cease being a Disinterested Person for purposes of said Rule 16b-3.

     (b) The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other persons eligible under Section 4 of the Plan:
Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards. In particular, the Committee shall have the authority:

          (i) to select the officers and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted pursuant to the Plan;

          (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted pursuant to the Plan, to one or more eligible persons;

          (iii) to determine the number of shares to be covered by each such award granted pursuant to the Plan;

          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan, including, but not limited to, the share price or exercise price and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall, in its sole discretion, determine;

          (v) to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Paragraph 5(b)(x) or (xi) of the Plan, as applicable, instead of Stock;

          (vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis with other awards under the Plan and/or cash awards made outside of the Plan in a manner whereby the exercise of one award precludes, in whole or in part, the exercise of another award, or on an additive basis;

          (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant, including any provision for any determination or method of determination of the amount (if any) deemed be earned on any deferred amount during any deferral period;

          (viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights; and

          (ix) to determine an aggregate number of awards and the type of awards to be granted to eligible persons employed or engaged by the Company and/or any specific Subsidiary, Affiliate or division and grant to management the authority to grant such awards, provided that no awards to any person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act may be granted awards except by the Committee.

     (c) The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan and any agreements relating thereto, and otherwise to supervise the administration of the Plan.

     (d) All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

3.   Stock Subject to Plan.

     (a) The total number of shares of Stock reserved and available for distribution under the Plan shall be one million two hundred thousand (1,200,000) shares of Class A Common Stock; provided, that at such time as the Class A Common Stock shall be converted into shares of the Company's common stock, par value $.10 per share ("Common Stock"), the Stock issuable pursuant to this plan shall be shares of Common Stock. In the event that awards are granted in tandem such that the exercise of one award precludes the exercise of another award then, for the purpose of determining the number of shares of Stock as to which awards shall have been granted, the maximum number of shares of Stock issuable pursuant to such tandem awards shall be used. The number and class of shares provided for in this Paragraph 3(a) and in the definition of Stock reflects a proposed recapitalization pursuant to which (i) the certificate of incorporation is amended to provide for the Class A Common Stock and (ii) the one thousand (1,000) outstanding shares of Common Stock are converted into not less than nine million two hundred thousand (9,200,000) shares of Common Stock and one million (1,000,000) shares of Class A Common Stock.

     (b) Subject to Paragraph 6(b)(v) of the Plan, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted under the Plan are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

     (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, stock distribution, reverse split, combination of shares or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the base number of shares, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option; provided, however, that, with respect to a reverse split of the Common Stock approved by the Board of Directors, subject to stockholder approval, in April 1996, the number of shares subject to options to be issued to Non-Management Directors pursuant to Paragraph 4(b) of this Plan subsequent to the effective date of such reverse split shall not be affected by the reverse split.

4.   Eligibility.

     (a) Officers and other key employees and directors of the Company and its Subsidiaries and Affiliates (but excluding, except as to Paragraph 4(b) of this Plan, members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.


5.   Stock Options.

     (a) Administration. Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

     (b) Option Grants. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

          (i) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than twelve (12) years after the date the Option is granted.

          (iii) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall, in its sole discretion, determine;

          (iv)  Method of Exercise.

               (A) Subject to whatever installment exercise provisions apply under Paragraph 5(b)(iii) of the Plan, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument, securities or property as the Committee may accept. As and to the extent determined by the Committee, in its sole discretion, at or after grant, payments in full or in part may also be made in the form of Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee).

               (B) If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the Stock issuable upon such exercise (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

                           (C) No shares of Stock shall be issued until full
payment therefor has been received by the Company.
In the event of any exercise by note or other instrument, the shares of Stock shall not be issued until such note or other instrument shall have been paid in full, and the exercising optionee shall have no rights as a stockholder until such payment is made.

                           (D)  Subject to Paragraph 5(b)(iv)(C) of the Plan, an
optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Paragraph 14(a) of the Plan.

                  (v) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

                  (vi) Termination by Death. Subject to Paragraph 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (vii) Termination by Reason of Disability or Retirement. Subject to Paragraph 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of a Disability or Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability or Normal or Early Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (viii) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the optionee is involuntarily terminated by the Company or any Subsidiary or Affiliate without Cause, including a termination resulting from the Subsidiary, Affiliate or division in which the optionee is employed or engaged, ceasing, for any reason, to be a Subsidiary, Affiliate or division of the Company, such Stock Option may be exercised, to the extent otherwise exercisable on the date of termination, for a period of three months (or seven months in the case of a person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever is shorter. For purposes of this Plan, "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty.

                  (ix)  Incentive Stock Options.

                           (A)  Anything in the Plan to the contrary
notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422A of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422A.

                           (B) To the extent required for "incentive stock
option" status under Section 422A(b)(7) of the Code (taking into account applicable Treasury regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 425 of the Code) after 1986 shall not exceed $100,000. If Section 422A is hereafter amended to delete the requirement now in Section 422A(b)(7) that the plan text expressly provide for the $100,000 limitation set forth in Section 422A(b)(7), then this Paragraph 5(b)(ix)(B) shall no longer be operative and the Committee may accelerate the dates on which the incentive stock option may be exercised.

                           (C)  To the extent permitted under Section 422A of
the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                                    (I)  If (x) a participant's employment is
terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Paragraphs 5(b)(vi) and (vii) of the Plan, applied without regard to the $100,000 limitation contained in Section 422A(b)(7) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422A, such excess shall be treated as a Non-Qualified Stock Option; and

                                    (II)  if the exercise of an Incentive Stock
Option is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422A(b)(7) of the Code shall be treated as a Non-Qualified Stock Option.

                  (x) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

                  (xi) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

6.       Stock Appreciation Rights.

         (a)  Grant and Exercise.

                  (i) Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

                  (ii) A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

                  (iii) A Stock Appreciation Right may be exercised by an optionee, subject to Paragraph 6(b) of the Plan, in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in said Paragraph 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

         (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of this Section 6 and
Section 5 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder to the extent applicable.

                  (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares of Stock, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be based upon the Fair Market Value of the Stock on the date of exercise, determined in accordance with any provisions of said Rule 16b-3 during the applicable period referred to in Rule 16b-3(e).

                  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Paragraph 5(b)(v) of the Plan.

                  (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                  (v) In its sole discretion, the Committee may grant Stock Appreciation Rights that become exercisable only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant; provided that any such Stock Appreciation Rights shall be settled solely in cash.

                  (vi) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

7.       Restricted Stock.

         (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, subject to Paragraph 7(b) of the Plan, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may, in its sole discretion, determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         (b)  Awards and Certificates.

                  (i) The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                  (ii) The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero.

                  (iii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying the price, if any, required under Paragraph 7(b)(ii).

                  (iv) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                  (v) The Committee shall require that (A) the stock certificates evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and (B) as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such award.

         (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                  (ii) Except as provided in this paragraph 7(c)(ii) and Paragraph 7(c)(i) of the Plan, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any regular cash dividends paid out of current earnings. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Paragraph 14(e) of the Plan, in additional Restricted Stock to the extent shares are available under Section 3 of the Plan, or otherwise reinvested. Stock dividends, splits and distributions issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued, and the Committee may require the participant to deliver an additional stock power covering the shares issuable pursuant to such stock dividend, split or distribution. Any other dividends or property distributed with regard to Restricted Stock, other than regular dividends payable and paid out of current earnings, shall be held by the Company subject to the same restrictions as the Restricted Stock.

                  (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                  (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares, and other property held by the Company with respect to such Restricted Shares, shall be delivered to the participant promptly.

         (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem Stock Option or performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

8.       Deferred Stock.

         (a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Paragraph 8(b). The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall, in its sole discretion, determine. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement referred to in Paragraph 8(b)(vi) of the Plan, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Paragraph 8(b)(v) of the Plan, where applicable), share certificates representing the shares covered by the Deferred Stock award shall be delivered to the participant or his legal representative.

                  (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

                  (iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                  (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

                  (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve months prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

                  (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

         (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem Stock Option or performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a deferred stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

9.       Stock Purchase Rights.

         (a) Awards and Administration. The Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

                  (i)  at its Fair Market Value on the date of grant;

                  (ii) at a percentage of such Fair Market Value on such date, such percentage to be determined by the Committee in its sole discretion;

                  (iii)  at an amount equal to Book Value on such date; or

                  (iv) at an amount equal to the par value of such Stock on such date.

         The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof. The terms of Stock Purchase Rights awards need not be the same with respect to each participant. Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.

         (b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed sixty (60) days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to
Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for ten trading days at the purchase price specified by the Committee in accordance with Paragraph 9(a) of the Plan.

10.      Other Stock-Based Awards.

         (a)  Administration.

                  (i) Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock (to the extent a series of preferred stock has been or may be created by, or in accordance with a procedure set forth in, the Company's certificate of incorporation), convertible debentures, warrants, exchangeable securities and Stock awards or options valued by reference to Fair Market Value, Book Value or performance of the Company or any Subsidiary, Affiliate or division, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.

                  (ii) Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such award shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement referred to in Paragraph 10(b)(v) of the Plan, shares of Stock subject to awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                  (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

                  (iii) Any award under Section 10 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

                  (iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations (if any) imposed with respect to any or all of an award pursuant to this Section 10.

                  (v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

                  (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration.

11.      Change in Control Provisions.

         (a) Impact of Event. In the event of a "Change in Control," as defined in Paragraph 11(b) of the Plan, or a "Potential Change in Control," as defined in Paragraph 11(c) of the Plan, but, with respect to a Potential Change of Control, only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

                  (i) Any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                  (ii) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase rights and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

                  (iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards, in each case to the extent vested, shall unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be purchased by the Company ("cashout") in a manner determined by the Committee, in its sole discretion, on the basis of the "Change in Control Price" as defined in Paragraph 11(d) of the Plan as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

         (b) Definition of "Change in Control". For purposes of Paragraph 11(a) of the Plan, a "Change in Control" means the happening of any of the following:

                  (i) When any "person" (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary and any trustee of such plan acting as trustee) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities;

                  (ii) When, during any period of twenty-four consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death, Disability or Retirement to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph 11(b)(ii); or

                  (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

         (c) Definition of Potential Change in Control. For purposes of Paragraph 11(a) of the Plan, a "Potential Change in Control" means the happening of any one of the following:

                  (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b) of the Plan; or

                  (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan or any trustee of such plan acting as such trustee) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

         (d) Change in Control Price. For purposes of this Section 11, "Change in Control Price" means the highest price per share paid in any transaction reported on the principal stock exchange on which the Stock is traded or the average of the highest bid and asked prices as reported by NASDAQ, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cashout occurs under Paragraph 11(a)(iii).

12.      Amendments and Termination.

         (a) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right (or Limited Stock Appreciation Right), Restricted or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent, and no amendment will be made without approval of the stockholders if such amendment requires stockholder approval under state law or if stockholder approval is necessary in order that the Plan comply with Rule 16b-3 of the Commission under the Exchange Act or any substitute or successor rule or if stockholder approval is necessary in order to enable the grant pursuant to the Plan of options or other awards intended to confer tax benefits upon the recipients thereof.

         (b) The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights or any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

         (c) Subject to the provisions of Paragraphs 12(a) and (b) of the Plan, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments, and, in particular, without limiting in any way the generality of the foregoing, to eliminate any provisions which are not required to included as a result of any amendment to Rule 16b-3 of the Commission pursuant to the Exchange Act.

13.      Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained in this Plan shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards under this Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

14.      General Provisions.

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates or shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) Neither the adoption of the Plan nor the grant of any award pursuant to the Plan shall confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 of this Plan for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

15.      Effective Date of Plan.

         The Plan shall be effective as of the date the Plan is approved by the Board, subject to the approval of the Plan by a majority of the votes cast by the holders of the Company's Common Stock at the next annual or special meeting of stockholders.

Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders.

16.      Term of Plan.

         Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock-Based Award may be granted pursuant to the Plan, until this Plan shall be terminated, but awards granted prior to such termination may extend beyond that date. Notwithstanding the foregoing, no Incentive Stock Option may be granted after the tenth (10th) anniversary of the date this Plan was approved by the Board, although Incentive Stock Options granted prior to such date may extend beyond such date.

Exhibit 10.36

                               Warrant to Purchase
                                      ** **
                             Shares of Common Stock

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                     Void after 5:00 P.M. New York City time
                three years after the Effective Date, as defined
             in the Warrant (Subject to earlier termination pursuant
                       to Paragraph (j)(5) of this Warrant

                     SERIES B COMMON STOCK PURCHASE WARRANT
                                       OF
                      INTERNATIONAL MAGNETIC IMAGING, INC.

         This is to certify that, FOR VALUE RECEIVED,

or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from International Magnetic Imaging, Inc., a Delaware corporation (the "Company"), at an exercise price per share of two and 00/100 dollars
($2.00), subject to adjustment as provided in this Warrant, (          ,       )
shares of common stock, par value $.01 per share ("Common Stock"), of the Company at any time during the three (3) year period (the "Exercise Period") commencing on the effective date of the registration statement relating to the Company's initial public offering of securities (the "Effective Date") to 5:00 P.M., New York City time, on the day before the third (3rd) anniversary of the Effective Date; provided, however, that if such date is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, subject to earlier termination as provided in Paragraph (j)(5) of this Warrant. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may also be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." Reference in the Warrant to the "Series B Warrants" shall mean any or all of the Series B Common Stock Purchase Warrants issued by the Company, regardless of whether the Exercise Price of such Series B Warrants is the same as the Exercise Price of this Warrant. The number of shares of Common Stock issuable upon exercise of this Warrant reflects a proposed recapitalization pursuant to which the one thousand (1,000) shares of Common Stock issued and outstanding as of the date the Series B Warrants were first issued is converted into not less than nine million two hundred thousand (9,200,000) shares of Common Stock and such additional securities as may be determined by the Board of Directors and stockholders of the Company. Such date is referred to in this Warrant as the Recapitalization Date.

         (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

         (b) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant and that it shall not, without the prior approval of the holders of a majority of the Warrants then outstanding, increase the par value of the Common Stock.

         (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                  (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market or other automated quotation system which provides information as to the last sale price, the current value shall be the reported last sale price of one share of Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the current value shall be the average of the closing bid and asked prices for such day on such exchange or system; or

                  (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the reported last bid and asked prices of one share of Common Stock as reported by Nasdaq, the National Quotation Bureau, Inc. or other similar reporting service, on the last business day prior to the date of the exercise of this Warrant; or

                  (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of Common Stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Paragraph (k) of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

                  (1) In case the Company shall, subsequent to the Recapitalization Date, (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (B) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (C) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph (f)(1) shall occur.

                  (2) In case the Company shall, subsequent to the Recapitalization Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Paragraph (f)(5) of this Warrant) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchased (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock or securities convertible into Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                  (3) In case the Company shall, subsequent to the Recapitalization Date, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph
(f)(1) of this Warrant or subscription rights or warrants (excluding those referred to in Paragraph (f)(2) of this Warrant), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Paragraph (f)(5) of this Warrant), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (4) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Paragraphs (f)(1), (2) or (3) of this Warrant, the number of shares of Common Stock purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant in effect on the date thereof by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted. In no event shall the Exercise Price per share be less than the par value per share, and, if any adjustment made pursuant to Paragraph (f)(1), (2) or (3) would result in an exercise price of less than the par value per share, then, in such event, the Exercise Price per share shall be the par value per share.

                  (5) For the purpose of any computation under Paragraphs (f)(2) and (3) of this Warrant, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days commencing 45 business days before such date. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported last bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed or on the Nasdaq Stock Market, or if not listed or admitted to trading on such exchange or such System, the average of the reported highest bid and reported lowest asked prices as reported by Nasdaq, the National Quotation Bureau, Inc. or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

                  (6) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least ten cents ($0.10) in such price; provided, however, that any adjustments which by reason of this Paragraph (f)(6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Paragraph (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Paragraph (f), as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Paragraph (f) hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                  (7) The Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Paragraph (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                  (8) In the event that at any time, as a result of an adjustment made pursuant to Paragraph (f)(1) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Paragraphs (f)(1) to
(6), inclusive, of this Warrant.

                  (9) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this and similar Warrants initially issued by the Company.

                  (10) In the event that at any time, as a result of an adjustment made pursuant to Paragraph (f)(1) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Paragraphs (f)(1) to (8), inclusive, of this Warrant.

         (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Paragraph (f) of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Paragraph (a) and the Company shall, forthwith after each such adjustment, mail, by certified mail, a copy of such certificate to the Holder or any such holder at such holder's address set forth in the Company's Warrant Register.

         (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (1) if the Company shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings) or (2) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or
(3) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in clauses (i) and (ii), as the case may be, of this Paragraph (h) a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Paragraph (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Paragraph (f) of this Warrant.

         (j)      REGISTRATION UNDER THE SECURITIES ACT OF l933.

                  (1) (A) At any time during the period commencing on the Recapitalization Date and ending on two years after the expiration of the Exercise Period, the Company shall advise the holders of any Series B Warrants or the Warrant Shares (each such person being referred to herein as a "holder") by written notice at least one (1) week prior to the filing of any registration statement under the Act covering securities of the Company and will upon the request of any such holder include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares; provided, however, that the Company shall not be required to include such Warrant Shares in a registration statement relating solely to an offering by the Company of securities for its own account if the managing underwriter for such offering shall have advised the Company that the inclusion of such Warrant Shares in the registration statement relating to such offering will have a material adverse effect upon the ability of the Company to sell securities for its own account unless the holder agrees to a holdoff as hereinafter provided, and provided further that the holders are not treated less favorably than others having piggyback registration rights. The Company shall keep such registration statement current for a period of nine (9) months from the effective date of such registration statement or until such earlier date as all of the registered Warrant Shares shall have been sold. In connection with such registration, if requested by the managing underwriter as a condition to the inclusion of the Warrant Shares in the registration statement, the holders shall agree to holdoff from selling the shares for such period (the "lock-up period") as the managing underwriter shall request, in which event the Company will keep the registration statement effective for nine (9) months after the expiration of the lock-up period.

                           (B)  If the majority holder, as hereinafter defined,
shall give notice to the Company at any time during the period commencing one
(1) years from the Effective Date (or earlier with the consent of the underwriter for the Company's initial public offering and any other offering during such one- year period) and ending two (2) years after the last day of the Exercise Period to the effect that such holder contemplates the sale of the Warrant Shares under such circumstances that a public offering distribution (within the meaning of the Act) of the Warrant Shares will be involved, then the Company shall, within forty-five (45) days after receipt of such notice, file a registration statement pursuant to the Act, to the end that the Warrant Shares may be sold under said Act as promptly as practicable thereafter, and the Company will use its best efforts to cause such registration to become effective; provided that such holder shall furnish the Company with appropriate information (relating to the intentions of such holder) in connection therewith as the Company shall reasonably request in writing. The Company shall keep such registration statement current for such time, not to exceed the greater of nine
(9) months or such longer period as the registration statement may be used without requiring audited financial statements covering a period subsequent to that for which audited financial statements are otherwise required, as the majority holder may request. Upon receipt of notice the Company shall promptly give notice to the holder holders of Series B Warrants and shall, at the request of such holders, including their Warrant Shares in the same manner as if they had given the notice pursuant to this Paragraph (j)(1)(B). The holders of the Series B Warrants shall be entitled to only one (1) demand registration right pursuant to this Paragraph (j)(1)(B).

                  (2) The following provision of this Paragraph (j) shall also be applicable:

                           (A) The Company shall bear the entire cost and
expense of any registration of securities initiated by it under Paragraph
(j)(1)(A) of this Warrant or filed pursuant to Paragraph (j)(1)(B) of this Warrant. Any holder whose Warrant Shares are included in any such registration statement pursuant to this Paragraph (j) shall, however, bear the fees of his own counsel and accountants and any transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

                           (B) The Company shall indemnify and hold harmless
each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrant Shares from and against any and all losses, claims, damages and liabilities (including fees and expenses of counsel, which counsel may, if the holders request, be separate from counsel for the Company) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Paragraph (j) or any application or other filing under any state securities law caused by any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which such holder or any such underwriter or any of them may become subject under the Act, the Securities Exchange Act of 1934, as amended, or other Federal or state statutory law or regulation, at common law or otherwise, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company by any such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that any such holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement, each person, if any, who controls the Company within the meaning of such Act and each other holder, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Paragraph (j) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished to the Company by any such holder or underwriter expressly for use therein.

                           (C) Neither the giving of any notice by any holder
nor the making of any request for prospectuses shall impose any upon any holder making such request any obligation to sell any Warrant Shares or exercise any Warrants.

                           (D) In connection with any registration statement
filed pursuant to this Paragraph (j), the Company shall supply prospectuses and qualify the Warrant Shares for sale in such states as the Warrant holders may reasonably designates, provided, that the Company shall not be required to qualify or register the Warrant Shares in any jurisdiction where such qualification or registration would require the Company to submit generally to the jurisdiction of such state.

                           (E) As a condition to the inclusion of the Warrant
Shares of the holder of this Warrant, such holder shall furnish the information and indemnification as set forth in Paragraph (j)(2)(B) of this Warrant.

                  (3) The term "majority holder" shall mean the holders of at least a majority of the shares of Common Stock for which the Series B Warrants (considered in the aggregate) are exercisable and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owner or owners resulting from the exercise of any Series B Warrant after giving effect to any stock dividend, split, reverse split or other recapitalization and the number of shares of Common Stock issuable upon exercise of any unexercised Series B Warrants.

                  (4) The Company's agreements with respect to Warrants or Warrant Shares in this Paragraph (j) shall continue in effect regardless of the exercise and surrender of this Warrant.

                  (5) In connection with any registration described in this Paragraph (j), the holder may request inclusion of this Warrant in such registration statement; provided, however, that the Company shall not be required to maintain any public market in the Warrants and, if both this Warrant is included in such registration statement and this Warrant is transferred at a time subsequent to the effective date of such registration statement when such registration statement is current, this Warrant shall expire and cease to be exercisable at 5:00 P.M. New York City time on the ninetieth (90th) day after transfer of the Warrant or, if such ninetieth (90th) day shall be a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. In the event that any registration statement referred to in the preceding sentence shall cease to be current and effective at any time during the ninety (90) day period referred to in such sentence, then, notwithstanding the preceding sentence, the exercisability of this Warrant shall not be affected by the transfer of this Warrant.

         (k) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                  (1) To a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Paragraph (k) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

                  (2) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

Dated as of           ,

                                          INTERNATIONAL MAGNETIC IMAGING, INC.
ATTEST:


                                          By:
                                              Lewis S. Schiller
                                              Chairman of the Board
                                          By:
                                              , Secretary

                                  PURCHASE FORM

                               Dated:       , 19

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock and hereby makes payment of $ in payment of the actual exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name____________________________________________________
            (Please typewrite or print in block letters)

Signature_______________________________________________

Social Security or Employer Identification No.__________

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED,
hereby sells, assigns and transfer unto
Name____________________________________________________
            (Please typewrite or print in block letters)

Address_________________________________________________
       _________________________________________________
Social Security or Employer Identification No.__________

The right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint attorney to transfer the same on the books of the Company with full power of substitution.

Dated:__________, 19__

Signature__________________________

Signature Medallion Guaranteed:

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
EXHIBIT 11.1
--------------------------------------------------------------------------------

                                                                                                Period from Inception
                                                                                                [September 30, 1994]
                                                    Nine months ended          Year ended                to
                                                      September 30,           December 31,          December 31,
                                                      -------------           ------------          ------------
                                                 1 9 9 6        1 9 9 5          1 9 9 5               1 9 9 4
                                                 -------        -------          -------               -------
Net Income Adjusted for Primary
   Calculation                              $     2,614,806  $    1,864,777  $     2,682,271      $      450,564
                                            ===============  ==============  ===============      ==============

Net Income Adjusted for Fully
   Diluted Calculation                      $     2,722,527  $    1,970,786  $     2,824,689      $      492,353
                                            ===============  ==============  ===============      ==============

Primary Shares Outstanding                       14,010,000      13,976,550       14,030,175          13,938,500
                                            ===============  ==============  ===============      ==============

Fully Diluted Shares Outstanding                 15,760,000      15,688,500       15,706,375          15,688,500
                                            ===============  ==============  ===============      ==============

Earnings Per Share:
   Primary - Note 1                         $           .17  $          .12  $           .19      $          .03
                                            ===============  ==============  ===============      ==============
   Fully Diluted - Note 2                   $           .17  $          .13  $           .18      $           03
                                            ===============  ==============  ===============      ==============

Note 1: Computed by dividing net income by the weighted average number of shares of Common Stock (9,200,000) and Class A Common Stock (1,000,000) treated as a single class for all periods presented and adjusting such amounts by items (i) through (vi) below.

(i) Assumes common stock warrants, issued in October 1994, to purchase an aggregate of 1,000,000 shares of Common Stock were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $5.00 per common share.

(ii) Assumes that 765,500 incentive stock options to purchase Class A Common Stock, issued in October 1994, were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(iii) Assumes that 13,000 incentive stock options to purchase Class A Common Stock, issued in June 1996 were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(iv) Assumes common stock warrants, issued in September 1996, to purchase an aggregate of 500,000 shares of Class A Common Stock were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(v) Assumes that the following convertible preferred shares were converted to common stock as follows:


                         Shares of
                         Preferred Stock   Conversion Rate        Common Shares

  Series B Preferred     5,000             700                    3,500,000

(vi) Assumes for the nine months ended September 30, 1996 and the year ended December 31, 1995, that incentive stock options to purchase 71,500 shares of Class A Common Stock, which were granted in September 1995, were exercised on October 1, 1995 and that all proceeds were used to purchase treasury stock at $1.00 per share.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
EXHIBIT 11.1 [CONTINUED]
--------------------------------------------------------------------------------
Note 2: Computed by dividing net income by the weighted average number of shares of Common Stock (9,200,000) and Class A Common Stock (1,000,000) treated as a single class for all periods presented and adjusting such amounts by items (i) through (vii) below.

(i) Assumes common stock warrants, issued in October 1994, to purchase an aggregate of 1,000,000 shares of Common Stock were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $5.00 per common share.

(ii) Assumes common stock warrants, issued in October 1994, to purchase an aggregate of 1,750,000 shares of Class A Common Stock were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(iii) Assumes that 765,500 incentive stock options to purchase Class A Common Stock, issued in October 1994, were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(iv) Assumes that 13,000 incentive stock options to purchase Class A Common Stock, issued in June 1996 were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(v) Assumes common stock warrants, issued in September 1996, to purchase an aggregate of 500,000 shares of Class A Common Stock were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(vi) Assumes that the following convertible preferred shares were converted to common stock as follows:

                         Shares of
                         Preferred Stock   Conversion Rate      Common Shares

   Series B Preferred    5,000             700                  3,500,000

(vii) Assumes for the nine months ended September 30, 1996 and the year ended December 31, 1995, that incentive stock options to purchase 71,500 shares of Class A Common Stock, which were granted in September 1995, were exercised on October 1, 1995 and that all proceeds were used to purchase treasury stock at $1.00 per share.